November 12, 1996

Form S-4/A
Amendment to Form S-4 filed August 8, 1996

The following are hereby filed electronically in connection with the amendment of the S-4.

S-4A, 5.1, 5.2, 5.3, 8.1, 10.60, 10.61, 10.62, 10.63,
12.1, 23.1, 23.2 25.1, 99.1, 99.2, 99.3, 99.4



American Skiing Company
Sunday River Skiway Corporation
Sunday River Ltd.
Perfect Turn, Inc.
LBO Holding, Inc.
Sunday River Transportation, Inc.
Sugarbush Resort Holdings, Inc.
Sugarbush Leasing Company
Sugarbush Restaurants, Inc.
Cranmore, Inc.
Mountain Wastewater Treatment, Inc.
LBO Hotel Co.
S-K-I Limited
Killington Ltd.
Mount Snow Ltd.
Waterville Valley Ski Area, Ltd.
Sugarloaf Mountain Corporation
Killington Restaurants, Inc.
Dover Restaurants, Inc.
Resorts Technologies, Inc.
Resort Software  Services, Inc.
Mountainside
Sugartech
Deerfield Operating Company
Pico Ski Area Management Company


By: /s/ Leslie B. Otten
    President

As filed with the Securities and Exchange
Commission on November 12, 1996
Registration No. 333-9763

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549
                           ________________
                      AMENDMENT NO. 1 TO FORM S-4
                        REGISTRATION STATEMENT
                                 Under
                      THE SECURITIES ACT OF 1933
                           ________________
                        AMERICAN SKIING COMPANY
                         and Other Registrants
                (See Table of Other Registrants Below)
(Exact name of each registrant as specified in its charter)
Maine            7900                    01-0503382
(State of      (Primary standard         (I.R.S. employer
Incorporation)  industrial classification identification
code number)           number)

                       Sunday River Access Road
                         Bethel, Maine  04217
                            (207) 824-3000
          (Address, including zip code, and telephone number,
                               including
        area code, of registrant's principal executive offices)
                         THOMAS M. RICHARDSON
                        American Skiing Company
                       Sunday River Access Road
                         Bethel, Maine  04217
                            (207) 824-3000
       (Name, address, including zip code, and telephone number,
              including area code, of agents for service)
                               Copy to:
                      CHRISTOPHER E. HOWARD, ESQ.
                        American Skiing Company
                       Sunday River Access Road
                         Bethel, Maine  04217
                            (207) 824-3000
________________
       Approximate date of commencement of proposed sale to
the public: As soon as practicable after this Registration Statement becomes effective.
       If any of the securities being registered on this
Form are to be offered in connection with the formation of a holding company and there is compliance with General
Instruction G, check the following box:
                           ________________
          CALCULATION OF REGISTRATION FEE

                                                Proposed     Proposed
    Title of each Class of      Amount          Maximum      Maximum         Amount of
 Securities to be Registered    to be           Offering     Aggregate       Registration
                                Registered      Price        Offering Price  Fee
                                                Per          (2)
                                                Unit(1)
12% Series B Senior             $120,000,000    97.165%      $116,598,000    $40,206.21
Subordinated Notes due 2006
Guarantees of the 12% Series B
Senior Subordinated Notes due   $120,000,000    None (2)     None (2)        None (2)
2006
133/4% Series B Subordinated    $39,132,000     51.11%       $20,000,365     $6,896.68
Discount Notes due 2007
Guarantees of the 133/4%
Series B Subordinated Discount  $39,132,000     None (2)     None (2)        None (2)
Notes due 2007
       Totals                                                $136,598,365    $47,102.89

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457.
(2) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the Guarantees.
                           ________________
The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.


Name of Corporation     Jurisdiction    Primary         IRS Employer     Address,
                        of              Standard        Identification   Including Zip
                        Incorporation   Industrial      Number           Code and
                                        Classificatio                    Telephone
                                        n                                Number
                                        Code Number                      Including Area
                                                                         Code, of
                                                                         Principal
                                                                         Executive
                                                                         Offices

Sunday River Skiway         Maine            7900         01-0261489       Sunday River
Corporation                                                                Access Road
                                                                           P.O. Box 450
                                                                            Bethel, ME
                                                                              04217
                                                                          (207) 824-3000

Sunday River Ltd.           Maine            6599         01-0456264       Sunday River
                                                                           Access Road
                                                                           P.O. Box 450
                                                                            Bethel, ME
                                                                              04217
                                                                          (207) 824-3000

Perfect Turn, Inc.          Maine            7900         01-0458495       Sunday River
                                                                           Access Road
                                                                           P.O. Box 450
                                                                            Bethel, ME
                                                                              04217
                                                                          (207) 824-3000

LBO Holding, Inc.           Maine            7900         01-0488967       Sunday River
                                                                           Access Road
                                                                           P.O. Box 450
                                                                            Bethel, ME
                                                                              04217
                                                                          (207) 824-3000

Sunday River                Maine            4000         01-0261489       Sunday River
Transportation, Inc.                                                       Access Road
                                                                           P.O. Box 450
                                                                            Bethel, ME
                                                                              04217
                                                                          (207) 824-3000

Sugarbush Resort           Vermont           7900         03-0344431       Sunday River
Holdings, Inc.                                                             Access Road
                                                                           P.O. Box 450
                                                                            Bethel, ME
                                                                              04217
                                                                          (207) 824-3000

Sugarbush Leasing          Vermont           7900         03-0344432       Sunday River
Company                                                                    Access Road
                                                                           P.O. Box 450
                                                                            Bethel, ME
                                                                              04217
                                                                          (207) 824-3000

Sugarbush Restaurants,     Vermont           7900         03-0344820       Sunday River
Inc.                                                                       Access Road
                                                                           P.O. Box 450
                                                                            Bethel, ME
                                                                              04217
                                                                          (207) 824-3000

Cranmore, Inc.              Maine            7900         02-0481418       Sunday River
                                                                           Access Road
                                                                           P.O. Box 450
                                                                            Bethel, ME
                                                                              04217
                                                                          (207) 824-3000

Mountain Wastewater        Vermont           4990         03-0313610       Sunday River
Treatment, Inc.                                                            Access Road
                                                                           P.O. Box 450
                                                                            Bethel, ME
                                                                              04217
                                                                          (207) 824-3000

LBO Hotel Co.               Maine            6550         01-0508236       Sunday River
                                                                           Access Road
                                                                           P.O. Box 450
                                                                            Bethel, ME
                                                                              04217
                                                                          (207) 824-3000

S-K-I Limited              Delaware          7900         03-0294233       Sunday River
                                                                           Access Road
                                                                           P.O. Box 450
                                                                            Bethel, ME
                                                                              04217
                                                                          (207) 824-3000

Killington Ltd.            Vermont           7900         03-0195484       Sunday River
                                                                           Access Road
                                                                           P.O. Box 450
                                                                            Bethel, ME
                                                                              04217
                                                                          (207) 824-3000

Mount Snow Ltd.            Vermont           7900         03-0265116       Sunday River
                                                                           Access Road
                                                                           P.O. Box 450
                                                                            Bethel, ME
                                                                              04217
                                                                          (207) 824-3000

Waterville Valley Ski   New Hampshire        7900         02-0475701       Sunday River
Area, Ltd.                                                                 Access Road
                                                                           P.O. Box 450
                                                                            Bethel, ME
                                                                              04217
                                                                          (207) 824-3000

Sugarloaf Mountain          Maine            7900         01-0232195       Sunday River
Corporation                                                                Access Road
                                                                           P.O. Box 450
                                                                            Bethel, ME
                                                                              04217
                                                                          (207) 824-3000

Killington                 Vermont           7900         03-0218459       Sunday River
Restaurants, Inc.                                                          Access Road
                                                                           P.O. Box 450
                                                                            Bethel, ME
                                                                              04217
                                                                          (207) 824-3000

Dover Restaurants,         Vermont           7900         03-0264550       Sunday River
Inc.                                                                       Access Road
                                                                           P.O. Box 450
                                                                            Bethel, ME
                                                                              04217
                                                                          (207) 824-3000

Resort Technologies,       Vermont           5008         99-0046530       Sunday River
Inc.                                                                       Access Road
                                                                           P.O. Box 450
                                                                            Bethel, ME
                                                                              04217
                                                                          (207) 824-3000

Resort Software            Vermont           5008         03-0320098       Sunday River
Services, Inc.                                                             Access Road
                                                                           P.O. Box 450
                                                                            Bethel, ME
                                                                              04217
                                                                          (207) 824-3000

Mountainside                Maine            6500         01-0288053       Sunday River
                                                                           Access Road
                                                                           P.O. Box 450
                                                                            Bethel, ME
                                                                              04217
                                                                          (207) 824-3000

Sugartech                   Maine            7900         01-0390763       Sunday River
                                                                           Access Road
                                                                           P.O. Box 450
                                                                            Bethel, ME
                                                                              04217
                                                                          (207) 824-3000

Deerfield Operating        Vermont           7900         03-0332575       Sunday River
Company                                                                    Access Road
                                                                           P.O. Box 450
                                                                            Bethel, ME
                                                                              04217
                                                                          (207) 824-3000

Pico Ski Area              Vermont           8930         03-0322667       Sunday River
Management Company                                                         Access Road
                                                                           P.O. Box 450
                                                                            Bethel, ME
                                                                              04217
                                                                          (207) 824-3000

                                     AMERICAN SKIING COMPANY

                                      CROSS REFERENCE SHEET

                    PURSUANT TO ITEM 501(b) OF REGULATION S-K AND RULE 404(a)
                                SHOWING LOCATION IN PROSPECTUS OF
                              INFORMATION REQUIRED BY ITEMS IN S-4

Registration Statement Item and Heading             Prospectus Captions

1.  Forepart of Registration Statement and
Outside Front Cover Page of Prospectus          Forepart of the Registration
                                                Statement; Outside Front Cover Page

2.  Inside Front and Outside Back Cover Pages of
Prospectus                                      Inside Front and Outside Back Cover
                                                Pages of Prospectus; Available
                                                Information
3.  Risk Factors, Ratio of Earnings to Fixed
Charges and Other Information                   Summary; Risk Factors; Selected
                                                Historical Financial Data; Pro Forma
                                                Financial Data; Certain Federal Income
                                                Tax Consequences of the Exchange
                                                Offers

4.  Terms of the Transaction                        Summary; The Exchange Offers;
                                                Description of Senior Subordinated
                                                Notes; Description of Subordinated
                                                Notes; Description of the Company's
                                                Capital Stock; Description of Other
                                                Indebtedness; Certain Federal Income
                                                Tax Considerations; Plan of
                                                Distribution

5.  Pro Forma Financial Information                 Pro Forma Financial Data

6.  Material Contacts with Company Being Acquired   Not Applicable

7.  Additional Information Required for
Reoffering by Persons and Parties Deemed to     Not Applicable
be Underwriters
8.  Interests of Named Experts and Counsel          Not Applicable

9.  Disclosure of Commission Position on
Indemnification for Securities Act              Indemnification
Liabilities
10. Information With Respect to S-3 Registrants     Not Applicable

11. Incorporation of Certain Information by         Not Applicable
Reference
12. Information with Respect to S-2 or S-3          Not Applicable
Registrants
13. Incorporation of Certain Information by         Not Applicable
Reference
14. Information with Respect to Registrants Other
than S-2 or S-3 Registrants                     Summary; Recent Developments; Risk
                                                Factors; Selected Historical Financial
                                                Data; Pro Forma Financial Data;
                                                Management's Discussion and Analysis
                                                of Financial Condition and Results of
                                                Operations; Industry Overview;
                                                Business; Experts

15. Information with Respect to S-3 Companies       Not Applicable

16. Information with Respect to S-2 or S-3          Not Applicable
Companies
17. Information with Respect to Companies Other
than S-2 or S-3 Companies                       Not Applicable

18. Information if Proxies, Consents or
Authorizations are to be Solicited              Not Applicable

19. Information if Proxies, Consents or
Authorizations are not to be Solicited or in    Management; The Exchange Offers
an Exchange Offer

PROSPECTUS
November 12, 1996
                        AMERICAN SKIING COMPANY

                         Offer to Exchange its
            12% Series B Senior Subordinated Notes due 2006
          which have been registered under the Securities Act
         (Guaranteed by substantially all of its subsidiaries)
                        for any and all of its
            12% Series A Senior Subordinated Notes due 2006
         (Guaranteed by substantially all of its subsidiaries)

                         Offer to Exchange its
         133/4% Series B Subordinated Discount Notes due 2007
          which have been registered under the Securities Act
         (Guaranteed by substantially all of its subsidiaries)
                        for any and all of its
         133/4% Series A Subordinated Discount Notes due 2007
         (Guaranteed by substantially all of its subsidiaries)

       Each Exchange Offer will expire at 5:00 p.m., New
York Time, on January 15, 1997, unless such Exchange Offer is extended.

       American Skiing Company, a Maine corporation (the "Company" or "ASC"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and the accompanying Letter of Transmittal relating to the Old Notes (as defined herein) (the "Notes Letter of Transmittal", which together constitute the "Notes Exchange Offer"), to exchange up to $120,000,000 aggregate principal amount of its 12% Series B Senior Subordinated Notes due 2006 (the "New Notes"), which will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for a like principal amount of its outstanding 12% Series A Senior Subordinated Notes due 2006 (the "Old Notes"), of which $120,000,000 aggregate principal amount are outstanding. The terms of the New Notes are identical in all material respects to the terms of the Old Notes except that (i) the New Notes will have been registered under the Securities Act and thus will not bear restrictive legends restricting their transfer pursuant to the Securities Act and will not be entitled to registration rights and (ii) holders of New Notes will not be entitled to liquidated damages for the Company's failure to register the Old Notes or New Notes under the Registration Rights Agreement (as defined herein). The New Notes will be issued under the same Indenture (as defined herein) as the Old Notes, and the New Notes and the Old Notes will constitute a single series of debt securities under the Indenture. In the event that the Notes Exchange Offer is consummated, any Old Notes which remain outstanding after consummation of the Notes Exchange Offer and the New Notes issued in the Notes Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount of Notes (as defined herein) have taken certain actions or exercised certain rights under the Indenture. The Old Notes and the New Notes are sometimes referred to herein collectively as the "Notes."


       THIS PROSPECTUS AND THE RELATED LETTERS OF
TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD NOTES AND OLD SUBORDINATED NOTES (AS DEFINED HEREIN) ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTERS OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD NOTES OR OLD SUBORDINATED NOTES PURSUANT TO THE EXCHANGE OFFERS.
________________
       See "Risk Factors", commencing on page 30 of this Prospectus, for a discussion of certain factors which should be considered in connection with the Exchange Offers and an investment in the New Notes and the New Subordinated Notes (as defined herein) offered hereby.

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
                            THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
                                NOR HAS
          THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                              SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                        IS A CRIMINAL OFFENSE.
                           ________________
       Until February 13, 1997 (90 days after commencement of the Exchange Offers), all dealers effecting transactions in the New Notes and the New Subordinated Notes, whether or not participating in the Exchange Offers, may be required to deliver a Prospectus.
       The Company also hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal relating to the Old Subordinated Notes (as defined herein) (the "Subordinated
Notes Letter of Transmittal", which together constitute the "Subordinated Notes Exchange Offer"), to exchange up to $39,132,000 aggregate principal amount of its 133/4% Series
B Subordinated Discount Notes due 2007 (the "New
Subordinated Notes"), which will have been registered under the Securities Act, pursuant to a Registration Statement of which this Prospectus is a part, for a like principal amount of its outstanding 133/4% Series A Subordinated Discount
Notes due 2007 (the "Old Subordinated Notes"), of which $39,132,000 aggregate principal amount are outstanding. The terms of the New Subordinated Notes are identical in all material respects to the terms of the Old Subordinated Notes except that (i) the New Subordinated Notes will have been registered under the Securities Act and thus will not bear restrictive legends restricting their transfer pursuant to the Securities Act and will not be entitled to registration rights and (ii) holders of New Subordinated Notes will not be entitled to liquidated damages for the Company's failure to register the Old Subordinated Notes or New Subordinated
Notes under the Subordinated Note Registration Rights
Agreement (as defined herein). The New Subordinated Notes will be issued under the same Subordinated Note Indenture
(as defined herein) as the Old Subordinated Notes, and the New Subordinated Notes and the Old Subordinated Notes will constitute a single series of debt securities under the Subordinated Note Indenture. In the event that the Subordinated Notes Exchange Offer is consummated, any Old Subordinated Notes which remain outstanding after consummation of the Subordinated Notes Exchange Offer and the New Subordinated Notes issued in the Subordinated Notes Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount of Subordinated
Notes (as defined herein) have taken certain actions or exercised certain rights under the Subordinated Note
Indenture.  The Old Subordinated Notes and the New
Subordinated Notes are sometimes referred to herein collectively as the "Subordinated Notes." The Subordinated Notes Exchange Offer and the Notes Exchange Offer are sometimes referred to herein collectively as the "Exchange Offers." The New Notes (including the Subsidiary Guarantees
(as defined)) and the New Subordinated Notes (including the Subordinated Note Subsidiary Guarantees (as defined)) are hereinafter collectively referred to as the "Securities."

       The Company will accept for exchange any and all Old Notes and any and all Old Subordinated Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on January 15, 1997, unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Old Notes or Old Subordinated Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offers are subject to certain customary conditions. See "The Exchange Offers - Terms of the Exchange Offers."

       The New Notes and the New Subordinated Notes are being offered for exchange in the Exchange Offers in order to satisfy certain obligations of the Company under the Registration Rights Agreement (the "Registration Rights Agreement") and the Subordinated Note Registration Rights Agreement ("the "Subordinated Note Registration Rights Agreement"), each dated as of June 28, 1996 (collectively, the "Registration Rights Agreements") among the Company, the Guarantors (as defined) and the Initial Purchasers (as defined herein) of the Old Notes and Bear, Stearns & Co., Inc. ("Bear Stearns"), as initial purchaser of the Old Subordinated Notes, respectively. The Company is making the Exchange Offers in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offers, as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company believes that New Notes and New Subordinated Notes issued pursuant to the Exchange Offers in exchange for Old Notes and Old Subordinated Notes may be offered for resale, resold and otherwise transferred by a holder thereof (holders of the Notes or Subordinated Notes are each individually hereinafter referred to as a "Holder" and collectively as the "Holders") (other than a Holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes and New Subordinated Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes or New Subordinated Notes. However, any Holder of Old Notes or Old Subordinated Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offers for the purpose of distributing New Notes or the New Subordinated Notes, or any broker-dealer who purchased Old Notes or Old Subordinated Notes from the Company to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes or Old Subordinated Notes in the Exchange Offers and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes or Old Subordinated Notes unless such sale is made pursuant to an exemption from such requirements. In addition, if any broker-dealer holds Old Notes or Old Subordinated Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for New Notes or exchanges such Old Subordinated Notes for New Subordinated Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes or New Subordinated Notes. See "The Exchange Offers - Resales of New Notes and New Subordinated Notes."

       The New Notes will mature on July 15, 2006. Interest on the Notes will accrue at the rate of 12% per annum and will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 1997.

       The New Notes will be redeemable at the option of
the Company, in whole or in part, at any time on and after July 15, 2001 at the redemption prices set forth herein, plus accrued and unpaid interest to the applicable redemption date. In addition, on or prior to July 15, 1999, the Company may redeem up to 25% in aggregate principal amount of the New Notes at a redemption price of 112% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date, with the net proceeds of one or more Equity Offerings (as defined); provided that at least 75% in aggregate principal amount of the New Notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption. Upon the occurrence of a Change of Control (as defined), the Company will be required to make an offer to repurchase all or any part of each Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of
repurchase.   Depending upon the circumstances prevailing at
the time of such a Change of Control, there is a risk that the Company may be unable to satisfy such obligations. See "Description of Senior Subordinated Notes."

       The New Notes will be general unsecured obligations of the Company (with the sole exception of the security provided under the Pledge and Disbursement Agreement (as defined)), subordinated in right of payment to all existing and future Senior Debt (as defined) of the Company, including all borrowings of the Company under the Senior Credit Facility (as defined). The New Notes will be jointly and severally guaranteed (the "Subsidiary Guarantees") on an unsecured, senior subordinated basis by certain of the Company's subsidiaries and certain subsidiaries created after the issuance of the New Notes (the "Guarantors"). The Subsidiary Guarantees will be full and unconditional and will be subordinated in right of payment to all Senior Debt of the Guarantors. As of July 28, 1996, after giving pro forma effect to the Company's acquisition of the 49% minority interest in Sugarloaf not owned by it and the divestitures of the Waterville Valley and Mt. Cranmore resorts pursuant to a consent decree entered into between the Company and the U.S. Department of Justice, the aggregate amount of outstanding Senior Debt of the Company would have been $53.8 million. The Indenture will permit the Company and the Guarantors to incur additional Senior Debt, subject to certain limitations. See "The Acquisition; Antitrust Matters; Use of Proceeds," "Pro Forma Capitalization" and "Description of Senior Subordinated Notes."

       The New Subordinated Notes will mature on January
15, 2007. Interest on the New Subordinated Notes will not accrue prior to July 15, 2001. Thereafter, interest will accrue at the rate of 13 3/4 % per annum and will be payable semi-annually in arrears in cash on January 15 and July 15 of each year, commencing on January 15, 2002.

       The New Subordinated Notes will be redeemable at the option of the Company, in whole or in part, at any time on and after July 15, 2001 at the redemption prices set forth herein, plus accrued and unpaid interest to the applicable redemption date. In addition, on or prior to July 15, 1999, the Company may redeem the New Subordinated Notes, in whole or in part, at a redemption price of 113.75% of the Accreted Value (as defined) thereof, to the redemption date, with the net proceeds of one or more Equity Offerings. Upon the occurrence of a Change of Control, the Company will be required to make an offer to purchase all or any part of each Holder's New Subordinated Notes at an offer price in cash equal to 101% of the Accreted Value thereof (if prior to July 15, 2001), or 101% of the principal amount thereof (if on or after July 15, 2001), to the date of repurchase. Depending upon the circumstances prevailing at the time of such a Change of Control, there is a risk that the Company may be unable to satisfy such obligations. See "Description of Subordinated Notes."

       The New Subordinated Notes will be general unsecured obligations of the Company, subordinated in right of payment to all existing and future Subordinated Note Senior Debt (as defined) of the Company, including all borrowings of the Company under the Senior Credit Facility and all obligations of the Company with respect to the New Notes and any Old Notes remaining outstanding. The New Subordinated Notes will be jointly and severally guaranteed (the "Subordinated Note Subsidiary Guarantees") on an unsecured, subordinated basis by the Guarantors. The Subordinated Note Subsidiary Guarantees will be full and unconditional, and will be subordinated in right of payment to all Subordinated Note Senior Debt of the Guarantors.
       Any Old Notes and Old Subordinated Notes not tendered and accepted in the Exchange Offers will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Indenture and the Subordinated Note Indenture, respectively (except for those rights which terminate upon consummation of the Exchange Offers). Following consummation of the Exchange Offers, the Holders of Old Notes and Old Subordinated Notes will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such Holders (other than to certain Holders under certain limited circumstances) to provide for registration under the Securities Act of the Old Notes and Old Subordinated Notes held by them. To the extent that Old Notes or Old Subordinated Notes are tendered and accepted in the Exchange Offers, a Holder's ability to sell untendered Old Notes or Old Subordinated Notes, as the case may be, could be adversely affected. See "Risk Factors - Consequences of Failure to Exchange" and "The Exchange Offers - Certain Consequences of a Failure to Exchange."

       This Prospectus, together with the Notes Letter of Transmittal or the Subordinated Notes Letter of Transmittal, as appropriate, is being sent to all registered Holders of Old Notes and Old Subordinated Notes as of November 25, 1996.
AVAILABLE INFORMATION
The Company has filed with the Commission a Registration Statement (which term shall include any amendments thereto) on Form S-4 under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Each statement made in this Prospectus referring to a document filed as an exhibit or schedule to the Registration Statement is not necessarily complete and is qualified in its entirety by reference to the exhibit or schedule for a complete statement of its terms and conditions. In addition, upon the effectiveness of the Registration Statement filed with the Commission, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith the Company will file periodic reports and other information with the Commission relating to its business, financial statements and other matters. Any interested parties may inspect and/or copy the Registration Statement, its schedules and exhibits, and the periodic reports and other information filed in connection therewith, at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained at prescribed rates by addressing written requests for such copies to the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov., which contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. The obligations of the Company under the Exchange Act to file periodic reports and other information with the Commission may be suspended, under certain circumstances, if the New Notes and the New Subordinated Notes are each held of record by fewer than 300 holders at the beginning of any fiscal year and the New Notes and the New Subordinated Notes are not listed on a national securities exchange. The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes or Subordinated Notes remain outstanding it will furnish to the holders of the Notes and the Subordinated Notes and file with the Commission (unless the Commission will not accept such a filing) the financial information and management's discussion and analysis of financial condition and results of operations that would be included in all annual, quarterly and current reports that the Company is or would be required to file with the Commission pursuant to
Section 13(a) or 15(d) of the Exchange Act. In addition, for so long as any of the Old Notes or Old Subordinated Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Old Notes or Old Subordinated Notes or beneficial owner of the Old Notes or Old Subordinated Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.

                  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY
     INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE
         CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS
     HAVING BEEN AUTHORIZED BY THE COMPANY.  THIS PROSPECTUS DOES
      NOT CONSTITUTE AN OFFER OR SOLICITATION WITH RESPECT TO ANY
        SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY OR AN
      OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION
       IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL.
     NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE
       ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN
        OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                SUMMARY

       The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the financial statements and notes thereto, appearing elsewhere in this Prospectus. Unless the context otherwise requires, when used historically, the terms the "Company" or "ASC" refer to the combined businesses of the ski resorts and related properties owned by Leslie B. Otten, which were contributed to ASC simultaneously with the consummation of the acquisition of S-K-I Ltd. (including the financing thereof, the "Acquisition"), and when used in the present tense or prospectively, also include the business of S-K-I Ltd. acquired in the Acquisition. The Company will divest the Waterville Valley and Mt. Cranmore resorts pursuant to a consent decree (the "Consent") into which the Company has entered with the United States Department of Justice ("DOJ"). See "The Company," "The Acquisition; Antitrust Matters; Use of Proceeds" and "Pro Forma Financial Data." Unless otherwise specified, all data contained herein includes the Waterville Valley and Mt. Cranmore resorts. Data or other statements pertaining to the Company's EBITDA (as defined herein) may not be comparable to similarly titled data of other companies. References herein to a fiscal year refer to the fiscal year ended or ending on the last Sunday in July of such year with respect to the Company, and on July 31 of such year with respect to S-K-I Ltd.

                              The Company

       Giving effect to the Acquisition, ASC is one of the largest mountain resort operators in North America, owning and operating eight ski resorts in the northeastern United States. ASC's properties now include Killington, Mt. Snow/Haystack and Sugarbush ski resorts in Vermont; Waterville Valley, Attitash/Bear Peak and Mt. Cranmore ski resorts in New Hampshire; and Sunday River and Sugarloaf/USA ski resorts in Maine. These resorts recorded over 3.3 million skier visits during the 1995/96 ski season, representing approximately 24% of total skier visits in the northeastern United States and approximately 6% of total skier visits nationally. ASC's ski resort properties offer approximately 4,000 acres of skiable terrain (of which approximately 82% are covered by snowmaking capability), 777 trails and 121 lifts. For the fiscal year ended July 28, 1996, after giving pro forma effect to the Acquisition, ASC generated approximately $187.6 million in total revenues, $3.8 million in net loss and $34.6 million in EBITDA, in each case including the Waterville Valley and Mt. Cranmore resorts, which are to be divested. Excluding Waterville Valley and Mt. Cranmore, ASC generated total revenues of $172.0 million, $3.8 million in net loss and $32.6 million in EBITDA over such period after giving pro forma effect to the Acquisition.

       The Company entered into the Consent with the DOJ in order to resolve the concerns identified by the DOJ in response to the Company's filing with the Federal Trade Commission under the Hart-Scott-Rodino Act. The United States filed a civil antitrust complaint through the DOJ alleging that the Acquisition would violate Section 7 of the Clayton Act due to a substantial increase in the concentration of ownership of ski resorts to which eastern New England residents (i.e., those in Maine, eastern Massachusetts, Connecticut and Rhode Island) practicably can go for weekend ski trips, and of those to which Maine residents practicably can go for day ski trips. The DOJ complaint alleged that the Acquisition threatened to raise the price of, or reduce discounts for, weekend and day skiing to consumers living in those areas in violation of
Section 7 of the Clayton Act. Simultaneously with the filing of the complaint, the DOJ also filed the Consent as a proposed settlement that would permit the Company to complete the Acquisition, but will also require the divestiture of the Waterville Valley and Mount Cranmore resorts in order to preserve and enhance competition for skiers in eastern New England.

       On a combined basis, the Waterville Valley and Mt. Cranmore resorts recorded approximately 382,000 skier visits during the 1995-96 ski season (11.4% of total 1995-96 skier visits for the Company, after giving pro forma effect to the Acquisition) and, during the fiscal year ended July 28, 1996, generated approximately $15.6 million in total revenues, $0.0 million in net loss and $2.0 million in EBITDA (8.3%, (1.3)% and 5.8%, respectively, of the Company's revenues, net loss and EBITDA for such period after giving pro forma effect to the Acquisition). The net assets to be divested of these two resorts, as of July 28, 1996, aggregate approximately $16.7 million, or 5.6% of total assets of the Company as of such date, and they represent on a combined basis approximately 445 acres of skiable terrain, 90 trails and 19 lifts. See "The Acquisition; Antitrust Matters; Use of Proceeds" and "Pro Forma Financial Data." The Company has entered into a Purchase and Sale Agreement for the sale of the Waterville Valley and Mt. Cranmore resorts for a purchase price of $17,500,000 with closing anticipated to occur on or before November 27, 1996. See "Recent Developments."

       The Company has experienced consistent growth since its inception in 1980 when it acquired the Sunday River ski resort. Skier visits at Sunday River have grown from less than 50,000 in the 1980/81 ski season to approximately 589,000 in the 1995/96 ski season. The Company acquired Attitash/Bear Peak in fiscal 1994, and Sugarbush and Mt. Cranmore in fiscal 1995. Since their acquisition by the Company, skier visits have increased by 24% at Attitash/Bear Peak, 13% at Sugarbush and 32% at Mt. Cranmore. The Company has successfully implemented its operating strategy at the acquired resorts, and has realized significant increases in earnings and EBITDA for each of these resorts following its acquisition.

       The operations of S-K-I Ltd. ("SKI"), which were acquired by the Company in the Acquisition on June 28, 1996, include Killington, a six mountain resort which is the largest ski area in the Northeast; Mt. Snow/Haystack, Waterville Valley and Sugarloaf/USA ski resorts, which benefit from their proximity to New York (in the case of Mt. Snow/Haystack) and Boston. These properties recorded a total of over 2.0 million skier visits during the 1995/96 ski season. Management of the Company believes that ASC will realize growth in skier visits and profitability from (i) the implementation of the Company's successful operating strategy at the SKI resorts and the continued pursuit of that strategy at the Company's recently acquired resorts;
(ii) operational synergies and economies of scale available to the Company as a result of the Acquisition; and (iii) coordinated marketing and promotion of each of the Company's resorts in a single region. See "Business."

       Management also believes that the Company is well positioned to benefit from certain trends in the North American ski industry, including the emergence of the "echo boom" generation (the children of the "baby boom" generation), continued consolidation, growing interest in snowboarding, and demand among families for vacation property ownership. As the cost of infrastructure to maintain competitiveness in the ski industry has grown, the number of U.S. ski areas has declined. There are currently 516 ski areas in operation in the nation as compared to over 700 in 1986, while skier visits have remained relatively stable over the same period. Management believes that the Company, as the largest mountain resort operator in North America, will be well positioned to continue its growth both internally and through acquisitions. Management also believes that the ski industry is poised for growth through increased participation in the sport, especially among the echo boom generation who are reaching their teen years, the prime entry age for skiing and snowboarding, over the next decade. The Company and other emerging multiple resort operators are expected to focus more of their marketing efforts on attracting new participants to the sport.

                               Strategy

       The Company intends to pursue a strategic plan that mirrors the formula successfully employed at Sunday River and its recently acquired resorts.

Invest in the Ski Experience. Management believes that the most efficient way to increase resort visitation is to provide the highest quality skiing available. The Company intends to improve the infrastructure at each property, emphasizing modernization and introducing at the SKI properties the snowmaking and trail grooming practices successfully developed at the Company's other ski areas. The largest portion of the capital budget is targeted for increasing lift capacity through the installation of high capacity lifts, including those with high speed drives and detachable chairs. The Company believes that modernizing lifts appeals to skiers because it allows a resort to transport larger numbers of skiers to the summit faster, reducing time spent in lift lines and on lifts. By improving snowmaking coverage, the Company will further reduce its reliance on natural snowfall and increase skiers' confidence that high quality conditions will be available notwithstanding the weather. Trail grooming further enhances the skiing experience by assuring a consistent surface under changing weather conditions. Management believes that the Company has developed a unique system for snowmaking and grooming that produces a higher quality, longer lasting trail surface than exists at most other ski areas.

       Emphasize Marketing. The Company's marketing program is designed to attract both day skiers and vacationers. Approximately 35 million people live within the Company's day skiing market, which includes Boston and New
York. With the acquisition of SKI, the
Company's marketing program will become more focused on the population centers located in Massachusetts, Connecticut, New York and New
Jersey. The Company's marketing program
promotes each resort's unique attributes and highlights the improvements made through the capital program (e.g., new lifts, increased snowmaking). In an effort to attract both new and existing skiers, the Company intends to expand its "Perfect Turn" skier development program, a proprietary ski instruction methodology which guarantees that new skiers will learn to ski in one day, and its "Edge
Card" frequent skier program, which rewards frequent skiers with free lift tickets. With multiple resorts extending from southern
Vermont to northern Maine, ASC believes that its cross-marketing programs will become even more effective in the future. In order to develop future generations of visitors, younger skiers are targeted through an emphasis on the Company's innovative snowboarding facilities. Snowboarding represents one of the fastest growing segments of the ski resort business. To draw families to its resorts, the Company has highlighted the availability of intermediate skiing terrain, which appeals to families wishing to ski together.

       Control Multiple Revenue Sources. The
Company's revenues are derived from a diverse group of operations. In addition to lift ticket sales, which represented approximately 40% of total revenues for the fiscal year ended July 28, 1996, the Company generates revenues from equipment rentals, ski lessons, restaurant and retail sales, lodging services and real estate sales. Management believes that controlling multiple profit centers at its resorts enables the Company to maintain consistent quality standards for all elements of the guest experience while maximizing the revenues, net income and EBITDA generated by the Company's fixed asset base and marketing expenditures.

       Pursue Cost Saving Opportunities. Management believes that a significant element of the success to date at Sunday River, as well as at the recently acquired properties, is management's focus on cost controls. The
Company expects to realize significant cost savings as it integrates the SKI operations with those of the Company through the elimination of certain redundant positions in the corporate staff and in the accounting, marketing, and information systems areas and reduces insurance expenses and costs associated with shareholder services. The
Company expects to generate significant
additional operating efficiencies and cost savings in such areas as purchasing and marketing.

       Selectively Develop Mountainside Real
Estate. Mountainside real estate development permits the Company to generate increased revenues and profitability through real estate sales, while also increasing a resort's bed base and amenities to attract more vacationing skiers, which is the most profitable customer segment. For the fiscal years ended 1996, 1995 and 1994, the percentage of total revenues attributable to development of real estate was 13.5%, 14.5% and 20.1%, respectively. Such development, which is only pursued following significant pre-construction marketing and sales, has proven to be highly profitable for the Company. At Sunday River, the Company has developed and sold over 700 condominiums and, most recently, developed a quartershare condominium hotel known as the "Summit
Hotel." The Summit Hotel is a condominium in which the Company retains ownership of the restaurants, commercial space, conference facilities and infrastructure facilities.
Quartershare interests (13 weeks evenly
divided over the year) in the hotel suites are sold to individual owners as residential condominiums. The Company operates the hotel and provides optional management of the quartershare units for individual owners. The
Summit Hotel concept will be the focus of the Company's real estate development activities, with additional hotels planned for selected resort locations over the next several years.
The number and location of projects will be based on market conditions at the time, determined primarily by the results of pre-construction marketing and sales programs.

Expand Off-Season Activities. Each resort has developed off-season activities in order to improve utilization of facilities, retain quality employees and contribute to coverage of fixed operating costs. Sugarloaf, Killington, Mt. Snow and Sugarbush operate championship golf courses, and all the resorts offer a variety of summer outdoor recreational opportunities ranging from tennis and mountain biking to off-site activities such as whitewater rafting, canoeing, fishing and hiking in the surrounding mountains.
Each resort has also begun to sponsor cultural programs during the summer that increase utilization of the existing bed base and conference and convention facilities.

                  The Acquisition and the Divestiture

       On February 13, 1996, the Company entered into an agreement (the "Acquisition Agreement") to acquire SKI by merger resulting in a total purchase price of approximately $104.6 million plus assumed debt of $58.5 million as of June 28, 1996 (consisting of long-term debt of $20.1 million, current portion of long-term debt of $3.0 million, subordinated debentures of $10.9 million, and other current and long-term liabilities of $24.5 million). The Acquisition was consummated on June 28, 1996, whereupon S-K-I became a wholly-owned subsidiary of the Company. For the year ended July 28, 1996, the Company had total revenue of $73.4 million, net loss of $2.2 million, and EBITDA of $13.2 million, which include results of operations of SKI subsequent to the Acquisition on June 28, 1996. For the years ended July 31, 1995 and 1994, the Company had total revenues of $54.7 million and $33.2 million, net income of $5.1 million and $4.9 million, and EBITDA of $11.6 million and $8.3 million, respectively. For the years ended July 31, 1995 and 1994, SKI had total revenues of $114.0 million and $98.9 million, net income of $1.0 million and $4.6 million, and EBITDA of $19.9 million and $21.5 million, respectively. Simultaneously with the closing of the Acquisition, Leslie B. Otten contributed all of the outstanding capital stock of the corporations comprising Sunday River, Sugarbush, Attitash/Bear Peak and Mt. Cranmore to the Company. The net proceeds from the offerings of the Old Notes, the Old Subordinated Notes and the Common Stock (as defined) (the "Offerings"), together with borrowings under the Senior Credit Facility and available cash, were used to finance the Acquisition, repay certain indebtedness of the Company and SKI, fund the acquisition of the 49% interest in Sugarloaf not owned by SKI, fund a pledge account to secure the payment of the first two interest payments on the Notes (subject, in the case of the first such payment, to the subordination provisions of the Notes) and pay certain expenses relating to the Acquisition. See "The Acquisition; Antitrust Matters; Use of Proceeds."

       In connection with the consummation of the Acquisition, the Company and the Guarantors also entered into the following transactions:

       (1) A revolving credit facility in a principal amount of up to $65.0 million pursuant to the Senior Credit Facility. See "Description of
               Other Indebtedness - The Senior Credit
               Facility."

       (2)    Issuance of Old Notes in the aggregate
               principal amount of $120.0 million.  The Old
               Notes were initially purchased by Bear
               Stearns and SPP Hambro & Co., LLC (together with Bear Stearns, the "Initial Purchasers").

       (3) Issuance of units (the "Units") consisting of Old Subordinated Notes in the aggregate principal amount of $39,132,000 and 39,132 shares of common stock, par value $.01 per share, of the Company (the "Common Stock" or the "Unit Shares") for $20,000,365. The
               Units were initially purchased by Bear
               Stearns.

The principal executive offices of the Company are located at Sunday River Access Road, Bethel, Maine 04217, and its telephone number is (207) 824-3000.

                       The Notes Exchange Offer


Registration Rights Agreement       On June 28, 1996, the Old Notes were sold by
                                    the Company to the Initial Purchasers, which
                                    subsequently resold the Old Notes to qualified
                                    institutional buyers and/or institutional
                                    accredited investors.  In connection with the
                                    issuance of the Old Notes, the Company, the
                                    Guarantors and the Initial Purchasers entered
                                    into the Registration Rights Agreement which
                                    grants the Holders of the Old Notes certain
                                    exchange and registration rights.  This Notes
                                    Exchange Offer is intended to satisfy the
                                    Company's obligations under the Registration
                                    Rights Agreement.  See "The Exchange Offers -
                                    Purpose and Effect of the Exchange Offers."
The Notes Exchange Offer            Up to $120,000,000 aggregate
                                    principal amount of New Notes are
                                    being offered in exchange for a
                                    like aggregate principal amount of
                                    Old Notes.  Old Notes may be
                                    tendered for exchange in whole or
                                    in part in a principal amount of
                                    $1,000 and integral multiples
                                    thereof.  The terms of the New
                                    Notes and the Old Notes are
                                    identical in all material
                                    respects.  The Company will issue
                                    the New Notes to Holders on the
                                    earliest practical date following
                                    the Expiration Date.  See "The
                                    Exchange Offers - Terms of the
                                    Exchange Offers."

                                    The Company is making the Notes
                                    Exchange Offer in reliance on the
                                    position of the staff of the
                                    Division of Corporation Finance of
                                    the Commission as set forth in
                                    certain interpretive letters
                                    addressed to third parties in
                                    other transactions.  However, the
                                    Company has not sought its own
                                    interpretive letter and there can
                                    be no assurance that the staff of
                                    the Division of Corporation
                                    Finance of the Commission would
                                    make a similar determination with
                                    respect to the Notes Exchange
                                    Offer as it has in such
                                    interpretive letters to third
                                    parties.  Based on interpretations
                                    by the staff of the Division of
                                    Corporation Finance, and subject
                                    to the two immediately following
                                    sentences, the Company believes
                                    that New Notes issued pursuant to
                                    the Notes Exchange Offer in
                                    exchange for Old Notes may be
                                    offered for resale, resold and
                                    otherwise transferred by a Holder
                                    thereof (other than a Holder who
                                    is a broker-dealer) without
                                    further compliance with the
                                    registration and prospectus
                                    delivery requirements of the
                                    Securities Act, provided that such
                                    New Notes are acquired in the
                                    ordinary course of such Holder's
                                    business and that such Holder is
                                    not participating, and has no
                                    arrangement or understanding with
                                    any person to participate, in a
                                    distribution (within the meaning
                                    of the Securities Act) of such New
                                    Notes.  However, any Holder of Old
                                    Notes who is an "affiliate" of the
                                    Company or who intends to
                                    participate in the Notes Exchange
                                    Offer for the purpose of
                                    distributing New Notes, or any
                                    broker-dealer who purchased Old
                                    Notes from the Company to resell
                                    pursuant to Rule 144A or any other
                                    available exemption under the
                                    Securities Act, (a) will not be
                                    able to rely on the
                                    interpretations of the staff of
                                    the Division of Corporation
                                    Finance of the Commission set
                                    forth in the above-mentioned
                                    interpretive letters, (b) will not
                                    be permitted or entitled to tender
                                    such Old Notes in the Notes
                                    Exchange Offer and (c) must comply
                                    with the registration and
                                    prospectus delivery requirements
                                    of the Securities Act in
                                    connection with any sale or other
                                    transfer of such Old Notes unless
                                    such sale is made pursuant to an
                                    exemption from such requirements.
                                    In addition, if any broker-dealer
                                    holds Old Notes acquired for its
                                    own account as a result of market-
                                    making or other trading activities
                                    and exchanges such Old Notes for
                                    New Notes, then such broker-dealer
                                    must deliver a prospectus meeting
                                    the requirements of the Securities
                                    Act in connection with any resales
                                    of such New Notes.  See "The
                                    Exchange Offers - Resales of New
                                    Notes and New Subordinated Notes."
Expiration Date                     5:00 p.m., New York City time, on
                                    January 15, 1997, unless the
                                    Exchange Offers are extended by
                                    the Company in its sole
                                    discretion, in which case the term
                                    "Expiration Date" means the latest
                                    date and time to which the
                                    Exchange Offers are extended.  See
                                    "The Exchange Offers - Terms of
                                    the Exchange Offers - Expiration
                                    Date; Extensions; Amendments."
Conditions to the Notes Exchange
Offer                               The Notes Exchange Offer is
                                    subject to certain customary
                                    conditions, which may be waived by
                                    the Company.  See "The Exchange
                                    Offers - Terms of the Exchange
                                    Offers - Certain Conditions to the
                                    Exchange Offers."
Procedures for Tendering the Old    For the Old Notes to be validly
Notes                               tendered pursuant to the Notes
                                    Exchange Offer, (i) the Notes
                                    Letter of Transmittal, or a
                                    facsimile thereof, properly
                                    completed, signed and dated in
                                    accordance with the instructions
                                    contained herein and therein, and
                                    mailed or otherwise delivered,
                                    together with any other required
                                    documentation, or an Agent's
                                    Message (as defined herein) in
                                    connection with a book-entry
                                    transfer of Old Notes must be
                                    received by, the Exchange Agent at
                                    the address set forth herein and
                                    either (a) the Old Notes to be
                                    tendered must be received by the
                                    Exchange Agent at such address or
                                    (b) such Old Notes must be
                                    transferred pursuant to the
                                    procedures for book-entry transfer
                                    described herein and a
                                    confirmation of such book-entry
                                    transfer must be received by the
                                    Exchange Agent, in each case prior
                                    to the Expiration Date or (ii) the
                                    guaranteed delivery procedures
                                    described herein must be complied
                                    with.  Holders of Old Notes
                                    registered in the name of a
                                    broker, dealer, commercial bank,
                                    trust company or other nominee are
                                    urged to contact such person
                                    promptly if they wish to tender
                                    Old Notes pursuant to the Notes
                                    Exchange Offer.  See "The Exchange
                                    Offers - Terms of the Exchange
                                    Offers - Procedures for Tendering
                                    Old Notes and Old Subordinated
                                    Notes."  Notes Letters of
                                    Transmittal and certificates
                                    representing Old Notes should not
                                    be sent to the Company.  Such
                                    documents should only be sent to
                                    the Exchange Agent.  Questions
                                    regarding how to tender and
                                    requests for information should be
                                    directed to the Exchange Agent.
                                    See "The Exchange Offers - Terms
                                    of the Exchange Offers - Exchange
                                    Agent."

                                    By executing the Notes Letter of
                                    Transmittal, each Holder will
                                    represent to the Company that,
                                    among other things, (i) it is not
                                    an "affiliate" of the Company,
                                    (ii) any New Notes to be received
                                    by it are being acquired in the
                                    ordinary course of its business,
                                    (iii) it has no arrangement or
                                    understanding with any person to
                                    participate in a distribution
                                    (within the meaning of the
                                    Securities Act) of such New Notes,
                                    and (iv) if such Holder is not a
                                    broker-dealer, such Holder is not
                                    engaged in, and does not intend to
                                    engage in, a distribution (within
                                    the meaning of the Securities Act)
                                    of such new Notes.  Each broker-
                                    dealer that receives New Notes for
                                    its own account pursuant to the
                                    Notes Exchange Offer must
                                    acknowledge that it acquired the
                                    Old Notes for its own account as
                                    the result of market-making
                                    activities or other trading
                                    activities and must agree that it
                                    will deliver a prospectus meeting
                                    the requirements of the Securities
                                    Act in connection with any resale
                                    of such New Notes.  See "The
                                    Exchange Offers - Resales of New
                                    Notes and New Subordinated Notes."

Guaranteed  Delivery Procedures     Holders of Old Notes who wish to
                                    tender their Old Notes and whose
                                    Old Notes are not immediately
                                    available or who cannot deliver
                                    their Old Notes, the Notes Letter
                                    of Transmittal or any other
                                    documents required by the Notes
                                    Letter of Transmittal to the
                                    Exchange Agent prior to the
                                    Expiration Date or if the
                                    procedure for book-entry transfer
                                    cannot be completed before such
                                    date, must tender their Old Notes
                                    according to the guaranteed
                                    delivery procedures set forth
                                    under "The Exchange Offers - Terms
                                    of the Exchange Offers -
                                    Procedures for Tendering Old Notes
                                    and Old Subordinated Notes -
                                    Guaranteed Delivery."

Withdrawal Rights                   Tenders may be withdrawn at any
                                    time prior to the Expiration Date
                                    by delivering a written notice of
                                    withdrawal to the Exchange Agent
                                    in conformity with certain
                                    procedures set forth under "The
                                    Exchange Offers - Terms of the
                                    Exchange Offers - Withdrawal
                                    Rights."
Accrued Interest on the New Notes
and Old Notes                       Each New Note will bear interest
                                    from its issuance date.  Holders
                                    of Old Notes that are accepted for
                                    exchange will receive, in cash,
                                    accrued interest thereon to, but
                                    excluding, the issuance date of
                                    the New Notes.  Such interest will
                                    be paid with the first interest
                                    payment on the New Notes.
                                    Interest on the Old Notes accepted
                                    for exchange will cease to accrue
                                    upon issuance of the New Notes.
Acceptance of the Old Notes and
Delivery of the New Notes           The Company will accept for
                                    exchange any and all Old Notes
                                    which are properly tendered in the
                                    Notes Exchange Offer prior to the
                                    Expiration Date.  The New Notes
                                    issued pursuant to the Exchange
                                    Offer will be delivered on the
                                    earliest practicable date
                                    following the Expiration Date.
                                    Any Old Notes not accepted for
                                    exchange for any reason will be
                                    returned to the tendering Holder
                                    thereof as promptly as practicable
                                    after the expiration or
                                    termination of the Notes Exchange
                                    Offer.  See "The Exchange Offers -
                                    Terms of the Exchange Offers."
Resales of New Notes by
Participating Broker-Dealers        Based on the position taken by the
                                    staff of the Division of
                                    Corporation Finance of the
                                    Commission in certain interpretive
                                    letters, the Company believes that
                                    broker-dealers who acquired Old
                                    Notes for their own accounts as a
                                    result of market-making activities
                                    or other trading activities
                                    ("Participating Broker-Dealers")
                                    may fulfill their prospectus
                                    delivery requirements with respect
                                    to resales of New Notes received
                                    upon exchange of such Old Notes
                                    (other than Old Notes which
                                    represent an unsold allotment from
                                    the original sale of the Old
                                    Notes), by delivering the
                                    Prospectus prepared for the
                                    Exchange Offers, so long as it
                                    contains a description of the plan
                                    of distribution with respect to
                                    the resale of such New Notes.  A
                                    Participating Broker-Dealer who
                                    intends to use the Prospectus in
                                    connection with the resale of the
                                    New Notes received in exchange for
                                    Old Notes pursuant to the Notes
                                    Exchange Offer must notify the
                                    Company, or cause the Company to
                                    be notified, on or prior to the
                                    Expiration Date, that it is a
                                    Participating Broker-Dealer.  See
                                    "The Exchange Offers - Resales of
                                    New Notes and New Subordinated
                                    Notes."
Certain Federal Income Tax
Considerations                      The Company believes that the
                                    exchange pursuant to the Notes
                                    Exchange Offer will not be a
                                    taxable event for federal income
                                    tax purposes.  See "Certain
                                    Federal Income Tax Consequences of
                                    the Exchange Offers."

Trustee Exchange Agent              United States Trust Company of New
                                    York is serving as Trustee in
                                    connection with the Notes and as
                                    exchange agent (the "Exchange
                                    Agent") in connection with the
                                    Notes Exchange Offer.

                          Terms of the Notes

       The Notes Exchange Offer applies to $120,000,000 aggregate principal amount of Old Notes. The terms of the New Notes are identical in all material respects to the terms of the Old Notes except that (i) the New Notes will have been registered under the Securities Act and thus will not bear restrictive legends restricting their transfer pursuant to the Securities Act and will not be entitled to registration rights and (ii) Holders of New Notes will not be entitled to liquidated damages for the Company's failure to register the Old Notes or New Notes under the Registration Rights Agreement. The New Notes will be issued under the same Indenture as the Old Notes, and the New Notes and the Old Notes will constitute a single series of debt securities under the Indenture. See "Description of Senior Subordinated Notes." The Old Notes and the New Notes are hereinafter collectively referred to as the "Notes."


Maturity                            July 15, 2006.

Interest Rate and Payment Dates     The Notes bear interest at the
                                    rate of 12% per annum, payable
                                    semi-annually in arrears on
                                    January 15 and July 15 of each
                                    year, commencing on January 15,
                                    1997.

Subsidiary Guarantees               The New Notes will be, and the
                                    Old Notes remaining outstanding
                                    after the Notes Exchange Offer
                                    will continue to be, jointly and
                                    severally guaranteed, fully and
                                    unconditionally, on an unsecured,
                                    senior subordinated basis by
                                    certain of the Company's
                                    subsidiaries and certain
                                    subsidiaries created after the
                                    issuance of the Notes.

Ranking                             The Notes are general unsecured
                                    obligations of the Company (with
                                    the sole exception of the
                                    security provided under the
                                    Pledge and Disbursement Agreement
                                    (as defined)), subordinated in
                                    right of payment to all existing
                                    and future Senior Debt of the
                                    Company, including all borrowings
                                    of the Company under the Senior
                                    Credit Facility. The Subsidiary
                                    Guarantees will be subordinated
                                    in right of payment to all Senior
                                    Debt of the Guarantors. As of
                                    July 28, 1996, after giving pro
                                    forma effect to the acquisition
                                    of the 49% interest in Sugarloaf
                                    not acquired in the Acquisition
                                    and the divestitures of
                                    Waterville and Cranmore pursuant
                                    to the Consent, the aggregate
                                    amount of outstanding Senior Debt
                                    of the Company would have been
                                    $53.8 million. See "The
                                    Acquisition; Antitrust Matters;
                                    Use of Proceeds," "Recent
                                    Developments," "Pro Forma
                                    Capitalization" and "Description
                                    of Senior Subordinated Notes."
                                    As of July 28, 1996 approximately
                                    $53.8 million of the Company's
                                    indebtedness and other
                                    obligations, including
                                    indebtedness and obligations of
                                    its subsidiaries, was secured by
                                    collateral, and there was no
                                    indebtedness or obligations
                                    ranked pari passu with, or junior
                                    to the Notes, except the
                                    Subordinated Notes.

Optional Redemption                 The Notes are redeemable at the
                                    option of the Company, in whole
                                    or in part, at any time on and
                                    after July 15, 2001 at the
                                    redemption prices set forth
                                    herein, plus accrued and unpaid
                                    interest to the applicable
                                    redemption date.

                                    In addition, on or prior to July
                                    15, 1999, the Company may redeem
                                    up to 25% in aggregate principal
                                    amount of the Notes at a
                                    redemption price of 112% of the
                                    principal amount thereof, plus
                                    accrued and unpaid interest
                                    thereon to the redemption date,
                                    with the net proceeds of one or
                                    more Equity Offerings; provided
                                    that at least 75% in aggregate
                                    principal amount of the Notes
                                    remains outstanding immediately
                                    after the occurrence of each such
                                    redemption.

Change of Control Offer             Upon the occurrence of a Change
                                    of Control, the Company will be
                                    required, within 30 days
                                    following the date of the Change
                                    of Control, to make an offer to
                                    repurchase all or any part of
                                    each Holder's Notes at an offer
                                    price in cash equal to 101% of
                                    the aggregate principal amount
                                    thereof plus accrued and unpaid
                                    interest thereon to the date of
                                    purchase. Although, due to
                                    circumstances prevailing at the
                                    time of a Change of Control, the
                                    Company may be unable to fulfill
                                    such obligations, Mr. Otten, as
                                    the controlling stockholder of
                                    the Company, does not presently
                                    intend to effect or permit the
                                    occurrence of a Change of Control
                                    (to the extent that such an event
                                    is within his control) unless the
                                    Company were able to fulfill such
                                    obligations.  See "Description of
                                    Senior Subordinated Notes --
                                    Repurchase at the Option of
                                    Holders -- Change of Control."

                                    The occurrence of a Change of
                                    Control may, by virtue of the
                                    fact that an offer to purchase
                                    the Notes and the Subordinated
                                    Notes must thereupon be made,
                                    constitute a default under the
                                    Senior Credit Facility.  All debt
                                    other than debt under the Senior
                                    Credit Facility (totalling $175.8
                                    million) is (with the exception
                                    of the Notes and the Subordinated
                                    Notes debt of the Restricted
                                    Subsidiaries, rather than the
                                    Company.  The maturity of most of
                                    such debt would accelerate upon a
                                    Change of Control resulting from
                                    bankruptcy, liquidation,
                                    dissolution, or sale of
                                    substantiallly all of the assets
                                    of the Restricted Subsidiary
                                    responsible for such debt.  The
                                    bankruptcy, liquidation or
                                    dissolution of the Company would,
                                    in most instances, also involve
                                    the bankruptcy, liquidation or
                                    dissolution of its Restricted
                                    Subsidiaries and would likely,
                                    therefore, result in acceleration
                                    of such debt.  Other Change of
                                    Control events involving only the
                                    Company would not, by themselves,
                                    result in the acceleration of the
                                    maturity of debt (other than the
                                    Notes, the Subordinated Notes and
                                    the Senior Credit Facility).

Certain Covenants                   The Indenture contains certain
                                    covenants that, among other
                                    things, limit the ability of the
                                    Company and its Restricted
                                    Subsidiaries (as defined) to
                                    incur additional indebtedness,
                                    pay dividends or make other
                                    distributions, repurchase Equity
                                    Interests (as defined) or
                                    subordinated indebtedness, create
                                    certain liens, enter into certain
                                    transactions with affiliates,
                                    sell assets or enter into certain
                                    mergers and consolidations.

Use of Proceeds; Interest Payment
Pledge Account                      The net proceeds from the sale of
                                    Old Notes, together with the net
                                    proceeds from the sale of Units
                                    and borrowings under the Senior
                                    Credit Facility and available
                                    cash, were used to finance the
                                    Acquisition, repay certain
                                    indebtedness of the Company and
                                    SKI, fund the acquisition of the
                                    49% interest in Sugarloaf not
                                    owned by SKI and pay certain
                                    expenses relating to the
                                    Acquisition. See "The
                                    Acquisition; Antitrust Matters;
                                    Use of Proceeds" and "Pro Forma
                                    Capitalization." In addition,
                                    approximately $15 million of the
                                    proceeds of the Offerings (the
                                    "Pledged Funds") were deposited
                                    into the Pledge Account (as
                                    defined). The Pledged Funds were
                                    invested in U.S. Treasury
                                    obligations maturing immediately
                                    prior to the January 15, 1997 and
                                    July 15, 1997 interest payment
                                    dates applicable to the Notes.
                                    The Company will be permitted to
                                    obtain release of the Pledged
                                    Funds only for the payment of
                                    interest on the Notes through
                                    July 15, 1997 (subject, in the
                                    case of interest payable on
                                    January 15, 1997, to the
                                    subordination provisions of the
                                    Notes). See "Description of
                                    Senior Subordinated Notes --
                                    Interest Payment Pledge Account."

                 The Subordinated Notes Exchange Offer

Subordinated Notes Registration
   Rights Agreement                 On June 28, 1996, the Old
                                    Subordinated Notes were sold by
                                    the Company to Bear Stearns,
                                    which subsequently resold the Old
                                    Subordinated Notes to qualified
                                    institutional buyers and/or
                                    institutional accredited
                                    investors.  In connection with
                                    the issuance of the Old
                                    Subordinated Notes, the Company,
                                    the Guarantors and Bear Stearns
                                    entered into the Subordinated
                                    Note Registration Rights
                                    Agreement which grants the
                                    Holders of the Old Subordinated
                                    Notes certain exchange and
                                    registration rights.  This
                                    Subordinated Notes Exchange Offer
                                    is intended to satisfy the
                                    Company's obligations under the
                                    Subordinated Note Registration
                                    Rights Agreement.  See "The
                                    Exchange Offers - Purpose and
                                    Effect of the Exchange Offers."
The Subordinated Notes Exchange
Offer                              Up to $39,132,000 aggregate
                                   principal amount of New
                                   Subordinated Notes are being
                                   offered in exchange for a like
                                   aggregate principal amount of Old
                                   Subordinated Notes.  Old
                                   Subordinated Notes may be
                                   tendered for exchange in whole or
                                   in part in a principal amount of
                                   $1,000 and integral multiplies
                                   thereof.  The terms of the New
                                   Subordinated Notes and the Old
                                   Subordinated Notes are identical
                                   in all material respects.  The
                                   Company will issue the New
                                   Subordinated Notes to Holders on
                                   the earliest practicable date
                                   following the Expiration Date.
                                   See "The Exchange Offers - Terms
                                   of the Exchange Offers."

                                   The Company is making the
                                   Subordinated Notes Exchange Offer
                                   in reliance on the position of
                                   the staff of the Division of
                                   Corporation Finance of the
                                   Commission as set forth in
                                   certain interpretive letters
                                   addressed to third parties in
                                   other transactions.  However, the
                                   Company has not sought its own
                                   interpretive letter and there can
                                   be no assurance that the staff of
                                   the Division of Corporation
                                   Finance of the Commission would
                                   make a similar determination with
                                   respect to the Subordinated Notes
                                   Exchange Offer as it has in such
                                   interpretive letters to third
                                   parties.  Based on
                                   interpretations by the staff of
                                   the Division of Corporation
                                   Finance, and subject to the two
                                   immediately following sentences,
                                   the Company believes that New
                                   Subordinated Notes issued
                                   pursuant to the Subordinated
                                   Notes Exchange Offer in exchange
                                   for Old Subordinated Notes may be
                                   offered for resale, resold and
                                   otherwise transferred by a Holder
                                   thereof (other than a Holder who
                                   is a broker-dealer) without
                                   further compliance with the
                                   registration and prospectus
                                   delivery requirements of the
                                   Securities Act, provided that
                                   such New Subordinated Notes are
                                   acquired in the ordinary course
                                   of such Holder's business and
                                   that such Holder is not
                                   participating, and has no
                                   arrangement or understanding with
                                   any person to participate, in a
                                   distribution (within the meaning
                                   of the Securities Act) of such
                                   New Subordinated Notes.  However,
                                   any Holder of Old Subordinated
                                   Notes who is an "affiliate" of
                                   the Company or who intends to
                                   participate in the Subordinated
                                   Notes Exchange Offer for the
                                   purpose of distributing New
                                   Subordinated Notes, or any broker-
                                   dealer who purchased Old
                                   Subordinated Notes from the
                                   Company to resell pursuant to
                                   Rule 144A or any other available
                                   exemption under the Securities
                                   Act, (a) will not be able to rely
                                   on the interpretations of the
                                   staff of the Division of
                                   Corporation Finance of the
                                   Commission set forth in the above-
                                   mentioned interpretive letters,
                                   (b) will not be permitted or
                                   entitled to tender such Old
                                   Subordinated Notes in the
                                   Subordinated Notes Exchange Offer
                                   and (c) must comply with the
                                   registration and prospectus
                                   delivery requirements of the
                                   Securities Act in connection with
                                   any sale or other transfer of
                                   such Old Subordinated Notes
                                   unless such sale is made pursuant
                                   to an exemption from such
                                   requirements.  In addition, if
                                   any broker-dealer holds Old
                                   Subordinated Notes acquired for
                                   its own account as a result of
                                   market-making or other trading
                                   activities and exchanges such Old
                                   Subordinated Notes for New
                                   Subordinated Notes, then such
                                   broker-dealer must deliver a
                                   prospectus meeting the
                                   requirements of the Securities
                                   Act in connection with any
                                   resales of such New Subordinated
                                   Notes.  See "The Exchange Offers
                                   - Resales of New Notes and New
                                   Subordinated Notes."

Expiration Date                    5:00 p.m., New York City time, on
                                   January 15, 1997, unless the
                                   Exchange Offers are extended by
                                   the Company in its sole
                                   discretion, in which case the
                                   term "Expiration Date" means the
                                   latest date and time to which the
                                   Exchange Offers are extended.
                                   See "The Exchange Offers - Terms
                                   of the Exchange Offers -
                                   Expiration Date; Extensions;
                                   Amendments."
Conditions to the Subordinated
Notes Exchange Offer               The Subordinated Notes Exchange
                                   Offer is subject to certain
                                   customary conditions, which may
                                   be waived by the Company.  See
                                   "The Exchange Offers - Terms of
                                   the Exchange Offers - Certain
                                   Conditions to the Exchange
                                   Offers."
Procedures for Tendering the Old
Subordinated Notes                  For Old Subordinated Notes to be
                                   validly tendered pursuant to the
                                   Subordinated Notes Exchange
                                   Offer, (i) the Subordinated Notes
                                   Letter of Transmittal, or a
                                   facsimile thereof, properly
                                   completed, signed and dated in
                                   accordance with the instructions
                                   contained herein and therein, and
                                   mailed or otherwise delivered,
                                   together with any other required
                                   documentation, or an Agent's
                                   Message (as defined herein) in
                                   connection with a book-entry
                                   transfer of Old Subordinated
                                   Notes must be received by the
                                   Exchange Agent, in each case
                                   prior to the Expiration Date or
                                   (ii) the guaranteed delivery
                                   procedures described herein must
                                   be complied with.  Holders of Old
                                   Subordinated Notes registered in
                                   the name of a broker, dealer,
                                   commercial bank, trust company or
                                   other nominee are urged to
                                   contact such person promptly if
                                   they wish to tender Old
                                   Subordinated Notes pursuant to
                                   the Subordinated Notes Exchange
                                   Offer.  See "The Exchange Offers
                                   - Terms of the Exchange Offers -
                                   Procedures for Tendering Old
                                   Notes and Old Subordinated
                                   Notes."  Subordinated Notes
                                   Letters of Transmittal and
                                   certificates representing Old
                                   Subordinated Notes should not be
                                   sent to the Company.  Such
                                   documents should only be sent to
                                   the Exchange Agent.  Questions
                                   regarding how to tender and
                                   requests for information should
                                   be directed to the Exchange
                                   Agent.  See "The Exchange Offers
                                   - Terms of the Exchange Offers -
                                   Exchange Agent."

                                    By executing the Subordinated
                                    Notes Letter of Transmittal, each
                                    Holder will represent to the
                                    Company that, among other things,
                                    (i) it is not an "affiliate" of
                                    the Company, (ii) any New
                                    Subordinated Notes to be received
                                    by it are being acquired in the
                                    ordinary course of its business,
                                    (iii) it has no arrangement or
                                    understanding with any person to
                                    participate in a distribution
                                    (within the meaning of the
                                    Securities Act) of such New
                                    Subordinated Notes, and (iv) if
                                    such Holder is not a broker-
                                    dealer, such Holder is not
                                    engaged in, and does not intend
                                    to engage in, a distribution
                                    (within the meaning of the
                                    Securities Act) of such New
                                    Subordinated Notes.  Each broker-
                                    dealer that receives New
                                    Subordinated Notes for its own
                                    account pursuant to the
                                    Subordinated Notes Exchange Offer
                                    must acknowledge that it acquired
                                    the Old Subordinated Notes for
                                    its own account as the result of
                                    market-making activities or other
                                    trading activities and must agree
                                    that it will deliver a prospectus
                                    meeting the requirements of the
                                    Securities Act in connection with
                                    any resale of such New
                                    Subordinated Notes.  See "The
                                    Exchange Offers - Resales of New
                                    Notes and New Subordinated
                                    Notes."

Guaranteed Delivery Procedures      Holders of Old Subordinated Notes
                                    who wish to tender their Old
                                    Subordinated Notes and whose Old
                                    Subordinated Notes are not
                                    immediately available or who
                                    cannot deliver their Old
                                    Subordinated Notes, the
                                    Subordinated Notes Letter of
                                    Transmittal or any other
                                    documents required by the
                                    Subordinated Notes Letter of
                                    Transmittal to the Exchange Agent
                                    prior to the Expiration Date or
                                    if the procedure for book-entry
                                    transfer cannot be completed
                                    before such date, must tender
                                    their Old Notes according to the
                                    guaranteed delivery procedures
                                    set forth under "The Exchange
                                    Offers - Terms of the Exchange
                                    Offers - Procedures for Tendering
                                    Old Notes and Old Subordinated
                                    Notes - Guaranteed Delivery."

Withdrawal Rights                   Tenders may be withdrawn at any
                                    time prior to the Expiration Date
                                    by delivering a written notice of
                                    withdrawal to the Exchange Agent
                                    in conformity with certain
                                    procedures set forth under "The
                                    Exchange Offers - Terms of the
                                    Exchange Offers - Withdrawal
                                    Rights."
Accrued Interest on the New
   Subordinated Notes and Old
   Subordinated Notes               Each New Subordinated Note will
                                    bear interest from its issuance
                                    date.  Holders of Old
                                    Subordinated Notes that are
                                    accepted for exchange will
                                    receive, in cash, accrued
                                    interest thereon to, but
                                    excluding, the issuance date of
                                    the New Subordinated Notes.  Such
                                    interest will be paid with the
                                    first interest payment on the New
                                    Subordinated Notes.  Interest on
                                    the Old Subordinated Notes
                                    accepted for exchange will cease
                                    to accrue upon issuance of the
                                    New Subordinated Notes.
Acceptance of the Old
Subordinated Notes and Delivery
of the New                          The Company will accept for
   Subordinated Notes               exchange any and all Old
                                    Subordinated Notes which are
                                    properly tendered in the
                                    Subordinated Notes Exchange Offer
                                    prior to the Expiration Date.
                                    The New Subordinated Notes issued
                                    pursuant to the Subordinated
                                    Notes Exchange Offer will be
                                    delivered on the earliest
                                    practicable date following the
                                    Expiration Date.  Any Old
                                    Subordinated Notes not accepted
                                    for exchange for any reason will
                                    be returned to the tendering
                                    Holder thereof as promptly as
                                    practicable after the expiration
                                    or termination of the
                                    Subordinated Notes Exchange
                                    Offer.  See "The Exchange Offers
                                    - Terms of the Exchange Offers."
Resales of New Subordinated Notes
by Participating Broker-Dealers     Based on the position taken by
                                    the staff of the Division of
                                    Corporation Finance of the
                                    Commission in certain
                                    interpretive letters, the Company
                                    believes that broker-dealers who
                                    acquired Old Subordinated Notes
                                    for their own accounts as a
                                    result of market-making
                                    activities or other trading
                                    activities ("Participating Broker-
                                    Dealers") may fulfill their
                                    prospectus delivery requirements
                                    with respect to resales of New
                                    Subordinated Notes received upon
                                    exchange of such Old Subordinated
                                    Notes (other than Old
                                    Subordinated Notes which
                                    represent an unsold allotment
                                    from the original sale of the Old
                                    Subordinated Notes), by
                                    delivering the Prospectus
                                    prepared for the Exchange Offers,
                                    so long as it contains a
                                    description of the plan of
                                    distribution with respect to the
                                    resale of such New Subordinated
                                    Notes.  A Participating Broker-
                                    Dealer who intends to use the
                                    Prospectus in connection with the
                                    resale of the New Subordinated
                                    Notes received in exchange for
                                    Old Subordinated Notes pursuant
                                    to the Subordinated Notes
                                    Exchange Offer must notify the
                                    Company, or cause the Company to
                                    be notified, on or prior to the
                                    Expiration Date, that it is a
                                    Participating Broker-Dealer.  See
                                    "The Exchange Offers - Resales of
                                    New Notes and New Subordinated
                                    Notes.
Certain Federal Income Tax
   Considerations                   The Company believes that the
                                    exchange pursuant to the
                                    Subordinated Notes Exchange Offer
                                    will not be a taxable event for
                                    federal income tax purposes.  See
                                    "Certain Federal Income Tax
                                    Consequences of the Exchange
                                    Offers."

Trustee; Exchange Agent             United States Trust Company of
                                    New York is serving as Trustee in
                                    connection with the Subordinated
                                    Notes and as exchange agent (the
                                    "Exchange Agent") in connection
                                    with the Subordinated Notes
                                    Exchange Offer.

                    Terms of the Subordinated Notes

       The Subordinated Notes Exchange Offer applies to $39,132,000 aggregate principal amount of Old Subordinated Notes. The terms of the New Subordinated Notes are identical in all material respects to the terms of the Old Subordinated Notes except that (i) the New Subordinated Notes will have been registered under the Securities Act and thus will not bear restrictive legends restricting their transfer pursuant to the Securities Act and will not be entitled to registration rights and (ii) Holders of New Subordinated Notes will not be entitled to liquidated damages for the Company's failure to register the Old Subordinated Notes or New Subordinated Notes under the Subordinated Note Registration Rights Agreement. The New Subordinated Notes will be issued under the same Subordinated Note Indenture as the Old Subordinated Notes, and the New Subordinated Notes and the Old Subordinated Notes will constitute a single series of debt securities under the Subordinated Note Indenture. See "Description of Subordinated Notes." The Old Subordinated Notes and the New Subordinated Notes are hereinafter collectively referred to as the "Subordinated Notes."

Maturity                           January 15, 2007

Interest Rate and Payment Dates    Interest on the Subordinated Notes
                                   will not accrue prior to July 15,
                                   2001. Thereafter, interest will
                                   accrue at the rate of 13 3/4 % per
                                   annum and will be payable
                                   semi-annually in arrears in cash
                                   on January 15 and July 15 of each
                                   year, commencing on January 15,
                                   2002.

Subsidiary Guarantees              The New Subordinated Notes will
                                   be, and the Old Subordinated Notes
                                   remaining outstanding after the
                                   Subordinated Notes Exchange Offer
                                   will continue to be, jointly and
                                   severally guaranteed, fully and
                                   unconditionally, on an unsecured,
                                   subordinated basis by certain of
                                   the Company's subsidiaries (after
                                   giving effect to the search
                                   Contribution (as defined herein))
                                   and certain subsidiaries created
                                   after the issuance of the
                                   Subordinated Notes.

Ranking                            The Subordinated Notes are general
                                   unsecured obligations of the
                                   Company, subordinated in right of
                                   payment to all existing and future
                                   Subordinated Note Senior Debt of
                                   the Company, including all
                                   borrowings of the Company under
                                   the Senior Credit Facility and all
                                   obligations of the Company with
                                   respect to the Notes. The
                                   Subordinated Note Subsidiary
                                   Guarantees are subordinated in
                                   right of payment to all
                                   Subordinated Note Senior Debt of
                                   the Guarantors, including the
                                   Guarantors' guarantees of the
                                   Notes. As of July 28, 1996, after
                                   giving pro forma effect to the
                                   acquisition of the 49% interest in
                                   Sugarloaf not acquired in the
                                   Acquisition and the divestitures
                                   of Waterville and Cranmore
                                   pursuant to the Consent, the
                                   aggregate amount of outstanding
                                   Subordinated Note Senior Debt of
                                   the Company would have been $170.4
                                   million. See "The Acquisition;
                                   Antitrust Matters; Use of
                                   Proceeds," "Recent Developments,"
                                   "Pro Forma Capitalization" and
                                   "Description of Subordinated
                                   Notes."  As of July 28, 1996
                                   approximately $53.8 million of the
                                   Company's indebtedness and other
                                   obligations, including
                                   indebtedness and obligations of
                                   its subsidiaries, was secured by
                                   collateral, and there was no
                                   indebtedness and other obligations
                                   ranked pari passu with the
                                   Subordinated Notes except the
                                   Notes.

Optional Redemption                The Subordinated Notes are
                                   redeemable at the option of the
                                   Company, in whole or in part, at
                                   any time on and after July 15,
                                   2001 at the redemption prices set
                                   forth herein, plus accrued and
                                   unpaid interest to the applicable
                                   redemption date.

                                   In addition, on or prior to July
                                   15, 1999, the Company may redeem
                                   the Subordinated Notes, in whole
                                   or in part, at a redemption price
                                   of 113.75% of the Accreted Value
                                   thereof, with the net proceeds of
                                   one or more Equity Offerings.

Change of Control Offer            Upon the occurrence of a Change of
                                   Control, the Company will be
                                   required to make an offer to
                                   purchase all or any part of each
                                   Holder's Subordinated Notes at an
                                   offer price in cash equal to 101%
                                   of the Accreted Value thereof (if
                                   prior to July 15, 2001), or 101%
                                   of the principal amount thereof,
                                   plus accrued and unpaid interest
                                   thereon (if on or after July 15,
                                   2001), to the date of repurchase.
                                   Although, due to circumstances
                                   prevailing at the time of a Change
                                   of Control, the Company may be
                                   unable to fulfill such
                                   obligations, Mr. Otten, as the
                                   controlling stockholder of the
                                   Company, does not presently intend
                                   to effect or permit the occurrence
                                   of a Change of Control (to the
                                   extent such an event is within his
                                   control) unless the Company were
                                   able to fulfill such obligations.
                                   See "Description of Subordinated
                                   Notes -- Repurchase at the Option
                                   of Holders -- Change of Control."

                                   The occurrence of a Change of
                                   Control may, by virtue of the fact
                                   that an offer to purchase the
                                   Subordinated Notes must thereupon
                                   be made, constitute a default
                                   under the Senior Credit Facility.
                                   Apart from the debt evidenced by
                                   the Notes, all debt other than
                                   debt under the Senior Credit
                                   Facility (totalling $175.8
                                   million) is (with the exception of
                                   the Notes and the Subordinated
                                   Notes) debt of the Restricted
                                   Subsidiaries, rather than the
                                   Company.  The maturity of most of
                                   such debt would accelerate upon a
                                   Change of Control resulting from
                                   bankruptcy, liquidation,
                                   dissolution, or sale of
                                   substantially all of the assets of
                                   the Restricted Subsidiary
                                   responsible for such debt.  The
                                   bankruptcy, liquidation or
                                   dissolution of the Company would,
                                   in most instances, also involve
                                   the bankruptcy, liquidation or
                                   dissolution of its Restricted
                                   Subsidiaries and would likely,
                                   therefore, result in acceleration
                                   of such debt.  Other Change of
                                   Control events involving only the
                                   Company would not, by themselves,
                                   result in the acceleration of the
                                   maturity of debt (other than the
                                   Notes, the Subordinated Notes and
                                   the Senior Credit Facility).


Certain Covenants                  The Subordinated Note Indenture
                                   contains certain covenants that,
                                   among other things, limit the
                                   ability of the Company and its
                                   Restricted Subsidiaries to incur
                                   additional indebtedness, pay
                                   dividends or make other
                                   distributions, repurchase Equity
                                   Interests or subordinated
                                   indebtedness, create certain
                                   liens, enter into certain
                                   transactions with affiliates, sell
                                   assets or enter into certain
                                   mergers and consolidations.

Use of Proceeds                    The net proceeds from the sale of
                                   Subordinated Notes, together with
                                   the net proceeds from the sale of
                                   Notes and borrowings under the
                                   Senior Credit Facility and
                                   available cash, were used to
                                   finance the Acquisition, repay
                                   certain indebtedness of the
                                   Company and SKI, fund the
                                   acquisition of the 49% interest in
                                   Sugarloaf not owned by SKI and pay
                                   certain expenses relating to the
                                   Acquisition. See "The Acquisition;
                                   Antitrust Matters; Use of
                                   Proceeds" and "Pro Forma
                                   Capitalization."

                             RISK FACTORS

       See "Risk Factors" for a discussion of certain factors that investors should consider before exchanging Old
Notes for New Notes or Old Subordinated Notes for New
Subordinated Notes in the Exchange Offers.

             Summary Pro Forma Consolidated Financial Data

       The following unaudited summary pro forma consolidated financial data as of July 28, 1996 and for the year ended July 28, 1996 (except Other Financial and Operating Data) are derived from the historical financial data of the Company included elsewhere in this Prospectus and give pro forma effect to the Acquisition and the Offerings (with respect to statement of income data only) as if they had occurred on August 1, 1995 and the acquisition of the 49% interest of Sugarloaf, not acquired in the Acquisition, and the divestitures of the Waterville Valley and Mt. Cranmore resorts, pursuant to the Consent, as if the acquisition and divestitures had occurred on July 28, 1996 with respect to the balance sheet data, and as of August 1, 1995 with respect to the statement of income data. See "The Acquisition; Antitrust Matters; Use of Proceeds," "Recent Developments," and "Pro Forma Financial Data." The Pro Forma Financial Data is not intended to be indicative of either future results of operations or results that might have been achieved had such Acquisition and the Offerings and the acquisition of the 49% interest of Sugarloaf and the divestitures of the Waterville Valley and Mt. Cranmore resorts pursuant to the Consent actually occurred on the dates specified. See "Pro Forma Financial Data." Management believes that the following presentation will assist potential investors in evaluating the ability of the Company to meet debt service requirements. In the opinion of the Company's management, all adjustments necessary to present fairly such unaudited pro forma consolidated financial data have been made based upon the terms and structure of the Acquisition and the Offerings and the divestitures of the Waterville Valley and Mt. Cranmore resorts pursuant to the Consent. The unaudited summary pro forma consolidated financial data should be read together with the Selected Historical Financial Data and the financial statements and notes thereto included elsewhere in this Prospectus. See "The Acquisition; Antitrust Matters; Use of Proceeds," "Selected Historical Financial Data," "Pro Forma Financial Data" and the financial statements and notes thereto included elsewhere in this Prospectus.

       Summary Pro Forma Consolidated Financial Data (Continued)


                                        (Unaudited)
                                         Year Ended
                                       July 28, 1996
                                       (in thousands,
                                      except per share
                                      data, per skier
                                       visit data and
                                          ratios)
    Pro Forma Consolidated
    Statement of Operations Data:
    Revenues:
     Ski and lodging                   $161,733
     Real estate                          9,933
       Total revenues                   171,666
    Operating Expenses:
     Cost of operations including        78,678
    wages, maintenance and
    supplies
     Cost of real estate sold             5,849
     Real estate and payroll taxes        9,595
     Utilities                           11,781
     Insurance                            7,643
     Selling, general and                24,388
    administrative
     Depreciation and amortization       16,857
       Total operating expenses         154,799

    Income from operations               16,875
    Other income and expenses:
     Interet income                         330
     Commitment fee                       1,447
     Interest expense                    22,406
    Loss before income tax benefit      (6,648)
    Income tax benefit                  (2,863)
    Net loss                           $(3,785)
    Net loss per share(1)               $(3.87)
    Other Financial and Operating
    Data:
    EBITDA(2)                           $32,615
    EBITDA to interest expense             1.5x
    EBITDA to cash interest                1.7x
    expense(3)
    Ratio of earnings to fixed               --
    charges(4)
    Skier visits (5)                      3,339
    Average revenue per skier            $48.44
    visit
    Pro Forma Consolidated Balance                            As of
    Sheet Data:                                           July 28, 1996
    Property and equipment, net                            $227,470
    Total assets                                            285,063
    Total debt                                              204,236
    Stockholders' equity                                     22,395

_________________________________
(1) Pro forma net loss per share was computed giving consideration to the 978,300 common shares of the Company which were issued and outstanding on the Closing Date.

(2) EBITDA represents earnings before interest expense, income tax expense (benefit), depreciation and amortization expense. EBITDA is presented because management believes it provides useful information regarding a company's ability to incur and service debt. EBITDA should not be considered in isolation or as a substitute for net income or cash flows prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity, and may not be comparable to other similarly titled data of other companies. The Company does not consider it feasible to calculate cash flows from operating, investing and financing activities on a pro forma basis.

(3) Cash interest expense excludes interest on the Subordinated Notes which would not have been payable in cash during the periods presented.

(4) The ratio of combined earnings to combined fixed charges represents the number of times combined fixed charges were covered by combined pre-tax earnings before provision for interest expense.
       Fixed charges consist of interest expense, capitalized interest, amortization of debt issuance costs, and a portion of operating lease rental expense deemed to be representative of the interest factor. Pro forma earnings were insufficient to cover pro forma fixed charges by $18.0 million for the year ended July 28, 1996. However, such results for the year ended July 28, 1996 included non-cash charges such as depreciation and amortization of $16.4 million and a loss on the sale of Bear
       Mountain in October 1995 of $4.7 million.

(5) Each skier visit represents one skier visiting one ski resort for one day, including skiers using complimentary and season passes. Calculation of skier visits requires an estimation of visits by season pass holders. Although different ski resort operators may use different methodologies for making such estimations, management believes that any resulting differences in total skier visits are immaterial.
Summary Historical Financial Data

The Company

       The following summary historical financial data of the Company (except Other Financial and Operating Data) (i) as of and for the fiscal years ended July 30, 1995 and July 28, 1996 have been derived from the financial statements of the Company audited by Price Waterhouse LLP, independent accountants, and (ii) as of and for each of the three fiscal years ended July 31, 1994 have been derived from the financial statements of the Company audited by Berry, Dunn, McNeil & Parker, independent accountants. The following information includes Mt. Cranmore, which the Company acquired in June 1995 and will be divested. Additionally, the following information includes the accounts of S-K-I in the July 28, 1996 Balance Sheet Data and in the Statements of Operations and of Cash Flows Data of S-K-I from June 28, 1996 through July 28, 1996 pursuant to the Acquisition. Included in the S-K-I information is Waterville Valley, which will be divested. See "The Acquisition; Antitrust Matters; Use of Proceeds," "Recent Developments" and "Pro Forma Financial Data." The following information should be read in conjunction with the Unaudited "Pro Forma Financial Data," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of the Company and notes thereto included elsewhere in this Prospectus. Summary Historical Financial Data (Continued)

                                  Year
                                  Ended
                                  (1)
                                  July      July      July      July      July 28,
                                  26,       25,       30,       30,       1996
                                  1992       1993      1994     1995
                                   (in thousands, except per skier visit data and
                                                      ratios)
    Statement of Operations
    Data:
    Revenues:
     Skiing and lodging           $20,312    $23,645  $26,544   $46,794   $63,489
     Real estate sales                304      6,103    6,682   7,953     9,933
       Total revenues              20,616     29,748   33,226   54,747    73,422
    Operating expenses:
    Cost of operations
    including wages,                7,936     10,045   11,505   21,730    31,137
    maintenance and supplies
     Cost of real estate sold         101      3,245    3,179   3,994     5,844
     Real estate and payroll          758        993    1,265   1,736     2,544
    taxes
     Utilities                      2,046      2,097    1,854   4,132     5,819
     Insurance                      1,162      1,570    1,163   2,127     2,299
     Selling, general and
    administrative                  3,010      4,718    5,940   9,394     11,289
     Depreciation and               1,790      1,984    2,421   3,910     6,783
    amortization
    Total Operating Expenses       16,803     24,652   27,327   47,023    65,715
    Income from operations          3,813      5,096    5,899   7,724     7,707
    Commitment fee                     --         --       --      --     1,447
    Interest Expense                  776        849    1,026   2,205     4,699
    Income before provision for
    income taxes and minority       3,037      4,247    4,873   5,519     1,561
    interest in loss of
    subsidiary
    Provision for income taxes         --         --       --     400     3,906
    Income (loss) before            3,037      4,247    4,873   5,119     (2,345)
    minority interest
    Minority interest in loss          --         --       --      --       108
    of subsidiary
    Income (loss) before
    extraordinary gain from         3,037      4,247    4,873   5,119     (2,237)
     insurance claim
    Extraordinary gain from            --      1,592       --      --        --
    insurance claim
    Net income (loss)              $3,037     $5,839   $4,873   $5,119    $(2,237)
    Balance Sheet Data:
     Property and equipment,      $27,580    $30,363  $41,871   $62,213   $227,470
    net
     Total assets                  32,256     40,550   51,784   72,434    298,732
     Total long term debt,
    excluding current              10,317     14,150   19,103   27,169    187,827
       portion
     Stockholders' equity          18,367     23,167   26,212   30,502    21,903
    Statement of Cash Flows
    Data:
     Cash flows from operating     $3,864     $2,667   $5,438   $ 12,5    $7,465
    activities                                                  93
     Cash flows from investing    (5,031)    (4,432)  (9,041)   (13,84    (122,5
    activities                                                  3)        83)
     Cash flows from financing      1,372      1,559    3,764   2,399     116,941
    activities
    Other Financial and
    Operating Data:
    Net (loss) per common share        --         --       --      --     $(2.37)
    (2)
     EBITDA(3)                     $5,603     $7,080   $8,320   $11,634   $13,151
     Capital expenditures           5,037      5,182    7,798   12,024    25,054
     EBITDA to interest expense      7.2x       8.3x     8.1x    5.3x      2.8x
     Ratio of earnings to fixed      4.0x       4.4x     4.2x    2.9x      1.2x
    charges(4)
     Skier visits(5)                  497        515      515   1,048     1,284
     Average revenue per skier     $40.87     $45.91   $51.54   $44.65    $49.45
    visit

_____________________________
(1) The historical results of the Company reflect the acquisition of the Attitash/Bear Peak ski resort in July 1994, the lease of the Sugarbush ski resort beginning in October 1994, the acquisition of Sugarbush in May 1995, the acquisition of the Mt.
       Cranmore ski resort in June 1995, and the acquisition of S-K-I in June 1996.
(2) At July 28, 1996, the computation of net loss per common share is based on the weighted average of shares outstanding during the year (942,200). Prior to June 28, 1996, all of the Company's outstanding common stock was owned by the same individual, and accordingly earnings per share has not been presented for the four fiscal years prior to 1996.
(3) EBITDA represents earnings before interest expense, income tax expense, depreciation and amortization expense and extraordinary gain. EBITDA is presented because management believes it provides useful information regarding a company's ability to incur and service debt. EBITDA should not be considered in isolation or as a substitute for net income or cash flows prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity, and may not be comparable to other similarly titled data of other companies.
(4) The ratio of earnings to fixed charges represents the number of times fixed charges were covered by pre-tax earnings before provision for interest expense. Fixed charges consist of interest expense, capitalized interest, amortization of debt issuance costs, and a portion of operating lease rental expense deemed to be representative of the interest factor.
(5) Each skier visit represents one skier visiting one ski resort for one day, including skiers using complimentary and season passes. Calculation of skier visits requires an estimation of visits by season pass holders. Although different ski resort operators may use different methodologies for making such estimations, management believes that any resulting differences in total skier visits are immaterial.
SKI

       The following summary historical financial data of SKI (except other financial and operating data) (i) as of and for each of the five fiscal years ended July 31, 1995 have been derived from the financial statements of SKI audited by Price Waterhouse LLP, independent accountants and
(ii) as of and for the nine months ended April 30, 1995 and April 28, 1996 have been derived from unaudited interim financial statements of SKI which, in the opinion of SKI management, include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of SKI's financial position and results of operations. SKI's fourth fiscal quarter ordinarily reflects a significant reduction in revenues as compared to the second and third quarters, as well as a less significant comparative expense reduction, ordinarily producing a loss for such quarter and reduced full fiscal year levels of net income and EBITDA as compared to the first nine months of the year. The following information includes Waterville Valley, which SKI acquired in October 1994 and will be divested. See "The Acquisition; Antitrust Matters; Use of Proceeds" and "Pro Forma Financial Data." The following information should be read in conjunction with the Unaudited "Pro Forma Financial Data," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of SKI and related notes thereto included elsewhere in this Prospectus.

                         Year Ended July 31, (1)        Nine Months Ended

                                                           April    April 28,
                                                            30,
                  1991    1992    1993    1994   1995      1995   1996
   (in thousands, except per share data, per skier visit data and ratios)
    Statement of
    Income Data:
    Revenues       $83,007 $89,014 $96,708 $98,907 $113,960 $106,682 $106,752

    Operating
    expenses:

    Cost of operations 34,480 36,956 39,903 42,560, 51,557, 45,310 47,885
    including wages,
    maintenance and
    supplies
    Other taxes       5,989 7,002 7,632 8,016 8,600     7,544         7,541

    Utilities         5,580 6,172 6,655 6,045 8,071     7,624          7,465

    Insurance         4,325 5,041 5,115 5,518 6,635 6,220             5,692

    Selling, general  13,666 14,048 16,872 15,298 19,495 16,377 17,061 and administrative
    expense

    Depreciation and  10,290  10,822 10,942 11,440 14,056 13,843 10,146
    amortization
     Loss on sale of    --     --   --     --      --          --      4,737
    Bear Mountain
                      74,330  80,041 87,119 88,877 108,414 96,918 100,527

    Operating income  8,677   8,973                           9,764     6,225
                                    9,589     10,030    5,546

    Interest expense  2,940  2,471                            3,018      2,561
                                    2,228     2,214     3,819

    Income before     5,737  6,502                             6,746     3,664
    income taxes and                7,361     7,816     1,727
    minority interest
    Income taxes      2,324  2,776                            2,725      1,429
                                    2,952     3,170     997
    Income before     3,413  3,726                            4,021      2,235
    minority interest               4,409     4,646     730
    Minority interest    --     --                            (193)      (527)
    in loss (income)                   --        --     299
    of subsidiary
    Net income        $3,413  $3,726                          $3,828    $1,708
                                     $4,409    $4,646    $1,029
    Balance Sheet
    Data:
     Property and    $83,154  $81,963                        $124,110  $93,728
    equipment, net                   $82,288   $94,771   $121,775

     Total assets    90,288   93,531                          138,730 118,454
                                      99,182   106,790   136,721
     Total long term 27,315   26,677                          46,677   31,222
    debt, excluding                   28,119    29,167    50,190
    current portion
     Stockholders'   45,972   49,190                          60,337    58,563
    equity                            53,047    57,186    57,562
    Statement of Cash
    Flows Data:
     Cash flows from $14,061  $15,903                       $19,941   $19,089
    operating                        $13,474   $17,464   $14,948
    activities
     Cash flows from (11,408) (9,287)                        (33,502)  12,115
    investing                       (12,181)  (23,108) (30,925)
    activities
     Cash flows from (2,754)  (1,787)                       12,183    (21,967)
    financing                           968     848     16,063
    activities
    Other Financial
    and Operating
    Data:
     Net income per   $.60      $.65                          $.66       $.30
    common and common                 $.77      $.81      $.18
    equivalent
    share(2)
     EBITDA(3)      $18,967           $20,531              23,607   $16,371(6)
                            $19,795            $21,470   $19,602

    Capital         12,279     9,566                       18,982     6,020
    expenditures                      12,307    22,683    19,480

    Ratio of earnings  2.6x     3.0x                          2.6x       1.9x
    to fixed                           3.5x      3.6x      1.3x
    charges(4)

    Skier visits(5)   1,679     1,783                        2,104      2,055
                                       1,863     1,854     2,113

     Average revenue   $49.44    $49.92                       $50.70    $51.95
    per skier visit                     $51.91    $53.35    $53.93

____________________________
(1) The historical results of SKI reflect the acquisitions of the Sugarloaf (51% interest) and Waterville Valley ski resorts in August 1994 and October 1994, respectively, and the divestiture of the majority of the ski resort and golf course assets of Bear Mountain in October 1995.

(2) The computation of net income per common and common equivalent share amounts are based on the weighted average of shares outstanding during the year. Shares issuable upon the exercise of stock option grants have not been included in the per share computation because they would not have a material effect on earnings per share. The weighted average shares outstanding at the respective balance sheet dates used in the computation of net income per common and common equivalent share were 5,783,480 in 1995; 5,764,663 in 1994; 5,728,908 in 1993;
       5,723,318 in 1992; 5,720,394 in 1991; 5,782,745 year to date
       April 30, 1995; and 5,788,592 year to date April 28, 1996.

(3) EBITDA represents earnings before interest expense, income tax expense, depreciation and amortization expense. EBITDA is presented because management believes it provides useful information regarding a company's ability to incur and service debt. EBITDA should not be considered in isolation or as a substitute for net income or cash flows prepared in accordance with generally accepted accounting principles or as a measure of SKI's profitability or liquidity, and may not be comparable to other similarly titled data of other companies.

(4) The ratio of earnings to fixed charges represents the number of times fixed charges were covered by pre-tax earnings before provision for interest expense. Fixed charges consist of interest expense, capitalized interest, amortization of debt issuance costs, and a portion of operating lease rental expense deemed to be representative of the interest factor.

(5) Each skier visit represents one skier visiting one ski resort for one day, including skiers using complimentary and season passes. Calculation of skier visits requires an estimation of visits by season pass holders. Although different ski resort operators may use different methodologies for making such estimations, management believes that any resulting differences in total skier visits are immaterial.

(6) Includes loss of $4,737 realized in connection with the sale of Bear Mountain.
          THE ACQUISITION; ANTITRUST MATTERS; USE OF PROCEEDS

       The Acquisition. On February 13, 1996, LBO Resort Enterprises (the predecessor of the Company), LBO Acquisition Co. ("Newco"), its wholly owned subsidiary, and SKI entered into the Acquisition Agreement pursuant to which the Company agreed to acquire SKI through the merger of Newco with and into SKI, subject to the satisfaction or waiver of certain covenants and conditions. The Acquisition was consummated on June 28, 1996. Concurrently with the consummation of the Acquisition, Leslie B. Otten contributed to the Company all of the outstanding stock of the corporations comprising Sunday River, Sugarbush, Attitash/Bear Peak and Mt. Cranmore (the "Contribution").

       In the merger of Newco with and into SKI, each of the issued and outstanding shares of common stock, par value $.10 per share, of SKI ("SKI Common Stock"), excluding any shares held in SKI's treasury or owned by the Company or any of its affiliates, were converted into the right to receive an amount in cash equal to $18.00 (the "Purchase Price Per Share"). Pursuant to the Acquisition Agreement, all outstanding stock options ("SKI Options") granted by SKI prior to the date of the Acquisition Agreement automatically became fully vested and the holders thereof became entitled to receive the Purchase Price Per Share less the exercise price of such SKI Option and any amount required by law to be withheld for taxes. The total cash purchase price payable in the Acquisition for the SKI Common Stock and the SKI Options was approximately $104.1 million ($104.6 million including certain transaction expenses). In connection with the Acquisition, the Company assumed or refinanced $58.5 million of debt as of June 28, 1996 (consisting of long-term debt of $20.1 million, current portion of long-term debt of $3.0 million, subordinated debentures of $10.9 million, and other current and long-term liabilities of $24.5 million).

       In connection with the Acquisition, the Company repaid certain indebtedness of the Company and SKI. The repaid indebtedness includes (i) all outstanding indebtedness under SKI's credit agreement with the First National Bank of Boston (the "SKI Credit Agreement"); (ii) all outstanding indebtedness under SKI's existing credit agreement with Teachers' Insurance and Annuity Association (the "TIAA Credit Agreement"); and (iii) all outstanding indebtedness under the Company's existing credit agreement with the First National Bank of Boston (the "ASC Credit Agreement"). On August 30, 1996, the Company repaid all outstanding indebtedness under Sugarloaf's existing credit agreement with the First National Bank of Boston (the "SMC Credit Agreement") and under Sugarloaf's existing term loan indebtedness to the Town of Carrabassett Valley, Maine (the "Town Debt"), contemporaneously with the consummation of the acquisition of the 49% minority interest in Sugarloaf which was not acquired by the Company in the Acquisition.

       Prior to the Acquisition, Sunday River delivered to Mr. Otten a demand note (the "Demand Note") in the principal amount of $5.2 million for the amounts expected to become payable by Mr. Otten in 1996 and 1997 as income taxes with respect to Sunday River's pre-Acquisition income as a Subchapter S Corporation. This note is unsecured and bears interest at 5.4% per annum, the applicable federal rate in effect at the time of issuance.

Antitrust Matters

       Federal. The Company entered into the Consent with the DOJ in order to resolve the concerns identified by the DOJ in response to the Company's filing with the Federal Trade Commission under the Hart-Scott-Rodino Act. The United States filed a civil antitrust complaint through the DOJ alleging that the Acquisition would violate Section 7 of the Clayton Act due to substantial increase in the concentration of ownership of ski resorts to which eastern New England residents (i.e., those in Maine, eastern Massachusetts, Connecticut and Rhode Island) practicably can go for weekend ski trips, and of those to which Maine residents practicably can go for day ski trips. The DOJ complaint alleged that the Acquisition threatened to raise the price of, or reduce discounts for, weekend and day skiing to consumers living in those areas in violation of
Section 7 of the Clayton Act. Simultaneously with the filing of the complaint, DOJ also filed the Consent as a proposed settlement that would permit the Company to complete the Acquisition, but would also require the divestiture of the Waterville Valley and Mount Cranmore resorts in order to preserve and enhance competition for skiers in eastern New England.

       The Company has resolved antitrust concerns of the DOJ raised by the Acquisition by entering into a consent decree. Specifically, the Company has agreed to divest the assets constituting the Waterville Valley and Mt. Cranmore resorts not later than December 1, 1996. The Consent (i) requires the Company to use its best efforts to complete the divestitures as expeditiously as possible, (ii) gives DOJ the ability, in its sole discretion, to extend the time period for completing the divestitures by an additional ninety days, and (iii) requires the Company to consent to the appointment of a trustee to accomplish the divestitures at the best price then obtainable upon a reasonable effort by the trustee in the event the divestitures have not been completed within the allotted period. Until the divestitures are accomplished, the consent decree requires the Company to take all steps necessary to assure that the resorts will be maintained and operated as on-going, economically viable resorts, including maintaining their usual and ordinary levels of marketing personnel and marketing activity, and maintaining the resorts' assets in operable condition based on normal maintenance, and prohibits the Company from taking any action that would jeopardize the divestiture of the resorts.

       On August 30, 1996 the Company entered into a Purchase and Sale Agreement with Booth Creek Ski Acquisition Corp. providing for the sale of all of the assets constituting the Waterville Valley and Mount Cranmore ski resorts for a total purchase price of $17.5 million. The sale of the resorts is scheduled to close on or before November 27, 1996. See "Recent Developments."

       In the event the sale to Booth Creek Ski Acquisition
Corp. does not occur, no assurance can be given (i) that DOJ would extend the time limit for completion of the divestitures if requested to do so or (ii) as to the price or terms at which the divestitures will occur.

       State. The Maine Attorney General raised concerns that the Acquisition would result in increased concentration of the Company's market share within the State of Maine and could result in an elimination of discounts historically available to Maine resident skiers. The Maine Attorney General filed a Complaint under the State of Maine's antitrust laws (10 M.R.S.A. Sections 1102-A & 1104), together with a consent degree specifically addressing the Maine Attorney General's concerns with maintaining historical discounts available for Maine resident skiers. The consent decree requires that: (i) the Company maintain the same level of day lift ticket pricing discounts to Maine skiers as was in place during the 1995-96 season at the Sunday River and Sugarloaf resorts, which is expected to be accomplished by determining the blended average yield for both resorts on day tickets sold to Maine residents and to out-of-state residents, and maintaining a ratio of Maine resident day ticket yield to nonresident ticket yield at or below the ratio determined for the 1995-96 season, (ii) the gross amount of discounts on junior and teen season passes sold to Maine residents will not be reduced below the 1995-96 season level for a period of three years, (iii) the Company establish procedures acceptable to the Maine Attorney General adequate to track the ratios and gross youth season pass discounts for each ski season and report those results to the Maine Attorney General at the conclusion of each fiscal year, and (iv) should the Company fail to achieve the required ratios in any season, it will take action necessary during the following season so that the required ratio will have been achieved when the two seasons are averaged. The Maine Attorney General has retained the right to audit the Company's results and to retain independent accountants or other experts in connection therewith at the Company's cost. The consent decree does not limit the Company's ability to establish prices, pricing discounts, or pricing or discount programs so long as the required ratios are satisfied. The consent decree will be reviewed every three years to determine if any modifications are necessary in light of then prevailing market conditions. The pricing controls imposed under the consent decree are consistent with the Company's current operations, and management believes that such controls will not have an adverse impact upon the Company's operations or financial condition.

       Use of Proceeds. The Company will not receive any cash proceeds from the Exchange Offers. In consideration for issuing the New Notes and the New Subordinated Notes in exchange for Old Notes and Old Subordinated Notes, respectively, as described in this Prospectus, the Company will receive Old Notes and Old Subordinated Notes in like principal amount. The Old Notes and Old Subordinated Notes surrendered in exchange for the New Notes and the New
Subordinated Notes will be retired and canceled.
Accordingly, the issuance of the New Notes and the New
Subordinated Notes will not result in any change in the indebtedness of the Company.

       The Company applied the net proceeds of the Offerings, together with borrowings under the Senior Credit Facility and available cash, of $42.8 million and $10.9 million, respectively, to (i) fund the $104.6 million payable pursuant to the Acquisition, (ii) repay existing indebtedness (including accrued interest thereon) of the Company and of SKI, of $40.5 million and $20.5 million (which includes long-term debt, including the current portion thereof, and related accrued interest, and prepayment penalty associated with the TIAA Credit Agreement ($13.1 million), provide funding for the repayment of existing indebtedness of Sugarloaf under the SMC Credit Agreement ($3.4 million) and Town Debt ($4.0 million)), respectively, (iii) and for the acquisition of the minority interest in Sugarloaf not already owned by SKI (excluding certain outstanding warrants to acquire Sugarloaf common stock), at a price equal to $2.0 million in cash and earnings-based contingent purchase price of up to an additional $1 million, (iv) fund the Pledge Account with approximately $14.4 million to secure the first two interest payments on the Notes, and (v) pay fees and expenses associated with the Acquisition, the Offerings and the Senior Credit Facility in the amount of $8.3 million. See "Pro Forma Capitalization." The following table reflects the sources and uses of funds in connection with the Acquisition at June 28, 1996:

                                    (in millions)
    Sources:
       Senior Subordinated Notes         $116.6
       Units                               20.0
       Senior Credit Facility (1)          42.8
       Cash (2)                            10.9
         Total                           $190.3

    Uses:
       SKI acquisition,                  $104.6
    outstanding shares and
    options
       Acquisition of Sugarloaf             2.0
    minority interest (cash
    portion (3)

       Pledge Account                      14.4
       Repayment of existing
    indebtedness, including
    accrued interest (4):
         TIAA Credit Agreement             13.1
         ASC Credit Agreement              40.5
         SMC Credit Agreement               3.4
         Town Debt                          4.0
       Transaction and financing            8.3
    costs (5)
         Total                           $190.3

________________________
(1) Under the Senior Credit Facility, a total of $65.0 million is available for borrowing by the Company, subject to compliance with the terms thereof. See "Description of Other Indebtedness -- The Senior Credit Facility."

(2) Includes a $5.1 million deposit paid to SKI under the Acquisition Agreement in February 1996 (including accrued interest).

(3) Certain former stockholders of Sugarloaf hold warrants to acquire approximately 15% of its outstanding Common Stock, on a fully diluted basis, at a price of $.66 per share, or an aggregate exercise price of approximately $737,000, at any time on or prior to June 30, 2002.

(4) The TIAA Credit Agreement matures in 2003 and bears interest at 8.12% per annum. The ASC Credit Agreement matures in 2002 and bears interest at a rate equal to LIBOR plus 2.50% per annum, with a weighted average interest rate of 7.3% at June 28, 1996. The SMC Credit Agreement consists of two facilities, one of which matures on June 30, 1996 and bears interest at prime plus 2% per annum, and the other of which matures in 1998 and bears interest at prime plus .5% per annum. The Town Debt matures in 2013 and bears interest at a rate of 7.96% per annum as of June 28, 1996.

     (5)    Represents the estimated fees and expenses related to
         the Acquisition, the Offerings and the Senior Credit
                               Facility.
                          RECENT DEVELOPMENTS

       Since July 28, 1996, the following transactions have occurred. Management considers these transactions to be material to the operation of the Company.

Divestiture of Waterville Valley and Mt. Cranmore Resorts

       On August 30, 1996 the Company entered into a Purchase and Sale Agreement with Booth Creek Ski Acquisition Corp. providing for the sale of both the Waterville Valley and Mt. Cranmore resorts, as required in the DOJ Consent. The purchase price for the assets of those resorts is $17,500,000. The purchase price will be paid $14,750,000 in cash at closing and $2,750,000 in a subordinated promissory note bearing interest at 12% per annum payable in installments over 7.5 years. The closing of the purchase and sale is anticipated to occur on or before November 27, 1996. The closing is not subject to a financing contingency and an earnest money deposit with a value of $750,000 has been made by the purchaser. On October 22, 1996 the DOJ approved Booth Creek Ski Acquisition Corp. as a purchaser satisfying the requirements of the Consent. The net proceeds from the sale will be applied to reduce indebtedness under Senior Credit Facility.

Acquisition of Sugarloaf Mountain Corporation 49% Minority
Interest

       On August 29, 1996 the Company acquired the remaining
49% minority interest in the co      mmon stock of Sugarloaf
Mountain Corporation that it had not previously acquired through the Acquisition, thereby making it a wholly owned subsidiary of the Company (subject to the interests of warrant holders who collectively may purchase approximately 15% of the common stock of Sugarloaf for total consideration of $737,000 at any time on or prior to June 30, 2002). The 49% interest was purchased for a cash purchase price of $2 million. The Company entered into a commitment with the selling minority stockholders to pay up to an additional $1 million in purchase price based upon the Sugarloaf resort's EBITDA over the period 1997 through 2002. The performance-based purchase price will be calculated by multiplying annual EBITDA by a factor of .11, with that product then being multiplied by a factor of .49. Payments will be made on November 30 of each of the years 1997 through 2002.

Grand Summit at Attitash/Bear Peak

       In August, 1996 the Company, through its wholly-owned subsidiary LBO Hotel Co., commenced construction of the Grand Summit at Attitash/Bear Peak. The Grand Summit at Attitash/Bear Peak is a quartershare condominium hotel and conference center located at the Attitash/Bear Peak Resort in Bartlett, New Hampshire. The first phase of the project consists of 105 condominium units (143 rooms) each divided into quartershare time intervals and a single commercial condominium unit, which will be owned and operated by LBO Hotel Co. The hotel features a 6,895 square foot grand ballroom, 8,100 square feet of conference space, a 125 seat restaurant, a 110 seat lounge and a 45 seat cafe, a three level atrium lobby, a health club with heated outdoor pool and associated retail, child care and entertainment amenities. The facility may ultimately contain two additional phases that are not currently under construction. At total build out the project will consist of 219 condominium units (300 rooms). The total cost for this facility is estimated at $13 million. LBO Hotel Co. established a construction/term financing arrangement with Key Bank of Maine on October 3, 1996 pursuant to which construction financing for $8,500,000 of total cost is being provided. The construction financing is guaranteed by the Company on a limited basis with the Company's liability under the guarantee limited to an aggregate amount of $4.5 million. The remainder of the construction cost is being funded by the Company through its Senior Credit Facility.
As of the date of this Prospectus, the project has in excess of $4 million of quartershare interests committed under binding purchase and sale agreements. Eighty percent of the net proceeds of the sale of quartershare interests are applied to reduce the Key Bank of Maine construction/term project indebtedness and 20% is available to LBO Hotel Co. for its use.

Summer 1996 Capital Improvement Program

       The Company undertook a capital improvement program during the summer and fall of 1996 resulting in total capital expenditures of approximately $18 million. The capital improvement program consisted of $7.8 million of new lifts, $3.2 million of expanded snowmaking capacity, $1.1 million of expanded trails, and $5.9 million in other improvements to resort amenities. These capital improvements were concentrated at the Mt. Snow and Killington resorts. The capital improvement program was funded through the Company's Senior Credit Facility and capital leases.

Pico Mountain Ski Resort Acquisition

       The Company entered into a Purchase and Sale
Agreement effective as of November 1, 1996 to purchase substantially all of the assets of the Pico Mountain Ski Resort located in Sherburne, Vermont. The purchase price is comprised of two components: (1) $3,350,000 of cash payable at closing and (2) $3,350,000 in contingent purchase price payable upon the occurrence of certain future events. The future events and the relevant portion of purchase price payable upon achieving those events are as follows:

Future Events                      Purchase Price Component
Issuance of regulatory approvals   $325,000
for connection of a sewer line
from the Killington Ski Resort
base area facilities to the
Alpine Pipeline, which provides a
direct connection to the City of
Rutland Wastewater Treatment
Facilities

Killington Ski Resort  and Pico    $325,000
Mountain Ski Resort generating,
on a consolidated basis, at least
1,135,000 skier visits in a
single season

Sale of quartershare interests in  $1,000 per quartershare
any condominium hotel development  unit sold for Pico
at Pico Mountain Ski Resort or     Mountain Development and
Killington Ski Resort              $500 per quartershare
                                   sold for Killington
                                   Resort development, up
                                   to an aggregate maximum
                                   of $700,000

Killington Ski Resort and Pico     $2,000,000 payable in
Mountain Ski Resort generating,    equal annual
on a consolidated basis (1) at     installments of $200,000
least 4,000,000 skier visits on a  each beginning March 1,
cumulative basis from the closing  2000 and ending March 1,
date through March 1, 2000 or (2)  2009
1,400,000 skier visits in a
single season


       The Pico Mountain Ski Resort is currently owned and operated by four separate companies. The company responsible for the operation of the resort has filed a voluntary petition under Chapter 7 of the United States Bankruptcy Code. The Company is not purchasing any of the assets of the operating company and is not assuming any liabilities of the operating company. The Company is purchasing substantially all of the assets of the remaining three companies, the principal business of which is the ownership of the real estate and improvements constituting the Pico Mountain Resort, which has historically been leased to the operating company.

       Financing for the cash portion of purchase price payable at closing is expected to be provided through the Senior Credit Facility, but availability of that credit is subject to both final approval by the lenders under the Senior Credit Facility and the closing of the divestiture of the Waterville Valley and Mt. Cranmore resorts.

       The Pico Mountain Resort is located adjacent to the Killington Ski Resort. Subject to receipt of necessary governmental permits and approvals, the Company intends to connect the two resorts by ski lifts and ski trails and operate the Pico Mountain Ski Resort as part of the Killington Ski Resort.


RISK FACTORS

       In addition to the other matters described in this Prospectus, the following factors should be carefully considered by each Holder before accepting the Notes
Exchange Offer or the Subordinated Notes Exchange Offer, although certain of the factors described below are equally applicable to the Old Notes and the Old Subordinated Notes.

Leverage and Debt Service

       The Company is highly leveraged. At July 28, 1996, after giving pro forma effect to the acquisition of the 49% interest in Sugarloaf which was not acquired in the Acquisition and the divestitures of the Waterville Valley and Mt. Cranmore resorts, the Company's total indebtedness (including current maturities) and stockholders' equity would have been $204.2 million and $22.4 million, respectively, and the Company would have had an additional $30.6 million available to be borrowed under the Senior Credit Facility. The Company borrowed under the Senior Credit Facility in order to fund operating losses incurred in the fourth quarter of fiscal 1996 and the first quarter of fiscal 1997 (see "-- Dependence on Weather Conditions; Seasonality"); accordingly, borrowings under the Senior Credit Facility increased from the date of consummation of the Acquisition. As a result of the loss incurred on a pro forma basis for the fiscal year ended July 28, 1996 and July 30, 1995, after giving pro forma effect to the Aquisition, the acquisition of the 49% interest of Sugarloaf, and the divestiture of the Waterville and Mt. Cranmore resorts, earnings would have been insufficient to cover the indicated fixed charges. Earnings would not have covered fixed charges by $18.0 and $8.4 million for such years, respectively. However, such results for the fiscal year 1996 include non-cash charges such as depreciation and amortization of $16.4 million and a loss on the sale of Bear Mountain in October 1995 of $4.7 million. For the fiscal year 1995, non-cash charges include depreciation and amortization of $18.8 million. The Company's ability to make scheduled payments of the principal of, or interest on, or to refinance its indebtedness (including the Notes and the Subordinated Notes) depends on its future performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond its control.

       The Company believes that its cash flow from operations following the Acquisition, together with borrowings under the Senior Credit Facility, will be adequate to meet its anticipated requirements for working capital, capital expenditures, interest payments and scheduled principal payments over the next several years. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." There can be no assurance, however, that the Company's business will continue to generate cash flow at or above current levels. If the Company is unable to generate sufficient cash flow from operations in the future to service its debt and make necessary capital expenditures, or if its future earnings are insufficient to make all required principal payments out of internally generated funds, the Company may be required to refinance all or a portion of its existing debt, sell assets or obtain additional financing. There can be no assurance that any such refinancing or asset sales would be possible or that any additional financing could be obtained on terms acceptable to the Company or at all, particularly in view of the Company's high level of debt following the Acquisition and the fact that substantially all of its assets (and those of certain of its Subsidiaries) will be pledged to secure the borrowings under the Senior Credit Facility and other secured obligations. See "Description of Other Indebtedness -- The Senior Credit Facility."

       The Company's high level of debt will have several important effects on its future operations, including the following: (a) the Company will have significant cash requirements to service debt, reducing funds available for operations, expansions and improvements and increasing the Company's vulnerability to adverse general economic and industry conditions; (b) the financial covenants and other restrictions contained in the Senior Credit Facility, the Indenture and other agreements relating to the Company's indebtedness require the Company to meet certain financial tests and restrict its ability to borrow additional funds and to dispose of assets; and (c) because of the Company's debt service requirements, funds available for working capital, capital expenditures, acquisitions and general corporate purposes may be limited. The Company's leveraged position may increase its vulnerability to competitive pressures and the cyclicality of the skiing and recreational industries. In addition, although management believes that capital expenditures above maintenance levels can be deferred to address cash flow or other constraints, such initiatives cannot be deferred for extended periods without adverse effects on skier visits, revenues and profitability. The Company's continued growth depends, in part, on its ability to maintain and expand its facilities and to engage in successful real estate development initiatives, and, therefore, to the extent it is unable to do so with internally generated cash, its inability to finance capital expenditures through borrowed funds could have a material adverse effect on the Company's future operations.

Restrictions Under Debt Agreements

       The Indenture and the Subordinated Note Indenture contain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to incur additional indebtedness, sell assets, or enter into certain mergers and consolidations. In addition, the Senior Credit Facility contains restrictive covenants which, generally, are more restrictive than those contained in the Indenture and the Subordinated Note Indenture, and prohibits the Company from prepaying its subordinated indebtedness (including the Notes and the Subordinated Notes). The Senior Credit Facility also requires the Company to maintain specified consolidated financial ratios and satisfy certain consolidated financial tests. The consolidated financial ratios and tests consist of the following:

       Ratio of Consolidated Total Debt to Consolidated EBITDA. The Company must maintain a ratio of consolidated total debt to consolidated EBITDA measured on a rolling four quarter basis beginning at 7.25-to-1.00 commencing the first fiscal quarter of 1997 and declining on a graduated basis to 3.50-to-1.00 for the fourth fiscal quarter of 2001.

       Interim Fiscal Year 1997 Consolidated EBITDA. For the fiscal quarter ending October, 1996, the Company shall not incur negative consolidated EBITDA in excess of $6,000,000. For the two fiscal-quarter-period ending January, 1997, the Company must generate consolidated EBITDA of not less than $9,400,000. For the three fiscal-quarter-period ending April, 1997, the Company must generate consolidated EBITDA of not less than $37,300,000.

       Ratio of Consolidated Adjusted Cash Flow to
Consolidated Debt Service. The Company must maintain as of the end of each fiscal quarter commencing with the fourth fiscal quarter of the 1997 fiscal year for the four-quarter period ending as of the last day of each fiscal quarter a ratio of consolidated adjusted cash flow to consolidated debt service of not less than the specified levels measured as of the end of any fiscal quarter beginning at 1.20-to-
1.00 for the 1997 fiscal year and increasing on a graduated basis to 2.00-to-1.00 for the 2001 fiscal year.

       Minimum Consolidated Tangible Net Worth.  The
Company must maintain minimum consolidated tangible net worth (a) as of the last day of each fiscal year of not less than the sum of (i) $25,000,000 plus (ii) 50% of cumulative consolidated net income (without deduction for any losses) for each fiscal year, commencing with the fiscal year ending July 1997 plus (iii) all amounts received after June 28, 1997 from the issuance of equity interests and (b) at all other times, of not less than $15,000,000 plus all amounts received after June 28, 1997 from the issuance of equity interests.

       The Company's ability to meet the foregoing financial ratios and financial tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those ratios and tests. A breach of any of the covenants under the Senior Credit Facility, the Indenture or the Subordinated Note Indenture could result in a default under the Senior Credit Facility, the Indenture and/or the Subordinated Note Indenture. If an event of default occurs under the Senior Credit Facility, the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest, to be immediately due and payable. If the Company is unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. Substantially all the assets of the Company and certain of its Subsidiaries have been pledged as security under the Senior Credit Facility. See "Description of Senior Subordinated Notes," "Description of Subordinated Notes" and "Description of Other Indebtedness -- The Senior Credit Facility."

Subordination of the Notes and the Subordinated Notes

       The payment of principal of, premium and interest on, and any other amounts owing in respect of, the Notes is subordinated to the prior payment in full of all existing and future Senior Debt of the Company, including indebtedness under the Senior Credit Facility, and each Subsidiary Guarantee is subordinated in right of payment to Senior Debt of the Guarantors. The payment of principal of, premium and interest on, and any other amounts owing in respect of, the Subordinated Notes is subordinated to the prior payment in full of all existing and future Subordinated Note Senior Debt of the Company, including indebtedness under the Senior Credit Facility and with respect to the Notes, and each Subordinated Note Subsidiary Guarantee is subordinated in right of payment to Subordinated Note Senior Debt of the Guarantors. As of July 28, 1996, after giving pro forma effect to the acquisition of the 49% interest in Sugarloaf and the divestitures of Waterville and Mt. Cranmore pursuant to the Consent, the aggregate outstanding amount of Senior Debt of the Company would have been approximately $53.8 million and the aggregate outstanding amount of Subordinated Note Senior Debt of the Company would have been approximately $1170.4 million. In addition, the Company would have had $30.6 million available for borrowing under the Senior Credit Facility. The Indenture and the Subordinated Note Indenture limit, but do not prohibit, the incurrence by the Company and the Guarantors of additional indebtedness which is Senior Debt or Subordinated Note Senior Debt, as the case may be. In the event of the bankruptcy, liquidation, dissolution, reorganization or other winding up of the Company, the assets of the Company will be available to pay obligations on the Notes only after all Senior Debt has been paid in full in cash, and the assets of the Company will be available to pay obligations on the Subordinated Notes only after all Subordinated Note Senior Debt has been paid in full in cash, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes or he Subordinated Notes. In addition, under certain circumstances, the Company may not pay principal of, premium or interest on, or any other amounts owing in respect of, the Notes or the Subordinated Notes, or purchase, redeem or otherwise retire the Notes or the Subordinated Notes, if a payment default or a non-payment default exists with respect to certain Senior Debt or Subordinated Note Senior Debt, as the case may be, and, in the case of a non-payment default, a payment blockage notice has been received by the Trustee (as defined) or the Subordinated Note Trustee (as defined), as the case may be. See "Description of Senior Subordinated Notes -- Subordination" and "Description of Subordinated Notes --Subordination."

Holding Company Structure; Effects of Asset Encumbrances

       Virtually all of the Company's operating income will be generated by its subsidiaries. As a result, the Company is dependent on the earnings and cash flow of, and dividends and distributions or advances from, its subsidiaries to provide the funds necessary to meet its debt service obligations, including the payment of principal of and interest on the Notes and the Subordinated Notes. There can be no assurance that such subsidiaries will generate sufficient cash flow to dividend, distribute or advance funds to the Company. Should the Company fail to satisfy any payment obligation under the Notes or the Subordinated Notes, the holders thereof would have a direct claim therefor against the Guarantors pursuant to their Subsidiary Guarantees or their Subordinated Note Subsidiary Guarantees, as applicable. However, substantially all of the assets of the Guarantors have been pledged to secure the obligations of the Company and such subsidiaries under the Senior Credit Facility and other secured obligations. The Indenture and the Subordinated Note Indenture limit, but do not prohibit, the ability of the Company and its Restricted Subsidiaries to incur additional secured indebtedness. In the event of a default under the Senior Credit Facility (or any other secured indebtedness), the lenders thereunder would be entitled to a claim on the assets securing such indebtedness which is prior to any claim of the holders of the Notes (except to the extent provided under the Pledge and Disbursement Agreement) or the Subordinated Notes. Accordingly, there may be insufficient assets remaining after payment of prior secured claims (including claims of lenders under the Senior Credit Facility) to pay amounts due on the Notes or the Subordinated Notes. See "-- Leverage and Debt Service" and "--Subordination of the Notes and the Subordinated Notes."

Risks of Expansion

       An element of the Company's business strategy is the development of new skiable terrain and the development, construction, operation and sale of interval ownership and condominium real estate units, and other related facilities at or near its ski resorts. See "Business -- Real Estate Development." Such efforts will be dependent upon, among other things, receipt of adequate financing on suitable terms and obtaining and maintaining the requisite permits and licenses. There can be no assurance as to whether, when or on what terms such financing, permits and licenses may be obtained. In addition, such efforts entail risks associated with development and construction activities, including cost overruns, shortages of materials or skilled labor, labor disputes, unforeseen environmental or engineering problems, work stoppages, and acts of God, any of which could delay construction and result in a substantial increase in cost to the Company. Because the real estate projects may be developed subject, in whole or in part, to later sales of units or other interests, the Company may face additional risks associated with marketing such units or interests after incurring substantial out-of-pocket costs or indebtedness. See "Business -- Real Estate Development" and "Business -- Environmental Matters." The Company may also grow through acquisitions; however, there can be no assurance that attractive acquisition candidates will be identified, or that any such acquisitions will be completed on terms acceptable to the Company, that necessary financing will be available on suitable terms, if at all, or that such acquisitions will be permitted under applicable antitrust laws. See "-- Leverage and Debt Service."

Ability to Achieve Anticipated Cost Savings; Integration of
SKI

       The Company faces risks associated with implementing its post-Acquisition strategy and integrating the operations of SKI into the operations of the Company. See "Business -- The Company -- Strategy." Management of the Company has estimated that substantial cost savings can be achieved as a result of integrating the operations of the Company and SKI. See "Pro Forma Financial Data" and "Business -- The Company -- Strategy." The cost savings estimates have been prepared solely by members of the management of the Company based on information about SKI available to them, and have not been independently reviewed. The estimates necessarily make numerous assumptions as to future revenue levels and other operating results, the availability of funds for capital expenditures and general industry and business conditions and other matters, many of which are beyond the control of the Company. Investors are cautioned that the actual cost savings realized by the Company may vary considerably from the estimates contained herein and that undue reliance should not be placed upon such estimates. There also can be no assurance that unforeseen costs and expenses or other factors will not offset the anticipated cost savings in whole or in part.

Regional and National Economic Conditions

       The skiing industry is cyclical in nature, and is particularly vulnerable to shifts in regional and national economic conditions. A significant portion of the Company's customers reside in the New England states. The economy in New England has been affected by substantial job losses in the manufacturing sector and in the defense industry, and has experienced other adverse economic trends. Although data indicate a stabilization of the New England economy, there can be no assurance that improvement will occur or that stagnation or declines in skier visits or real estate-related sales will not occur. Skiing is a discretionary recreational activity entailing relatively high costs of participation, and a worsening in the regional economy, or deteriorating national economic conditions, could adversely impact skier visits, and the Company's real estate and other revenues. Accordingly, the Company's financial condition, particularly in light of its highly leveraged condition, could be adversely affected by such a worsening in the regional or national economy. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Dependence on Weather Conditions; Seasonality

       Although the Company's facilities include high quality snowmaking equipment, its revenues and operating expenses continue to be heavily influenced by weather conditions. Adverse weather conditions lead to increased power and other operating costs associated with snowmaking, and can render snowmaking wholly or partially ineffective in maintaining quality skiing conditions. Moreover, it has been management's experience that, despite the presence of high quality snow on the mountains, unfavorable weather conditions in more highly populated areas can result in decreased skier visits. Prolonged adverse weather conditions, or the occurrence of such conditions during key periods of the ski season, can dramatically and adversely affect operating results. In addition, the Company's revenues are highly seasonal in nature, with the vast majority of its revenues historically being generated in the second and third fiscal quarters, of which a significant portion (as well as approximately 20% of annual skier days) is produced in two key weeks -- the Christmas and Presidents' Day vacation weeks. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General." This high degree of seasonality of revenues exacerbates the potential effect on operating results of adverse weather and other developments of even moderate or limited duration.

Competition

       The skiing industry is highly competitive and is characterized by high fixed operating expenses and heavy dependence upon marginal revenues and maintenance or improvement of skier visit levels. The Company's competitors include other major ski resorts in the northeastern United States, as well as in the western states, for its vacation business, and other ski areas in Maine, New Hampshire, Vermont, Massachusetts and upstate New York for weekend and day-skier traffic. The Company also competes with other non-ski-oriented major resorts. See "Business --Competition." The Company believes that competition for skiers focuses on snow conditions, size, quality and variety of terrain, extent and quality of other facilities, quality of service, location and accessibility, and price. While the Company regularly monitors the activities of its principal competitors and modifies its marketing and operational strategies and techniques as necessary, there can be no assurance that its competitors will not be successful in capturing a material portion of the Company's present or potential customer base. Some of the Company's competitors have greater financial resources than the Company and could use these resources to take steps which could adversely affect the Company's competitive position. Such competitors may also be better positioned than the Company to withstand downturns in the skiing industry, adverse weather conditions, price and other forms of competition, and other negative developments. In addition, many of the Company's competitors in the western states have facilities offering more and longer trails with a greater variety of terrain and, as perceived by some, superior natural snow conditions. See "Business -- Competition."

Risk Associated with Leased Property and Property Used
Pursuant to Permits

       Portions of the land underlying certain of the Company's ski resorts are leased by the Company or used pursuant to permits or licenses from governmental and private entities. If any such lease were to be terminated as a result of a default by the lessee or holder thereunder, or if any such permit or license were to be terminated as a result of a default by the user thereunder or not renewed upon expiration or otherwise revoked prior to expiration, the Company would lose possession of the land subject thereto and any improvements thereon, perhaps making it impossible for the Company to operate the affected resort. Certain leases under which the Company is the tenant provide for renewal, but upon terms to be negotiated in the future. Therefore, the obligations of the Company may increase upon any such renewal. Special use permits granted by the United States Forest Service (the "USFS") are subject to termination if the federal government determines that the land is needed for a "higher public purpose." Such permits are granted subject to third party claims to the permitted land, if any, and the USFS reserves the right to use and permit others to use the permitted land so long as such use does not materially interfere with the rights and privileges authorized by the permits. Additionally, the USFS may impose additional conditions on the Company in connection with the Acquisition. For a description of such leases, permits and licenses, see "Business -- Properties." In addition, future expansion could subject the leases, permits or licenses to additional review under the federal National Environmental Policy Act ("NEPA") or other federal or state environmental laws.

Environmental and Land Use Matters

       The Company is subject to a wide variety of federal, state, and local laws, regulations and policies relating to land use and development and to the use, storage, discharge, emission and disposal of hazardous materials. Failure to comply with such laws could result in the imposition of severe penalties or restrictions on operations including, without limitation, revocation of government issued special use permits, where applicable, that could adversely affect present and future operations, including both skiing and real estate development. The Company and SKI have recently completed Phase I environmental assessments at the properties owned or used by their respective subsidiaries. The reports included suggestions relative to certain conditions and areas of potential environmental concern. The reports did not, however, identify any environmental conditions or noncompliance, the remediation or correction of which management believes would have a material adverse impact on the business or financial condition, results of operations and cash flows of the Company at any of its resort areas. In addition, such laws, regulations and policies could change in a manner that materially and adversely affects the Company's ability to conduct its business as at present or to implement desired expansions and improvements to its facilities. See "Business -- Environmental Matters."

Adequacy of Water Supply

       The Company's operations are heavily dependent upon its continued ability, under applicable laws, regulations, policies, permits, licenses, or contractual arrangements, including leases, reservations in deeds, easements and rights-of-way, to have access to adequate supplies of water with which to make snow and service the other needs of its facilities, including, in certain cases, the condominium developments at the properties and otherwise to conduct its operations. There can be no assurance that new applications of existing laws, regulations and policies, or changes in such laws, regulations and policies will not occur in a manner that could have an adverse effect on the Company, or that important permits, licenses or agreements will not be canceled, non-renewed, or renewed on terms materially less favorable to the Company. Additionally, the rights of the Company to use various water sources on or about its properties may be also subject to the rights of other riparian users and the public generally. See "Business --
Environmental Matters" and "Business --Properties."

Antitrust

       The Company has resolved antitrust concerns of the DOJ raised by the Acquisition by entering into a consent decree. Specifically, the Company has agreed to divest the assets constituting the Waterville Valley and Mt. Cranmore resorts not later than December 1, 1996. The Consent (i) requires the Company to use its best efforts to complete the divestitures as expeditiously as possible, (ii) gives the DOJ the ability, in its sole discretion, to extend the time period for completing the divestitures by an additional ninety days, and (iii) requires the Company to consent to the appointment of a trustee to accomplish the divestitures at the best price then obtainable upon a reasonable effort by the trustee in event the divestitures have not been
completed within the allotted period.   If the transactions
contemplated by the agreement established with Booth Creek Ski Acquisition Corp. to purchase these resorts (see "Recent Developments") are not timely consummated, no assurance can be given regarding the results of the sales, including the price to be received or the terms and conditions of the sales. No assurance can be given that the Company will complete the divestitures within the allotted time period or that the resorts will not be subject to sale by a trustee.

Control of the Company

       Ninety-six percent (96%) of the Company's outstanding common stock is held by Leslie B. Otten; therefore, Mr. Otten has the ability unilaterally to control the affairs of the Company, subject only to such limitations as may be imposed under the Senior Credit Facility, the Indenture, the Subordinated Note Indenture or other existing or future contractual provisions.

Dependence on Key Personnel

       The Company's success depends to a significant extent upon the performance and continued service of Mr. Otten, as well as several other key management and operational personnel. The loss of the services of Mr. Otten or of such other personnel could have a material adverse effect on the business and operations of the Company. Neither Mr. Otten nor any other executive officer is subject to an employment agreement with the Company or any of its subsidiaries. See "Management."

Change of Control

       Upon a Change of Control, the Company will be required to offer to repurchase (i) all of the outstanding Notes at 101% of the principal amount thereof, plus accrued interest to the date of repurchase, and (ii) all of the Subordinated Notes at 101% of the Accreted Value or principal amount, as applicable, thereof, plus accrued interest to the date of repurchase. There can be no assurance that the Company will have sufficient funds available or will be permitted by its other debt agreements to repurchase the Notes and the Subordinated Notes upon the occurrence of a Change of Control. In addition, a Change of Control may cause a default under the Senior Credit Facility and other Senior Debt or Subordinated Note Senior Debt of the Company, in which case the subordination provisions of the Notes or the Subordinated Notes, as the case may be, would require payment in full of all such Senior Debt or Subordinated Note Senior Debt of the Company before repurchase of the Notes or the Subordinated Notes, as the case may be. See "Description of Senior Subordinated Notes -- Subordination," "Description of Senior Subordinated Notes -- Repurchase at the Option of Holders -- Change of Control," "Description of Subordinated Notes --Subordination" and "Description of Subordinated Notes -- Repurchase at the Option of Holders -- Change of Control." The inability to repay Senior Debt or Subordinated Note Senior Debt of the Company, if accelerated, and to repurchase all of the tendered Notes or Subordinated Notes, would constitute an event of default under the Indenture or the Subordinated Note Indenture, as the case may be.

Fraudulent Conveyance Risks

       Various fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court to subordinate or avoid the Notes, any Subsidiary
Guarantee, the Subordinated Notes or any Subordinated Note
Subsidiary Guarantee in favor of other existing or future creditors of the Company or a Guarantor.

       If a court in a lawsuit on behalf of any unpaid creditor of the Company or a representative of the Company's creditors were to find that, at the time the Company issued the Notes or the Subordinated Notes, the Company (x) intended to hinder, delay or defraud any existing or future creditor or contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (y) did not receive fair consideration or reasonably equivalent value for issuing such Notes or such Subordinated Notes, as applicable, and the Company (i) was insolvent, (ii) was rendered insolvent by reason of such distribution, (iii) was engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business, or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court could void such Notes or such Subordinated Notes, as applicable, and void such transactions. Alternatively, in such event, claims of the holders of such Notes or such Subordinated Notes, as applicable, could be subordinated to claims of the other creditors of the Company.

       The Company's obligations under the Notes and the Subordinated Notes have been guaranteed by the Guarantors. To the extent that a court were to find that (x) a Subsidiary Guarantee or Subordinated Note Subsidiary Guarantee was incurred by a Guarantor with intent to hinder, delay or defraud any present or future creditor or the Guarantor contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others or (y) such Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Subsidiary Guarantee or Subordinated Note Subsidiary Guarantee and such Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of the issuance of such Subsidiary Guarantee or Subordinated Note Subsidiary Guarantee, (iii) was engaged or about to engage in a business or transaction for which the remaining assets of such Guarantor constituted unreasonably small capital to carry on its business, or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could void or subordinate such Subsidiary Guarantee or Subordinated Note Subsidiary Guarantee in favor of the Guarantor's creditors. A legal challenge of a Subsidiary Guarantee or Subordinated Note Subsidiary Guarantee on fraudulent conveyance grounds may, among other things, focus on the benefits, if any, realized by the Guarantor as a result of the issuance by the Company of the applicable Notes or Subordinated Notes.

       To the extent any Subsidiary Guarantees or Subordinated Note Subsidiary Guarantees were avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Notes or the Subordinated Notes, as the case may be, would cease to have any claim in respect of such Guarantor and would be creditors solely of the Company and any Guarantor whose Subsidiary Guarantee or Subordinated Note Subsidiary Guarantee was not avoided or held unenforceable. In such event, the claims of the holders of the applicable Notes or Subordinated Notes against the issuer of an invalid Subsidiary Guarantee or Subordinated Note Subsidiary Guarantee would be subject to the prior payment of all liabilities and preferred stock claims of such Guarantor. There can be no assurance that, after providing for all prior claims and preferred stock interests, if any, there would be sufficient assets to satisfy the claims of the holders of the applicable Notes relating to any voided portions of any of the Subsidiary Guarantees or Subordinated Note Subsidiary Guarantees.

       Based upon financial and other information currently available to it, management of the Company believes that the Notes, the Subsidiary Guarantees, the Subordinated Notes and the Subordinated Note Subsidiary Guarantees have been incurred for proper purposes and in good faith and that the Company and each Guarantor (i) is solvent and will continue to be solvent after issuing the Notes, the Subordinated Notes, its Subsidiary Guarantee or its Subordinated Note Subsidiary Guarantee, as the case may be, (ii) has sufficient capital for carrying on its business after such issuance, and (iii) will be able to pay its debts as they mature. See "Management's Discussions and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

Tax Considerations

       The Old Subordinated Notes were issued with significant original issue discount, and the Old Notes were issued with original issue discount, for federal income tax purposes, and the New Notes and the New Subordinated Notes will have similar original issue discount upon consummation of the Exchange Offers. Although interest will not accrue on the Subordinated Notes prior to July 15, 2001, and there will be no periodic payments of cash interest on the Subordinated Notes prior to January 15, 2002, original issue discount (i.e., the difference between the stated redemption price at maturity and the issue price of the Subordinated Notes) will accrue from the issue date of the Subordinated Notes. Original issue discount equal to such difference in the case of the Notes will accrue from the issue date of the Notes. Holders of the Subordinated Notes or the Notes will be required to include such original issue discount in gross income for federal income tax purposes over the term of such obligations in advance of the receipt of the cash payments to which the income is attributable. See "Certain Federal Income Tax Consequences."

       In addition, the Subordinated Notes constitute "applicable high yield discount obligations" for federal income tax purposes. As a result, the Company's deduction of original issue discount on the Subordinated Notes will be limited as follows: First, the "disqualified portion" of original issue discount on the Subordinated Notes will not be deductible by the Company. In general, the "disqualified portion" of original issue discount on the Subordinated Notes equals the percentage of such original issue discount obtained by dividing (a) the excess of the yield to maturity of the Subordinated Notes over the sum of the applicable federal rate for the month in which the Subordinated Notes are issued (6.92% for debt instruments issued in June 1996) plus six percentage points by (b) the yield to maturity of the Subordinated Notes. For purposes of the foregoing rules, the yield to maturity of the Subordinated Notes will be determined based on the "issue price" of the Subordinated Notes as determined for federal income tax purposes, which in general is the portion of the issue price of the Units allocated to the Subordinated Notes. See "Certain Federal Income Tax Consequences -- Original Issue Discount." Second, the remainder of the original issue discount on the Subordinated Notes will not be deductible by the Company until paid.

       If a bankruptcy case is commenced by or against the Company under the U.S. Bankruptcy Code after the issuance of the Subordinated Notes and the Notes, the claim of a holder of Subordinated Notes or Notes with respect to the principal amount thereof may be limited to an amount equal to the sum of (i) the initial offering price and (ii) that portion of the original issue discount that is not deemed to constitute "unmatured interest" for purposes of the U.S. Bankruptcy Code. Any original issue discount that was not amortized as of such bankruptcy filing would constitute "unmatured interest."

       See "Certain Federal Income Tax Considerations" for a more detailed discussion of the federal income tax consequences to the holders regarding the purchase, ownership and disposition of the Subordinated Notes and the Notes.

Absence of Public Market

       The New Notes and the New Subordinated Notes are being offered exclusively to holders of the Old Notes and the Old Subordinated Notes, respectively. The Old Notes and the Old Subordinated Notes were issued to a limited number of institutional investors on June 28, 1996. There is no existing trading market for the Notes or the Subordinated Notes, and although the Company has been advised that Bear Stearns currently intends to make a market in the Notes and the Subordinated Notes, Bear Stearns is not obligated to do so and may discontinue any such market making at any time without notice. In addition, any market making activities in the Old Notes and the Old Subordinated Notes may be limited during the pendency of the Exchange Offers. There can be no assurance that an active trading market for the Notes or the Subordinated Notes will develop, or, if it develops, that it will continue. The Company does not intend to list the Notes or the Subordinated Notes on any securities exchange or to seek approval for quotation of the Notes or the Subordinated Notes through any automated quotation system. Future trading prices for the Notes and the Subordinated Notes will depend on many factors, including, among others, the Company's operating results, the market for similar securities and changes in prevailing interest rates.

Consequences of Failure to Exchange

       Holders of Old Notes or Old Subordinated Notes who do not exchange for New Notes or New Subordinated Notes pursuant to the Exchange Offers will continue to be subject to the restrictions on transfer of such Old Notes or Old Subordinated Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes or the Old Subordinated Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes and the Old Subordinated Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes or the Old Subordinated Notes under the Securities Act. New Notes and New Subordinated Notes issued pursuant to the Exchange Offers may be offered for resale, resold or otherwise transferred by Holders thereof (other than any such holder which is an "affiliate" of the Company or any Guarantor within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Notes or New Subordinated Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such notes. Each broker-dealer that receives New Notes or New Subordinated Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes or New Subordinated Notes. The Letter of Transmittal states that, by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes or New Subordinated Notes received in exchange for Old Notes or Old Subordinated Notes where such Old Notes or Old Subordinated Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the effective date of this Prospectus, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes and New Subordinated Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. To the extent that Old Notes or Old Subordinated Notes are tendered and accepted in the Exchange Offers, the trading market for untendered and tendered but unaccepted Old Notes and Old Subordinated Notes will be adversely affected.

THE EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

       On June 28, 1996 (the "Closing Date"), the Old Notes were sold by the Company to the Initial Purchasers and the Old Subordinated Notes were sold by the Company to Bear
Stearns. The Initial Purchasers and Bear Stearns subsequently resold the Old Notes and the Old Subordinated
Notes, respectively, to qualified institutional buyers and/or institutional accredited investors. In connection with the issuance of the Old Notes and the Old Subordinated
Notes, the Company and the Guarantors entered into the Registration Rights Agreements with the Initial Purchasers and Bear Stearns, respectively. Pursuant to the Registration Rights Agreements, the Company agreed (i) to file with the Commission a registration statement under the Securities Act with respect to the Exchange Offers no later than 45 days following the Closing Date, (ii) to use its best efforts to cause such registration statement to become effective under the Securities Act at the earliest practicable time, but in no event later than 150 days after the Closing Date, and (iii) upon effectiveness of the Registration Statement, to consummate the Exchange Offers within 30 business days. Copies of the Registration Rights
Agreements have been filed as exhibits to the Registration
Statement of which this Prospectus is a part.  The
Registration Statement is intended to satisfy the Company's obligations under the Registration Rights Agreements.

       As a result of the filing and the effectiveness of the Registration Statement of which this Prospectus is a part, payment of certain liquidated damages provided for in the Registration Rights Agreements will not occur.
Following the consummation of the Exchange Offers, Holders of Old Notes or Old Subordinated Notes will not, in general, have any further registration rights and the Old Notes or Old Subordinated Notes will continue to be subject to certain restrictions on transfer except that certain Holders may have certain registration rights in certain limited circumstances. See "- Certain Consequences of a Failure to Exchange." Accordingly, the liquidity of the market for the Old Notes or Old Subordinated Notes could be adversely affected.

Resales of New Notes and New Subordinated Notes

       The Company is making the Exchange Offers in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offers as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company believes that New Notes issued pursuant to the Notes Exchange Offer in exchange for Old Notes and New Subordinated Notes issued pursuant to the Subordinated Notes Exchange Offer in exchange for Old Subordinated Notes may be offered for resale, resold and otherwise transferred by a Holder thereof (other than a Holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes and New Subordinated Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Notes or New Subordinated Notes. However, any Holder of Old Notes or Old Subordinated Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offers for the purpose of distributing New Notes or the New Subordinated Notes, or any broker-dealer who purchased Old Notes or Old Subordinated Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Notes or Old Subordinated Notes in the Exchange Offers, and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Notes or Old Subordinated Notes unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Notes or Old Subordinated Notes acquired for its own account as a result of market-making or other trading activities and exchanges such Old Notes for New Notes or exchanges such Old Subordinated Notes for New Subordinated Notes, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Notes or New Subordinated Notes.

       Each Holder of Old Notes who wishes to exchange Old Notes for New Notes in the Notes Exchange Offer and each Holder of Old Subordinated Notes who wishes to exchange Old Subordinated Notes for New Subordinated Notes in the Subordinated Notes Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company,
(ii) any New Notes or New Subordinated Notes to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Notes or New Subordinated Notes, and (iv) if such Holder is not a broker-dealer, such Holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Notes or New Subordinated Notes. Each broker-dealer that receives New Notes or New Subordinated Notes for its own account pursuant to the Exchange Offers must acknowledge that it acquired the Old Notes or Old Subordinated Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes or New Subordinated Notes. The Notes Letter of Transmittal and the Subordinated Notes Letter of Transmittal state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company believes that broker-dealers who acquired Old Notes or Old Subordinated Notes for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to New Notes or New Subordinated Notes received upon exchange of such Old Notes or Old Subordinated Notes, as the case may be (other than Old Notes or Old Subordinated Notes which represent an unsold allotment from the original sale of the Old Notes or Old Subordinated Notes, as the case may be), with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Notes or New Subordinated Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Notes or New Subordinated Notes received in exchange for Old Notes or Old Subordinated Notes, as the case may be, where such Old Notes or Old Subordinated Notes, as the case may be, were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreements, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Notes or New Subordinated Notes for the lesser of (i) a period of 180 days from the date on which the Registration Statement of which this Prospectus is a part is declared effective or
(ii) such period of time as such Participating Broker-Dealer must comply with the prospectus delivery requirements of the Act in order to resell such New Notes or New Subordinated Notes (subject to extension under certain limited circumstances below). See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

       In that regard, each Participating Broker-Dealer who surrenders Old Notes or Old Subordinated Notes pursuant to the Exchange Offers will be deemed to have agreed, by execution of the Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal, as the case may be, that, upon receipt of advice from the Company of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, this Prospectus, or any supplement or amendment thereto, untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements herein or therein not misleading or of the occurrence of certain other events specified in the Registration Rights Agreements, such Participating Broker-Dealer will suspend the sale of New Notes or New Subordinated Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such untrue statement or make the statements herein or therein not misleading and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has advised such Participating Broker-Dealer in writing that the sale of the New Notes or New Subordinated Notes may be resumed, as the case may be. If the Company gives such notice to suspend the sale of New Notes or New Subordinated Notes, or if the Company delays or suspends the effectiveness of the Registration Statement of which this Prospectus is a part, under certain circumstances it shall extend the period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Notes or New Subordinated Notes by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Notes or New Subordinated Notes or to and including the date on which the Company has given the advice that the sale of New Notes or New Subordinated Notes may be resume, as the case may be.

       A Participating Broker-Dealer who intends to use the Prospectus in connection with the resale of the New Notes or New Subordinated Notes pursuant to the Exchange Offers must notify the Company, or cause the Company to be notified, on or prior to the Expiration Date that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letters of Transmittal or may be delivered to the Exchange Agent at the address set forth in the sections of this Prospectus entitled "- Terms of the Exchange Offers - Exchange Agent" and "Exchange Agent."

Certain Consequences of a Failure to Exchange

       The Old Notes or Old Subordinated Notes have not been registered under the Securities Act or any state securities law and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions, including the Company's and the Trustee's rights in certain cases to require the delivery of opinions of counsel, certifications and other information prior to any such transfer. Old Notes or Old Subordinated Notes which remain outstanding after consummation of the Exchange Offers will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offers, Holders of the Old Notes or Old Subordinated Notes which remain outstanding will not be entitled to any rights to have such Old Notes or Old Subordinated Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreements (subject to certain limited exceptions, if applicable, which would entitle certain holders in limited circumstances to shelf registration rights with respect to the Old Notes or Old Subordinated Notes). The Company currently does not intend to register under the Securities Act any Old Notes or Old Subordinated Notes which remain outstanding after consummation of the Exchange Offers (subject to such limited exceptions, if applicable).

       To the extent that Old Notes or Old Subordinated
Notes are tendered and accepted in the Exchange Offers, a Holder's ability to sell untendered Old Notes or untendered
Old Subordinated Notes could be adversely affected. In addition, to the extent that Old Notes or Old Subordinated
Notes are tendered and accepted in connection with the Exchange Offers, any trading market for Old Notes or Old
Subordinated Notes, as the case may be, which remain outstanding after the Exchange Offers could be adversely affected.

       The New Notes and any Old Notes which remain outstanding after consummation of the Notes Exchange Offer will constitute a single series of debt securities under the Indenture and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount thereof have taken certain actions or exercised certain rights under the Indenture. See "Description of Senior Subordinated Notes."

       The New Subordinated Notes and any Old Subordinated Notes which remain outstanding after the consummation of the Subordinated Notes Exchange Offer will constitute a single series of debt securities under the Subordinated Note Indenture and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount thereof have taken certain actions or exercised certain rights under the Subordinated Note Indenture. See "Description of Subordinated Notes."

       The Registration Rights Agreements provide for liquidated damages in the event that certain events relating to the registration of the New Notes or New Subordinated Notes offered in the Exchange Offers does not occur within specified time parameters. See "- Purpose and Effect of the Exchange Offers." Following consummation of the Exchange Offers, the Old Notes and the Old Subordinated Notes will not be entitled to any liquidated damages thereon, except in certain limited circumstances, if applicable. The New Notes and the New Subordinated Notes will not be entitled to any such liquidated damages thereon.

Terms of the Exchange Offers

       General

       The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal, as applicable, to exchange up to $120,000,000 aggregate principal amount of New Notes for a like aggregate principal amount of Old Notes and up to $39,132,000 aggregate principal amount of New Subordinated Notes for a like aggregate principal amount of Old Subordinated Notes properly tendered on or prior to the Expiration Date (as defined below) and not properly withdrawn in accordance with the procedures described below. The Company will issue, promptly after the Expiration Date, an aggregate principal amount of up to $120,000,000 of New Notes in exchange for a like principal amount of outstanding Old Notes tendered and accepted in connection with the Notes Exchange offer and an aggregate principal amount of up to $39,132,000 of New Subordinated Notes in exchange for a like principal amount of outstanding Old Subordinated Notes tendered and accepted in connection with the Subordinated Notes Exchange Offer. Holders may tender their Old Notes and Old Subordinated Notes in whole or in part in a principal amount of $1,000 and integral multiples thereof.

       The Exchange Offers are not conditioned upon any minimum principal amount of Old Notes or Old Subordinated Notes being tendered. As of the date of this Prospectus, $120,000,000 aggregate principal amount of the Old Notes is outstanding and $39,132,000 aggregate principal amount of the Old Subordinated Notes is outstanding. Solely for reasons of administration (and for no other purpose), the Company has fixed the close of business on the date of this Prospectus as the record date for the Exchange Offers for purposes of determining the persons to whom this Prospectus and the Notes Letter of Transmittal or the Subordinated Notes Letter of Transmittal will be mailed initially. Only a registered Holder of the Old Notes (or such Holder's legal representative or attorney-in-fact) as reflected on the records of the registrar for the Notes may participate in the Notes Exchange Offer, and only a registered Holder of the Old Subordinated Notes (or such Holder's legal representative or attorney-in-fact) as reflected on the records of the registrar for the Subordinated Notes may participate in the Subordinated Notes Exchange Offer. There will be no fixed record date for determining registered Holders of the Old Notes or Old Subordinated Notes entitled to participate in the Exchange Offers.

       Holders of Old Notes or Old Subordinated Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offers. Old Notes and Old Subordinated Notes which are not tendered for exchange or are tendered but not accepted in connection with the Exchange Offers will remain outstanding and be entitled to the benefits of the Indenture and the Subordinated Note Indenture, respectively, but will not, in general, be entitled to any further registration rights under the Registration Rights Agreements.

       If any tendered Old Notes or Old Subordinated Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes or Old Subordinated Notes will be returned, without expense, to the tendering Holder thereof promptly after the Expiration Date.

       Holders who tender Old Notes or Old Subordinated Notes in connection with the Exchange Offers will not be required to pay brokerage commissions or fees or, subject to the instructions in the Notes Letter of Transmittal and the Subordinated Notes Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes or Old Subordinated Notes in connection with the Exchange Offers. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offers. See "- Fees and Expenses."

       NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR
THE COMPANY MAKES ANY RECOMMENDATION TO HOLDERS OF OLD NOTES OR OLD SUBORDINATED NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES OR OLD SUBORDINATED NOTES PURSUANT TO THE EXCHANGE OFFERS. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD NOTES OR OLD SUBORDINATED NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE NOTES EXCHANGE OFFERS AND, IF SO, THE AGGREGATE AMOUNT OF OLD NOTES OR OLD SUBORDINATED NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE NOTES LETTER OF TRANSMITTAL OR THE SUBORDINATED NOTES LETTER OF TRANSMITTAL, AS APPLICABLE, AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

       Expiration Date; Extensions; Amendments

       The term "Expiration Date" means 5:00 p.m., New York
City time, on January 15, 1997, unless the Exchange Offers are extended by the Company (in which case the term
"Expiration Date" shall mean the latest date and time to which the Exchange Offers are extended).

       The Company expressly reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Notes or Old Subordinated Notes for exchange, (ii) to terminate the Exchange Offers (whether or not any Old Notes or Old Subordinated Notes have theretofore been accepted for exchange) if the Company determines, in its sole and absolute discretion, that any of the events or conditions referred to under "- Certain Conditions of the Exchange Offers" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offers and retain all Old Notes or Old Subordinated Notes tendered pursuant to the Exchange Offers, subject, however, to the right of Holders of Old Notes or Old Subordinated Notes to withdraw their tendered Old Notes or Old Subordinated Notes as described under "- Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offers in any respect. If either Exchange Offer is amended in a manner determined by the Company to constitute a material change, or if the Company waives a material condition of either Exchange Offer, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered Holders of the Old Notes or Old Subordinated Notes, as applicable, and the Company will extend such Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

       Any such delay in acceptance, extension, termination, or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement and subject to applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service.

       Acceptance for Exchange and Issuance of New Notes or
New Subordinated Notes

       Upon the terms and subject to the conditions of the Exchange Offers, the Company will exchange and will issue to the Exchange Agent, New Notes for Old Notes, and New Subordinated Notes for Old Subordinated Notes, in each case validly tendered and not withdrawn (pursuant to the withdrawal rights described under "- Withdrawal Rights") promptly after the Expiration Date.

       In all cases, delivery of New Notes in exchange for Old Notes or of New Subordinated Notes in exchange for Old Subordinated Notes, tendered and accepted for exchange pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent of (i) Old Notes or Old Subordinated Notes or a book-entry confirmation of a book-entry transfer of Old Notes or Old Subordinated Notes into the Exchange Agent's account at The Depository Trust Company ("DTC"), (ii) the Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal, as applicable (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal, as applicable.

       The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Notes or Old
Subordinated Notes into the Exchange Agent's account at DTC.

       Subject to the terms and conditions of the Exchange Offers, the Company will be deemed to have accepted for exchange, and thereby exchanged, Old Notes or Old Subordinated Notes validly tendered and not withdrawn as, if and when the Company gives oral or written notice to the Exchange Agent of the Company's acceptance of such Old Notes or Old Subordinated Notes for exchange pursuant to the Exchange Offers. The Exchange Agent will act as agent for the Company for the purpose of receiving tenders of Old Notes or Old Subordinated Notes, Notes Letters of Transmittal, Subordinated Notes Letters of Transmittal and related documents, and as agent for tendering Holders for the purpose of receiving Old Notes or Old Subordinated Notes, Notes Letters of Transmittal, Subordinated Notes Letters of Transmittal and related documents, and transmitting New Notes or New Subordinated Notes to validly tendering Holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Notes or Old Subordinated Notes tendered pursuant to the Exchange Offers is delayed (whether before or after the Company's acceptance for exchange of Old Notes or Old Subordinated Notes) or the Company extends the Exchange Offers or is unable to accept for exchange or exchange Old Notes or Old Subordinated Notes tendered pursuant to the Exchange Offers, then, without prejudice to the Company's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Notes or Old Subordinated Notes and such Old Notes or Old Subordinated Notes, as the case may be, may not be withdrawn except to the extent tendering Holders are entitled to withdrawal rights as described under "- Withdrawal Rights."

       Pursuant to the Notes Letters of Transmittal and the Subordinated Notes Letters of Transmittal, a Holder of Old Notes or Old Subordinated Notes, respectively, will warrant and agree that it has full power and authority to tender, exchange, sell, assign, and transfer Old Notes or Old Subordinated Notes, that the Company will acquire good, marketable and unencumbered title to the tendered Old Notes or Old Subordinated Notes, free and clear of all liens, restrictions, charges, and encumbrances, and the Old Notes or Old Subordinated Notes tendered for exchange are not subject to any adverse claims or proxies. The Holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Notes or Old Subordinated Notes tendered pursuant to the Exchange Offers.

       Procedures for Tendering Old Notes or Old
Subordinated Notes

       Valid Tender. Except as set forth below, in order for Old Notes or Old Subordinated Notes to be validly tendered pursuant to the Exchange Offers, (i) a properly completed and duly executed Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal (or facsimile thereof), as applicable, with any required signature guarantees, or an Agent's Message (as defined herein) in connection with a book-entry transfer of Old Notes or Old Subordinated Notes, and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "- Exchange Agent," and either (a) tendered Old Notes or Old Subordinated Notes must be received by the Exchange Agent, or (b) such Old Notes or Old Subordinated Notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (ii) the guaranteed delivery procedures set forth below must be complied with.

       If less than all of the Old Notes or Old
Subordinated Notes are tendered, a tendering Holder should fill in the amount of the Old Notes or Old Subordinated
Notes being tendered in the appropriate box on the Notes
Letter of Transmittal or Subordinated Notes Letter of
Transmittal.  The entire amount of Old Notes or Old
Subordinated Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

       THE METHOD OF DELIVERY OF CERTIFICATES, THE NOTES LETTER OF TRANSMITTAL OR SUBORDINATED NOTES LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO NOTES LETTER OF TRANSMITTAL OR SUBORDINATED NOTES LETTER OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY.

       Book-Entry Transfer. The Exchange Agent will establish accounts with respect to the Old Notes and Old Subordinated Notes at DTC for purposes of the Exchange Offers promptly after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Notes or Old Subordinated Notes by causing DTC to transfer such Old Notes or Old Subordinated Notes into the Exchange Agent's applicable account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Notes or Old Subordinated Notes may be effected through book-entry transfer into the Exchange Agent's applicable account at DTC pursuant to the DTC's Automated Tender Offer Program ("ATOP") procedures, the Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal (or facsimile thereof), as applicable, properly completed and duly executed, with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer, and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

       DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH
DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE
EXCHANGE AGENT.

       The term "Agent's Message" means a message, transmitted by DTC to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Old Notes or Old
Subordinated Notes which are the subject of such book-entry confirmation, that such participation has received and agrees to be bound by the terms of the Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal, as applicable, and that the Company may enforce such agreement against such participant.

       Signature Guarantees. Certificates for Old Notes or Old Subordinated Notes need not be endorsed and signature guarantees on the Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal are unnecessary unless (a) a certificate for the Old Notes or Old Subordinated Notes, as applicable, is registered in a name other than that of the person surrendering the certificate or (b) such registered Holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal. In the case of
(a) or (b) above, such certificates for Old Notes or Old Subordinated Notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act, as an "eligible guarantor institution," including (as such terms are defined therein):
(i) a bank, (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer,
(iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency, or
(v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution.

       Guaranteed Delivery. If a Holder desires to tender Old Notes or Old Subordinated Notes pursuant to the Exchange Offers and the certificates for Old Notes or Old Subordinated Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Notes or Old Subordinated Notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

              (i)    such tenders are made by or through
an Eligible Institution;

              (ii)   a properly completed and duly
       executed Notice of Guaranteed Delivery,
       substantially in the form accompanying the Notes
       Letter of Transmittal or Subordinated Notes Letter of Transmittal, as applicable, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date;

              (iii)  the certificates (or a book-entry
       confirmation) representing all tendered Old Notes or Old Subordinated Notes, in proper form for transfer, together with a properly completed and duly executed
       Notes Letter of Transmittal or Subordinated Notes
       Letter of Transmittal (or facsimile thereof) as applicable, with any required signature guarantees, or an Agent's Message in connection with a book-entry transfer of Old Notes or Old Subordinated
       Notes, and any other documents required by the Notes
       Letter of Transmittal or Subordinated Notes Letter of Transmittal, as applicable, are received by the Exchange Agent within three business days after the date of execution of such Notice of Guaranteed
       Delivery.

       The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange
Agent and must include a guarantee by an Eligible
Institution in the form set forth in such notice.

       Notwithstanding any other provision hereof, the delivery of New Notes in exchange for Old Notes, or of New Subordinated Notes in exchange for Old Subordinated Notes, tendered and accepted for exchange pursuant to the Exchange Offers will in all cases be made only after timely receipt by the Exchange Agent of Old Notes or Old Subordinated Notes or of a book-entry confirmation with respect to such Old Notes or Old Subordinated Notes and a properly completed and duly executed Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal, as applicable. Accordingly, the delivery of New Notes or New Subordinated Notes might not be made to all tendering Holders at the same time, and will depend upon when Old Notes or Old Subordinated Notes, as applicable, book-entry confirmations with respect to Old Notes or Old Subordinated Notes, as applicable, and other required documents are received by the Exchange Agent.

       The Company's acceptance for exchange of Old Notes or Old Subordinated Notes tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions of the Exchange
Offers.

       Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Notes or Old Subordinated Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by it not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company, be unlawful.
The Company also reserves the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offers as set forth under "-- Certain Conditions to the Exchange Offers" or any condition or irregularity in any tender of Old Notes or Old Subordinated Notes of any particular Holder whether or not similar conditions or irregularities are waived in the case of other Holders.

       The Company's interpretation of the terms and conditions of the Exchange Offers (including the Notes Letter of Transmittal, the Subordinated Notes Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Notes or Old Subordinated Notes will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, any affiliates or assigns of the Company, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

       If any Notes Letter of Transmittal, Subordinated Notes Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

       A beneficial owner of Old Notes or Old Subordinated
Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial Holder wishes to participate in the applicable Exchange Offer.

       Withdrawal Rights

       Except as otherwise provided herein, tenders of Old
Notes or Old Subordinated Notes may be withdrawn at any time on or prior to the Expiration Date.

       In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Notes or Old Subordinated Notes to be withdrawn, the aggregate principal amount of the Old Notes or Old Subordinated Notes to be withdrawn, and (if certificates for such Old Notes or Old Subordinated Notes have been tendered) the name of the registered Holder of the Old Notes or Old Subordinated Notes as set forth on the Old Notes or Old Subordinated Notes, if different from that of the person who tendered such Old Notes or Old Subordinated Notes. If Old Notes or Old Subordinated Notes have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Notes or Old Subordinated Notes, the tendering Holder must submit the serial numbers shown on the particular Old Notes or Old Subordinated Notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Notes or Old Subordinated Notes tendered for the account of an Eligible Institution. If Old Notes or Old Subordinated Notes have been tendered pursuant to the procedures for book-entry transfer set forth in "- Procedures for Tendering Old Notes or Old Subordinated Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Notes or Old Subordinated Notes, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Notes or Old Subordinated Notes may not be rescinded. Old Notes or Old Subordinated Notes properly withdrawn will not be deemed validly tendered for purposes of the applicable Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "- Procedures for Tendering Old Notes or Old Subordinated Notes."

       All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Company, any affiliates or assigns of the Company, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Notes or Old Subordinated Notes which have been tendered but which are withdrawn will be returned to the Holder thereof promptly after withdrawal.

       Interest on the New Notes, Old Notes, New
Subordinated Notes, and Old Subordinated Notes.

       Each New Note and each New Subordinated Note will bear interest from its issuance date. Holders of Old Notes or Old Subordinated Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but excluding, the issuance date of the New Notes or New Subordinated Notes, as applicable. Such interest will be paid with the first interest payment on the New Notes or New Subordinated Notes, as applicable, Interest on the Old Notes or Old Subordinated Notes accepted for exchange will cease to accrue upon issuance of the New Notes or New Subordinated Notes, as applicable.

       Certain Conditions to the Exchange Offers

       Notwithstanding any other provision of the Exchange Offers or any extension of the Exchange Offers, the Company will not be required to accept for exchange, or to exchange, any Old Notes for any New Notes or any Old Subordinated Notes for any New Subordinated Notes and, as described below, may terminate the Exchange Offers (whether or not any Old Notes or Old Subordinated Notes have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offers, if any of the following conditions have occurred or exists or have not been satisfied.

               (a)    either of the Exchange Offers or the
       making of any exchange by a Holder violates any applicable law or any applicable interpretation of the staff of the Commission;

               (b)    any action or proceeding shall have
       been instituted or threatened in any court or by or before any governmental agency or body with respect to either of the Exchange Offers which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with either of the Exchange Offers;

               (c)    any law, statute, rule, or regulation
       shall have been adopted or enacted which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with either of the Exchange Offers;

               (d)    a banking moratorium shall have been
       declared by United States federal or Maine or New
       York state authorities which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with either of the Exchange Offers;

               (e)    trading on the New York Stock
       Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Company's judgment, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offers; or

               (f)    a stop order shall have been issued
       by the Commission or any state securities authority suspending the effectiveness of the Registration
       Statement or proceedings shall have been initiated or, to the knowledge of the Company, threatened for that purpose.

       If the Company determines, in its reasonable judgment, that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Company may, subject to applicable law, terminate the Exchange Offers (whether or not any Old Notes or Old Subordinated Notes have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offers in any respect. If such waiver or amendment constitutes a material change to the Exchange Offers, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered Holders of the Old Notes or Old Subordinated Notes and the Company will extend the Exchange Offers to the extent required by Rule 14e-1 under the Exchange Act.

       Exchange Agent

       United States Trust Company of New York has been appointed as Exchange Agent for the Exchange Offers.
Delivery of the Notes Letter of Transmittal, Subordinated
Notes Letter of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Notes
Letter of Transmittal or Subordinated Notes Letter of
Transmittal should be directed to the Exchange Agent as follows:

 BY MAIL:
 (insured or registered            BY OVERNIGHT EXPRESS:
 recommended)
 United States Trust Company of    United States Trust Company of
 New York                          New York
 P.O. Box 843                      770 Broadway, 13th Floor
 Peter Cooper Station              New York, New York  10003
 New York, New York  10276         Attention:  Corporate Trust
 Attention:  Corporation Trust     Services Window
 BY HAND:
 United States Trust Company of New York
 111 Broadway/Lower Level
 New York, New York  10005
 Attention:  Corporate Trust

TO CONFIRM BY TELEPHONE OR FOR INFORMATION:
(800) 548-6565

FACSIMILE TRANSMISSION:
(for eligible institutions only)
(212) 420-6152

       Delivery to other than one of the above addresses or facsimile numbers will not constitute a valid delivery.

       Fees and Expenses

       The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Notes or Old Subordinated
Notes, and in handling or tendering for their customers.

       Holders who tender their Old Notes or Old
Subordinated Notes for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Notes or New Subordinated Notes are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Old Notes or Old Subordinated Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Notes or Old Subordinated Notes in connection with the Exchange Offers, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Notes Letter of Transmittal or Subordinated Notes Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

       The Company will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange
Offers.
PRO FORMA CAPITALIZATION

       The following table sets forth the capitalization of the Company as of July 28, 1996, on an actual historical basis and as adjusted to give effect to the acquisition of the remaining 49% interest in Sugarloaf and the divestitures of the Waterville Valley and Mt. Cranmore resorts, pursuant to the Consent. The following capitalization table should be read in conjunction with the unaudited "Pro Forma Financial Data" and "Selected Historical Financial Data" included elsewhere in this Prospectus.





                                       July 28, 1996
                                             Consolidated
                                Actual       Pro Forma
                                     (in thousands)
 Total Debt:
   Senior Credit Facility (1)   $40,301      $    34,432
   Other senior indebtedness    25,366            19,376
   Senior Subordinated Notes    116,611          116,611
   Subordinated Discount Notes  19,231            19,231
   Other subordinated           14,586            14,586
 indebtedness
      Total debt                216,095          204,236

 Stockholders' equity           21,903       $    22,395
      Total capitalization      237,998      $   226,631
________________________

(1) Under the Senior Credit Facility, a total of $65.0 million is available for borrowing by the Company, subject to compliance with the terms thereof. See
       "Description of Other Indebtedness -- The Senior
       Credit Facility" for a description of the terms of the Senior Credit Facility.

PRO FORMA FINANCIAL DATA

       The following unaudited pro forma financial data
(the "Pro Forma Financial Data") is derived from the historical financial statements of the Company and SKI, in each case included elsewhere in this Prospectus, and have been prepared on a pro forma basis giving effect to the Acquisition and Offerings, the acquisition of the remaining 49% interest in Sugarloaf and the divestitures of the Waterville Valley and Mt. Cranmore resorts, pursuant to the Consent. The Pro Forma Financial Statements and accompanying notes should be read in conjunction with the historical financial statements and the notes thereto included elsewhere in this Prospectus.

       The unaudited pro forma statement of income data for the year ended July 28, 1996 gives effect to the Acquisition and Offerings, the acquisition of the remaining 49% interest in Sugarloaf and the divestitures of the Waterville Valley and Mt. Cranmore resorts, pursuant to the Consent, as if they had occurred on August 1, 1995. The unaudited pro forma balance sheet data as of July 28, 1996 give effect to the acquisition of the remaining 49% interest in Sugarloaf and the divestitures of the Waterville Valley and Mt. Cranmore resorts, pursuant to the Consent, as if they had occurred on such date. The Pro Forma Financial Data is not intended to be indicative of either future results of operations or results that might have been achieved had the Acquisition and Offerings and the divestitures of the Waterville Valley and Mt. Cranmore resorts, pursuant to the Consent, actually occurred on the dates specified. In the opinion of the Company's management, all adjustments necessary to present fairly such unaudited pro forma consolidated financial data have been made based upon the terms and structure of the Acquisition and Offerings and the divestitures of the Waterville Valley and Mt. Cranmore resorts, pursuant to the Consent. See "The Acquisition; Antitrust Matters; Use of Proceeds," "Recent Developments" and "Risk Factors--Antitrust."

In addition to the cost reductions included in the pro forma data, management expects to realize further annual cost reductions following the Acquisition. These reductions will result largely from decreases in discretionary costs yet to be incurred and, therefore, have not been reflected in the pro forma adjustments.





American Skiing Company
Unaudited Pro Forma Consolidated Balance Sheet Data
As of July 28, 1996
(in thousands)

                                                   Pro Forma         Consolidated
                                    The Company    Adjustments       Pro Forma
 Cash                                 $3,185          $150  a, b       $3,335
 Restricted cash                         902                              902
 Investments held in escrow           14,497                           14,497
 Accounts receivable (net)             2,458                            2,458
 Inventory                             5,025                            5,025
 Prepaid expenses                      3,371                            3,371
 Prepaid loan fees                     1,056                            1,056
 Properties developed for sale         1,331                            1,331
 Deferred tax assets                     588                              588
 Assets held for sale                 14,921       (14,921) b              --
   Total current assets               47,334       (14,771)            32,563
 Property and equipment  (net)       227,470                          227,470
 Long-term investment                  4,343                            4,343
 Prepaid loan fees                     7,911                            7,911
 Other assets                          2,934         2,858  a,b         5,792
 Assets held for sale                  1,756       (1,756)                 --
 Goodwill                              6,540                            6,540
 Note receivable, affiliate              444       ________               444
   Total assets                     $298,732       ($13,669)         $285,063
 Line of credit and current          $22,893       ($8,444) a, b      $14,449
 portion of long-term debt
 Accounts payable and accrued         13,406         (141)  a          13,265
 expenses
 Accrued leasehold                     1,660                            1,660
 Accrued interest on subordinated      1,491                            1,491
 notes and debentures                                       1,
 Due to stockholder                      175                              175
 Deposits and deferred revenue         3,541                            3,541
 Income taxes payable                    671           331  b           1,002
 Demand note, stockholder              5,200                            5,200
   Total current liabilities          49,037       (8,254)             40,783
 Long-term debt, excluding current    41,035       (3,415)  a          37,620
 portion
 Subordinated notes and debentures   146,792                          146,792
 Other long-term liabilities           6,778                            6,778
 Minority interest                     2,492       (2,492)  a              --
 Deferred income taxes                30,695                           30,695
   Total liabilities                 276,829       (14,161)           262,668
  Total stockholders' equity          21,903           492  b          22,395
  Total liabilities and             $298,732       ($13,669)         $285,063
 stockholders' equity



The accompanying notes are an integral part of the unaudited pro forma consolidated financial data.

American Skiing Company
Unaudited Pro Forma Consolidated Financial Data
Summary of ASC Pro Forma Adjustments -- Balance Sheet Data


 Balance Sheet Account  Not  Adjustment                   July 28, 1996
                        e
                                                          (in thousands)
 Cash                   a    Purchase of 49% interest in  ($2,600)
                             Sugarloaf
                        b    Proceeds from sale of          14,750
                             Waterville & Cranmore
                        b    Application of proceeds
                             from sale of Waterville &    (12,000)
                             Cranmore against the Senior
                             Credit facility
                                                               150

 Assets held for sale   b    Sale of Waterville &         (16,677)
                             Cranmore

 Other assets           a    Purchase of 49% interest in       108
                             Sugarloaf
                        b    Note receivable from sale       2,750
                             of Waterville & Cranmore
                                                             2,858

 Effect on total                                          ($13,669)
 assets
 Line of credit and     a    Paydown of SMC Credit        ($2,575)
 current portion of          Agreement and Town Debt
 long -term debt
                        b    Application of proceeds      (12,000)
                             from sale of Waterville &
                             Cranmore against the Senior
                             Credit Facility
                        a    Increase in Senior Credit
                             Facility to paydown SMC         6,131
                             Credit Agreement and Town
                             Debt
                                                           (8,444)

 Accounts payable and   a    Retire accrued interest
 accruals                    associated with SMC Credit       (25)
                             Agreement
                        a    Retire accrued interest         (116)
                             associated with existing
                             Town Debt
                                                             (141)

 Income taxes payable   b    Income taxes on gain from         331
                             Waterville & Cranmore sale


 Long-term debt,        a    Paydown of Town Debt          (3,415)
 excluding current
 portion

 Minority interest      a    Purchase of 49% interest in   (2,492)
                             Sugarloaf

   Effect on total                                        ($14,161)
 liabilities

 Stockholders' equity   b    Gain on sale of Waterville       $492
                             and Cranmore
                                                                $0



American Skiing Company
Unaudited Pro Forma Consolidated Statement of Income Data
For the Year Ended July 28, 1996
(in thousands, except per share amounts)

                             Historical
                                                 SKI        Bear Mountain      Cranmore
                             The Company     Acquisition     Divestiture     Divestiture
                                                 (k)             (l)             (b)
Revenues:
Skiing & lodging            $63,489           $114,175        ($292)         ($4,161)
Real estate sales             9,933                                               --
       Total revenues        73,422            114,175         (292)         (4,161)

Expenses:
Cost of operations
including wages,
maintenance and  supplies    31,137             57,088         (509)         (1,725)
Cost of real estate sold      5,844                 --            --              --
Real estate and payroll       2,544              8,082         (247)           (176)
taxes
Utilities                     5,819              7,547          (82)           (565)
Insurance                     2,299              6,336         (205)           (168)
Selling, general and
administrative               11,289             22,164         (404)           (888)
Loss on sale of Bear             --              4,737            --              --
Mountain
   Depreciation and           6,783              9,665          (34)           (225)
amortization
Total expenses               65,715            115,619       (1,481)         (3,747)

Income (loss) from            7,707            (1,444)         1,189           (414)
operations

Other income and
expenses:
Interest income                  --                 --            --              --
Commitment fee                1,447                 --            --              --
Interest expense              4,699              4,593            --           (163)

Income (loss) before
income taxes and minority
interest in loss of           1,561            (6,037)         1,189           (251)
subsidiary
Income tax expense            3,906            (2,354)           475           (101)
(benefit)

Minority interest in loss
of subsidiary                 (108)               (65)            --              --

Net income (loss)          ($2,237)           ($3,618)          $714          ($150)

Net (loss) per share (o)    ($2.37)                 --            --              --
                                                      Pro Forma
                           Waterville       ASC             Other            Consolidated
                           Divestiture      Adjustments     Adjustments(n)   Pro forma
                           (b)
Revenues:
Skiing & lodging           ($11,478)            --                 --        $161,733
Real estate sales                 --            --                --           9,933
       Total revenues       (11,478)            --                --         171,666

Expenses:
Cost of operations
including wages,
maintenance and              (5,648)        ($1,670)c            $5           78,678
supplies
Cost of real estate sold          --            --                5            5,849
Real estate and payroll        (608)            --               --            9,595
taxes
Utilities                      (938)            --               --           11,781
Insurance                      (395)         (230)  c             6            7,643
Selling, general and
administrative               (2,569)        (5,204)  m           --           24,388
Loss on sale of Bear              --            --          (4,721)               --
Mountain
   Depreciation and          (1,127)         1,795 d,e           --           16,857
amortization
Total expenses              (11,285)         5,309          (5,023)          154,791

Income (loss) from             (193)        (5,309)         (4,721)           16,875
operations

Other income and
expenses:
Interest income                   --           330    b          --              330
Commitment fee                    --            --               --            1,447
Interest expense               (396)        13,975 f,g,h      (302)           22,406

Income (loss) before
income taxes and minority
interest in loss of              203        (8,336)           5,023          (6,648)
subsidiary
Income tax expense                 4        (6,802) i, j      2,009          (2,863)
(benefit)

Minority interest in loss
of                                --           173    a          --               --
    subsidiary

Net income (loss)               $199        $1,707           $3,014          ($3,785)

Net (loss) per share (o)          --            --               --          ($3.87)




The accompanying notes are an integral part of the unaudited pro forma consolidated financial data.

American Skiing Company
Unaudited Pro Forma Consolidated Financial Data
Summary of ASC Pro Forma Adjustments -- Statement of Income Data

                                                                       Year Ended
Income Statement Item    Note    Adjustment                             July 28,
                                                                          1996
                                                                          (in
                                                                       thousands)

Interest income          b       Interest income from note                $330
                                 receivable

Cost of operations       c       Staff reductions and elimination of
                                 redundant shareholder services
                                                                       (1,670)
Insurance                c       Termination of a keyman life            (230)
                                 insurance policy
Selling, general and     m       Finder's fee                          (1,665)
administrative
                         m       Employee stock options                (1,404)
                         m       SKI TIAA Credit Agreement               (635)
                                 prepayment penalty
                         m       Other non-recurring charges           (1,500)
                                                                       (5,204)

Depreciation and         d       Depreciation on property and              670
amortization                     equipment
                         e       Amortization of goodwill                  150
                         d       Amortization of deferred financing        975
                                 costs
                                                                         1,795

Interest expense         f       Interest on Mr. Otten Demand Note         257
                         g       Senior and Junior Subordinated         16,118
                                 Notes
                         h       Other interest adjustments            (2,400)
                                                                        13,975

Income taxes             j       Tax effect of pro forma adjustments   (3,254)
                         i       Tax effect of S corporation income      2,004
                         i       Reverse historical income tax
                                 expense recorded upon conversion of
                                 S corporations to C corporations      (5,552)
                                                                       (6,802)

Minority interest        a       Sugarloaf minority interest               173
Effect on net loss                                                     $(1,707)

(a) ASC acquired the remaining 49% interest in Sugarloaf on August 30, 1996 for a $2 million cash payment and a $600,000 prepayment penalty for previously issued debt. In connection with the acquisition of the minority interest, ASC paid the outstanding balances of the SMC Credit Agreement and the Town Debt with proceeds from the Senior Credit Facility.

(b)    ASC signed a purchase and sale agreement with Booth
       Creek Ski Acquisition Corp. to sell the Waterville
       Valley and Mt. Cranmore resorts for $17.5 million.
       The deal is expected to close in November, 1996.
       The terms of the agreement provide that the Company will receive $14,750,000 in cash and $2,750,000 in a promissory note with an interest rate of 12% per annum due in seven and one-half years. Under the Senior Credit Facility Agreement, a portion (which is expected to be $12 million) of the proceeds from the sale will be used to pay down the Senior Credit
       Facility; the reduction of interest expense from this paydown is reflected in the unaudited pro forma statement of income data.

(c) Management has specifically identified certain costs which have been eliminated in connection with the Acquisition. These costs are primarily related to the salaries and fringe benefits of the SKI corporate staff positions which have been eliminated as a result of the Acquisition, and amount to approximately $1.57 million. In addition, the costs associated with SKI's shareholder reporting and relations, exchange listing, and corporate governance, which amounted to approximately
       $100,000, have been eliminated. The Company also realized insurance savings through the termination of a SKI executive's key man life insurance policy of $230,000.

(d) The Acquisition of SKI by ASC resulted in the assets of SKI being written up to reflect the purchase price of the transaction. The purchase price of SKI was calculated as the sum of (i) the cash paid to the SKI shareholders, (ii) the fair value of any liabilities of SKI assumed, and (iii) the transaction costs incurred by ASC. Under the purchase accounting method, the acquisition cost is allocated to the assets and liabilities acquired based on their relative fair values. The excess of the purchase price over the relative fair values of the assets acquired was allocated to goodwill. Pro forma adjustments have been made to reflect the depreciation of these assets over their estimated useful lives and to amortize goodwill over forty years.

       The following table summarizes the purchase price allocation at the time of acquisition:




        Shares of SKI outstanding at June 28,                   5,736,882
        1996*
        Purchase Price                                 $               18
                                                              103,264,000

        SKI shares previously acquired                            828,000
        Cost of acquisition                                       528,000
        Total Purchase Price                           $      104,620,000

        Purchase price allocation:
        Historical cost basis of acquired net          $       58,378,000
        assets
        Identified value of property, plant and
          equipment in excess of historical                    67,508,000
          cost basis
        Goodwill                                                6,554,000
        Deferred income taxes                                (27,820,000)
                                                       $      104,620,000


       The deferred tax liability of $(27,820,000) was recorded as the tax effect at the effective rate of the difference between the book basis of the net assets acquired of $104 million and the tax basis of net assets acquired of $33 million.

       * Total shares of SKI outstanding at June 28, 1996, net of 54,000 shares owned by the Company prior to the Acquisition.

       The deferred tax liability of $(27,820,000) was recorded as the tax effect at the effective rate of the difference between the book basis of the net assets acquired of $104 million and the tax basis of net assets acquired of $33 million.

(e) ASC incurred professional fees and various direct costs in connection with the issuance of Notes, Subordinated Notes and the establishment of the Senior Credit Facility which have been capitalized and will be amortized over their lives ranging from five to ten years. The accompanying pro forma income statement data includes adjustments reflecting the amortization associated with these costs.

(f)    The $5.2 million Demand Note was issued by the S
       Corporations, bearing interest at 5.4%, which represents the applicable federal rate in effect at June 19, 1996, the time of issuance.

(g) Gives effect to the issuance of the Notes and the Subordinated Notes, at their respective issue prices, as well as related interest expense. Both the Notes and the Subordinated Notes were issued with original issue discount, therefore the effective interest rates exceed the stated interest rates. Pro forma interest expense with respect to the Notes for an 11 months period was $13,465,000 which was calculated using the effective interest method with an effective interest rate of approximately 12.50%. Pro forma interest expense with respect to the Subordinated Notes for the 11 month period was $2,653,000 which was calculated using the effective interest method with an effective interest rate of approximately 14.02%.
       Pro forma interest expense includes interest expense with respect to the Subordinated Notes of $3,096,000. Interest expense relating to the Subordinated Notes would not have been payable in cash during this period.

(h) Gives effect to the Senior Credit Facility which was used to retire previously outstanding indebtedness.
       The seasonal Line of Credit and the Revolving Note were retired with the initial proceeds of the Senior
       Credit Facility.  Certain obligations of Sugarloaf
       (see note a above) and SKI's TIAA Credit Agreement were also refinanced. A portion ($12 million) of the proceeds from the sale of the Waterville and Mt.
       Cranmore resorts is expected to be used to pay off the Senior Credit Facility.

       A 1/8th% fluctuation in interest rates would have an approximate $42,864 annual impact on interest expense and an approximate $25,633 impact on net income.

              As explained in the "Description of Senior
       Subordinated Notes," an investment was made on the Closing Date in the segregated Pledge Account to secure the payment of the first year's interest on the Notes. Due to the nature of these borrowings, the accompanying pro forma financial data does not include either interest income on the Pledge Account or interest expense on this incremental indebtedness.

(i) Certain of the Company's operations were within corporations (the "S Corporations") for which Mr.
       Otten was personally liable for income taxes.  The
       Company made distributions to Mr. Otten to pay the income taxes associated with these operations through the date of the Acquisition. The S
       Corporations have been converted to C Corporations pursuant to the Internal Revenue Code. As a result of this conversion, certain tax attributes of the S
       Corporations attributable directly to Mr. Otten have been transferred to the respective C Corporations.
       A $5,552,000 pro forma adjustment reflects the reversal of the historical income tax expense recorded upon conversion of the S corporations to C corporations on June 28, 1996.

(j)    All adjustments to the unaudited Pro Forma
       Consolidated Statement of Income Data have been tax-effected using the expected statutory rate. As discussed in "Certain Federal Income Tax
       Considerations," a portion of the interest on the Subordinated Notes is expected to be permanently disqualified for purposes of income tax deductions.
       It is expected that approximately 90% of the total interest will eventually be deductible, but none until actually paid. Consideration of the permanently disqualified portion has been given in the accompanying pro forma data. In addition, an adjustment has been made to tax-effect the earnings of the S-Corporations (see note (i) above).

(k) Reflects the results of operations of SKI Ltd. prior to its acquisition by the Company on June 28, 1996.

(l)    Reflects the results of operations of Bear Mountain
       (a majority of the assets of which were sold by SKI in October 1995).

(m) Reflects the elimination of SKI's nonrecurring charges which include a $1.6 million finder's fee, a $1.4 million stock option payment, $635,000 SKI TIAA
       Credit Agreement prepayment penalty, and $1.5 million of nonrecurring contingent liabilities.

 (n) Other pro forma adjustments give effect to the SKI divestiture of Bear Mountain discussed in note (l).
       The most significant adjustment relates to the realized loss on the sale of Bear Mountain by SKI.
       The effect of the proceeds of the sale were considered in the pro forma interest adjustments.
       All of the adjustments were tax effected at the applicable statutory rate.

(o) Pro forma net (loss) per share was computed giving consideration to the 978,300 common shares of the Company outstanding at July 28, 1996.


SELECTED HISTORICAL FINANCIAL DATA

The Company

       The following selected historical financial data of the Company (except Other Financial and Operating Data) (i) as of and for the fiscal years ended July 30, 1995 and July 28, 1996 have been derived from the financial statements of the Company audited by Price Waterhouse LLP, independent accountants, and (ii) as of and for each of the three fiscal years ended July 31, 1994 have been derived from the financial statements of the Company audited by Berry, Dunn, McNeil & Parker, independent accountants. The following information includes Mt. Cranmore, which the Company acquired in June 1995 and must divest pursuant to the Consent. Additionally, the following information includes S-K-I subsequent to June 28, 1996. Included in S-K-I is Waterville Valley, which will be divested. See "The Acquisition; Antitrust Matters; Use of Proceeds," "Recent Developments" and "Pro Forma Financial Data." The following information should be read in conjunction with the Unaudited "Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of the Company and notes thereto included elsewhere in this Prospectus.

                                         Year Ended (1)
                       July 26,   July 25,  July 31,   July 30,  July 28,
                         1992       1993      1994       1995      1996
        Statement of
        Income Data
        Revenues:
         Skiing and    $20,312    $23,645   $26,544    $46,794   $63,489
        lodging
         Real estate       304     6,103      6,682    ` 7,953     9,933
        sales
          Total         20,616    29,748     33,226     54,747    73,422
        revenues
        Operating
        expenses:
        Cost of
        operations
        including        7,936    10,045     11,505     21,730    31,137
        wages,
        maintenance
        and
         supplies
         Cost of           101     3,245      3,179      3,994     5,844
        real estate
        sold
         Real estate       758       993      1,265      1,736     2,544
        and payroll
        taxes
         Utilities       2,046     2,097      1,854      4,132     5,819
         Insurance       1,162     1,570      1,163      2,127     2,299
        Selling,
        general and      3,010     4,718      5,940      9,394    11,289
        administrati
        ve
        Depreciation
        and              1,790     1,984      2,421      3,910     6,783
           amortizat
           ion
          Total         16,803    24,652     27,327     47,023    65,715
        expenses
        Income from      3,813     5,096      5,899      7,724     7,707
        Operations
        Other
        expenses:
        Commitment          --        --         --         --     1,447
        fee
        Interest           776       849      1,026      2,205     4,699
        expense
        Income
        before
        provision        3,037     4,247      4,873      5,519     1,561
        for income
        taxes and
        minority
        interest in
        less of
        subsidiary
        Provision           --        --         --        400     3,906
        for income
        taxes
        Income              --        --         --         --   (2,345)
        before
        minority
        interest
        Minority
        interest in         --        --         --         --       108
        loss of
        subsidiary
        Income
        (loss)
        before           3,037     4,247      4,873      5,119   (2,237)
        extraordinar
        y gain from
        insurance
        claim
        Extraordinar
        y gain from         --     1,592         --         --        --
        insurance
        claim
        Net income      $3,037    $5,839     $4,873     $5,119   ($2,237)
        (loss)
                       July 26,   July 25,  July 31,   July 30,  July 28,
                         1992       1993      1994       1995      1996
        Balance
        Sheet Data:
         Property      $27,580    $30,363   $41,871    $62,213   $227,470
        and
        equipment,
        net
         Total          32,256    40,550     51,784     72,434   298,732
        assets
        Total long
        term debt,      10,317    14,150     19,103     27,169   187,827
        excluding
        current
        portion
                        18,367    23,167     26,212     30,502    21,903
        Stockholder'
        s equity
        Statement of
        Cash Flows
        Data:
         Cash flows
        from            $3,864    $2,667     $5,438    $12,593     7,465
        operating activities
        Cash flows
        from           (5,031)    (4,432)   (9,041)    (13,843)  (122,583
        investing                                                )
        activities
        Cash flows
        from             1,372     1,559      3,764      2,399   116,941
        financing
        activities
        Other
        Financial
        and
        Operating
        Data:
         EBITDA(2)      $5,603    $7,080     $8,320    $11,634   $13,151
         Capital         5,037     5,182      7,798     12,024    25,054
        expenditures
         EBITDA to        7.2x      8.3x       8.1x       5.3x      2.8x
        interest
        expense
        Ratio of
        earnings to       4.0x      4.4x       4.2x       2.9x      1.2x
        fixed
        charges(3)
         Skier             497       515        515      1,048     1,284
        visits(4)
        Average
        revenue per     $40.87    $45.91     $51.54     $44.65    $49.45
        skier visit

(1) The historical results of the Company reflect the acquisition of the Attitash/Bear Peak ski resort in July 1994, the lease of the Sugarbush ski resort beginning in October 1994 and the acquisition of Sugarbush in May 1995, the acquisition of the Mt.
       Cranmore ski resort in June 1995, and the acqusition of S-K-I in June 1996.

(2) EBITDA represents earnings before interest expense, income tax expense, depreciation and amortization expense and extraordinary gain. EBITDA is presented because management believes it provides useful information regarding a company's ability to incur and service debt. EBITDA should not be considered in isolation or as a substitute for net income or cash flows prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity, and may not be comparable to other similarly titled data of other companies. The Company does not consider it feasible to calculate cash flows from operating, investing and financing activities on a pro forma basis.

(3) The ratio of earnings to fixed charges represents the number of times fixed charges were covered by pre-tax earnings before provision for interest expense. Fixed charges consist of interest expense, capitalized interest, amortization of debt issuance costs, and a portion of operating lease rental expense deemed to be representative of the interest factor.

(4) Each skier visit represents one skier visiting one ski resort for one day, including skiers using complimentary and season passes. Calculation of skier visits requires an estimation of visits by season pass holders. Although different ski resort operators may use different methodologies for making such estimations, management believes that any resulting differences in total skier visits are immaterial.

SKI

       The following selected historical financial data of SKI (except Other Financial and Operating Data) (i) as of and for each of the five fiscal years ended July 31, 1995 have been derived from the financial statements of SKI audited by Price Waterhouse LLP, independent accountants and
(ii) as of and for the nine months ended April 30, 1995 and April 28, 1996 have been derived from unaudited interim financial statements of SKI which, in the opinion of SKI management, include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of SKI's financial position and results of operations. SKI's fourth fiscal quarter ordinarily reflects a significant reduction in revenues as compared to the second and third quarters, as well as a less significant comparative expense reduction, ordinarily producing a loss for such quarter and reduced full fiscal year levels of net income and EBITDA as compared to the first nine months of the year. The following information includes Waterville Valley, which SKI acquired in October 1994 and the Company must sell pursuant to the Consent. See "The Acquisition; Antitrust Matters; Use of Proceeds" and "Pro Forma Financial Data." The following information should be read in conjunction with the Unaudited "Pro Forma Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of SKI and related notes thereto included elsewhere in this Prospectus.

                                                                                  Nine Months
                                                                                     Ended
                                           Year Ended July 31,(1)               April     April
                                                                                 30        28
                                 1991      1992     1993     1994      1995     1995      1996
                                  (in thousands, except per share data, per
                                        skier visit data and ratios)
        Statement of Income
        Data:
        Revenues                $83,007  $89,014   $96,708  $98,907   $113,960 $106,682  $106,75
                                                                                         2
        Operating expenses:
         Cost of operations
        including wages,
        maintenance and          34,480   36,956   39,903    42,560    51,557   45,310   47,885
                       supplies
         Other taxes              5,989    7,002    7,632     8,016     8,600    7,544    7,541
         Utilities                5,580    6,172    6,655     6,045     8,071    7,624    7,465
         Insurance                4,325    5,041    5,115     5,518     6,635    6,220    5,692
         Selling, general and
        administrative           13,666   14,048   16,872    15,298    19,495   16,377   17,061
         expense
         Depreciation and        10,290   10,822   10,942    11,440    14,056   13,843   10,146
        amortization
         Loss on sale of Bear        --       --       --        --        --       --    4,737
        Mountain
                                 74,330   80,041   87,119    88,877   108,414   96,918   100,527
        Operating income          8,677    8,973    9,589    10,030     5,546    9,764    6,225
        Interest expense          2,940    2,471    2,228     2,214     3,819    3,018    2,561
        Income before income
        taxes and minority        5,737    6,502    7,361     7,816     1,727    6,746    3,664
        interest
        Income taxes              2,324    2,776    2,952     3,170       997    2,725    1,429
        Income before             3,413    3,726    4,409     4,646       730    4,021    2,235
        minority interest
        Minority interest in
        income (loss) of             --       --       --        --       299    (193)    (527)
        subsidiary
        Net income               $3,413   $3,726   $4,409    $4,646    $1,029   $3,828   $1,708
        Balance Sheet Data:
         Property and           $83,154  $81,963   $82,288  $94,771   $121,775 $124,110  $93,728
        equipment, net
         Total assets            90,288   93,531   99,182   106,790   136,721  138,730   118,454
         Total long term
        debt, excluding          27,315   26,677   28,119    29,167    50,190   46,677   31,222
        current  portion
         Stockholders' equity    45,972   49,190   53,047    57,186    57,562   60,337   58,563
        Statement of Cash
        Flows Data:
         Cash flows from        $14,061  $15,903   $13,474  $17,464   $14,948  $19,941   $19,089
        operating
                       activities
         Cash flows from
        investing activities    (11,408) (9,287)   (12,181  (23,108)  (30,925) (33,502)  12,115
                                                   )
         Cash flows from
        financing activities    (2,754)  (1,787)      968       848    16,063   12,183   (21,967
                                                                                         )
        Other Financial and
        Operating Data:
        Net income per common
        and common equivalent      $.60     $.65     $.77      $.81      $.18     $.66     $.30
        share(2)
        EBITDA(3)               $18,967  $19,795   $20,531  $21,470   $19,602  $23,607   $16,371(6)
        Capital expenditures     12,279    9,566   12,307    22,683    19,480   18,982    6,020
        Ratio of earnings to
        fixed charges (4)          2.6x     3.0x     3.5x      3.6x      1.3x     2.6x     1.9x
        Skier visits (5)          1,679    1,783    1,863     1,854     2,113    2,104    2,055
        Average revenue per      $49.44   $49.92   $51.91    $53.35    $53.93   $50.70   $51.95
        skier visit

 (1) The historical results of SKI reflect the acquisitions of the Sugarloaf and Waterville Valley ski resorts in August 1994 and October 1994, respectively, and the divestiture of the majority of the ski resort and golf course assets of Bear
       Mountain in October 1995.

(2) The computation of net income per common and common equivalent share amounts are based on the weighted average of shares outstanding during the year.
       Shares issuable upon the exercise of stock option grants have not been included in the per share computation because they would not have a material effect on earnings per share. The weighted average shares outstanding at the respective balance sheet dates used in the computation of net income per common and common equivalent share were 5,783,480 in 1995; 5,764,663 in 1994; 5,728,908 in 1993;
       5,723,318 in 1992; 5,720,394 in 1991; 5,782,745 year
       to date April 30, 1995; and 5,788,592 year to date
       April 28, 1996.

(3) EBITDA represents earnings before interest expense, income tax expense, depreciation and amortization expense. EBITDA is presented because management believes it provides useful information regarding a company's ability to incur and service debt. EBITDA should not be considered in isolation or as a substitute for net income or cash flows prepared in accordance with generally accepted accounting principles or as a measure of SKI's profitability or liquidity, and may not be comparable to other similarly titled data of other companies.

(4) The ratio of earnings to fixed charges represents the number of times fixed charges were covered by pre-tax earnings before provision for interest expense. Fixed charges consist of interest expense, capitalized interest, amortization of debt issuance costs, and a portion of operating lease rental expense deemed to be representative of the interest factor.

(5) Each skier visit represents one skier visiting one ski resort for one day, including skiers using complimentary and season passes. Calculation of skier visits requires an estimation of visits by season pass holders. Although different ski resort operators may use different methodologies for making such estimations, management believes that any resulting differences in total skier visits are immaterial.

(6) Includes loss of $4,737 realized in connection with the sale of Bear Mountain.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF
             FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

       The discussion and analysis below relates to (i) the historical financial statements and results of operations of the Company, (ii) the historical financial statements and results of operations of SKI, and (iii) the liquidity and capital resources of the Company after giving effect to the consummation of the Acquisition. The following discussion should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this Prospectus.

       The Company has, over the past several years, undertaken the implementation of a strategy to differentiate its resorts from its competition by enhancing the quality and scope of on-mountain facilities and services, including improved lifts, trail design, snowmaking, grooming and base facilities, and to market these facilities and services aggressively, while maintaining ownership of all revenue sources connected with the resorts, including retail sales, food and beverage concessions, lodging and real estate development. This strategy has been coupled, in the last two years, with growth through acquisitions, reflected in the acquisitions of Attitash/Bear Peak resort in July 1994, Sugarbush resort in May 1995 and Mt. Cranmore resort in June 1995 and subsequent capital expenditures at those three resorts. See "Business -- The Company." These efforts have resulted in growth both in revenues and profitability. See "Selected Historical Financial Data -- The Company."

       Over the past five years, SKI has experienced relatively stable revenues from its core historical operations (Killington and Mt. Snow), and has augmented its revenues through the acquisitions in 1994 of Waterville Valley and Haystack resorts and a majority interest in Sugarloaf. Management believes it can more aggressively manage the SKI properties, including implementing the capital expansions and improvements that management believes are essential to revenue and profit growth. See "Business -- SKI Limited" and "Business -- The Company -- Strategy." Based on the historical success of the Company's strategic plan, management believes that the application of that strategy to SKI, and the continuation of the strategy with its existing resorts, will result in improvement in revenues and profitability on a combined basis.

       Management believes that approximately $1.9 million of annual cost savings are achievable following the Acquisition, resulting from management consolidations, elimination of shareholder service costs and a key man life insurance policy. See "Pro Forma Financial Data." Further savings may be attainable, in management's opinion, from centralized purchasing of other key inputs, including electricity, fuel, food and retail inventory, and from consolidation of marketing functions and the combined entity's enhanced buying power and desirability as a strategic marketing partner. See "Business -- The Company --Strategy" and "Business -- Marketing." However, such estimates and expectations are inherently uncertain and are based on numerous assumptions which may not materialize, and there can be no assurance that such improvements in operating results and cost savings will in fact be realized. See "Risk Factors -- Ability to Achieve Anticipated Cost Savings; Integration of SKI."

       Historically, both the Company and SKI have generated the vast majority of their revenues in the second and third quarters of their respective fiscal years, of which a significant portion is produced in two key weeks -- the Christmas and Presidents' Day vacation weeks (during which approximately 20% of annual skier visits are generated). The fourth fiscal quarter ordinarily reflects a significant reduction in revenues as compared to the second and third quarters, as well as a less significant comparative expense reduction, ordinarily producing a loss for such quarter and reduced levels of net income and EBITDA for the full fiscal year as compared to the first nine month period. During the fourth and first fiscal quarters, the Company and SKI experience substantial reductions in utility expense, due to the absence of snowmaking and lift operation, while making significant expenditures for off-season maintenance, expansion and capital improvement activities in preparation for the ensuing ski season.

       Both the Company and SKI have consummated several significant acquisitions and SKI recently concluded the sale of one of its resorts. See "Selected Historical Financial Data," "Business -- Existing Operations" and "Business -- SKI Limited." In several instances, the operating results of the two entities reflect the impact of these transactions, and are therefore less meaningfully comparable to operating results for the prior or subsequent periods. In addition, operating results for the Company reflect no income tax expense for Sunday River as a consequence of its status as a Subchapter S corporation. Such expense will be incurred and reflected in future periods due to the conversion of Sunday River to a Subchapter C corporation in connection with the Acquisition. See "The Acquisition; Antitrust Matters; Use of Proceeds" and Notes to Financial Statements of the Company.

Results of Operations of the Company

       The following table sets forth, for the periods indicated, certain operating data of the Company as a percentage of revenues.

                                 Year Ended
                        July 31,    July 30,      July 28,
                          1994        1995          1996
        Revenues
          Ski and          79.9 %    85.5 %       86.5 %
        lodging
          Real estate      20.1      14.5         13.5
        Totalrevenues     100.0     100.0        100.0
        ...

        Expenses
        Cost of
        operations         34.6      39.7         42.3
        including
        wages,
        maintenance
        and supplies
          Cost of           9.6       7.3          7.9
        real estate
        sold
          Real estate       3.8       3.2          3.5
        and payroll
        taxes
          Utilities         5.5       7.5          7.9
          Insurance         3.5       3.9              3.1
          Selling,         17.9      17.2         15.4
        general, and
        administrativ
        e
                            7.3       7.1          9.4
        Depreciation
        and
        amortization
          Total other     82.2*      85.9         89.5
        expenses

          Income from      17.8      14.1         10.5
        operations
        Commitment          0.0       0.0          1.9
        fee
          Interest          3.1       4.0              6.4
        expense
          Income
        before
        provision for      14.7      10.1          2.2
           income
           taxes and
           minority
           interest
           in loss of
           subsidiary
          Provision         0.0       0.7          5.3
        for income
        taxes
        Income before        --        --        (3.1)
        minority
        interest
        Minority             --        --           .1
        interest in
        loss of
        subsidiary
          Net income       14.7 %     9.4 %      (3.0) %
        (loss)

Fiscal 1996 compared to Fiscal 1995.

       Ski and lodging revenues increased by $16.7 million, or 35.7%, in the fiscal year ended July 28, 1996 ("Fiscal 1996") compared to the fiscal year ended July 30, 1995 ("Fiscal 1995"). This increase was due to (i) $4.0 million attributable to the acquisition of Mt. Cranmore in June 1995, (ii) an increase of approximately 19,000 skier visits, or approximately 10%, at Attitash/Bear Peak, (iii) an increase of approximately 42,000 skier visits, or approximately 13%, at Sugarbush, (iv) an increase in lift ticket prices, resulting in an increase in revenues per skier visit from $41.89 in Fiscal 1995 to $44.61 in the Fiscal 1996, (vi) an approximate 10% increase in season pass revenues, primarily due to the addition of a multi-resort season pass and (vii) $2.8 million attributable to the inclusion of SKI for the final month of Fiscal 1996.

       Real estate revenues increased by $2.0 million, or 24.9%, in Fiscal 1996 compared to Fiscal 1995. This increase was due to increased sales of quartershare units at the Summit Hotel at Sunday River and the sale of 16 additional townhouse units at Sunday River in Fiscal 1996 compared to Fiscal 1995, as well as higher average sales prices.

       Cost of operations increased by $9.4 million, or 43.3%, in Fiscal 1996 compared to Fiscal 1995. This increase was due to (i) $1.5 million attributable to the acquisition of Mt. Cranmore, (ii) incremental costs resulting from the increased skier visits, (iii) operating costs resulting from the increased snowmaking and lift capacity and skiable terrain that resulted from the $22.2 million of capital expenditures during Fiscal 1996 and (iv) $2.1 million attributable to the inclusion of SKI for the final month of Fiscal 1996.

       Cost of real estate sold increased by $1.9 million, or 46.3%, in Fiscal 1996 compared to Fiscal 1995 due to the increased real estate sales volume.

       Real estate and payroll taxes increased by $0.8
million, or 46.5%, in Fiscal 1996 compared to Fiscal 1995 primarily due to real estate and personal property taxes relating to the acquisition of Mt. Cranmore and Sugarbush and $388,000 attributable to the inclusion of SKI for the final month of Fiscal 1996.

       Utility expense increased by $1.7 million, or 40.8%, in Fiscal 1996 compared to Fiscal 1995 as a result of the acquisition of Mt. Cranmore and increased snowmaking capacity at the Company's resorts, including a 300% increase in snowmaking capacity at Sugarbush and $279,000 attributable to the inclusion of SKI for the final month of Fiscal 1996.

       Insurance expense decreased by $_0.2 million, or 8.1%, in Fiscal 1996 compared to Fiscal 1995 due to the consolidation of the Company's resorts under a single insurance policy, including $96,000 attributable to the inclusion of SKI for the final month of Fiscal 1996.

       Selling, general and administrative expense increased by $1.9 million, or 20.2%, in Fiscal 1996 compared to Fiscal 1995 due to (i) approximately $0.7 million attributable to the acquisition of Mt. Cranmore, (ii) an extensive marketing campaign following the significant improvements made at Sugarbush, (iii) expenses resulting from the acquisition of Mt. Cranmore and Sugarbush and (iv) $912,000 attributable to the inclusion of SKI for the final month of Fiscal 1996.

       Interest expense increased by $2.5 million, or 113.1%, in Fiscal 1996 compared to Fiscal 1995 due to (i) increased borrowings to support the Company's capital program, (ii) the acquisitions of Mt. Cranmore and Sugarbush and (iii) $206,000 attributable to the inclusion of SKI for the final month of Fiscal 1996.

       Depreciation and amortization increased by $2.9 million, or 73.5%, due to depreciation resulting from (i) the $24 million capital program completed prior to the 1995/96 ski season, (ii) the acquisitions of Mt. Cranmore and Sugarbush and (iii) $881,000 attributable to the inclusion of SKI for the final month of Fiscal 1996.

       Income tax expense increased $3.5 million in Fiscal
1996 compared to Fiscal 1995. The majority of the increase in the Company's income before provision for income taxes was attributable to the conversion of the former S corporations to C corporations, offset by an $805,000 benefit due to inclusion of SKI for the final month of Fiscal 1996.

Fiscal 1995 compared to fiscal 1994.

       Ski and lodging revenues increased by $20.3 million, or 76%, in fiscal 1995 compared to fiscal 1994 primarily due to the acquisitions of Attitash/Bear Peak and Sugarbush. An increase in skier visits at Sunday River of approximately 20,000, or 4%, as well as an increase in realized revenue per skier visit, also contributed to this increase.

       Real estate revenues increased by $1.3 million, or 19%, in fiscal 1995 compared to fiscal 1994 due to the construction and sale of townhouse units at Sunday River and continued sales of quartershare units at the Summit Hotel at Sunday River.

       Cost of operations increased by $10.2 million, or 89%, in fiscal 1995 compared to fiscal 1994 due to the acquisitions of Attitash/Bear Peak and Sugarbush.

       Cost of real estate sold increased by $0.8 million, or 26%, in fiscal 1995 compared to fiscal 1994 due to the increased real estate sales volume.

       Real estate and payroll taxes increased by $0.5
million, or 37%, in fiscal 1995 compared to fiscal 1994 primarily due to the acquisitions of Attitash/Bear Peak and Sugarbush.

       Utility expense increased by $2.3 million, or 123%, in fiscal 1995 compared to fiscal 1994 primarily due to the acquisitions of Attitash/Bear Peak and Sugarbush.

       Insurance expense increased by $1.0 million, or 83%, due to the acquisitions of Attitash/Bear Peak and Sugarbush.

       Selling, general and administrative expense increased by $3.5 million, or 58%, in fiscal 1995 compared to fiscal
1994 due to the acquisitions of Attitash/Bear Peak and Sugarbush.

       Interest expense increased by $1.2 million, or 115% in fiscal 1995 compared to fiscal 1994 due to increased borrowing to finance the acquisitions of Attitash/Bear Peak and Sugarbush and the Company's capital program, as well as higher average interest rates.

       Depreciation and amortization increased by $1.5 million, or 62%, due to depreciation resulting from the acquisitions of Attitash/Bear Peak and Sugarbush and the Company's capital program.

       Provision for income taxes increased by $0.4 million in fiscal 1995 compared to fiscal 1994 due to income taxes due at Sugarbush.

       Accounts payable and accrued expenses increased $2,153,000 from July 31, 1994 to July 30, 1995 primarily due to accounts payable and accrued liabilities of approximately $2 million assumed in the acquisition of Sugarbush in May 1995.

       At July 30, 1995, other liabilities included
$1,350,000 related to the purchase of Mt. Cranmore which was not paid as of July 30, 1995.

Fiscal 1994 compared to fiscal 1993.

       Ski and lodging revenues increased by $2.9 million, or 12% in fiscal 1994 compared to fiscal 1993, primarily due to lodging revenues attributable to the opening of the South Wing at the Summit Hotel at Sunday River during fiscal 1994, as well as a 5% increase in average lift ticket prices.

       Real estate revenues increased $0.6 million, or 9%, in fiscal 1994 compared to fiscal 1993 due to increased sales and sale prices of quartershare units at the Summit
Hotel at Sunday River.

       Cost of operations increased by $1.5 million, or 15% in fiscal 1994 compared to fiscal 1993 due to the expansion of lodging management operations at the Summit Hotel in connection with the opening of the South Wing and the commencement of operations of Sunday River's Silver Bullet
Express train service, as well as increased costs of retail and food and concession inventory.

       Real estate and payroll taxes increased by $0.3 million, or 27%, in fiscal 1994 compared to fiscal 1993 due to real estate taxes attributable to unsold quartershare units at the Summit Hotel and tax expense attributable to the opening of the South Wing at the Summit Hotel and the commencement of train service at Sunday River.

       Utility expense decreased by $0.2 million, or 12%, in fiscal 1994 compared to fiscal 1993 due to a new power contract with Central Maine Power as a result of a new, more efficient compressor facility.

       Insurance expense decreased by $0.4 million, or 26%, in fiscal 1994 compared to fiscal 1993, due to the conversion of the Company's workers' compensation insurance to a self-insured program.

       Selling, general and administrative expense increased by $1.2 million, or 26%, in fiscal 1994 compared to fiscal 1993 due primarily to an 18% increase in marketing expenses to try to offset the unseasonably warm weather, as well as additional management expenses in connection with investigating potential acquisitions.

       Interest expense increased by $0.2 million, or 21%, in fiscal 1994 compared to fiscal 1993 due primarily to increased average interest rates.

       Depreciation and amortization expense increased by $0.4 million, or 22%, due to improvements made as part of the Company's capital program.

       In fiscal 1993, the Company recorded an extraordinary gain of $1.6 million as a result of insurance proceeds following a fire at Sunday River's compressor building.

Results of Operations of SKI

        The following table sets forth, for the periods indicated, certain operating data of SKI as a percentage of revenues.


                                      Year Ended July 31,                Nine Months Ended
                                                                         April 30,
                                      1993        1994        1995          1995     1996
             Revenue                    100.0 %    100.0 %      100.0 %  100.0  %    100.0%
             Expenses
             Cost of operations
             including wages,            41.3       43.0         45.3    42.5        44.9
             maintenance  and
             supplies
               Other taxes                7.9        8.1          7.5     7.1         7.1
               Utilities                  6.9        6.1          7.1     7.1         7.0
               Insurance                  5.3        5.6          5.8     5.8         5.3
             Selling, general and
             administrative              17.4       15.5         17.1    15.4        16.0
             expenses
               Depreciation and          11.3       11.6         12.3    13.0         9.5
             amortization
               Loss on sale of Bear       0.0        0.0          0.0     0.0         4.4
             Mountain
                                         90.1       89.9         95.1    90.9        94.2
             Operating income             9.9       10.1          4.9     9.1         5.8
             Interest expense             2.3        2.2          3.4     2.8         2.4
             Income before income
             taxes and minority           7.6        7.9          1.5     6.3         3.4
             interest
             Income taxes                 3.0        3.2          0.9     2.5         1.3
             Income before minority       4.6        4.7          0.6     3.8         2.1
             interest
             Minority interest            0.0        0.0          0.3    (0.2)       (0.5)
             Net income                   4.6 %      4.7 %        0.9 %   3.6   %     1.6  %




       The following comparative discussions with respect to SKI have been taken from periodic reports filed by SKI with the Securities and Exchange Commission.

Nine Months Ended April 28, 1996 Compared with Nine Months
Ended April 30, 1995

       Revenues of $106,752,000 for fiscal 1996 approximated the comparable fiscal 1995 revenues. After considering the reduction from the sale of Bear Mountain, revenue increased 13% reflecting an overall increase in skier visits, resulting in improved revenues from most operational areas including tickets, restaurants and bars, retail, rental, repair and ski school at all of SKI's ski areas.

       Cost of operations increased to $47,885,000 in fiscal 1996, from $45,310,000 in the comparable fiscal 1995 period. After considering the reduction resulting from the sale of Bear Mountain, cost of operations increased 17% in support of increased revenues. Additionally, in fiscal 1996, the Company entered into operating leases for its fleet of snow-grooming vehicles which resulted in incremental lease expense. In turn, SKI's depreciation expense was reduced as a result of having disposed of a majority of its former fleet of owned vehicles in July 1995.

       Other taxes of $7,541,000 were approximately equal to the comparable fiscal 1995 period. After considering the reduction resulting from the sale of Bear Mountain, other taxes increased 10% primarily due to increases in sales and meals and rooms tax resulting from higher revenues.

       Selling, general and administrative expenses increased to $17,061,000 in fiscal 1996 from $16,377,000 in fiscal 1995. After considering the reduction resulting from the sale of Bear Mountain, selling, general and administrative expense increased 17% primarily due to the higher costs of the "Peaks of Excitement" marketing program which was introduced in fiscal 1996. Additionally, SKI incurred certain expenditures for financial advisory and legal services relating to the impending acquisition by ASC.

       Interest decreased 15% due to reduction of debt levels principally relating to the sale of Bear Mountain assets.

       Depreciation and amortization expense decreased to $10,146,000 in fiscal 1996, from $13,843,000 in fiscal 1995.
The reduction is principally attributable to the sale of Bear Mountain assets.

Year Ended July 31, 1995 Compared to Year Ended July 31,
1994

       Revenues on a consolidated basis increased 15% to $113,960,000 in fiscal 1995 over fiscal 1994. Real estate sales revenue for 1995 was $8,000 compared to zero in 1994.
The additions of Waterville Valley Ski Area and Sugarloaf
Mountain Corporation were the primary cause of increased revenues on a consolidated basis.

       Cost of operations increased 21% over 1994 due to increased operational costs related to the acquisitions of Waterville Valley and Sugarloaf ski areas.

       Other taxes increased 7% in 1995 due to the acquisitions of Waterville Valley and Sugarloaf ski areas.

       Utilities expense increased 34% in 1995 primarily due to the acquisitions of Waterville Valley and Sugarloaf ski areas. Both Killington and Mount Snow had slight increases over 1994 while Bear Mountain enjoyed a 23% decrease due to their abundance of early season natural snow.

       Insurance expense increased 20% in 1995 primarily due to the acquisitions of Waterville Valley and Sugarloaf ski areas. Both Killington and Mount Snow had decreases in their insurance expense while Bear Mountain had an increase of 28%.

       Selling, general and administrative expense increased 27% in 1995 primarily due to the acquisitions of Waterville Valley and Sugarloaf ski areas. Killington and Mount Snow had slight decreases while Bear Mountain increased by 28%.

       Interest expense increased by 72% in 1995 due primarily to the acquisition of Waterville Valley and Sugarloaf ski areas as well as the construction of the Killington Skyeship.

       Depreciation expense increased by 23% due primarily to the acquisitions of Waterville Valley and Sugarloaf ski areas. Killington and Mount Snow had slight increases in depreciation while Bear Mountain had a slight decrease.

       There was a significant increase in SKI's tax rate percentage in fiscal 1995 for two reasons. First, since SKI owns 51% of Sugarloaf, it does not file a consolidated tax return which includes Sugarloaf. SKI will reflect the tax benefit of Sugarloaf's loss only at such time as Sugarloaf actually earns a profit. Second, life insurance premiums are not deductible for tax purposes; and although the amounts of the premiums are relatively small, their effect on tax rates increases in a low profit year. Despite the high tax rate for book purposes, all of the taxes were deferred taxes and, therefore, did not affect cash flow.

       Net income decreased 78% in 1995 primarily due to poor market response both in the northeast as well as California.

Year Ended July 31, 1994 Compared to Year Ended July 31,
1993

       Revenues on a consolidated basis increased 2% to $98,907,000 in 1994 over 1993. There were no real estate sales revenues for 1994, which compared to $1,858,000 in 1993. Stronger all around operational revenue allowed for the increased revenues offsetting the 1993 real estate sale in the face of virtually equal skier day totals in 1994 and 1993. The average lift ticket price increased 6%.

       Cost of operations increased 7% over 1993 due to increased operational costs related to the increase in revenues.

       Other taxes increased 5% in 1994 due primarily to increases in payroll taxes and sales taxes incurred on increased revenues.

       Utilities expense decreased 9% due primarily to the abundant snowfalls allowing a reduction in snowmaking requirements.

       Insurance expense increased 8% over 1993, principally due to the favorable impact from the close-out of certain general liability years in 1993.

       Selling, general and administrative expense decreased 9% in 1994 due primarily to a bonus declared in 1993.

       Net income increased 5% to $4,646,000 from $4,409,000 in 1993 due to increased revenues and improved expense control. The margin on net revenue increased to 4.70% in 1994 from 4.56% in 1993.

Liquidity and Capital Resources

       The Company's primary liquidity needs are to fund capital expenditures, service indebtedness and support seasonal working capital requirements. The Company's primary sources of liquidity will be cash flow from operations and borrowings under the Senior Credit Facility (under which approximately $42.8 million was drawn in connection with the Acquisition and $24.7 million remains available for future borrowing, subject to compliance by the Company with the provisions thereof, at July 28, 1996, as well as additional borrowings as permitted under the Senior Credit Facility, the Indenture and the Subordinated Note Indenture. See "Risk Factors -- Leverage and Debt Service," "Risk Factors --Restrictions Under Debt Agreements," "Description of Senior Subordinated Notes," "Description of Subordinated Notes" and "Description of Other Indebtedness -- The Senior Credit Facility." The Company intends to use borrowings under the Senior Credit Facility to meet seasonal fluctuations in working capital requirements, primarily related to off-season operations and maintenance activities in the Company's first and fourth fiscal quarters, to fund capital expenditures for lifts, trail work, grooming equipment and other on-mountain equipment and facilities and to build retail and other inventories prior to the start of the skiing season.

       The Company's capital expenditures for the years ended July 30, 1995 and July 28, 1996 were $12.0 million and $25.0 million, respectively. SKI's capital expenditures for the year ended July 31, 1995 were $19.5 million. See "Business -- The Company -- Strategy." Management plans to fund these capital expenditures from available cash, vendor financing to the extent permitted under the Senior Credit Facility, the Indenture and the Subordinated Note Indenture, and borrowings under the Senior Credit Facility. Capital expenditures during the second and third quarters of fiscal 1997 are expected to be insignificant because most capital improvements are completed prior to the commencement of the ski season.

       Management expects capital expenditures to total approximately $50 million over the next three years, approximately 70% of which is targeted to be spent upgrading SKI properties. However, this budget will be reviewed annually and revised upward or downward to reflect the previous winter's operating results and available liquidity. Management believes that the minimum maintenance capital expenditure requirement for the Company will be approximately $6 million per year excluding the Mt. Cranmore and Waterville Valley resorts, which the Company has agreed to divest.

       Management also plans to complete its Grand Summit at Attitash/Bear Peak hotel development and undertake quartershare hotel development and construction activities in fiscal 1997 and 1998 at one or more of Sugarbush, Sunday River, Killington and Mt. Snow (see "Business -- Real Estate Development"). Each project is contingent upon satisfying pre-sale objectives required under the Indenture, receipt of necessary permits and approvals and establishing appropriate financing. If all four projects move forward the total cost is estimated at approximately $59 million. It is expected, however, that these activities will be conducted through the Real Estate Subsidiary with limited guarantees of associated indebtedness being provided by the Company, to the extent permitted by the Senior Credit Facility, the Indenture and the Subordinated Note Indenture. Liquidity will also be affected by the debt service requirements associated with such borrowings, as well as any required equity investments by the Company in such entities.

       Management believes that there is a considerable degree of flexibility in the timing (and, to a lesser degree, the scope) of its capital expenditure program, and even greater flexibility as to its real estate development objectives. While the 1996-97 capital expenditure program described above is regarded by management as important, both as to timing and scope, discretionary capital spending above maintenance levels can be deferred, in some instances for substantial periods of time, in order to address cash flow or other constraints. With respect to the Company's proposed real estate development program, management believes that such efforts will enhance ski revenues and will contribute independently to earnings, as has been the case historically at Sunday River. Nonetheless, existing lodging facilities in the vicinity of each resort are believed to be adequate to support current skier volumes, and a deferral or curtailment of these development efforts is not regarded by management as likely to adversely affect skier visits and ski revenues or profitability. Pursuant to the Consent, the Company has agreed to divest itself of the Mt. Cranmore and Waterville Valley resorts. The Company's negative cash flow associated with these resorts during the off-season is estimated by management to be $100,000 per month. A portion of the $14,750,000 cash proceeds received at closing from the sale of these resorts ($12 million) is expected be applied to reduce the amount outstanding under the Senior Credit Facility. Management believes that reduction will result in freeing up availability under the Senior Credit Facility, although there are no commitments to that effect. See "The Acquisition; Antitrust Matters; Use of Proceeds", "Recent Developments," "Risk Factors--Antitrust" and Note (b) to "Pro Forma Consolidated Financial Data."

       The Company's liquidity also will be affected by the substantial indebtedness it incurred in connection with the financing of the Acquisition, including the indebtedness evidenced by the Notes and the Senior Credit Facility. Such indebtedness will significantly increase the Company's cash requirements for debt service and will impose various restrictions on additional indebtedness, capital expenditures, creation of liens, sales of assets, permitted investments and mergers or other business reorganizations. See "Description of Senior Subordinated Notes," "Description of Subordinated Notes" and "Description of Other Indebtedness -- The Senior Credit Facility." In addition, upon the occurrence of a Change of Control, the Company may be required to repurchase the Notes and the Subordinated Notes at 101% of the principal amount thereof, plus accrued and unpaid interest. The occurrence of a change of control may also constitute a default under the Senior Credit Facility. See "Risk Factors -- Leverage and Debt Service," "Risk Factors -- Restrictions Under Debt Agreements," "Description of Senior Subordinated Notes -- Repurchase at the Option of Holders -- Change of Control" "Description of Senior Subordinated Notes -- Certain Covenants," "Description of Subordinated Notes -- Repurchase at the Option of Holders -- Change of Control," "Description of Subordinated Notes - Certain Covenants" and "Description of Other Indebtedness -- The Senior Credit Facility."


       As a result of the loss incurred on a pro forma basis for the fiscal year ended July 28, 1996 and July 30, 1995, after giving pro forma effect to the Aquisition, the acquisition of the 49% interest of Sugarloaf, and the divestiture of the Waterville and Mt. Cranmore resorts, earnings would have been insufficient to cover the indicated fixed charges. Earnings would not have covered fixed charges by $18.0 and $8.4 million for such years, respectively. However, such results for the fiscal year include non-cash charges such as depreciation and amortization of $16.4 million and a loss on the sale of Bear Mountain in October 1995 of $4.7 million. For the fiscal year 1995, non-cash charges include depreciation and amortization of $18.8 million.

       Management believes that the Company's cash flow from operations, combined with borrowings available under the Senior Credit Facility and additional borrowings to the extent permitted under the Senior Credit Facility, the Indenture and the Subordinated Note Indenture, will be sufficient to enable the Company to meet all of its cash operating requirements for the foreseeable future.

       The business of the Company is highly seasonal, with the vast majority of its annual revenues historically being generated in the second and third fiscal quarters, of which a significant portion being produced in two key weeks -- the Christmas and Presidents' Day vacation weeks, during which approximately 20% of annual skier visits are realized. Operating losses can be expected in the first and fourth fiscal quarters, and results of operations in the first quarter of the year typically will not be sufficient to cover fixed charges. See "Risk Factors -- Dependence on Weather Conditions; Seasonality."

INDUSTRY OVERVIEW

       The U.S. ski market is a fragmented industry, with 516 ski areas in operation during the 1995-96 season. Over the past 15 years, participation in the sport of skiing has remained relatively stable, averaging approximately 50 million skier visits nationally. No single ski area accounted for more than approximately 3% of 1994-95 skier visits. The market is characterized by both regional and national competition.

                    NATIONAL SKI AREAS ASSOCIATION
                       REGIONS AND SKIER VISITS
                            (In thousands)

             SNortheast    Southeast   Midwest      Rocky Mtn     Pacific    Total
             e                                                West
             a
             s
             o
             n
             <<c>
             s
             >
             112,252       4,425       6,535        17,687        9,936      50,835
             9
             9
             1
             /
             9
             2
             113,217       4,660       6,978        18,602        10,575     54,032
             9
             9
             2
             /
             9
             3
             113,718       5,808       7,364        17,503        10,244     54,637
             9
             9
             3
             /
             9
             4
             111,265       4,746       6,907        18,412        11,346     52,676
             9
             9
             4
             /
             9
             5
             113,825       5,693       7,284        18,147        9,034      53,983
             9
             9
             5
             /
             9
             6

Northeast: CT, MA, ME, NH, NY, VT, RI
Midwest: IA, IL, IN, MI, MN, MO, ND, NE, OH, SD, WI
Pacific West: AK, AZ, CA, NV, OR, WA
Southeast: AL, GA, KY, MD, NC, NJ, PA, TN, VA, WV
Rocky Mountain: CO, ID, MT, NM, UT, WY

Source: 1994/95 and 1995/96 KOTTKE NATIONAL END OF SEASON
SURVEY, Seventeenth Edition, August 1996, published by the
National Ski Areas Association and RRC Associates

       The ski industry is presently experiencing a period of consolidation and attrition, which is reflected in a significant decline in the total number of areas over the last ten years. Management believes that the driving forces behind both consolidation and attrition are the need to gain access to capital to maintain state-of-the-art facilities and the need to retain professional management, and the inability of numerous resorts to keep pace with the competition with respect to one or both of these market forces. The trend among leading resorts is toward investing in improving technology and infrastructure so as to deliver a more consistent, high quality product.

       The NSAA defines the Northeast ski resort market as encompassing the New England states and New York, although the Company believes its market extends as far as the Mid-Atlantic states and southeastern Canada. The Northeast market has averaged approximately 12 million annual skier visits over the last fifteen years. Within the Northeast region, skiers can choose from among over 50 major resorts.
The region's major resorts are concentrated in the mountainous areas of New England and eastern New York, with the bulk of skiers coming from the population centers located in eastern Massachusetts, southern New Hampshire, Connecticut, eastern New York, New Jersey and the
Philadelphia area. Data collected at Sunday River indicate that approximately 43% of its weekend skiers reside in Massachusetts. Similar data collected at Killington and Mt.
Snow indicate that approximately 23% and 35% of their weekend skiers, respectively, reside in New York, with high concentrations from Massachusetts, Connecticut, New Jersey and Vermont.

       The Northeast ski market consists of essentially two segments: day skiing and vacationers. The day skiing market is comprised of skiers who live within a four hour driving radius of a particular resort. Day skiers may stay for one to two days in a single trip. Approximately 35 million people live within the Company's day skiing market, which includes the New York and Boston metropolitan areas. The vacation market is a national market for destination resorts. While the Northeast does not draw significant numbers of vacationing skiers from the Western regions of the country, it competes with the Rocky Mountain and Pacific Northwest areas for Eastern vacationing skiers. Over the last several years, the Company has begun to compete in certain international markets, with the U.K. market historically producing the highest levels of international skier visits.

       Management believes that certain demographic trends and trends in the U.S. ski industry will be favorable for the Company's business outlook. The "echo boom" generation is of prime age for introduction to skiing and snowboarding. The trend toward consolidation is expected to permit larger, multiple resort companies to concentrate more of their marketing efforts on attracting new participants to the sport. Improved snowmaking technology and grooming techniques assure visitors better quality and more consistent conditions. High speed chair lifts also increase the quality of the experience by permitting more skiing during a resort visit. As an active family sport, skiing benefits from the social trends toward family vacationing and health consciousness. Finally, management believes its success with the first Summit Hotel program is directly related to the desire for affordable vacation property ownership among a growing population of skiers.

BUSINESS

The Company

       General. Management estimates indicate ASC is one of the largest mountain resort operators in North America, owning and operating eight ski resorts in the northeastern United States, including seven of the largest resorts measured by annual skier visits, elevation, vertical drop and skiable terrain. ASC's properties include Killington, Mt. Snow/Haystack and Sugarbush ski resorts in Vermont; Waterville Valley, Attitash/Bear Peak and Mt. Cranmore ski resorts in New Hampshire; and Sunday River and Sugarloaf/USA ski resorts in Maine. These resorts recorded over 3.3 million skier visits during the 1995/96 ski season, representing approximately 24% of total skier visits in the northeastern United States and approximately 6% of skier visits nationally. ASC's ski resort properties offer approximately 4,000 acres of skiable terrain (of which approximately 82% are covered by snowmaking capability), 777 trails and 121 lifts. ASC generated approximately $187.6 million in revenues and approximately $3.8 million and $34.6 million in net loss and EBITDA, respectively, for the fiscal year ended July 28, 1996, on a pro forma basis reflecting the Acquisition and including the Waterville Valley and Mt. Cranmore resorts, which are to be divested. Excluding Waterville Valley and Mt. Cranmore, such total revenue were $172.0 million, and ASC generated $3.8 million in net loss and $32.6 million in EBITDA over such period after giving pro forma effect to the Acquisition. (Data concerning the Company's EBITDA may not be comparable to similarly titled data of other companies.)

       The Consent requires divestiture of the Waterville Valley and Mt. Cranmore resorts not later than December 1, 1996, subject to a 90 day extension at the discretion of DOJ. On a combined basis, these two resorts recorded approximately 382,000 skier visits during the 1995-96 ski season (11.4% of total 1995-96 skier visits for the Company, after giving pro forma effect to the Acquisition) and, during the fiscal year ended July 28, 1996, generated approximately $15.6 million in total revenues, $0.0 million in net loss and $2.0 million in EBITDA (8.3%, (1.3)% and 5.8%, respectively, of the Company's revenues, net loss and EBITDA for such period after giving pro forma effect to the Acquisition). The net assets to be divested of these two resorts, as of July 28, 1996, aggregate approximately $16.7 million, or 5.6% of total assets of the Company, as of such date, after giving pro forma effect to the Acquisition, and they represent on a combined basis approximately 445 acres of skiable terrain, 90 trails and 19 lifts. See "The Acquisition; Antitrust Matters; Use of Proceeds" and "Pro Forma Financial Data." On August 30, 1996 the Company entered into a Purchase and Sale Agreement with Booth Creek Ski Acquisition Corp. providing for the sale of all of the assets constituting the Waterville Valley and Mt. Cranmore ski resorts for a total purchase price of $17.5 million.
The sale of the resorts is scheduled to close on or before November 27, 1996. See "Recent Developments."

       The Company has experienced consistent growth since its inception in 1980 when it acquired the Sunday River ski resort. Skier visits at Sunday River have increased from under 50,000 in the 1980/81 ski season to approximately 589,000 for the 1995/96 ski season. The Company acquired Attitash/Bear Peak in fiscal 1994, and Sugarbush and Mt. Cranmore in fiscal 1995. Since their acquisition by the Company, skier visits have increased by 24% at Attitash/Bear Peak, 13% at Sugarbush and 32% at Mt. Cranmore. Management believes that ASC will realize growth in skier visits and profitability from (i) implementation at the SKI resorts of the Company's successful operating strategy and the continued pursuit of that strategy at the Company's recently acquired resorts, (ii) operational synergies and economies of scale available to the Company as a result of the Acquisition, and (iii) coordinated marketing and promotion of eight resorts spanning a single region.

       Management also believes that the Company is well positioned to benefit from certain trends in the North American ski industry, including the emergence of the echo boom generation, continued consolidation, growing interest in snowboarding, and demand among families for vacation property ownership. As the cost of infrastructure to maintain competitiveness in the ski industry has grown, the number of U.S. ski areas has declined. There are currently 516 ski areas in operation in the nation as compared to over 700 in 1986, while skier visits have remained relatively stable over the same period. Management believes that the Company, as the largest ski resort operator in the U.S., is well positioned to continue its growth both internally and through acquisitions. Management also believes that the ski industry is poised for growth through increased participation in the sport, especially among the echo boom generation who will be reaching their teen years, the prime entry age for skiing, over the next decade. The Company and other emerging multiple resort operators are expected to focus more of their marketing efforts on attracting new participants to the sport.

       Resort Properties. The Company's multiple properties extend from southern Vermont to central Maine, enabling the Company to market its wide variety of skiing terrain and resort characteristics to residents of the northeastern U.S., including the New York and Boston metropolitan population centers. Management believes that the number and diversity of its resorts and their accessibility to these customer bases will increase the effectiveness of its marketing program and the likelihood of bringing new visitors to its resorts. Management intends to capitalize on this anticipated phenomenon by aggressively cross-marketing and inducing visitors, including those seeking varied resort experiences, to travel to its other resorts. See "-- Marketing." The following table summarizes certain key statistics of each of the Company's properties.




                        American Skiing Company
                            Resort Overview

Resort                     Skiable    Vertical    Trails     Lifts
                           Terrain    Drop
                           (Acres)
Killington Sherburne,       918       3,150       165        1 Gondola
Vermont                                                      2 Detachable
                                                             15 Fixed Grip
                                                             2 Surface
Sunday River Newry, Maine  640        2,300       120        3 Detachable
                                                             12 Fixed Grip
                                                             1 Surface
Mount Snow/ Haystack       751        1,700       130        1 Detachable
Dover, Vermont                                               20 Fixed Grip
                                                             3 Surface
Sugarloaf Carrabassett     515        2,820       116        1 Gondola
Valley, Maine                                                1 Detachable
                                                             11 Fixed Grip
                                                             1 Surface
Sugarbush Warren, Vermont  413        2,600       111        4 Detachable
                                                             4 Surface
                                                             10 Fixed Grip
Attitash/ Bear Peak        214        1,750       45         1 Detachable
Bartlett, New Hampshire                                      7 Fixed Grip
                                                             2 Surface
Subtotal-- Retained        3,451      --          687        2 Gondola
resorts                                                      12 Detachable
                                                             75 Fixed Grip
                                                             13 Surface
Waterville Valley          255        2,020       54         1 Detachable
Waterville Valley, New                                       8 Fixed Grip
Hampshire                                                    4 Surface
Mt. Cranmore North         190        1,167       36         1 Detachable
Conway, New Hampshire                                        4 Fixed Grip
                                                             1 Surface
Subtotal - Resorts to be   445        --          90         2 Detachable
divested                                                     12 Fixed Grip
                                                             5 Surface
Total                      3,896      --          777        2 Gondola
                                                             14 Detachable
                                                             87 Fixed Grip
                                                             18 Surface



Snowmaking Coverage        Groomers   Lodges      1994-95    1995-96
                                                  Skier      Skier
                                                  Visits     Visits
                                                  (000s)     (000s)
60%                        29         7           826        905
92%                        11         4           535        589
84%                        13         6           461        553
92%                        11         1           312        349
74%                        9          5           331        373
100%                       5          2           182        201
80%                        78         25          2,647      2,970
96%                        6          3           207        257
100%                       3          2           95         125
98%                        9          5           302        382
82%                        87         30          2,949      3,352

       The following table summarizes the Company's
existing lodging capabilities.   With the exception of the
Snow Cap Inn and Ski Dorm at Sunday River, the Sugarbush
Inn at Sugarbush, the Villager Hotel at Killington and the Snowlake Lodge at Mt. Snow, all other lodging reflected in the following table is not owned by the Company, but is managed by the Company under contract with the owners of the facilities.

                          Lodging Information
                          1995-96 Fiscal Year


                                 Total          Gross
 Company-Owned                   Rooms(2)      Average       Net     Occupancy
    Lodging         Location                 Daily Rate    Average   Percentage
                                                            Daily
                                                          Rate (1)
Snow Cap Inn (3)  Sunday River   67          $79.85        $79.85    73.06  %
Ski Dorm (3)      Sunday River   205  (4)     22.29        22.29     22.90
Sugarbush Inn     Sugarbush      46           83.33        83.33     47.43
Villager          Killington     80           68.81        68.81     53.77
Snowlake Lodge    Mt. Snow       80           50.13        50.13     61.27

Managed Lodging
Condominiums      Sunday River   400          106.84       39.99     28.66
Condominiums      Sugarbush      200          100.05       45.02     27.74
Condominiums      Killington     510          142.63       64.18     34.10
Condominiums      Mt. Snow       139          113.66       51.14     38.73
Condominiums      Sugarloaf      290          148.30       57.54     26.98
Summit Hotel      Sunday River   230          65.56        30.05     53.38
Sugarloaf Inn     Sugarloaf      42           71.70        35.85     48.34

Explanatory Notes

(1) Net Average Daily Rate means the portion of lodging revenue that is received by the resort under its management contract after deduction of the owner's portion of revenue, maintenance funds and related fees.

(2) The number of condominiums under management varies throughout the year; therefore, the numbers of total rooms shown are estimates.

(3) Ski Dorm and Snow Cap Inn are open 158 days per year from November 15 to April 20.

(4) Ski Dorm figures are based on total beds because a "room" measurement does not apply to this style lodging.

       The Company has no plans to renovate any existing lodging facilities.

       Strategy. The Company intends to pursue a strategic plan that mirrors the formula successfully employed at Sunday River and its recently acquired resorts.

       Invest in Ski Experience. Management believes that the most efficient way to increase resort visitation is to provide the highest quality skiing available. The Company intends to continuously improve the infrastructure at each resort, emphasizing modernization and introducing at the SKI resorts the snowmaking and grooming successfully implemented at the Company's other ski areas. Management expects to invest approximately $50 million in improvements in lifts, snowmaking, grooming and trail design over the next three years, of which approximately 70% is designated for the SKI resorts.

       Up to half of the Company's three year capital improvement budget is for investment in lifts, with a substantial portion of that amount to be used to replace outmoded equipment at Killington and Mt. Snow. Investment in lifts achieves two goals. First, it provides increased carrying capacity, which is critical to attracting and retaining skiers by reducing or eliminating lift lines and reducing time spent on lifts. Second, lifts are the most visible form of improvement to the skiing public and are one of the Company's centerpieces in promoting new experiences at its resorts.

       Approximately 25% of the three year capital budget will be invested in snowmaking improvements during fiscal 1997 through 1999, targeting over 90% coverage at all of the Company's resorts. Expanded snowmaking reduces the Company's reliance on natural snowfall and increases skiers' confidence that high quality conditions will be available notwithstanding weather conditions. The expansion in water capacity and the improvements in snowmaking equipment at each of the Company's recently acquired resorts are indicative of its strategic commitment to delivering the highest quality skiing experience. Further expansion will be subject to the Company's ability under applicable laws, regulations, policies or contractual arrangements to have access to adequate supplies of water. See "Business--Environmental Matters." Since their acquisition by the Company, the Company has increased snowmaking capacity (measured in gallons per minute) by approximately 300% at Sugarbush, 100% at Attitash/Bear Peak, and 20% at Mt. Cranmore. As with the planned lift improvements, approximately 70% of the anticipated snowmaking investment will be dedicated to upgrading the SKI resorts.

       Grooming is also an essential element in producing a quality skiing surface. Management intends to upgrade surface quality principally through implementation of its unique grooming system at all its resorts. This slow grind process, in which grooming equipment works at half the normal speed and tilling the snow at twice the normal depths, improves the consistency of the snow. This grooming technique takes longer and is, therefore, more expensive;
however, the Company believes the cost is justified by increased skier satisfaction.

       Management also plans to modernize the trail configuration at the SKI resorts by eliminating cross over trails and ensuring a higher quality skiing experience. This is particularly true at the older Killington and Mt. Snow resorts where trail design is more outdated. Approximately $2 million in trail improvements are included in the three year capital program. The Company has also identified several opportunities to expand certain of the trail systems at different resorts. Development of additional skiable terrain will be conditioned upon market demand, availability of funds and permitting. See "Business -- Existing Operations" and "Business -- SKI Limited" for a discussion of expansion possibilities.

       The final portion of the on-mountain capital program is an anticipated $6.5 million investment in new and improved base facilities. These improvements will focus on providing additional space for skier development, children's programs and other family oriented activities and services.

       Emphasize Marketing. The Company's marketing program is designed to attract both day skiers and vacationers. Approximately 35 million people live within the Company's day skiing markets, which include the Boston and New York metropolitan areas. With the acquisition of SKI, the Company's marketing program will become even more focused on the population centers located in Massachusetts, Connecticut, New York and New Jersey. The Company employs a two-tiered marketing program in which each resort develops a resort-specific marketing plan, and assists in the development of an integrated corporate marketing program. The individual marketing program for each resort focuses on the unique characteristics of that area and the demographics of its skier base. The corporate marketing program focuses on establishing a corporate identity and expanding the Company's market, both by building the image of New England skiing and by seeking to attract new participants to the sport. Corporate marketing includes specific programs, such as the successful "Perfect Turn" proprietary skier instructional and development program. Increased loyalty among day and overnight skiers is promoted through multi-resort affinity programs like the "Edge Card," which provides free lift tickets to frequent skiers.

       The Company plans to expand upon its existing marketing efforts by focusing on three distinct age groups in order to develop new skiers. The first targeted segment is the emerging echo boom generation, the children of the baby boom generation who are reaching the age at which recreational preferences begin to form. The Company will employ a high-energy multimedia approach tailored to this age group, emphasizing the fun and excitement of skiing and snowboarding. The second demographic segment to be pursued through marketing is the maturing baby boom generation, which is beginning to generate higher levels of disposable income. The third segment is the "X" generation. Management believes this age group (15-32) will respond favorably to the high energy levels of skiing and snowboarding.

       The Acquisition provides the Company with expanded marketing opportunities and efficiencies. With resorts reaching from southern Vermont to northern Maine, the Company believes that it is able to reach a wider population, due to its resorts' proximity to Northeastern population centers, and to cross-market its other resorts to visitors at each resort, capitalizing on skiers' interest in experiencing a diversity of skiing terrain and resort accommodations. See "Business -- Marketing."

       Control Multiple Revenue Sources. The Company controls multiple revenue sources at each resort, diversifying its income base and maximizing return from each property. For the fiscal year ended July 28, 1996, lift ticket revenues constituted approximately 46% of the Company's total ski and lodging revenues while lodging constituted approximately 19% of total ski and lodging revenues, with the balance produced by retail, food and beverage and other operations. The Company operates its own chain of resort retail ski shops under the name "Crisports," which provide ski rentals and repairs, and a complete line of ski equipment, clothing and accessories. Retail operations accounted for approximately 8% of ski and lodging revenues for the fiscal year ended July 28, 1996. Management expects to expand marketing of Company-specific private label clothing and accessories lines and increasingly controlling the production of its private label products, thus reducing its cost of goods sold. During that period, other important revenue sources included food and beverage, which accounted for approximately 11% of ski and lodging revenues; skier development, which accounted for approximately 5% of ski and lodging revenues; and summer activities, which contributed approximately 5% of such revenues. The remaining 6% is attributable to other revenues. Management continuously seeks to maximize contribution by reducing the costs associated with each source and identifying and exploiting opportunities to grow these enterprises.

       Pursue Cost Savings Opportunities. Management has identified approximately $1.9 million of net annual cost savings it believes are achievable following the Acquisition (see "Pro Forma Financial Data"), resulting from staff reductions, elimination of a key man life insurance policy, and elimination of shareholder service costs and related expenses. Several areas have been identified by the Company as providing the opportunity for additional cost savings including centralized purchasing of electricity, fuel, and food and retail inventory, and the combined entity's enhanced buying power and desirability as a strategic marketing partner.

       The anticipated savings are based on estimates and assumptions made by the Company that are inherently uncertain, though considered reasonable by the Company, and are subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond the control of management. There can be no assurance that such savings will be achieved. See "Risk Factors -- Ability to Achieve Anticipated Cost Savings; Integration of SKI."

       Selectively Develop Mountainside Real Estate. In addition to more conventional slopeside condominium projects, the Company has developed a prototype year-round destination slopeside hotel. The hotel is a condominium in which the Company retains ownership of the core hotel properties consisting of restaurants, commercial space, conference facilities and infrastructure facilities. Quartershare interests (13 weeks evenly divided over the year) in the hotel suites are sold to individual owners as residential condominiums. The Company operates the hotel and provides optional management of the quartershare units for individual owners. The first of these hotels, called the "Summit Hotel," was successfully developed in two phases at Sunday River in 1992 and 1993. The project is fully sold, and has generated substantial profits for the Company.

       The Summit Hotel concept is expected to be the prototype for the Company's future real estate development activities, with additional hotels planned for selected resort locations over the next several years. The number, timing, and location of projects will be driven by demand, as determined through an extensive pre-construction marketing and sales program. Current plans provide for the development of one hotel at each resort, except Sugarloaf, during fiscal years 1997 through 2000. Initial cost is expected to be in the range of $12 to $15 million per hotel. In addition, subject to demand, management believes that an additional wing could be added to each hotel approximately two years after the initial construction at a cost of approximately $5-$6 million per hotel. See "Recent Developments" for discussion of recent hotel development.

       Expand Off-Season Activities. Each resort has developed off-season activities in order to improve utilization of facilities, retain quality employees and contribute to coverage of fixed operating costs. Sugarloaf, Killington, Mt. Snow and Sugarbush operate championship golf courses, with the Sugarloaf course, designed by Robert Trent Jones, recently being rated one of the top 25 courses in the country by Golf Digest magazine and Golf magazine. All the resorts offer a variety of other summer outdoor recreational opportunities ranging from tennis and mountain biking to off-site activities such as whitewater rafting, canoeing, fishing and hiking in the surrounding mountains. Each resort has also begun to sponsor cultural programs during the summer. All of these facilities and activities are intended to draw off-season visitors to the resorts' conference and convention facilities.

Existing Operations

       The formation of the businesses comprising the Company began when Leslie B. Otten, ASC's chairman and chief executive officer, acquired Sunday River in fiscal 1981. During the 1980/81 ski season, Sunday River generated fewer than 50,000 annual skier visits. In contrast, the Company generated approximately 589,000 skier visits at Sunday River in the 1995/96 season, ranking second in New England only to Killington. Sunday River has achieved steady increases in skier visits by making significant expansions and improvements to trails, lifts, snowmaking, grooming and base lodge facilities and through aggressive marketing. Sunday River has enhanced profits through strict cost controls, and by maintaining control over multiple revenue sources at the resort. In order to provide a bed base to support the higher levels of skier visits and to generate additional cash flow to fund capital improvements, in the mid-1980s Sunday River began a program of limited condominium development. In 1992 and 1993, the Company constructed the Summit Hotel, its prototype quartershare hotel at the base of the mountain.

       The Company recognized an opportunity to replicate Sunday River's success at other ski resorts, and in 1994 and 1995 acquired the Attitash/Bear Peak, Mt. Cranmore and Sugarbush resorts. Implementing the strategy successfully developed at Sunday River, the Company has invested, since the respective date of acquisition by the Company, approximately $27.9 million in capital expenditures at these properties.

       The capital improvements at those resorts are reflected in the following table:

Resort           New          New Lifts    New        New Trails    New Base
                 Snowmaking                Grooming                 Facilities
                                           Machines
Attitash/Bear    80 million   1 high           2        5 trails    Bear Peak Base
Peak             gallon       speed                    w/40 acres   Lodge
                 snowmaking   detachable
                 pond         quad
Sugarbush        63 million   7 lifts,         6           1        Addition to Gate
                 gallon       including                             House Base
                 snowmaking   4 high                                Lodge;
                 pond; new    speed                                 Renovation to
                 550-gun      detachable                            Valley House
                 snowmaking   quads                                 Base Lodge
                 system

Mt. Cranmore     New stream   1 high          --           4        New ski shop;
                 intake &     speed                                 Improved summit
                 variable     detachable                            restaurant
                 pumping      quad 1
                 capacity     improved
                              lift

        Supported by aggressive marketing programs and better overall market conditions for the 1995/96 season, skier visits grew from pre-acquisition levels.


                                                                 Skier Visits
                                                                                     % Increase
             Resort                           Pre-Acquis   First Year     Second        Since
                                                 ition                     Year      Acquisitio
                                                                                          n

             Attitash/Bear Peak                 162,602     182,449       201,458        24%
             Mt. Cranmore                        95,000     125,143        N.A.          32%
             Sugarbush*                         330,922     373,200        N.A.          13%

________________________*Managed by the Company beginning
November, 1994 and acquired May, 1995.

       Sunday River. Extending over eight interconnected mountain peaks, Sunday River's facilities consist of 640 acres of skiable terrain and 120 trails. The resort has a 3,100 foot summit and a 2,300 foot vertical drop. Its eight mountains are serviced by 16 lifts, including three high-speed detachable quad lifts, five fixed grip quad lifts, seven triple or double lifts and one surface lift. The mountains are serviced by four base lodges, including one located at the top of North Peak. The resort's on-mountain bed base consists of more than 700 condominium units, the Summit Hotel's 230 quartershare units, and two other hotels providing housing for 5,400 skiers on slope. The off-mountain bed base in greater Bethel, Maine totals 1,500 beds. The resort's transportation network includes the Silver Bullet Express ski train, which provides rail service between Portland, Maine, and Bethel, Maine. The resort operates five ski shops, four full-service restaurants, four cafeteria-style restaurants, and four bars. The Company also owns and operates a 67 unit hotel, and manages the Summit Hotel as well as 704 condominium units.

       Sunday River has focused on producing high quality skiing conditions through emphasizing the quality and coverage of its snowmaking system, its unique grooming techniques, attention to trail design and lift capacity.
Sunday River has one of the most modern lift systems in the Northeast, featuring 16 chairlifts with the most quads of any Eastern ski area. Sunday River is widely recognized for its dedication to producing new and different terrain on a regular basis, thus offering skiers a new and different experience each season.

       Management believes that Sunday River has significant growth potential. Over 300 acres of land at the base of the new Jordan Bowl area are earmarked for development of base facilities and a second Summit Hotel.
There are approximately 10,000 acres of undeveloped land, either owned by the Company or under option, suitable for development as skiable terrain. The resort's capital improvement program provides for up to approximately $10 million in improvements to on-mountain facilities over fiscal years 1997 through 2001.

       Sugarbush Resort. Extending over six mountain peaks, Sugarbush's facilities consist of 413 acres of skiable terrain and 111 trails. The resort has a 4,135 foot summit and a 2,600 foot vertical drop. Its six mountains are serviced by 18 lifts, including four high-speed detachable quad lifts, two fixed grip quad lifts, seven triple or double lifts and three surface lifts. The mountains are serviced by five base lodges and two summit lodges. The resort's bed base consists of approximately 1,900 beds on-mountain and another 2,200 beds within the greater
Warren, Vermont area. The resort operates three ski shops, four full-service restaurants, four cafeteria-style restaurants, and four bars. The Company also owns and operates the 46 unit Sugarbush Inn, manages approximately
200 condominium units and owns and operates a championship golf course as well as a sports center and a conference center.

       Sugarbush features the three highest mountain peaks of any single resort in the East (Mount Ellen at 4,135 feet, Lincoln Peak at 3,975 feet and Nancy Hanks at 3,812 feet). Its terrain is extremely diverse, featuring steep expert slopes, both narrow and wide, numerous long intermediate cruising trails, significant novice terrain as well as separate teaching and learning areas. The resort offers picturesque base facilities at both its north and south peaks. Following its acquisition by the Company in 1994, the Company invested $16 million in a major capital improvement program that included four high speed quad chairlifts, a 300% increase in snowmaking capacity and base area improvements.

       Management believes Sugarbush also has substantial growth potential. The Company has identified approximately 250 to 300 acres of its terrain for development as additional intermediate terrain. Future demands will require additional pipeline connections, which are included in the over $8 million in planned capital improvements to the resort's on-mountain facilities over fiscal years 1997 through 2001.

       Attitash/Bear Peak. Covering two mountain peaks, Attitash/Bear Peak facilities consist of 214 acres of skiable terrain and 45 trails. The resort has a 2,350 foot summit and a 1,750 foot vertical drop. Its two mountains are serviced by ten lifts, including one high-speed detachable quad lift, one fixed grip quad lift, four triple or double lifts and two surface lifts. The mountains are serviced by two base lodges. The resort has limited on-mountain bed base; however, it maintains 3,200 beds in its reservation system and draws from the 16,000 bed Mt. Washington Valley area. The resort operates two ski shops, two full-service restaurants, three cafeteria-style restaurants, and two bars.

       Attitash has been fully developed for some time.
Bear Peak is a new area still under development by the Company. The most recent improvements include a new full scale base lodge and high speed quad. The resort is widely recognized as a family-oriented resort presenting a relaxed atmosphere and manageable size believed to be attractive to many families vacationing in the Mt. Washington Valley. Due to its location in the Mt. Washington Valley tourist area, it has developed a significant number of year-round activities including an alpine water slide, horseback riding and features several top level equestrian events.

       Management expects to continue to develop terrain at its new Bear Peak area. A Summit Hotel is under construction at the resort and scheduled for substantial completion by February 15, 1997. The resort's capital improvement program will provide for over $7 million in improvements to on-mountain facilities over fiscal years 1997 through 2001.

       Mt. Cranmore. Mt. Cranmore's facilities consist of 190 acres of skiable terrain, with 36 trails. The resort has a 1,714 foot summit and a 1,167 foot vertical drop. It is serviced by six lifts, including one high-speed detachable quad lift, four triple or double lifts and one surface lift. The mountain is serviced by two base lodges and a gourmet restaurant at the summit. The resort has no on-mountain bed base but is located near the center of Mt. Washington Valley's 16,000 bed base. The resort operates one ski shop, one rental shop, two full-service restaurants, two cafeteria-style restaurants, and one bar. The Company also manages 30 condominium units.

       Mt. Cranmore is one of the oldest continuously operated ski areas in the United States. Located within walking distance of the North Conway shopping district, the mountain offers a unique combination of quality skiing and immediate access to one of New England's largest retail and restaurant centers. Although Mt. Cranmore is the Company's smallest mountain, its location and amenities make it a unique and very attractive skiing alternative.

       The Company owns 800 acres and holds deeded rights to develop approximately 700 additional acres, at its sole discretion that are appropriately zoned for development as skiable terrain.

       The Company has entered into the Consent with the DOJ, which requires the sale of Mt. Cranmore. The Company has entered into an agreement for the sale of Mt. Cranmore with closing scheduled on or before November 27, 1996. See
"The Acquisition; Antitrust Matters; Use of Proceeds" and
"Recent Developments."

SKI Limited

       SKI's operations consist of the Killington, Mt. Snow/Haystack, Waterville Valley and Sugarloaf ski resorts. SKI acquired Mt. Snow in 1977 and Haystack, Waterville Valley and its initial 51% interest in Sugarloaf in 1994, and the balance of the outstanding Sugarloaf stock in August, 1996. SKI's resorts comprise 2,439 acres of skiable terrain (of which approximately 77.6% are covered by snowmaking equipment), 465 trails, and 70 lifts, of which seven are high-speed detachable quads or gondolas. The Company believes that since the late 1980s, SKI's resorts have been characterized by a lack of significant capital investment, resulting in stagnant or declining skier visits, revenues, net income and EBITDA. Nonetheless, the resorts remain some of the finest in the Northeast, and the lack of capital investment over the last half decade presents a unique opportunity for the Company to maximize the value and earnings potential of those resorts through strategic capital investment and rigorous management techniques instituted at the Company's other recently acquired facilities.

       Killington Resort. Killington is a six-mountain resort, with a 4,241 foot summit and a 3,150 foot vertical drop. Killington's ski terrain is comprised of 918 acres with 165 trails and 20 lifts consisting of one gondola, seven quad lifts, ten triple or double lifts and two surface lifts. The resort's base facilities include seven full-service base lodges, including one located at the top of Killington Peak. Killington also owns and operates eight retail shops, six rental and repair shops, a travel and reservation agency, an 87-room motor lodge in Killington Village and a low-voltage television station. There is lodging capacity of 3,300 beds at the base of the mountains and approximately 12,000 beds in the greater Sherburne area. Killington is a year-round resort, offering complete golf amenities including an 18-hole golf course, a golf school, a pro shop and a driving range, as well as a tennis school.

       Killington is the largest ski resort in the Northeast. Its size and diversity of skiing terrain make it attractive to all segments of the market. The Killington access road is a highly developed retail, lodging and restaurant center known for its retail shopping, fine dining and night life. Surveys indicate that Killington is the most widely recognized of the Company's resorts.

       Management believes Killington's facilities can be enhanced through updating its snowmaking trail and lift systems and developing the real estate potential at its base area. The Company plans major on-mountain capital improvements over fiscal years 1997 through 2001. Management believes the Killington base area presents superior potential for development of a Summit Hotel. The Company has reached an agreement in principle with the State of Vermont to trade Company-owned land at higher elevations for base area land owned by the State. The agreement is subject to legislative approval and no assurances can be given regarding that approval. As a result of the land trade, the Company will own substantial undeveloped real estate at the Killington base, which the Company may develop, subject to receipt of necessary permits and obtaining necessary financing commitments. The two tracks of land are of approximately equivalent value in their existing undeveloped condition. The land trade has the added value of resolving a longstanding dispute with the Vermont Agency of Natural Resources and certain environmental groups regarding possible development of the land at higher elevations. The Company has agreed that the land it is trading will not be developed in exchange for a commitment from the State of Vermont that the land in the base area does not constitute necessary black bear habitat. Historically the black bear habitat issue has impeded development of that real estate. That barrier to development will be eliminated if the exchange is consummated. Although water supplies are adequate for current operations, management is negotiating to acquire the additional water supplies needed to accommodate the Company's snowmaking expansion plan. No assurances can be given regarding the results of those negotiations.

       Mount Snow/Haystack Resort. Mount Snow/Haystack resort covers two mountain peaks and has a 3,580 foot summit and a 1,700 foot vertical drop. The facilities consist of 130 trails and 751 acres of skiable terrain, serviced by 24 lifts. On-mountain facilities include six full-service base lodges, several retail shops, six rental and repair shops, a pro shop, a country club and a nightclub. Mount Snow also headquarters the Company-owned "Original Golf School," and operates an 18-hole golf course, golf schools in Vermont, Ocean City, Maryland and Crystal River, Florida, a mountain bike school, a 92-room hotel, and a low-voltage television station. Its bed base consists of 890 on-mountain beds and 7,821 beds in the greater Dover area.

       Mount Snow is the southernmost of the Company's resorts. Located in the Brattleboro, Vermont area, it is a convenient day drive from both New York City and Boston. A large percentage of Mount Snow's skier base derives from Massachusetts, Connecticut and New York. The resort consists of two separate mountains, separated by approximately six miles, which have been combined under single management. Together, the two mountains are serviced by one of the Northeast's most extensive lift systems.

       Management believes Mt. Snow's development potential includes reconfiguration of lifts and trails to increase the mountains' carrying capacity and interconnecting the Mt. Snow and Haystack areas. Additional property rights and permitting will be required in order to establish that connection, and no assurance can be given that this objective can be achieved. A petition is pending before the Vermont Water Resources Board to reclassify a section of a stream running between the Haystack area and the Mt. Snow area. This reclassification has the potential to restrict or prevent construction activities to connect the two areas. No assurance can be given regarding the outcome of this proceeding. The current capital program provides for substantial expenditures to improve outdated facilities and reconfigure and expand portions of the lift system over the next five years. The Mt. Snow base area has been identified by management as a potential site for construction of a Summit Hotel project. Management considers water supplies to be adequate to meet existing needs. Optimal snowmaking and future development will require additional water sources. The Company has identified potential additional sources of water believed to be adequate for Mt. Snow's anticipated needs; however, there can be no assurance that the requisite permits can be obtained.

       Sugarloaf Resort. Sugarloaf is a single mountain with 1,400 acres of terrain, 14 lifts and 116 trails covering 515 acres. There are approximately 895 acres of off-trail skiing terrain. The mountain has a 4,237 foot summit and a 2,820 foot vertical drop. Sugarloaf operates a year-round conference center and nordic ski facility. It leases, on a long term basis from the Town of Carrabassett Valley, an 18-hole golf course designed by Robert Trent Jones, Jr., which is ranked by Golf Digest and Golf magazine as one of the top 25 courses in the United States. The Original Golf School, which was developed at Mount Snow, was expanded during fiscal year 1995 to include Sugarloaf. Sugarloaf's slopeside ski village consists of its base lodge, two hotels, banquet facilities for 800 people, retail, rental and repair shops, a sports and fitness club, 900 condominium units, rental homes, shops, restaurants and an extensive recreational path network.

       Sugarloaf is located in Carrabassett Valley, Maine. Its remote location has driven its development as a self-contained destination resort. The resort offers one of the largest ski-in/ski-out base villages in the Northeast, containing numerous restaurants, retail shops and an abundance of lodging. Aside from its base development, Sugarloaf is widely recognized for its challenging terrain, including its snowfields, which represent the only lift-serviced above treeline skiing in the Northeast. Sugarloaf is a destination resort for many Maine skiers. Although it draws from areas as distant as New York, New Jersey and Pennsylvania, a significant segment of its skiers are Maine-based.

       Waterville Valley. Waterville Valley's facilities consist of two mountain peaks with 255 acres of terrain, including a separate 31 acre snowboard mountain, a 4,004 foot summit and 2,020 foot vertical drop, 54 trails and 13 lifts. Waterville operates a planned ski community with three lodges, a retail shop, a rental shop, and a repair shop. The resort has a year-round Base Camp Adventure Center offering mountain bikers, cross country skiers and hikers access to 60 miles of trails in the White Mountain National Forest. Other resort amenities include an ice skating arena, golf course, tennis center, sports and fitness center, and horseback riding. Waterville Valley's Conference Center has 17,000 square feet of meeting space and provides meeting and banquet facilities for up to 1,000.

       Waterville Valley has long been recognized as one of the largest ski resorts in New Hampshire. Its location immediately adjacent to Interstate 93 (a major north-south thoroughfare for skiers) makes it one of the most accessible of the Company's resorts. The area is adjacent to a picturesque New England village which contains most of the area's dining, shopping and entertainment. The village square and resort are serviced by a shuttle, and offer an integrated vacation experience characterized by both challenging skiing at one of New Hampshire's largest resorts and an immediately available off-mountain New England village offering some of the finest amenities in the area.

       Management believes the resort's proximity to the Boston market is a major underdeveloped asset, and that the resort has the potential to develop a larger day skiing base from that market through improved on-mountain facilities and aggressively marketing in the Boston metropolitan area.

       The Company has entered into the Consent with the DOJ, which requires the sale of Waterville Valley. The
Company has entered into an agreement for the sale of Waterville Valley with closing scheduled on or before November 27, 1996. See "The Acquisition; Antitrust Matters;
Use of Proceeds" and "Recent Developments."

Marketing

       Staff. The Company maintains a full-time marketing staff of 117 persons. Each resort has its own marketing director who reports to the Company's vice president of marketing. The staff at each mountain is responsible for development of a resort-specific marketing plan, as well as participating in combining all of the resorts' marketing programs into an overall marketing program designed to develop a corporate branded identity. Management regularly sponsors marketing seminars and planning sessions designed to maximize the staff's professionalism and effectiveness.

       Strategy. The Company has established a dedicated group within its corporate marketing department, whose objective is to increase participation in the sport by promoting the fun and excitement of skiing and snowboarding. The group is developing an innovative ad campaign targeted to potential skiers and snowboarders in three broad customer profiles. The first two demographics are the emerging echo boom generation, and the "X" generation. Over the next five to ten years, management believes these generations of over 114 million younger Americans are going to be of the prime age for making what often become life-long recreational choices. The Company's marketing initiative is a high energy music and video ad campaign that is coupled with national and regional strategic advertising alliances intended to introduce skiing and snowboarding specifically to these generations by creating an image for skiing and snowboarding that is up-to-date and consistent with the generational mood, style and attitude. The third demographic is an older group (beginning in the early 30s) that is just beginning to earn sufficient disposable income that enables more expensive recreational pursuits. A similar marketing campaign focusing on the fun and excitement of skiing has been developed for this market segment, as well, using images most closely aligned with its demographic profile.

       The Company's resorts are located within manageable drive times from major Eastern metropolitan areas. The
Company plans to highlight its close proximity to these population centers through its marketing program.

       The individual resort marketing programs are divided between those for the properties that attract a broader spectrum of skiers and snowboarders and those that appeal to more focused groups. The larger resorts market to all visitor segments, whether defined by skiing ability, affluence, marital status or family size, with each resort marketing its unique attributes. Killington is recognized for its size and diversity; Sunday River emphasizes its snow conditions, lift capacity and consistently new terrain; Mount Snow will promote its proximity to metropolitan New York and Boston; Sugarloaf is known as a destination resort with superior lodging, a relaxed rural Maine image and big mountain skiing; and Sugarbush promotes its classic, challenging terrain combined with its substantial new investment in lifts and snowmaking. Attitash/Bear Peak has distinct market appeal; located in the heart of the Mt. Washington Valley, Attitash/Bear Peak draws from its 16,000 bed lodging base and provides a family orientation, leveraging proximity to the North Conway retail and restaurant district, a prime location for families with non-skiers.

       Programs. The Company is subject to impulse consumer decisions to visit other resorts and ski areas. The Company has designed and implemented a series of initiatives to create a loyal customer base and increase the number of seasonal visits. Chief among these has been:

Aggressive marketing of the corporate message.

Customer affinity programs.

School, group and business affiliations.

Innovative skier development and services program.

Strategic marketing alliances.

Data based marketing programs.

       Aggressive marketing of the corporate message. The
Company consistently focuses marketing messages on snow quality, terrain, on-mountain facilities and excitement.
Beginning with midsummer mailings and continuing through seasonal TV and radio advertisements, this message enables the resorts to build a branded image relationship with consumers. An example of the Company's branded image is the "skycam," a unique marketing program that places real-time aerial views of resorts on selected television stations in the market to graphically depict quality skiing conditions to potential skiers in the target population centers where weather conditions may not be suggestive of skiing.

       Customer affinity programs. The Company is a leader in the development of "frequent skier" programs. These programs allow skiers to earn points through the purchase of lift tickets which can be exchanged for free lift tickets. The Company will introduce an enhanced affinity program that allows skiers to earn points at all Company resorts. The Company has developed a number of season pass programs allowing individuals, families, seniors and students to purchase passes that provide unlimited access during designated time periods.

       School, group and business affiliations. The Company will maintain a full time staff at each resort dedicated to developing special school, group and business affiliations. The school programs bring thousands of students to the resorts during five week-long programs in January and early February. These programs have proved to be an effective way of building name recognition and brand loyalty among the school-age populations. Surveys suggest that many of these students return to the resort with their families. Ski groups have emerged as the fastest and most profitable way of increasing midweek business. The group sales department provides year-round support to group leaders through the Unites States and Canada. Through an extensive Spring and Fall touring program, the resorts recruit new groups and potential group leaders. The group sales office provides technical support to potential group leaders and helps them develop and support their groups. The Company is developing the European group market by forming contacts with the major group vendors in England. Business affiliations are developed and maintained through corporate tickets programs, whereby participating businesses are given an opportunity to provide their employees with incentive-based pricing.

       Innovative skier development and services programs. Management believes that the Company has been a leader in the development of skier development and services. The Guaranteed Learn to Ski program was one of the first skier development programs to guarantee that a customer would learn to ski in one day. The success of this program led to the development of "Perfect Turn," which management believes is the first combined skier development and marketing program in the industry. Perfect Turn ski professionals receive specialized training in coaching, communication and skiing. The program uses ski pros to build relationships between improved skiing technique, special resort programs and fun. Perfect Turn is currently licensed to five resorts in the United States and Canada. Management believes that it is the only skier educational program in the industry to be licensed to other resorts. In the 1995/1996 season, the program began to develop special hard goods marketing programs designed to allow customers to test ride skis and snowboards with professionals, purchase their equipment from a professional and receive ongoing product and technical support through Perfect Turn. This program will be expanded to all of the Company's resorts.

       Strategic marketing alliances. Management expects to establish advertising sponsorships with several key sponsors, whereby a sponsor in a given product category is designated as the official provider of that product category for the Company's resorts. The Company has been approached by numerous high quality sponsors, and has entered into shared promotional advertising with Jeep/Eagle and Coca Cola, among others. Industries under active consideration for such sponsorships include automobile, sport utility vehicle, soft drink, juice drink, credit card, financial services, fuel dealers, communications, hair care, fast food, cereal manufacturers and film companies.

       Data based marketing programs. The Company maintains a well-developed data base of frequent skiers and lodging consumers. The Company has expanded its management systems for the specific purpose of developing new consumer profiles. Through the use of this technology, management believes that the marketing departments have been able to substantially increase the effectiveness of the Company's marketing programs. The Company has seen immediate cost savings and increased profits through the use of targeted
"smart mailings," which are designed to provide the right consumer with the right vacation package offer at the right time.

Real Estate Development

       Strategy. The Company views selective real estate development as a natural outgrowth of the on-mountain development of its resorts. Management believes that there is tremendous opportunity for synergy between real estate development and the ski experience. Development of real estate provides a three-fold benefit to the ski resorts. First, successful real estate development generates profits that have been historically reinvested in resort infrastructure. Second, signature properties like the Summit Hotel at Sunday River create an image for the resort that both attracts skiers to the area and provides a valuable marketing opportunity. Finally, real estate development enhances the bed base at the mountain, thereby contributing directly to maintaining, and increasing, skier days.

       The Company has traditionally taken a conservative approach toward real estate development and expects to continue this conservative philosophy. Throughout the 1980s and early 1990s, management required substantial levels of pre-construction sales before commencing construction of any of its projects, whether traditional condominiums or its Summit Hotel interval ownership project at Sunday River, providing a test of the market's appetite for the proposed product, while reducing risk to the Company and facilitating development financing.

       History. The Company's real estate development efforts to date have focused on Sunday River, and have consisted of the construction of condominiums and the Summit Hotel. A 105-unit quartershare hotel project is currently under construction at Attitash. See "Recent Developments." Development at the Company's other recently acquired resorts is now in the planning and permitting stages.

       Between 1992 and 1993, Sunday River successfully developed the Summit Hotel, a prototype year-round destination slopeside hotel. The hotel is a condominium consisting of six types of space: real estate, commercial, conference facilities, owners' amenities, infrastructure facilities and common space. Sunday River retains ownership of the core commercial and restaurant space, conference facilities and infrastructure facilities. The real estate space consists of the individual hotel condominiums, which are sold in quartershare interests. A quartershare interest is an interval ownership concept providing an owner with the right to use the unit for 13 weeks evenly divided over the year. There are six basic room designs that combine to create over 21 different condominium possibilities. The units can be configured to the desires of each purchaser.

       Quartershare owners participate in the Resort Condominium International ("RCI") exchange program, through which owners can exchange their right to use a Summit quartershare for interval stays at RCI properties located at resorts around the world. Sunday River operates the hotel and provides optional management of the quartershare units for individual owners through a management agreement with Sunday River under which its ski and lodging operations receive up to 45% of the rental revenues.

       There are eight conference facilities of varying sizes ranging from relatively small 500-square foot function rooms to a 5,900 square foot ballroom. Owner amenities consist of membership in the Gold Crown Club, which provides a range of exclusive goods and services to quartershare owners, as well as private owner lounges, a full-size swimming pool, tennis courts and private locker rooms and changing facilities.

       Marketing. Management uses a unique marketing program in which the hotel is sold in five phases. Each phase relates to a specific level of hotel development and targets a specific level of sales. Inventory of units is controlled and released on an incremental basis over the first four phases. The sales effort targets middle income buyers, with quartershare interests historically being offered at prices ranging from $25,000 to $45,000. Annual common area maintenance charges are approximately $1,500 per quartershare. Management believes that the presence of large numbers of potential buyers at the resort within targeted income categories has allowed the quartershare development to sell with relatively low marketing costs. Management believes that this marketing program can be successfully implemented in connection with real estate development activities at the Company's other resorts.

       Future Development. The Company is considering developing hotels at its other resorts using the Summit
Hotel prototype, based upon its assessment of the market demand. Initial cost is expected to be in the range of $12 to $15 million per hotel. In addition, management believes that an additional wing could be added to each hotel, subject to market demand, approximately two years after the initial construction at a cost of approximately $5-$6 million per hotel.

       The Company has commenced construction of a hotel at the Attitash/Bear Peak resort. See "Recent Developments." Summit Hotels are in various stages of planning at several other resorts. At Sugarbush, the project is in the pre-construction marketing and sales stage while permits and all land rights are being finalized. Local approvals have been secured for the new Jordan Bowl Hotel at Sunday River, with final state approvals expected by management during early 1997. Locations for Summit Hotel projects have been identified at Killington and Mt. Snow resorts. Each of those locations is on property currently owned by the resort, and the permit process for hotel facilities and at each resort is underway. The Company will evaluate whether and when to begin each project based upon market demand. Management believes that the lack of recent real estate development at Killington, Mt. Snow and Sugarbush makes those locations particularly attractive markets for Summit Hotel-type projects.

       Management intends to limit development risk by implementing pre-construction sales programs at each location prior to commencement of construction. The financing for each project is expected to be arranged only after pre-construction sales targets are achieved.

       Other than with respect to Attitash/Bear Peak, the Company has no agreements, arrangements or understandings with respect to financing the development of any of the real estate projects discussed herein. Any future development would be subject to, among other things, the Company's ability to obtain the necessary financing and all necessary permits and approvals. No assurance can be given that the Company will develop successfully any additional properties or, if completed, any such properties will be successful.

       Sunday River is also engaged in the construction of a limited number of townhouse condominium projects. During
1996-1998, the Company's objective is to sell eight condominiums each year at Sunday River. Each condominium is planned to be offered for approximately $225,000.

Mountain Operations

       Mountain operations consist of four basic components--snowmaking, grooming, lift operation and base operations. Each of these segments of mountain operations is described in summary fashion below.

       Snowmaking. Management believes that the Company operates some of the world's largest snowmaking facilities. The Company intends to introduce to each of its resorts the snowmaking process refined at its Sunday River resort over the past 20 years. The Company has designed, engineered and produces its own snowmaking guns, which it believes adds substantially to the quality of snow made at Sunday River. Through its engineering department, the Company has developed a snowmaking system that combines hardware developed by the Company with a computer control system that monitors weather conditions throughout the resort's eight mountains and automatically programs the pressure and water volume necessary in order to produce consistent, high quality snow. Management believes the snow produced at Sunday River is consistently dry and looks and skis like lightly packed natural snow and is qualitatively different from snow produced at other resorts.

       Grooming. In addition to producing high quality snow, the Company emphasizes careful grooming in order to maintain a high quality skiing surface. The Company's modern fleet of groomers located at each of its facilities employ a unique "slow tilling" grooming technique in which grooming equipment operates at one-half the normal speed, increasing the depth to which the snow is groomed and thereby replicating the feel of natural snowfall and extending the useful life of the manufactured snow.

       Lift Operation. Each of the Company's resorts employs qualified, well-trained engineers and lift operators to maintain the Company's extensive, modern lift systems. Under the direction of the Company's Senior Vice President of Mountain Operations, the Company's substantial investment in lifts is continually protected by on-ongoing maintenance programs and careful operation.

       Base Operations. Under the control of the Director of Base Operations, all of the Company's retail, food and beverage, rental and skier development area operations are administered on a coordinated basis. The Company's philosophy is to provide consistently high-quality service to its customers, while enabling each resort to exercise its own creativity in developing and administering base facilities in a fashion that best suits its needs and its customers' desires. Its business objectives with respect to these facilities are to retain full control over them, to impose rigorous cost controls and to creatively and aggressively seek to enhance revenues.

Competition

       The Company faces strong competition from ski areas operating in the Northeast (which consists of Maine, New Hampshire, Vermont, Massachusetts, Connecticut and New York) competing for day and vacationing skiers, destination ski resorts competing on a national basis for vacationing skier visits, and non-ski related leisure and recreation destination resorts.

       On a regional basis, the Company's major markets are the major population centers in the Northeast, particularly eastern Massachusetts, northern Connecticut, New York and northern New Jersey. For example, skier origin data collected at Sunday River indicates that approximately 43% of its weekend skiers reside in Massachusetts. Similar data collected at Killington and Mt. Snow indicate that approximately 23% and 35% of their weekend skiers, respectively, reside in New York, with high concentrations from Massachusetts, Connecticut, New Jersey and Vermont, as well.

       In order to cover the high fixed costs of operation associated with the ski industry, the Company must maintain its regional skier base. The Company's ability to price product is directly impacted by the variety of acceptable alternatives presented to skiers in the Northeast region. The most significant competitors are resorts that have established a niche market or loyal clientele, such as mountains recognized as family-friendly resorts. Also, many resorts have made significant capital improvements, keeping them on the edge of the sport's technology and positioning them as keen competitors. Many of the Company's competitors have exhibited both the desire and ability to make on-mountain capital improvements and to develop real estate, thus sustaining competitive pressure in the region. Although many smaller areas offer fewer amenities and less diversity of terrain, often they are competitively priced and draw from nearby population centers, which form a part of the Company's market as well.

       On a national basis, the Company's resorts compete with well-capitalized, professionally managed resorts offering a variety of amenities. The Company, as well as other nationally-recognized resorts, will be competing on a broader scale for recreational and leisure dollars. These resorts offer a variety of activities and amenities including luxury accommodations, gourmet restaurants, extensive retail shops, spas, skating rinks and a variety of non-skiing activities. For example, many Western resorts are making major investments in non-alpine activities such as snowmobile trails, horseback riding, skating and retail and performing arts centers. Although Eastern skiing draws few skiers from Western regions, the Company competes with Western resorts to attract and retain Mid-Western, Mid-Atlantic and Northeast skiers. The Company also competes with large, well-capitalized Canadian resorts for the over seven million annual Eastern Canadian skier visits.

Employees and Labor Relations

       The Company employs approximately 7,000 employees at peak season and approximately 2,000 persons full time. None of the Company's employees are covered by any collective bargaining agreements. The Company believes it has good relations with its employees.

Environmental Matters

       The Company's resorts are subject to a wide variety of federal, state and local laws and regulations relating to land use, water resources, sewage disposal, and the use, storage, discharge, emission and disposal of wastes, and other environmental matters. While management believes that the Company's resorts are presently in material compliance with all land use and environmental laws, failure to comply with such laws could result in the imposition of severe penalties or restrictions on operations by government agencies or courts that could adversely affect operations. The Company has recently completed Phase I environmental assessments at all eight resort properties which were undertaken voluntarily by the Company prior to consummating the Acquisition. The reports identified areas of potential environmental concern, including the need to upgrade existing underground storage tanks at several facilities and to remediate potential petroleum releases. The reports did not identify any environmental conditions or non-compliance at any of the resorts, the remediation or correction of which management believes would have a material adverse impact on the business or financial condition of the Company or results of operations or cash flows. No additional phases have been scheduled. The Killington resort has been identified by the U.S. Environmental Protection Agency ("EPA") as a potentially responsible party at two sites pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA" or "Superfund"). Killington has entered into a settlement agreement with EPA at one of the sites, the Solvents Recovery Service of New England Superfund site in Southington, Connecticut. Killington recently rejected an offer to enter into a de minimis settlement with EPA for the other site, the PSC Resources Superfund site in Palmer, Massachusetts. The Company believes that its liability for these sites, individually and in the aggregate, will not have a material adverse effect on the business or financial condition of the Company or its results of operations or cash flows.

       The Company believes it has all permits, licenses and approvals from governmental authorities material to the operation of the resorts as currently configured. The
Company has not received any notice of material non-compliance with permits, licenses or approvals necessary for the operation of its properties.

       The capital programs at the resorts will require permits and approvals from certain federal, state and local authorities. The Company's operations are heavily dependent upon its continued ability, under applicable laws, regulations, policies, permits, licenses or contractual arrangements, to have access to adequate supplies of water with which to make snow and service the other needs of its facilities, and otherwise to conduct its operations. There can be no assurance that new applications of existing laws, regulations and policies, or changes in such laws, regulations and policies will not occur in a manner that could have such an effect, or that important permits, licenses or agreements will not be canceled, non-renewed, or renewed on terms materially less favorable to the Company. Major expansions of any one or more resorts could require the filing of an environmental impact statement with the U.S. Forest Service under NEPA if it is determined that the expansion has a significant impact upon the environment. Although the Company has consistently been successful in implementing its capital expansion plans, no assurance can be given that necessary permits and approvals will be obtained. A petition is pending before the Vermont Water Resources Board to reclassify a section of a stream running between the Haystack area and the Mt. Snow area. This reclassification has the potential to restrict or prevent construction activities to connect the two areas. No assurance can be given regarding the outcome of this proceeding.

Legal Proceedings

       The Company currently and from time to time is involved in litigation arising in the ordinary course of its business. The Company does not believe that it is involved in any litigation that will, individually or in the aggregate, have a material adverse effect on its financial condition or results of operations or cash flows.

       Each of the resort operating companies have pending and are regularly subject to suit with respect to personal injury claims related principally to skiing activities at each resort. Each of the operating companies maintains liability insurance that the Company considers adequate to insure claims related to usual and customary risks associated with the operation of a ski resort. SKI operates a captive insurance company authorized under the laws of the State of Vermont which provides liability and workers' compensation coverage for the SKI resorts located in Vermont. The Company has received confirmation from an internationally recognized actuarial firm that the insurance company's reserves are adequate to cover losses and loss adjustment expenses associated with all claims made through July 28, 1996.

Properties

       The Company's operations are wholly dependent upon its ownership or control over the real estate constituting each resort. The following summarizes non-owned real estate critical to operations at each resort. Management believes each of the following leases, permits or agreements is in full force and effect and that the Company is entitled to the benefit of such agreements.

       Sunday River leases 1,500 acres, which constitute a substantial portion of its current skiable terrain, under a 50 year lease terminating on October 14, 2030. The lease renews automatically thereafter on a year-to-year basis unless terminated by either the lessor or lessee.

       The Sugarbush Resort has a license to use 1,915 acres of United States Forest Service land pursuant to a special use permit dated May 17, 1995. The permit has a 40 year term expiring April 30, 2035.

       Mt. Snow leases 1,315 acres which constitute a substantial portion of its skiable terrain. Of this total, approximately 900 acres is occupied by Mt. Snow pursuant to a special use permit granted by the United States Forest
Service dated November 29, 1989. The permit has a 40 year term expiring December 31, 2029.

       Mt. Snow also leases 252 acres which constitute a portion of its skiable terrain from the Town of Wilmington, Vermont. The lease expires November 15, 2030. There are no renewal options. In addition, Mt. Snow leases approximately
200 acres from Sargent Inc. pursuant to a lease expiring
March 31, 2025. The lease can be renewed for an additional
30 year term. Mt. Snow also has the option to purchase the leased property and a right of first refusal in the event
Sargent Inc. receives a bona fide offer for the leased property.

       Attitash/Bear Peak uses 279 acres of its skiable terrain pursuant to a special use permit from the United States Forest Service dated July 19, 1994. The permit has a 40 year term expiring June 19, 2034. In addition, Attitash/Bear Peak leases its parking facilities under a lease expiring December 31, 2003. Attitash/Bear Peak has the option to purchase this leased property at any time during the lease term. The lease contains no renewal provisions.

       Killington leases 2,500 acres from the State of Vermont. A substantial portion of that property constitutes skiable terrain. The lease is for an initial 10 year term commencing in 1960 and contains nine 10-year renewal options. Killington exercised the renewal option in 1970, 1980 and 1990. Assuming continued exercise of Killington's renewal options, the lease will ultimately expire in the year 2060. The lease is subject to a buy-out option retained by the State of Vermont. At the conclusion of each 10 year term (or extended term), the state has the option to buy out the lease for an amount equal to Killington's adjusted capital outlay plus 10% of the gross receipts from the operation for the preceding three years. "Adjusted Capital Outlay" means total capital expenditures made by the tenant from 1956 to the date of exercise of the option, depreciated at 1% per annum, except that certain non-operable assets depreciate at 2% per annum. This buy-out option will next become exercisable in the year 2000. If exercised today, the exercise price would be approximately $72 million. Although the Company has not had direct confirmation from Vermont state officials, it has no reason to believe that the State intends to exercise the option in 2000.

       The Sugarloaf resort leases the Sugarloaf Golf
Course from the Town of Carrabassett Valley, Maine pursuant to a lease dated June 3, 1987. The lease term expires December, 2003. Sugarloaf has an option to renew the lease for an additional 20 year term. In addition, Sugarloaf has an option to purchase the leased property at any time on or prior to June 3, 1997 at a purchase price equal to approximately $1.4 million, plus accrued and unpaid interest at the rate of 8% per year from 1984 (the commencement of Sugarloaf's original lease), plus the capital construction costs of any club house constructed on the premises, less all lease payments made to the Town, for a total estimated price of $2.7 million. Management has made no determination regarding exercising the option or extending the lease.

       Waterville Valley uses approximately 790 acres, which constitute a major portion of its skiable terrain, pursuant to a Special Use Permit granted by the United
States Forest Service. The special use permit expires
October 31, 2034.

94



                              MANAGEMENT

       The following table sets forth information with respect to the current director and executive officers of the Company.



  Name                          Age       Position
Leslie B. Otten                 47        Sole Director, President
                                        and Chief Executive
                                        Officer
Burton R. Mills                 42        Senior Vice President
                                        (Mountain Operations)
Thomas M. Richardson            42        Chief Financial Officer,
                                        Treasurer and Senior Vice
                                        President (Finance)
Christopher E. Howard           39        Chief Administrative
                                        Officer, General Counsel
                                        and Senior Vice President
                                        (Administration)
G. Christopher Brink            42        Senior Vice President
                                        (Marketing and Sales)
Allen Wilson                    43        President (Sugarbush)
Philip T. Gravink               60        President (Attitash/Mt.
                                        Cranmore)
Jolan F. Ippolito               49        Vice President of
                                        Corporate Affairs (Sunday
                                        River)
        Leslie  B. Otten, Director, President and  Chief
Executive    Officer.   Mr.   Otten   joined   Sherburne
Corporation,  then the parent company of  Sunday  River,
Killington  and  Mount Snow, in 1970. Mr.  Otten  joined
Sunday  River in 1972 as Assistant General  Manager  and
became General Manager of Sunday River in 1974. In 1980,
Mr.  Otten purchased Sherburne's 90% interest in  Sunday
River  and acquired the remaining 10% interest from  the
minority  shareholders in 1989. He  has  been  the  sole
director, President and Chief Executive Officer  of  the
Company (or its predecessor) since 1980. Mr. Otten  owns
96%  of the outstanding stock of the Company. Mr.  Otten
is  a director of the Portland Museum of Art, a director
of  the Maine Chamber and Alliance, a director of  Maine
Handicap  Skiing,  a  trustee of  Gould  Academy  and  a
director of Project Opportunity.

         Burton  R.  Mills,  Senior  Vice  President  of
Mountain  Operations. Mr. Mills has spent his entire  22
year  career  with  the  Company (or  its  predecessor),
serving  in  his  present capacities since  1993.  Prior
thereto,   he  served  as  Vice  President  of  Mountain
Operations.

        Thomas  M. Richardson, Chief Financial  Officer,
Treasurer,   Senior   Vice  President   (Finance).   Mr.
Richardson joined the Company in the spring of 1993, and
has served in his present capacity since then. Prior  to
joining  the  Company, from 1992 to 1993, he  worked  at
Loon  Mountain  Recreation Corporation as treasurer  and
director  of food, beverage and tickets. Prior  thereto,
Mr.  Richardson worked at SKI from 1983 to  1992  as  an
internal   auditor,  accounting  manager  and   division
controller.

         Christopher  E.  Howard,  Chief  Administrative
Officer,  General  Counsel  and  Senior  Vice  President
(Administration).   Mr.  Howard joined  the  Company  in
October,  1996  after serving as its  principal  outside
legal  counsel.  From 1982 to October, 1996, Mr.  Howard
practiced  with  Pierce Atwood, a  Portland,  Maine  law
firm, where he was a partner since 1988.

        G.  Christopher  Brink,  Senior  Vice  President
(Marketing and Sales). Mr. Brink has been with the Company in his present capacity since 1993. Prior to joining the Company, Mr. Brink served as Vice President for group sales and conference sales and Vice President of Marketing at Stratton Corp., Stratton, Vermont.

        Allen Wilson, President (Sugarbush). Mr. Wilson has served as President (Sugarbush) since 1994. Prior to assuming that position, he served in various capacities for SKI, including Vice President and Controller of Killington (1992-94) and as Chief Financial Officer of
Bear Mountain, Ltd. (1988-92).

         Philip   T.  Gravink,  President  (Attitash/Mt.
Cranmore).  Mr. Gravink joined the company at  the  time
Attitash was acquired in July of 1994, continuing in the
same  position  he had held for the Mount Attitash  Lift
Corporation.  Prior  to  joining  Mount  Attitash   Lift
Corporation  in 1992, he served as Interim  Director  of
skiing  for  the State of New Hampshire, overseeing  the
Cannon  and Mount Sunapee ski resorts. Prior to that  he
was  President  and  Chief  Executive  Officer  of  Loon
Mountain Recreation Corporation for 14 years.

        Jolan  F.  Ippolito, Vice President of Corporate
Affairs  of  Sunday  River. Ms. Ippolito  joined  Sunday
River in January of 1982, serving in her current position since 1993. Ms. Ippolito held various positions at the resort prior thereto.

Executive Compensation

         The following table sets forth the annual compensation for the fiscal year ended July 28, 1996 of the Company's President and Chief Executive Officer and its other executive officers who received salary and bonuses in excess of $100,000 for the fiscal year ended
July 28, 1996 from the Company. None of the Company's officers is subject to an employment agreement with the Company.

1996 SUMMARY COMPENSATION TABLE


                                             Annual Compensation
Name And Principal Position                   Salary        Bonus

Leslie B. Otten,
   President and Chief Executive Officer    $104,000          $6,000
Thomas M. Richardson,
   Chief Financial Officer and Senior       $112,000          $7,000
Vice President (Finance)
Burton R. Mills,
   Senior Vice President (Mountain          $155,000          $9,000
Operations)
G. Christopher Brink,
   Senior Vice President (Marketing and     $127,000          $7,000
Sales)
Allen Wilson,
   President (Killington)                   $138,000              --
Blaise Carrig
   President (Sugarbush)                    $116,000              --
Philip T. Gravink,
   President (Attitash/Mt. Cranmore)        $110,000              --
               The Company expects to increase Mr.
Otten's compensation to a salary of up to $350,000 and an annual performance-based bonus.

       The Company intends to develop and implement, during fiscal 1997, an incentive-based compensation plan for selected executive officers and key employees providing both EBITDA-based annual bonuses and equity-based longer term incentives.

Report on Executive Compensation

       The Company does not have a compensation committee. Historically, all decisions with respect to the compensation of the Company's executive officers have been made by Mr. Otten, in his capacity as the sole stockholder, sole director and chief executive officer of each of the entities comprising the Company.
Decisions with respect to executive compensation have been made on the basis of available information with respect to the compensation of individuals having comparable responsibilities at other major skiing and resort businesses, the recent performance and financial condition of the Company and the performance of the individual executive officers. Mr. Otten's compensation as described above has not, historically, been determined on the basis of such criteria, principally due to the fact that, as the Company's sole stockholder, he was entitled to receive, and has received, dividends in respect of his holdings of Common Stock based on the year-to-year profitability of the Company that more directly reflect its performance and financial condition. In the future, however, due to restrictions on the payment of dividends by the Company, contained in the Indenture, the Subordinated Note Indenture and the Senior Credit Facility, it is anticipated that Mr.
Otten's compensation will be determined in a manner similar to that described above with respect to the Company's other executive officers.

                                         Leslie B. Otten
                                     Common Stock Ownership

                Name and Address     Amount and Nature
Title of        of Beneficial Owner  of Beneficial           Percent of Class
Class                                Ownership


Common Stock    Leslie B. Otten      939,168 shares direct        96.0%
                c/o American Skiing  ownership
                Company
                Sunday River Access
                Road
                Bethel, Maine
                04217

Certain Transactions with Management

       In June, 1996, Sunday River issued to Mr. Otten a demand note bearing interest at the rate of 5.4% per annum obligating Sunday River to pay to Mr. Otten a total of $5.2 million, which amount equals the total amounts expected to become payable during 1996 and 1997 by Mr. Otten as income taxes with respect to Sunday
River's pre-Acquisition income as a Subchapter S corporation.

       Christine Otten, Mr. Otten's spouse, is employed by the Company as its director of retail buying, and is principally responsible for its retail sales activities.
During the fiscal years 1994, 1995 and 1996, Ms. Otten received total compensation of $54,575, $53,584 and $54,577, respectively.

       Western Maine Leasing Co., a corporation wholly owned by Mr. Otten, presently leases items of heavy equipment to Sunday River under short-term leases on terms believed by management to be comparable to those that could be obtained by Sunday River from unaffiliated lessors of such equipment. In fiscal 1994, 1995 and 1996, payments under such leases totaled $43,000, $34,000 and $36,000, respectively.

       The Company provides lodging management services for Ski Dorm, Inc., a corporation owned by Mr. Otten and his mother which owns a ski dorm located near the Sunday
River resort, on terms believed by management to be not less favorable to the Company than those that would be offered by the Company to unaffiliated entities or that have been obtained from or offered by unaffiliated entities. In fiscal 1994, 1995 and 1996 payments by Ski
Dorm, Inc. to Sunday River totaled $93,000, $83,000 and
$0, respectively.

               DESCRIPTION OF SENIOR SUBORDINATED NOTES

General

       The Old Notes were issued and the New Notes are to be issued pursuant to the Indenture between the Company and U.S. Trust Company of New York, as trustee
(the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Notes are subject to all such terms, and holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture and the forms of the certificates evidencing the Old Notes and the New Notes, including the definitions therein of certain terms used below, which documents have been filed as exhibits to the Registration Statement and are incorporated herein by reference. The definitions of certain terms used in the following summary are set forth below under "-- Certain
Definitions."

       All of the Company's Subsidiaries are Restricted
Subsidiaries, other than LBO Development Company, Ski
Insurance Company, Mountain Water Company and Killington
West Ltd., each of which is an Unrestricted Subsidiary.
Under certain circumstances, the Company will be able to designate additional current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

       The Old Notes and the New Notes will constitute a single series of debt securities under the Indenture.
If the Notes Exchange Offer is consummated, holders of the Old Notes who do not exchange their Old Notes for New Notes will vote together with the holders of the New
Notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by holders thereunder (including acceleration following an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding Notes.
In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any Old Notes which remain outstanding after the Notes Exchange Offer will be aggregated with the New Notes and the holders of the Old
Notes and New Notes will vote together as a single class for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Notes shall be deemed to mean, at any time after the Notes Exchange Offer is consummated, such percentage in aggregate principal amount of the Old Notes and New Notes then outstanding.

       The terms of the New Note are identical in all material respects to the terms of the Old Notes except that (i) the New Notes will have been registered under the Securities Act and thus will not bear restrictive legends restricting their transfer pursuant to the Securities Act and will not be entitled to registration rights and (ii) Holders of New Notes will not be entitled to liquidated damages for the Company's failure to register the Old Notes or New Notes under the Registration Rights Agreement, Holders of Old Notes should review the information set forth under "The
Exchange Offers - Certain Consequences of a Failure to
Exchange."

       The New Notes and the Old Notes are sometimes referred to as, collectively, the "Notes" and, individually, a "Note."

Principal, Maturity and Interest

       The Notes will be limited in aggregate principal amount to $120.0 million and will mature on July 15, 2006. Interest on the Notes will accrue at the rate of 12% per annum and will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 1997, to Holders of record on the immediately preceding January 1 and July 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of and premium, interest and Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose. The Old Notes were, and the New Notes are to be issued in denominations of $1,000 and integral multiples thereof.

Subordination

       The payment of principal of, premium, interest and Liquidated Damages, if any, on, and all other
Obligations with respect to the Notes (other than the making of the interest payment payable on July 15, 1997 from the Pledge Account) will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter incurred.

       Upon any distribution of cash, securities or other property to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Senior Debt of the Company will be entitled to receive payment in full in cash of all Obligations due in respect of such Senior Debt
(including interest after the commencement of any such proceeding at the rate specified in the applicable
Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except for the interest payment payable on July
15, 1997 from the Pledge Account), and until all Obligations with respect to Senior Debt of the Company are paid in full in cash, any distribution to which the Holders of Notes would be entitled shall be made to the holders of such Senior Debt (except that Holders of Notes may receive the interest payment payable on July
15, 1997 from the Pledge Account, securities that are subordinated at least to the same extent as the Notes to Senior Debt and any securities issued in exchange for Senior Debt and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance").

       The Company also may not make any payment upon or in respect of the Notes (except such interest payment such subordinated securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if
(i) a default in the payment of the principal of or premium or interest on Senior Debt of the Company occurs and is continuing or (ii) any other default occurs and is continuing with respect to Designated Senior Debt of the Company that permits holders of the Designated
Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Senior Agent. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of such Senior Debt has been accelerated.
No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage
Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment
Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

       The Indenture further requires that the Company promptly notify holders of Senior Debt of the Company if payment of the Notes is accelerated because of an Event of Default.

       As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior
Debt. As of July 28, 1996, after giving pro forma effect to the acquisition of the 49% interest in Sugarloaf and the divestitures of Waterville Valley and Cranmore, pursuant to the Consent, the amount of outstanding
Senior Debt of the Company would have been approximately
$53.8 million. The Indenture limits the amount of additional Indebtedness, including Senior Debt, that the Company and its Restricted Subsidiaries can incur. See
"-- Certain Covenants --Incurrence of Indebtedness and
Issuance of Preferred Stock."

Interest Payment Pledge Account

       The Indenture provides that the Company's obligations under the Notes to pay interest on January
15, 1997 and July 15, 1997 will be secured by funds held by the Collateral Agent under the Pledge and Disbursement Agreement, subject, in the case of the interest payment payable on January 15, 1997, to the subordination provisions of the Notes. See
"--Subordination." Approximately $15 million, an amount sufficient to pay interest on the Notes through July 15, 1997, has been deposited in the Pledge Account, and has been invested in U.S. Treasury obligations maturing immediately prior to January 15, 1997 and July 15, 1997, pending disbursement. Following the July 15, 1997 interest payment on the Notes, any amounts remaining in the Pledge Account will be released to the Company and will thereafter remain subject to the applicable provisions of the Indenture.

       Subject to the foregoing, the Pledge and Disbursement Agreement provides for the grant by the Company to the Collateral Agent of a first priority security interest in the Pledge Account for the benefit of the Holders of the Notes to secure the payment of interest due with respect to the Notes on or prior to July 15, 1997. In addition to the subordination provisions applicable to the interest payment payable on January 15, 1997, the ability of Holders of Notes to realize upon any such funds or securities may be subject to certain bankruptcy law limitations in the event of a bankruptcy of the Company. Under the terms of the Indenture, the proceeds of the Pledge Account will be applied, first, to amounts owing to the Trustee in respect of fees and expenses of the Trustee and, second, to the Obligations under the Notes and the Indenture, subject to the subordination provisions described above.

Subsidiary Guarantees

       The Company's payment Obligations under the Notes have been jointly and severally guaranteed (the
"Subsidiary Guarantees") by the Guarantors. The
Obligations of each Guarantor under its Subsidiary
Guarantee are subordinated in right of payment to all Senior Debt of such Guarantor pursuant to subordination provisions substantially similar to those described above under "-- Subordination."

       The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity, whether or not affiliated with such Guarantor, unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all of the Obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists;
(iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and (iv) the Company would be permitted by virtue of the Company's pro forma Fixed
Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge
Coverage Ratio test set forth in the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; provided, however, that this provision shall not prohibit any merger or consolidation among the Company or one or more wholly owned Guarantors.

       The Indenture provides that, in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any Obligations under its Subsidiary
Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "--
Repurchase at Option of Holders -- Asset Sales." In addition, the Indenture provides that, in the event the Board of Directors designates a Guarantor to be an Unrestricted Subsidiary, then such Guarantor will be released and relieved of any Obligations under its Subsidiary Guarantee; provided that such designation is conducted in accordance with the applicable provisions of the Indenture.

Optional Redemption

       The Notes are not redeemable at the Company's option prior to July 15, 2001. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices
(expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated
Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year                                       Percenta
                                              ge
2001
                                           106.250%
2002                                        104.688
2003                                        103.125
2004                                        101.563
2005 and thereafter                         100.000
       Notwithstanding the foregoing, on or prior to July 15, 1999, the Company may redeem up to 25% in aggregate principal amount of the Notes at a redemption price of 112% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of one or more Equity Offerings; provided that at least 75% in aggregate principal amount of the Notes originally issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; and provided, further, that notice of each such redemption shall have been given within 30 days after the date of the closing of such Equity
Offering.

Selection and Notice

       If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption

       Except as set forth below under "-- Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

       Change of Control

       Upon the occurrence of a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's
Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase (the "Change of Control
Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction that constitutes the Change of Control and offering to repurchase Notes pursuant to the procedures required by the Indenture and described in such notice; provided that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The
Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

       On the Change of Control Payment date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control
Payment Date.

       Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

       The occurrence of a Change of Control could result in a default under the Senior Credit Facility or other Senior Debt of the Company. In addition, the Senior Credit Facility or other Senior Debt could restrict the Company's ability to repurchase Notes upon a Change of Control. In the event a Change of Control occurs at a time when the Company is prohibited from repurchasing Notes, the Company could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from repurchasing Notes. In such case, the Company's failure to make a Change of Control Offer or to repurchase Notes tendered in a Change of Control
Offer would constitute an Event of Default under the Indenture, which could, in turn, constitute a default under the Senior Credit Facility or other Senior Debt.
In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes. See "-- Subordination." Finally, the
Company's ability to repurchase Notes upon a Change of Control may be limited by the Company's then existing financial resources.

       The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

       Asset Sales

       The Indenture provides that the Company will not, and will not permit any of its Restricted
Subsidiaries to, engage in an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset
Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that (x) the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted
Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (b) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision and (y) Asset Sales pursuant to the DOJ Divestiture shall not be subject to the 75% minimum cash requirement specified in clause
(ii) of this paragraph, but such Asset Sales shall otherwise continue to be subject to this covenant and any cash proceeds resulting from the subsequent disposition of such non-cash consideration shall be subject to the provisions of this covenant.

       Within 360 days after the receipt of any Net
Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply such Net Proceeds (a) to permanently reduce Senior Debt of the Company or such Restricted Subsidiary (and to correspondingly reduce commitments with respect thereto) or (b) to the making of capital expenditures or the acquisition of long-term assets in the same line of business as the Company or any Restricted Subsidiary was engaged immediately prior to such Asset Sale. Pending the final application of any such Net Proceeds, the Company may temporarily reduce
Senior Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net
Proceeds from Asset Sales in excess of $1.0 million in any fiscal year that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes (subject to the restrictions of the Indenture).
If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess
Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

Certain Covenants

       Restricted Payments

       The Indenture provides that the Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity
Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to any direct or indirect holder of the Company's Equity Interests in its capacity as such, other than dividends or distributions payable in Equity
Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary of the Company that is a Guarantor; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary or other Affiliate of the Company, other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company that is a Guarantor; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, prior to a scheduled mandatory sinking fund payment date or final maturity date, any Indebtedness that is subordinated to the Notes; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

              (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

              (b) the Company would be permitted by
       virtue of the Company's pro forma Fixed Charge
       Coverage Ratio, immediately after giving effect to such Restricted Payment, to incur at least
       $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption
       "-- Incurrence of Indebtedness and Issuance of
       Preferred Stock"; and

              (c) such Restricted Payment, together
       with the aggregate of all other Restricted
       Payments made by the Company and its Restricted
       Subsidiaries on or after the date of the Indenture, is less than the sum of (i) $5.0 million, plus (ii) 50% of the Consolidated Net
       Income of the Company for the period (taken as one accounting period) from July 29, 1996 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted
       Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (iii) 100% of the aggregate net cash proceeds received by the Company as capital contributions or from the issue or sale since the date of the Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity
       Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus
       (iv) to the extent that any Restricted
       Investment is sold for cash or otherwise liquidated or repaid for cash, 100% of the net cash proceeds thereof (less the cost of disposition) (but only to the extent not included in subclause (ii) of this clause (c));
       plus (v) to the extent that any Unrestricted
       Subsidiary is designated to be a Restricted
       Subsidiary, the fair market value (as determined in good faith by the Board of Directors) of the Company's Investment in such Subsidiary at the time of such designation (but only to the extent not included in subclause (ii) of this clause
       (c)); provided, however, that in the case of (1) the declaration or payment of any dividend or the making of any other payment or distribution on account of the Company's Common Stock or to any direct or indirect holder of the Company's
       Common Stock in its capacity as such or (2) the purchase, redemption or other acquisition or retirement for value of any Common Stock of the Company, (A) the Company may not include the $5.0 million set forth in subclause (i) of this clause (c) and may only include 25% of its Consolidated Net Income for purposes of subclause (ii) of this clause (c) in calculating the amount available pursuant to this clause (c) for the making of any such Restricted Payment if, after giving effect to such Restricted
       Payment, the Company's Leverage Ratio would exceed 70% and (B) Consolidated Net Income for purposes of this clause (c) shall exclude the first $5.0 million of Consolidated Net Income of the Company reported from July 29, 1996.

       The foregoing provisions will not prohibit (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) of the preceding paragraph; (iii) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted
Refinancing Debt or the substantially concurrent sale
(other than to a Subsidiary of the Company) of Equity
Interests of the Company (other than Disqualified
Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) of the preceding paragraph;
(iv) Investments in Real Estate Subsidiaries in an amount not to exceed $10.0 million plus, to the extent that any such Investment is sold for cash or otherwise liquidated or repaid for cash, the net cash proceeds thereof (less the cost of disposition); provided that the amount of any such net cash proceeds shall be excluded from clause (c) of the preceding paragraph; (v) the acquisition of Equity Interests in Sugarloaf
Mountain Corporation within six months after the consummation of the Acquisition; (vi) contributions of real estate not used in or essential to ski operations to Real Estate Subsidiaries for Permitted Real Estate
Projects; (vii) conveyance of real estate not used in or essential to ski operations to Unrestricted Subsidiaries with an aggregate book value not in excess of $2.0 million; (viii) Guarantees of Indebtedness of Real
Estate Subsidiaries to the extent that such Guarantees are permitted to be incurred by the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" (ix) payments of principal of and interest on the Demand Note; (x) Investments received by the Company and its Restricted Subsidiaries as non-cash consideration from Asset Sales to the extent permitted by the covenant described under the caption
"-- Repurchase at the Option of Holders -- Asset Sales";
and (xi) the repurchase of Subordinated Notes pursuant to a Subordinated Note Change of Control Offer (as defined).

       The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding
Investments by the Company and its Restricted
Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute
Investments in an amount equal to the fair market value
(as determined in good faith by the Board of Directors) of such Investments at the time of such designation.
Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

       The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers'
Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted
Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

       Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may not (i) transfer any property or assets that are a material part of the ski operations of the Company and its Restricted
Subsidiaries to an Unrestricted Subsidiary or (ii) designate as an Unrestricted Subsidiary any Restricted
Subsidiary of the Company that holds any property or assets that are a material part of the ski operations of the Company and its Restricted Subsidiaries.

       Incurrence of Indebtedness and Issuance of Preferred Stock

       The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including
Acquired Debt), and will not permit any of its Restricted Subsidiaries to issue any preferred stock;
provided, however, that, so long as no Default or Event of Default has occurred and is continuing, the Company and its Restricted Subsidiaries that are Guarantors may incur Indebtedness (including Acquired Debt), and its
Restricted Subsidiaries that are Guarantors may issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal quarterly financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such additional preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis
(including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the additional preferred stock had been issued at the beginning of such four-quarter period.

       The foregoing provisions will not apply to:

              (i) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness pursuant to the Bank Credit Agreements in an amount not to exceed the greater of (a) $65.0 million and
       (b) 1.5 times the Company's Consolidated Cash
       Flow for the most recently ended four full fiscal quarters for which internal quarterly financial statements are available immediately preceding the date on which such Indebtedness is incurred, less, in either case, the aggregate amount of all permanent reductions thereto pursuant to the covenant described under "--
       Repurchase at the Option of Holders -- Asset
       Sales";

              (ii) the incurrence by the Company and
       its Restricted Subsidiaries of Existing
       Indebtedness;

              (iii) the incurrence by the Company and
       the Guarantors of Indebtedness represented by the Notes, the Subsidiary Guarantees, the Indenture, the Subordinated Notes, the
       Subordinated Note Subsidiary Guarantees and the
       Subordinated Note Indenture;

              (iv) the incurrence of intercompany
       Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries
       (other than Real Estate Subsidiaries); provided that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted
       Subsidiary of the Company, or any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Wholly Owned
       Restricted Subsidiary of the Company, shall be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted
       Subsidiary, as the case may be;

              (v) the incurrence by the Company or any of its Restricted Subsidiaries of purchase money
       Indebtedness to finance the purchase of property or assets to be used in the ski operations of the Company and its Restricted Subsidiaries or a related business in an aggregate amount at any one time outstanding not to exceed the lesser of
       (a) the purchase price of such property or assets and (b) $15.0 million;

              (vi) the incurrence by the Company and
       its Restricted Subsidiaries of Guarantees of Indebtedness of Real Estate Subsidiaries in an amount not to exceed $15.0 million at any one time outstanding in connection with Permitted
       Real Estate Projects, provided that the total purchase price for the hotel, condominium, interval ownership or other units comprising the development to be constructed, in whole or in part, with the proceeds of the Indebtedness so guaranteed, that have been contracted for sale
       (evidenced by executed purchase agreements and security deposits from credit-approved purchasers), equals at least 35% of the estimated total cost of construction (as determined in good faith by the Board of Directors) of the Permitted Real Estate Projects
       (except for the development of the Summit Hotel at the Attitash resort, for which such total purchase price must equal at least 25% of the estimated total cost of construction (as determined in good faith by the Board of Directors));

              (vii) the incurrence by the Company or
       any of its Restricted Subsidiaries of Permitted
       Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by the Indenture to be incurred;

              (viii) the incurrence by Real Estate
       Subsidiaries of Non-Recourse Real Estate Debt, provided that if any such Indebtedness ceases to be Non-Recourse Real Estate Debt of a Real
       Estate Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that is not a Real Estate Subsidiary;

              (ix) the incurrence by the Company's
       Unrestricted Subsidiaries of Non-Recourse Debt, provided that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted
       Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company; and

              (x) the incurrence by the Company and its Restricted Subsidiaries of additional
       Indebtedness in an amount not to exceed $25.0 million at any one time outstanding, provided that such Indebtedness is expressly subordinated in right of payment to the Notes at least to the same extent as the Notes are subordinated in right of payment to Senior Debt of the Company.

       Liens

       The Indenture provides that the Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

       Dividend and Other Payment Restrictions
Affecting Subsidiaries

       The Indenture provides that the Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted
Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of: (a) Existing Indebtedness as in effect on the date of the Indenture; (b) applicable law; (c) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted
Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired; (f) any instrument governing Non-Recourse Real Estate
Indebtedness of a Real Estate Subsidiary, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person other than such Real Estate Subsidiary or the property or assets of such Real Estate Subsidiary; (g Senior Debt of the Company and Indebtedness of Guarantors, provided that such Indebtedness was permitted to be incurred pursuant to the Indenture; and (h) Permitted Liens.

       Merger, Consolidation, or Sale of Assets

       The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity, unless (i) the Company is the surviving entity or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger
(if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned
Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated
Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

       Transactions with Affiliates

       The Indenture provides the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate
(each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant
Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated
Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $0.5 million, a resolution of the Board of Directors set forth in an Officers'
Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate
Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company of such Affiliate
Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (1) any employment agreement or arrangement in existence on the date of the Indenture or entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (2) transactions between or among the Company and its Restricted
Subsidiaries and (3) Restricted Payments and Permitted
Investments that are permitted by the provisions of the Indenture described above under the caption
"--Restricted Payments," in each case, shall not be deemed Affiliate Transactions.

       Independent Board of Directors

       The Indenture provides that at least one member of the Board of Directors of the Company shall be a disinterested director. The Indenture further provides that the Company shall use its best efforts to have a disinterested member of the Board of Directors by July
31, 1996.

       Limitation on Other Senior Subordinated Debt

       The Indenture provides that neither the Company nor any Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that, in accordance with the terms of the instrument pursuant to which it was created, is subordinate or junior in right of payment to any Senior
Debt of the Company or such Guarantor, as the case may be, and senior in any respect in right of payment to the Notes or such Guarantor's Subsidiary Guarantee.

       Additional Subsidiary Guarantees

       The Indenture provides that if the Company or any of its Restricted Subsidiaries shall acquire or create another Subsidiary after the date of the Indenture, then such newly acquired or created
Subsidiary shall execute a Subsidiary Guarantee and deliver an opinion of counsel in accordance with the terms of the Indenture; provided, that this covenant shall not apply to any Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with the Indenture for so long as it continues to constitute an Unrestricted Subsidiary.

       Payments for Consent

       The Indenture provides that the Company will not, and will not permit any of its Restricted
Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

       Reports

       The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms
10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its Restricted
Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

       The Indenture provides that each of the
following constitutes an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium or Liquidated
Damages, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to comply with the provisions described under the captions "-- Change of Control," "--
Asset Sales," "-- Restricted Payments" or "-- Incurrence of Indebtedness and Issuance of Preferred Stock"; (iv) failure by the Company for 30 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) a continuing default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment
Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment
Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Restricted
Subsidiaries to pay final judgments aggregating in excess of $5.0 million and either (a) any creditor commences enforcement proceedings upon any such judgment or (b) such judgments are not paid, discharged or stayed for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries.

       If any Event of Default occurs and is
continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.
Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant
Subsidiary of the Company or any group of Restricted
Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

       In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to July 15,
2001 by reason of any willful action (or inaction) taken
(or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

       The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing
Default or Event of Default in the payment of the principal of or premium, interest or Liquidated Damages on the Notes.

       The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Shareholders

       No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any Obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

       The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding
Notes to receive payments in respect of the principal of and premium, interest and Liquidated Damages, if any, on the Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture
("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes.
In the event Covenant Defeasance occurs, certain events
(not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

       In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, interest and Liquidated
Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal
Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal
Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

       A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.
The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

       The registered Holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

       Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

       Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption
"--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest or Liquidated Damages on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, interest or Liquidated Damages on the Notes
(except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes,
(vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, interest or Liquidated Damages on the Notes,
(vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--
Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions.
In addition, any amendment to the provisions of Article
10 of the Indenture (which relate to subordination) requires the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of the Notes.

       Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture
Act.

Concerning the Trustee

       The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The
Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

       The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Book-Entry, Delivery and Form

       Except as set forth in the next paragraph, the Notes were initially issued in the form of one Global
Note (the "Global Note"). The Global Note was deposited on the date of the closing of the sale of the Old Notes
(the "Closing Date") with, or on behalf of, The
Depository Trust Company (the "Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder").

       Notes that are issued as described below under "-- Certificated Securities" will be issued in the form of registered definitive certificates (the "Certificated
Securities"). Upon the transfer of Certificated
Securities, such Certificated Securities may, unless the Global Note has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred.

       The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the
"Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial
Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only thorough the Depositary's Participants or the Depositary's Indirect
Participants.

       The Company expects that pursuant to procedures established by the Depositary ownership of the Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's
Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own.
Consequently, the ability to transfer Notes evidenced by the Global Note will be limited to such extent.

       So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Notes evidenced by the Global Note. Beneficial owners of Notes evidenced by the Global Note will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

       Payments in respect of the principal of and premium, interest and Liquidated Damages, if any, on any Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names
Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

Certificated Securities

       Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated
Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such certificated Notes would be subject to the legend requirements described herein under "Notice to Investors." In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note
Holder of its Global Note, Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes.

       Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

Same-Day Settlement and Payment

       The Indenture requires that payments in respect of the Notes represented by the Global Note (including principal, premium, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note
Holder. With respect to Certificated Securities, the
Company will make all payments of principal, premium, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global
Note are expected to be eligible to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expect that secondary trading in the Certificated
Securities will also be settled in immediately available funds.

Certain Definitions

       Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

       "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified
Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii)
Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

       "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

       "Asset Sale" means (i) the sale, lease,
conveyance or other disposition of any rights, property or assets (including, without limitation, by way of a sale and leaseback), other than sales of inventory, sales of obsolete or unused equipment and sales by Real
Estate Subsidiaries of hotel, condominium, interval ownership or other units, in each case, in the ordinary course of business consistent with past practices
(provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Change of Control" and/or the provisions described above under the caption "-- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's
Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing: (i) a transfer of assets by the Company to a Wholly Owned
Restricted Subsidiary or by a Wholly Owned Restricted
Subsidiary to the Company or to another Wholly Owned
Restricted Subsidiary, (ii) an issuance of Equity
Interests by a Wholly Owned Restricted Subsidiary to the
Company or to another Wholly Owned Restricted
Subsidiary, (iii) issuances of Equity Interests by
Sugarloaf pursuant to warrants outstanding on the date of the Indenture, and (iv) a Restricted Payment that is permitted by the covenant described above under the caption "-- Restricted Payments" will not be deemed to be Asset Sales.

       "Bank Credit Agreements" means (i) the Senior
Credit Facility, (ii) any other credit, loan, reimbursement or other similar agreement among the Company, any Subsidiary and any bank, insurance company, finance company or other institutional lender, (iii) each instrument pursuant to which Obligations under any of the agreements described in clause (i) or (ii) above are amended, deferred, extended, renewed, replaced, refunded or refinanced, in whole or in part, and (iv) each instrument now or hereafter evidencing, governing, guarantying or securing any Indebtedness under any agreements described in clause (i), (ii) or (iii) above, in each case, as modified, amended, restated or supplemented from time to time.

       "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

       "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents
(however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

       "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition,
(iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard &
Poor's Corporation and in each case maturing within one year after the date of acquisition.

       "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that the Permitted Holders cease to be the "beneficial owners" (as such term is defined in Rule
13d-3 and Rule 13d-5 under the Exchange Act) of an aggregate of at least 51% of the common stock of the Company and at least 51% of the voting power of the Capital Stock of the Company, (iv) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than the Permitted Holders, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 35% of the common stock of the Company or more than 35% of the voting power of the Capital Stock of the Company and (v) the first day on which more than one-third of the members of the board of directors of the Company are not Continuing
Directors.

       The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Restricted
Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase
"substantially all," there is no precise established definition of the phrase under applicable law.
Accordingly, the ability of a holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another
Person or group may be uncertain.

       "Collateral Agent" means U.S. Trust Company of
New York, as Collateral Agent for the benefit of Holders of Notes under the Pledge and Disbursement Agreement, or any successor thereto appointed pursuant to such Agreement.

       "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted in computing Consolidated Net Income, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale, (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period,
(iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized
(including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and
(iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Restricted
Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash
Flow only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

       "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net
Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income
(but not loss) of Real Estate Subsidiaries or of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent
Person or a Wholly Owned Restricted Subsidiary thereof
(other than a Real Estate Subsidiary), (ii) the Net
Income of any Restricted Subsidiary that is not a Guarantor shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such Net
Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted
Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

       "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common equity holders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred equity (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends or other distributions unless such dividends or other distributions may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred equity, less (a) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (b) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries (except, in each case, Permitted
Investments), and (c) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

       "Continuing Directors" means, as of any date of determination, any member of the board of directors of the Company who (i) was a member of the board of directors on the date of the Indenture or (ii) was nominated for election to the board of directors with the approval of at least two-thirds of the Continuing
Directors who were members of the board of directors at the time of such nomination or election.

       "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

       "Demand Note" means the promissory note of Sunday River Skiway Corporation payable to Leslie B.
Otten in the original principal amount of $5.2 million, as in effect on the date of the Indenture.

       "Designated Senior Debt" of any Person means such Person's Obligations under the Bank Credit
Agreements and any other Senior Debt of such Person permitted to be incurred by such Person under the terms of the Indenture the principal amount of which is $25.0 million or more and that has been designated by the board of directors of such Person as "Designated Senior
Debt" by notice to the Trustee from both such Person and the Senior Agent.

       "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

       "DOJ Divestiture" means the divestiture of the Waterville Valley and Mount Cranmore resorts, whether effected by way of sale, lease, conveyance or other disposition of any rights, property or assets, or by way of a sale of the Capital Stock of Waterville Valley Ski
Area, Ltd. or Cranmore, Inc., or a merger, consolidation or other reorganization, effected in compliance with the United States Department of Justice consent decree applicable thereto.

       "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital
Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

       "Equity Offering" means a public or private sale of common stock of the Company that results in net proceeds of at least $25.0 million to the Company.

       "Existing Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries in existence on the date of the Indenture, until such amounts are repaid.

       "Fixed Charges" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted
Subsidiaries for such period, whether paid or accrued
(including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and
(ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period and (iii) any interest expense on Indebtedness of another Person to the extent that such Indebtedness is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries
(whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments or other distributions (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) on any series of preferred equity of such Person, times
(b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

       "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted
Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge
Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to Real Estate
Subsidiaries, Unrestricted Subsidiaries, discontinued operations (as determined in accordance with GAAP) and operations or businesses disposed of prior to the Calculation Date shall be excluded, and (iii) the Fixed
Charges attributable to Real Estate Subsidiaries,
Unrestricted Subsidiaries, discontinued operations (as determined in accordance with GAAP) and operations or businesses disposed of prior o the Calculation Date shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries (other than Real Estate
Subsidiaries) following the Calculation Date and, in the case of Real Estate Subsidiaries, only to the extent that the obligations giving rise to such Fixed Charges consist of Non-Recourse Real Estate Debt.

       "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American
Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards
Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

       "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

       "Guarantors" means each of (i) Sunday River
Skiway Corporation, Sunday River Ltd., Perfect Turn
Inc., LBO Holding, Inc., Sunday River Transportation,
Inc., Sugarbush Resort Holdings, Inc., Sugarbush Leasing
Company, Sugarbush Restaurants, Inc., Cranmore, Inc.,
S-K-I Limited, Killington Ltd., Mount Snow Ltd.,
Waterville Valley Ski Area, Ltd., Sugarloaf Mountain
Corporation, Killington Restaurants, Inc., Dover
Restaurants, Inc., Resort Technologies, Inc., Pico Ski
Area Management Company, Mountain Wastewater Treatment,
Inc., Deerfield Operating Company and Resort Software
Services, Inc. and (ii) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

       "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest and currency rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest or currency exchange rates.

       "Indebtedness" means, with respect to any Person, without duplication, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person),
(iii) Disqualified Stock of such Person, (iv) preferred stock of any Restricted Subsidiary of such Person (other than Preferred Stock held by such Person or any of its Wholly Owned Restricted Subsidiaries) and (v) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

       "Investments" means, with respect to any Person, all investments by such Person in other Persons in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity
Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company or any of its Restricted
Subsidiaries for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment.

       "Leverage Ratio" means, as of any date of determination, the ratio of (i) the total indebtedness of the Company as shown on the Company's most recent balance sheet, as adjusted to give effect to any repayment or incurrence of indebtedness subsequent to the balance sheet date through such date of determination, to (ii) the sum of (a) the total indebtedness of the Company, calculated pursuant to clause (i), plus (b) total stockholders' equity of the Company as shown on the Company's most recent balance sheet, as adjusted to give effect to any capital contributions or issuances of Equity Interests of the Company, any dividends or other distributions with respect to any Equity Interests of the Company, or any repurchase or redemption of Equity Interests of the Company, subsequent to the balance sheet date through such date of determination.

       "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform
Commercial Code (or equivalent statutes) of any jurisdiction).

       "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with
(a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

       "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted
Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions), any relocation expenses incurred as a result thereof, any taxes paid or payable by the Company or any of its Restricted Subsidiaries as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

       "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted
Subsidiaries (a) provides credit support of any kind
(including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender, (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted
Subsidiary) would permit (upon notice, lapse of time or
both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

       "Non-Recourse Real Estate Debt" means
Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries, other than Real Estate
Subsidiaries, (a) provides credit support of any kind
(including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender, (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against a Real Estate
Subsidiary) would permit (upon notice, lapse of time or
both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries, other than Real Estate Subsidiaries, to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted
Subsidiaries, other than Real Estate Subsidiaries, except, in each case, to the extent permitted by the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

       "Obligations" means, with respect to any instrument or agreement, any and all principal, interest
(including post petition interest), penalties, premiums, fees (including without limitation, to the extent provided for in such instrument or agreement, fees and expenses of counsel), indemnifications, reimbursements, damages and other charges, obligations and liabilities existing from time to time under such instrument or agreement, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, including any obligations or liabilities to repay, redeem, repurchase, retire, acquire or defease any Indebtedness under such instrument or agreement, or any obligation to establish a sinking fund for any such purpose.

       "Permitted Holders" means Leslie B. Otten (or, in the event of his incompetence or death, his estate and his and his estate's heirs, executor, administrator, committee or other representative (collectively,
"Heirs")) and any Person in which Leslie B. Otten and his Heirs, directly or indirectly, have an 80% controlling interest.

       "Permitted Investments" means (i) any Investment in the Company or in a Wholly Owned Restricted
Subsidiary of the Company that is a Guarantor; (ii) any Investment in Cash Equivalents; (iii) any Investment by the Company or any of its Restricted Subsidiaries in a Person if, as a result of such Investment, (a) such Person becomes a Wholly Owned Restricted Subsidiary of the Company and a Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned
Restricted Subsidiary of the Company that is a Guarantor; (iv) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--
Repurchase at the Option of Holders -- Asset Sales;" and
(v) Guarantees of Indebtedness permitted to be made pursuant to clause (vi) of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock."

       "Permitted Liens" means (i) Liens securing
Senior Debt of the Company and its Restricted
Subsidiaries; (ii) Liens securing Indebtedness that is pari passu in right of payment with the Notes, provided that the Notes are equally and ratably secured, (iii)
Liens in favor of the Company or any of its Restricted
Subsidiaries; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any of its Restricted
Subsidiaries, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or any such Restricted Subsidiary; (v) Liens on property existing at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens to secure Indebtedness permitted by clause (v) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness; (viii) Liens existing on the date of the Indenture; (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (x) Liens incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries with respect to obligations that do not exceed $2.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or any such Restricted Subsidiary; (xi) Liens on assets of Real
Estate Subsidiaries securing Non-Recourse Real Estate
Debt; and (xii) Liens on the Pledge Account in favor of the Collateral Agent.

       "Permitted Real Estate Project" means a project relating to one or more of the purposes for which Real
Estate Subsidiaries may be formed.

       "Permitted Refinancing Debt" means any
Indebtedness of the Company or any of its Restricted
Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any such Restricted Subsidiary; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);
(ii) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing
Indebtedness has a final maturity date no earlier than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and
(iv) such Indebtedness is incurred only by the Company or the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

       "Pledge Account" means the Pledge Account held by the Collateral Agent for the benefit of Holders of Notes for the initial deposit of U.S. Treasury obligations maturing immediately prior to the January
15, 1997 and the July 15, 1997 interest payment dates under the Notes acquired with approximately $15 million of borrowings under the Senior Credit Facility and net proceeds from the Note Offering which have been pledged by the Company to secure such interest payments under the Pledge and Disbursement Agreement.

       "Pledge and Disbursement Agreement" means the Pledge and Disbursement Agreement, dated as of the date of the Indenture, by and between the Collateral Agent and the Company, governing the establishment and maintenance of, and disbursement from, the Pledge
Account.

       "Real Estate Subsidiary" means a Restricted
Subsidiary of the Company that was formed for the purpose of developing, constructing and marketing hotel, condominium, interval ownership and other residential real estate projects, together with commercial and other space functionally related or complementary thereto, and that is designated by the Board of Directors as a Real
Estate Subsidiary.

       "Restricted Investment" means an Investment other than a Permitted Investment.

       "Restricted Subsidiary" of a Person means any Subsidiary of such Person that is not an Unrestricted
Subsidiary.

       "Senior Agent" means (i) until all Indebtedness under the Bank Credit Agreements is paid in full, the agent (or the institution performing similar functions) under the Bank Credit Agreement under which the greatest aggregate principal amount of Indebtedness is outstanding and (ii) if all Indebtedness under the Bank
Credit Agreements has been paid in full, the Person (or representative thereof) holding the greatest amount of Senior Debt.

       "Senior Debt" of any Person means and includes all principal of, premium and interest on and other
Obligations with respect to (i) the Bank Credit
Agreements and (ii) any other Indebtedness of such Person (other than as otherwise provided in this definition), whether outstanding on the date of issuance of the Notes or thereafter incurred; provided, however, that Senior Debt shall not include (a) any Indebtedness which by the terms of the instrument creating or evidencing the same is subordinated or junior in right of payment to any other Senior Debt in any respect or
(b) that portion of any Indebtedness incurred in violation of the Indenture. Notwithstanding the foregoing, Senior Debt shall not include (1)
Indebtedness evidenced by the Notes, (2) Indebtedness which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy
Code is without recourse to such Person, (3) any liability for foreign, federal, state, local or other taxes owed or owing by such Person, (4) Indebtedness of such Person to the extent such liability constitutes
Indebtedness to a Subsidiary or any other Affiliate of such Person or any of such Affiliate's subsidiaries, (5)
Indebtedness for the purchase of goods or materials in the ordinary course of business except purchase-money
Indebtedness secured by a security interest in or Lien upon the goods or materials purchased or (6)
Indebtedness owed by such Person for compensation to employees or for services.

       "Significant Subsidiary" means any Restricted
Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

       "Subsidiary" means, with respect to any Person,
(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

       "Unrestricted Subsidiary" means any Subsidiary
(i) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary (i) has no Indebtedness other than Non-Recourse Debt, (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any of its Restricted
Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional
Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results
(except, in the case of Ski Insurance Company, for the indirect obligation to maintain adequate reserves and capital as required by the State of Vermont), (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries and (v) has at least one disinterested member of its board of directors. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board
Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption
"Restricted Payments." If, at any time, any Unrestricted
Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," the
Company shall be in default of such covenant). The Board of Directors may at any time designate any Unrestricted
Subsidiary to be a Restricted Subsidiary, provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted
Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock" and (ii) no Default or Event of Default would be in existence following such designation; and, provided, further, that such Subsidiary shall execute a Subsidiary Guarantee and deliver an opinion of counsel in accordance with the terms of the Indenture.

       "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

       "Wholly Owned Restricted Subsidiary" of any
Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person and the Wholly Owned Restricted Subsidiaries of such Person.

DESCRIPTION OF SUBORDINATED NOTES

General

       The Old Subordinated Notes were issued and the New Subordinated Notes are to be issued pursuant to the Subordinated Note Indenture between the Company and U.S.
Trust Company of New York, as trustee (the "Subordinated
Note Trustee"). The terms of the Subordinated Notes include those stated in the Subordinated Note Indenture and those made part of the Subordinated Note Indenture by reference to the Trust Indenture Act of 1939 (the
"Trust Indenture Act"). The Subordinated Notes are subject to all such terms, and holders of Subordinated
Notes are referred to the Subordinated Note Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Subordinated Note Indenture does not purport to be complete and is qualified in its entirety by reference to the Subordinated Note Indenture and the forms of the certificates evidencing the Old Subordinated Notes and the New Subordinated Notes, including the definitions therein of certain terms used below, which documents have been filed as exhibits to the Registration
Statement and are incorporated herein by reference. The definitions of certain terms used in the following summary are set forth below under "-- Certain
Definitions."

       All of the Company's Subsidiaries are Restricted
Subsidiaries, other than LBO Development Company, Ski
Insurance Company and Killington West Ltd., each of which is an Unrestricted Subsidiary. Under certain circumstances, the Company will be able to designate additional current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Subordinated Note Indenture.

       The Old Subordinated Notes and the New
Subordinated Notes will constitute a single series of debt securities under the Subordinated Note Indenture.
If the Subordinated Notes Exchange Offer is consummated, holders of the Old Subordinated Notes who do not exchange their Old Subordinated Notes for New
Subordinated Notes will vote together with the holders of the New Subordinated Notes for all relevant purposes under the Subordinated Note Indenture. In that regard, the Subordinated Note Indenture requires that certain actions by holders thereunder (including acceleration following an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding Subordinated Notes. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any Old
Subordinated Notes which remain outstanding after the Subordinated Notes Exchange Offer will be aggregated with the New Subordinated Notes and the holders of Old
Subordinated Notes and New Subordinated Notes will vote together as single class for all such purposes.
Accordingly, all references herein to specified percentages in aggregate principal amount of the outstanding Subordinated Notes shall be deemed to mean, at any time after the Subordinated Notes Exchange Offer is consummated, such percentage in aggregate principal amount of the Old Subordinated Notes and New
Subordinated Notes then outstanding.

       The terms of the New Subordinated Notes are identical in all material respects to the terms of the Old Subordinated Notes except that (i) the New
Subordinated Notes will have been registered under the Securities Act and thus will not bear restrictive legends restricting their transfer pursuant to the Securities Act and will not be entitled to registration rights and (ii) Holders of New Subordinated Notes will not be entitled to liquidated damages for the Company's failure to register the Old Subordinated Notes or New
Subordinated Notes under the Subordinated Notes
Registration Rights Agreement.  Holders of Old
Subordinated Notes should review the information set forth under "The Exchange Offers - Certain Consequences of a Failure to Exchange."

       The New Subordinated Notes and the Old
Subordinated Notes are sometimes referred to as, collectively, the "Subordinated Notes" and, individually, a "Subordinated Note."

       Principal, Maturity and Interest

       The Subordinated Notes were issued in a
principal amount sufficient to generate approximately
$20.0 million of gross proceeds to the Company and will mature on January 15, 2007. Interest on the Subordinated
Notes will not accrue prior to July 15, 2001.
Thereafter, interest will accrue at the rate of 13 3/4 % per annum and will be payable semi-annually in arrears in cash on January 15 and July 15 of each year, commencing on January 15, 2002, to holders of record on the immediately preceding January 1 and July 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 15, 2001. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of and premium, interest and Liquidated Damages, if any, on the Subordinated Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Subordinated Notes at their respective addresses set forth in the register of Holders of Subordinated Notes;
provided that all payments with respect to Subordinated
Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency will be the office of the Subordinated
Note Trustee maintained for such purpose. The Old
Subordinated Notes were, and the New Subordinated Notes are to be, issued in denominations of $1,000 principal amount and integral multiples thereof.

       Subordination

       The payment of principal of, premium, interest and Liquidated Damages, if any, on, and all other
Obligations with respect to the Subordinated Notes will be subordinated in right of payment, as set forth in the Subordinated Note Indenture, to the prior payment in full in cash of all Subordinated Note Senior Debt of the Company (including, without limitation, the Company's obligations with respect to the Senior Credit Facility and the Notes), whether outstanding on the date of the Subordinated Note Indenture or thereafter incurred.

       Upon any distribution of cash, securities or other property to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Subordinated Note Senior
Debt of the Company will be entitled to receive payment in full in cash of all Obligations due in respect of such Subordinated Note Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Subordinated Note
Senior Debt) before the Holders of Subordinated Notes will be entitled to receive any payment with respect to the Subordinated Notes, and until all Obligations with respect to Subordinated Note Senior Debt of the Company are paid in full in cash, any distribution to which the Holders of Subordinated Notes would be entitled shall be made to the holders of such Subordinated Note Senior
Debt (except that Holders of Subordinated Notes may receive securities that are subordinated at least to the same extent as the Subordinated Notes to Subordinated
Note Senior Debt and any securities issued in exchange for Subordinated Note Senior Debt and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance").

       The Company also may not make any payment upon or in respect of the Subordinated Notes (except in such subordinated securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if
(i) a default in the payment of the principal of or premium or interest on Subordinated Note Senior Debt of the Company occurs and is continuing or (ii) any other default occurs and is continuing with respect to Designated Subordinated Note Senior Debt of the Company that permits holders of the Designated Subordinated Note
Senior Debt as to which such default relates to accelerate its maturity and the Subordinated Note
Trustee receives a notice of such default (a "Payment
Blockage Notice") from the Subordinated Note Senior
Agent. Payments on the Subordinated Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and
(b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable
Payment Blockage Notice is received, unless the maturity of such Subordinated Note Senior Debt has been accelerated. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment
Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment
Blockage Notice to the Subordinated Note Trustee shall be, or be made, the basis for a subsequent Payment
Blockage Notice.

       The Subordinated Note Indenture further requires that the Company promptly notify holders of Subordinated
Note Senior Debt of the Company if payment of the Subordinated Notes is accelerated because of an Event of Default.

       As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Subordinated Notes may recover less ratably than creditors of the Company who are holders of Subordinated Note Senior Debt. As of April
28, 1996, after giving pro forma effect to the Acquisition, the amount of outstanding Subordinated Note
Senior Debt of the Company would have been approximately
$167.6 million. The Subordinated Note Indenture limits the amount of additional Indebtedness, including
Subordinated Note Senior Debt, that the Company and its
Restricted Subsidiaries can incur. See "-- Certain
Covenants -- Incurrence of Indebtedness and Issuance of
Preferred Stock."

       Subsidiary Guarantees

       The Company's payment Obligations under the Subordinated Notes have been jointly and severally guaranteed (the "Subordinated Note Subsidiary
Guarantees") by the Guarantors. The Obligations of each Guarantor under its Subordinated Note Subsidiary
Guarantee are subordinated in right of payment to all Subordinated Note Senior Debt of such Guarantor pursuant to subordination provisions substantially similar to those described above under "--Subordination."

       The Subordinated Note Indenture provides that no
Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity, whether or not affiliated with such Guarantor, unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger
(if other than such Guarantor) assumes all of the Obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Subordinated Note Trustee, under the Subordinated Notes and the Subordinated Note Indenture;
(ii) immediately after giving effect to such transaction, no Default or Event of Default exists;
(iii) such Guarantor, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Guarantor immediately preceding the transaction; and (iv) the Company would be permitted by virtue of the Company's pro forma Fixed
Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge
Coverage Ratio test set forth in the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; provided, however, that this provision shall not prohibit any merger or consolidation among the Company or one or more wholly owned Guarantors.

       The Subordinated Note Indenture provides that, in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any Obligations under its Subordinated
Note Subsidiary Guarantee; provided that the Net
Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Subordinated Note Indenture. See "-- Repurchase at
Option of Holders -- Asset Sales." In addition, the
Subordinated Note Indenture provides that, in the event the Board of Directors designates a Guarantor to be an Unrestricted Subsidiary, then such Guarantor will be released and relieved of any Obligations under its Subordinated Note Subsidiary Guarantee; provided that such designation is conducted in accordance with the applicable provisions of the Indenture.

       Optional Redemption

       The Subordinated Notes are not redeemable at the Company's option prior to July 15, 2001. Thereafter, the
Subordinated Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year                              Percentage

2001                               106.875%
2002                               105.156
2003                               103.438
2004                               101.719
2005 and thereafter                100.000
       Notwithstanding the foregoing, on or prior to July 15, 1999, the Company may redeem the Subordinated
Notes, in whole or in part, at a redemption price of 113.75% of the Accreted Value thereof, plus accrued and unpaid Liquidated Damages, if any, thereon to the redemption date, with the net proceeds of one or more
Equity Offerings; provided that notice of each such redemption shall have been given within 30 days after the date of the closing of such Equity Offering.

       Selection and Notice

       If less than all of the Subordinated Notes are to be redeemed at any time, selection of Subordinated
Notes for redemption will be made by the Subordinated
Note Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Subordinated Notes are listed, or, if the Subordinated Notes are not so listed, on a pro rata basis, by lot or by such method as the Subordinated Note
Trustee shall deem fair and appropriate; provided that no Subordinated Notes of $1,000 principal amount or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Subordinated Notes to be redeemed at its registered address. If any Subordinated Note is to be redeemed in part only, the notice of redemption that relates to such Subordinated Note shall state the portion of the principal amount thereof to be redeemed. A new
Subordinated Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original
Subordinated Note. On and after the redemption date, interest ceases to accrue on Subordinated Notes or portions of them called for redemption.

       Mandatory Redemption

       Except as set forth below under "-- Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Subordinated Notes.

       Repurchase at the Option of Holders

 Change of Control

       Upon the occurrence of a Change of Control, the Company will be required to make an offer (a
"Subordinated Note Change of Control Offer") to repurchase all or any part (equal to $1,000 principal amount or an integral multiple thereof) of each Holder's
Subordinated Notes at an offer price in cash equal to 101% of the Accreted Value thereof, plus accrued and unpaid Liquidated Damages, if any, thereon (if prior to July 15, 2001), or 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon (if on or after July
15, 2001), to the date of repurchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction that constitutes the Change of Control and offering to repurchase
Subordinated Notes pursuant to the procedures required by the Subordinated Note Indenture and described in such notice; provided that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Subordinated Note Senior
Debt or obtain the requisite consents, if any, under all agreements governing outstanding Subordinated Note
Senior Debt to permit the repurchase of Subordinated
Notes required by this covenant. The Company will comply with the requirements of Rule 14e-1 under the Exchange
Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Subordinated Notes as a result of a Change of Control.

       On the Change of Control Payment date, the Company will, to the extent lawful, (i) accept for payment all Subordinated Notes or portions thereof properly tendered pursuant to the Subordinated Note
Change of Control Offer, (ii) deposit with the Paying
Agent an amount equal to the Change of Control Payment in respect of all Subordinated Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Subordinated Note Trustee the Subordinated Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Subordinated
Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Subordinated Notes so tendered the Change of Control Payment for such Subordinated Notes, and the Subordinated Note Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Subordinated Note equal in principal amount to any unpurchased portion of the Subordinated Notes surrendered, if any; provided that each such new
Subordinated Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Subordinated Note
Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

       Except as described above with respect to a Change of Control, the Subordinated Note Indenture does not contain provisions that permit the Holders of the Subordinated Notes to require that the Company repurchase or redeem the Subordinated Notes in the event of a takeover, recapitalization or similar transaction.

       The occurrence of a Change of Control could result in a default under the Senior Credit Facility or other Subordinated Note Senior Debt of the Company. In addition, the Senior Credit Facility or other
Subordinated Note Senior Debt could restrict the
Company's ability to repurchase Subordinated Notes upon a Change of Control. In the event a Change of Control occurs at a time when the Company is prohibited from repurchasing Subordinated Notes, the Company could seek the consent of its lenders to the repurchase of Subordinated Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from repurchasing
Subordinated Notes. In such case, the Company's failure to make a Subordinated Note Change of Control Offer or to repurchase Subordinated Notes tendered in a Subordinated Note Change of Control Offer would constitute an Event of Default under the Subordinated
Note Indenture, which could, in turn, constitute a default under the Senior Credit Facility or other
Subordinated Note Senior Debt. In such circumstances, the subordination provisions in the Subordinated Note
Indenture would likely restrict payments to the Holders of Subordinated Notes. See "--Subordination." Finally, upon a Change of Control, the Company will be obligated to offer to repurchase the Notes, and the Company's ability to repurchase Subordinated Notes upon a Change of Control may be limited by the Company's then existing financial resources.

       The Company will not be required to make a Subordinated Note Change of Control Offer upon a Change of Control if a third party makes the Subordinated Note
Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Subordinated Note Indenture applicable to a Subordinated Note Change of Control Offer made by the
Company and purchases all Subordinated Notes validly tendered and not withdrawn under such Subordinated Note
Change of Control Offer.

 Asset Sales

       The Subordinated Note Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, engage in an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value
(evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Subordinated Note Trustee) of the assets or Equity
Interests issued or sold or otherwise disposed of and
(ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that (x) the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Subordinated Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and
(b) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision and (y) Asset Sales pursuant to the DOJ Divestiture shall not be subject to the 75% minimum cash requirement specified in clause (ii) of this paragraph, but such Asset Sales shall otherwise continue to be subject to this covenant and any cash proceeds resulting from the subsequent disposition of such non-cash consideration shall be subject to the provisions of this covenant.

       Within 360 days after the receipt of any Net
Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply such Net Proceeds (a) to permanently reduce Subordinated Note Senior Debt of the Company or such Restricted Subsidiary (and to correspondingly reduce commitments with respect thereto) or (b) to the making of capital expenditures or the acquisition of long-term assets in the same line of business as the Company or any Restricted Subsidiary was engaged immediately prior to such Asset Sale. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Subordinated Note Senior
Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Subordinated Note
Indenture. Any Net Proceeds from Asset Sales in excess of $1.0 million in any fiscal year that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Subordinated
Note Excess Proceeds." When the aggregate amount of Subordinated Excess Proceeds exceeds $10.0 million, the
Company will be required to make an offer to all Holders of Subordinated Notes (a "Subordinated Note Asset Sale
Offer") to purchase the maximum principal amount of Subordinated Notes that may be purchased out of the Subordinated Note Excess Proceeds, at an offer price in cash in an amount equal to 100% of the Accreted Value thereof, plus accrued and unpaid Liquidated Damages, if any, thereon (if prior to July 15, 2001), or 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon (if on or after July 15, 2001), to the date of purchase, in accordance with the procedures set forth in the Subordinated Note Indenture. To the extent that the aggregate amount of Subordinated Notes tendered pursuant to a Subordinated Note Asset Sale Offer is less than the Subordinated Note Excess Proceeds, the Company may use any remaining Subordinated Note Excess Proceeds for general corporate purposes (subject to the restrictions of the Subordinated Note Indenture). If the aggregate principal amount of Subordinated Notes surrendered by Holders thereof exceeds the amount of Subordinated Note
Excess Proceeds, the Subordinated Note Trustee shall select the Subordinated Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Subordinated Note Excess Proceeds shall be reset at zero.

       Certain Covenants

 Restricted Payments

       The Subordinated Note Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity
Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to any direct or indirect holder of the Company's Equity Interests in its capacity as such, other than dividends or distributions payable in Equity
Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary of the Company that is a Guarantor; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary or other Affiliate of the Company, other than any such Equity Interests owned by the Company or any Wholly Owned Restricted Subsidiary of the Company that is a Guarantor; (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, prior to a scheduled mandatory sinking fund payment date or final maturity date, any Indebtedness that is subordinated to the Subordinated Notes; or (iv) make any Restricted
Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

              (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

              (b) the Company would be permitted by
       virtue of the Company's pro forma Fixed Charge
       Coverage Ratio, immediately after giving effect to such Restricted Payment, to incur at least
       $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption
       "-- Incurrence of Indebtedness and Issuance of
       Preferred Stock"; and

              (c) such Restricted Payment, together
       with the aggregate of all other Restricted
       Payments made by the Company and its Restricted
       Subsidiaries on or after the date of the Subordinated Note Indenture, is less than the sum of (i) $5.0 million, plus (ii) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from July 29, 1996 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (iii)
       100% of the aggregate net cash proceeds received by the Company as capital contributions or from the issue or sale since the date of the Subordinated Note Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests
       (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus
       (iv) to the extent that any Restricted
       Investment is sold for cash or otherwise liquidated or repaid for cash, 100% of the net cash proceeds thereof (less the cost of disposition) (but only to the extent not included in subclause (ii) of this clause (c));
       plus (v) to the extent that any Unrestricted
       Subsidiary is designated to be a Restricted
       Subsidiary, the fair market value (as determined in good faith by the Board of Directors) of the Company's Investment in such Subsidiary at the time of such designation (but only to the extent not included in subclause (ii) of this clause
       (c)); provided, however, that in the case of (1) the declaration or payment of any dividend or the making of any other payment or distribution on account of the Company's Common Stock or to any direct or indirect holder of the Company's
       Common Stock in its capacity as such or (2) the purchase, redemption or other acquisition or retirement for value of any Common Stock of the Company, (A) the Company may not include the $5.0 million set forth in subclause (i) of this clause (c) and may only include 25% of its Consolidated Net Income for purposes of subclause (ii) of this clause (c) in calculating the amount available pursuant to this clause (c) for the making of any such Restricted Payment if, after giving effect to such Restricted
       Payment, the Company's Leverage Ratio would exceed 70% and (B) Consolidated Net Income for purposes of this clause (c) shall exclude the first $5.0 million of Consolidated Net Income of the Company reported from July 29, 1996.

       The foregoing provisions will not prohibit (i) the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Subordinated Note
Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock);
provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) of the preceding paragraph; (iii) the defeasance, redemption or repurchase of subordinated
Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Debt or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c) of the preceding paragraph; (iv) Investments in Real
Estate Subsidiaries in an amount not to exceed $10.0 million plus, to the extent that any such Investment is sold for cash or otherwise liquidated or repaid for cash, the net cash proceeds thereof (less the cost of disposition); provided that the amount of any such net cash proceeds shall be excluded from clause (c) of the preceding paragraph; (v) the acquisition of Equity
Interests in Sugarloaf Mountain Corporation within the six months following the consummation of the Acquisition; (vi) contributions of real estate not used in or essential to ski operations to Real Estate
Subsidiaries for Permitted Real Estate Projects; (vii) conveyance of real estate not used in or essential to ski operations to Unrestricted Subsidiaries with an aggregate book value not in excess of $2.0 million;
(viii) Guarantees of Indebtedness of Real Estate
Subsidiaries to the extent that such Guarantees are permitted to be incurred by the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" (ix) payments of principal of and interest on the Demand Note; and (x) Investments received by the Company and its Restricted Subsidiaries as non-cash consideration from Asset Sales to the extent permitted by the covenant described under the caption
"-- Repurchase at the Option of Holders -- Asset Sales."

       The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding
Investments by the Company and its Restricted
Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute
Investments in an amount equal to the fair market value
(as determined in good faith by the Board of Directors) of such Investments at the time of such designation.
Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

       The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Subordinated Note
Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Subordinated Note Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.

       Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may not (i) transfer any property or assets that are a material part of the ski operations of the Company and its Restricted
Subsidiaries to an Unrestricted Subsidiary or (ii) designate as an Unrestricted Subsidiary any Restricted
Subsidiary of the Company that holds any property or assets that are a material part of the ski operations of the Company and its Restricted Subsidiaries.

Incurrence of Indebtedness and Issuance of Preferred
Stock

       The Subordinated Note Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness
(including Acquired Debt), and will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that, so long as no Default or Event of Default has occurred and is continuing, the Company and its Restricted Subsidiaries that are Guarantors may incur Indebtedness (including Acquired
Debt), and its Restricted Subsidiaries that are Guarantors may issue preferred stock, if the Fixed
Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal quarterly financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such additional preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional
Indebtedness had been incurred or the additional preferred stock had been issued at the beginning of such four-quarter period.

       The foregoing provisions will not apply to:

              (i) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness pursuant to the Bank Credit Agreements in an amount not to exceed the greater of (a) $65.0 million and
       (b) 1.5 times the Company's Consolidated Cash
       Flow for the most recently ended four full fiscal quarters for which internal quarterly financial statements are available immediately preceding the date on which such Indebtedness is incurred, less, in either case, the aggregate amount of all permanent reductions thereto pursuant to the covenant described under "--
       Repurchase at the Option of Holders -- Asset
       Sales";

              (ii) the incurrence by the Company and
       its Restricted Subsidiaries of Existing
       Indebtedness;

              (iii) the incurrence by the Company and
       the Guarantors of Indebtedness represented by the Notes, the Subsidiary Guarantees, the Indenture, the Subordinated Notes, the
       Subordinated Note Subsidiary Guarantees and the
       Subordinated Note Indenture;

              (iv) the incurrence of intercompany
       Indebtedness between or among the Company and any of its Wholly Owned Restricted Subsidiaries
       (other than Real Estate Subsidiaries); provided that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Wholly Owned Restricted
       Subsidiary of the Company, or any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Wholly Owned
       Restricted Subsidiary of the Company, shall be deemed to constitute an incurrence of such Indebtedness by the Company or such Restricted
       Subsidiary, as the case may be;

              (v) the incurrence by the Company or any of its Restricted Subsidiaries of purchase money
       Indebtedness to finance the purchase of property or assets to be used in the ski operations of the Company and its Restricted Subsidiaries or a related business in an aggregate amount at any one time outstanding not to exceed the lesser of
       (a) the purchase price of such property or assets and (b) $15.0 million;

              (vi) the incurrence by the Company and
       its Restricted Subsidiaries of Guarantees of Indebtedness of Real Estate Subsidiaries in an amount not to exceed $15.0 million at any one time outstanding in connection with Permitted
       Real Estate Projects, provided that the total purchase price for the hotel, condominium, interval ownership or other units comprising the development to be constructed, in whole or in part, with the proceeds of the Indebtedness so guaranteed, that have been contracted for sale
       (evidenced by executed purchase agreements and security deposits from credit-approved purchasers), equals at least 35% of the estimated total cost of construction (as determined in good faith by the Board of Directors) of the Permitted Real Estate Projects
       (except for the development of the Summit Hotel at the Attitash resort, for which such total purchase price must equal at least 25% of the estimated total cost of construction (as determined in good faith by the Board of Directors));

              (vii) the incurrence by the Company or
       any of its Restricted Subsidiaries of Permitted
       Refinancing Debt in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness that was permitted by the Subordinated Note
       Indenture to be incurred;

              (viii) the incurrence by Real Estate
       Subsidiaries of Non-Recourse Real Estate Debt, provided that if any such Indebtedness ceases to be Non-Recourse Real Estate Debt of a Real
       Estate Subsidiary, such event shall be deemed to constitute an incurrence of Subordinated Note
       Indebtedness by a Restricted Subsidiary of the Company that is not a Real Estate Subsidiary;

              (ix) the incurrence by the Company's
       Unrestricted Subsidiaries of Non-Recourse Debt, provided that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted
       Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company; and

              (x) the incurrence by the Company and its Restricted Subsidiaries of additional
       Indebtedness in an amount not to exceed $25.0 million at any one time outstanding, provided that such Indebtedness is expressly subordinated in right of payment to the Notes at least to the same extent as the Notes are subordinated in right of payment to Senior Debt of the Company.

Dividend and Other Payment Restrictions Affecting
Subsidiaries

       The Subordinated Note Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted
Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of: (a) Existing Indebtedness as in effect on the date of the Subordinated Note Indenture; (b) applicable law;
(c) any instrument governing Indebtedness or Capital
Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (d) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired; (f) any instrument governing Non-Recourse Real Estate
Indebtedness of a Real Estate Subsidiary, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person other than such Real Estate Subsidiary or the property or asset of such Real Estate Subsidiary; (g) Subordinated
Note Senior Debt of the Company and Indebtedness of
Guarantors, provided that such Indebtedness was permitted to be incurred pursuant to the Subordinated
Note Indenture; and (h) Permitted Liens.

Merger, Consolidation, or Sale of Assets

       The Subordinated Note Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity, unless (i) the Company is the surviving entity or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United
States, any state thereof or the District of Columbia;
(ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Subordinated Notes and the Subordinated Note Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Subordinated Note Trustee; (iii) immediately after such transaction, no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned
Restricted Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made
(A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional
Indebtedness pursuant to the Fixed Charge Coverage
Ratio test set forth in the first paragraph of the covenant described above under the caption "--
Incurrence of Indebtedness and Issuance of Preferred
Stock."

       The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Subordinated Notes to require the Company to repurchase such Subordinated Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted
Subsidiaries taken as a whole to another Person or group may be uncertain.

 Transactions with Affiliates

       The Subordinated Note Indenture provides the
Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate
Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person and (ii) the Company delivers to the Subordinated Note Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $0.5 million, a resolution of the Board of Directors set forth in an Officers'
Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate
Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company of such Affiliate
Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; provided that (1) any employment agreement or arrangement in existence on the date of the Indenture or entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary, (2) transactions between or among the Company and its Restricted
Subsidiaries and (3) Restricted Payments and Permitted
Investments that are permitted by the provisions of the Indenture described above under the caption
"--Restricted Payments," in each case, shall not be deemed Affiliate Transactions.

 Independent Board of Directors

       The Subordinated Note Indenture provides that at least one member of the Board of Directors of the Company shall be a disinterested director. The
Subordinated Note Indenture further provides that the Company shall use its best efforts to have a disinterested member of the Board of Directors by July
31, 1996.

 Additional Subsidiary Guarantees

       The Subordinated Note Indenture provides that if the Company or any of its Restricted Subsidiaries shall acquire or create another Subsidiary after the date of the Subordinated Note Indenture, then such newly acquired or created Subsidiary shall execute a Subordinated Note Subsidiary Guarantee and deliver an opinion of counsel in accordance with the terms of the Indenture; provided, that this covenant shall not apply to any Subsidiary that has been properly designated as an Unrestricted Subsidiary in accordance with the Subordinated Note Indenture for so long as it continues to constitute an Unrestricted Subsidiary.

 Payments for Consent

       The Subordinated Note Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Subordinated Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Subordinated Note Indenture or the Subordinated Notes unless such consideration is offered to be paid or is paid to all Holders of the Subordinated Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

 Reports

       The Subordinated Note Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Subordinated Notes are outstanding, the Company will furnish to the Holders of Subordinated Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of
Operations" that describes the financial condition and results of operations of the Company and its Restricted
Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability
(unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Subordinated Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule
144A(d)(4) under the Securities Act.

       Events of Default and Remedies

       The Subordinated Note Indenture provides that each of the following constitutes an Event of Default:
(i) default for 30 days in the payment when due of interest on the Subordinated Notes (whether or not prohibited by the subordination provisions of the Subordinated Note Indenture); (ii) default in payment when due of the principal of or premium or Liquidated
Damages, if any, on the Subordinated Notes (whether or not prohibited by the subordination provisions of the Subordinated Note Indenture); (iii) failure by the
Company to comply with the provisions described under the captions "-- Change of Control," "-- Asset Sales,"
"-- Restricted Payments" or "-- Incurrence of
Indebtedness and Issuance of Preferred Stock"; (iv) failure by the Company for 30 days after notice to comply with any of its other agreements in the Subordinated Note Indenture or the Subordinated Notes;
(v) a continuing default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted
Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment
Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment
Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Restricted
Subsidiaries to pay final judgments aggregating in excess of $5.0 million and either (a) any creditor commences enforcement proceedings upon any such judgment or (b) such judgments are not paid, discharged or stayed for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries.

       If any Event of Default occurs and is
continuing, the Subordinated Notes Trustee or the Holders of at least 25% in principal amount of the then outstanding Subordinated Notes may declare all the Subordinated Notes to be due and payable immediately.
Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any Significant
Subsidiary of the Company or any group of Restricted
Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary of the Company, all outstanding Subordinated Notes will become due and payable without further action or notice. Holders of the Subordinated Notes may not enforce the Subordinated
Notes Indenture or the Subordinated Notes except as provided in the Subordinated Note Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Subordinated Notes may direct the Subordinated Note Trustee in its exercise of any trust or power. The Subordinated Notes Trustee may withhold from Holders of the Subordinated Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

       In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Subordinated Notes pursuant to the optional redemption provisions of the Subordinated
Notes Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Subordinated Notes. If an Event of Default occurs prior to July 15, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Subordinated Notes prior to such date, then the premium specified in the Subordinated
Notes Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Subordinated Notes.

       The Holders of a majority in aggregate
principal amount of the Subordinated Notes then outstanding by notice to the Subordinated Note Trustee may on behalf of the Holders of all of the Subordinated
Notes waive any existing Default or Event of Default and its consequences under the Subordinated Note
Indenture except a continuing Default or Event of Default in the payment of the principal of or premium, interest or Liquidated Damages on the Subordinated
Notes.

       The Company is required to deliver to the Subordinated Note Trustee annually a statement regarding compliance with the Subordinated Note
Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Subordinated Note Trustee a statement specifying such Default or Event of Default.

       No Personal Liability of Directors, Officers,
Employees and Shareholders

       No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any Obligations of the Company under the Subordinated Notes or the Subordinated Note Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of Subordinated Notes by accepting a Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Subordinated Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

       Legal Defeasance and Covenant Defeasance

       The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Subordinated Notes ("Legal
Defeasance") except for (i) the rights of Holders of outstanding Subordinated Notes to receive payments in respect of the principal of and premium, interest and Liquidated Damages, if any, on the Subordinated Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Subordinated Notes concerning issuing temporary
Subordinated Notes, registration of Subordinated Notes, mutilated, destroyed, lost or stolen Subordinated Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Subordinated Note Trustee, and the Company's obligations in connection therewith and (iv) the Legal
Defeasance provisions of the Subordinated Note
Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Subordinated Note Indenture
("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Subordinated Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Subordinated Notes.

       In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Subordinated Note Trustee, in trust, for the benefit of the Holders of the Subordinated
Notes, cash in U.S. dollars, non-callable Government
Securities, or a combination thereof, in such amounts as will be sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, interest and Liquidated Damages, if any, on the outstanding Subordinated Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Subordinated Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal
Defeasance, the Company shall have delivered to the Subordinated Note Trustee an opinion of counsel in the United States reasonably acceptable to the Subordinated
Note Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Subordinated Note Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Subordinated Note Trustee an opinion of counsel in the United States reasonably acceptable to the Subordinated Note Trustee confirming that the Holders of the outstanding Subordinated Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant
Defeasance and will be subject t federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant
Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal
Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Subordinated Note Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Subordinated Note
Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company shall have delivered to the Subordinated Note
Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Subordinated Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company shall have delivered to the Subordinated Note Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant
Defeasance have been complied with.

       Transfer and Exchange

       A Holder may transfer or exchange Subordinated
Notes in accordance with the Subordinated Note
Indenture. The Registrar and the Subordinated Note
Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Subordinated Note Indenture. The Company is not required to transfer or exchange any Subordinated Note selected for redemption. Also, the Company is not required to transfer or exchange any Subordinated Note for a period of 15 days before a selection of Subordinated Notes to be redeemed.

       The registered Holder of a Subordinated Note will be treated as the owner of it for all purposes.

       Amendment, Supplement and Waiver

       Except as provided in the next two succeeding paragraphs, the Subordinated Note Indenture or the Subordinated Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Subordinated Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Subordinated Notes), and any existing default or compliance with any provision of the Subordinated Note Indenture or the Subordinated
Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding
Subordinated Notes (including consents obtained in connection with a tender offer or exchange offer for Subordinated Notes).

       Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Subordinated Notes held by a non-consenting Holder):
(i) reduce the principal amount of Subordinated Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Subordinated Note or alter the provisions with respect to the redemption of the Subordinated Notes (other than provisions relating to the covenants described above under the caption "--
Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest or Liquidated Damages on any Subordinated Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, interest or Liquidated Damages on the Subordinated Notes (except a rescission of acceleration of the Subordinated Notes by the Holders of at least a majority in aggregate principal amount of the Subordinated Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Subordinated Note payable in money other than that stated in the Subordinated Notes, (vi) make any change in the provisions of the Subordinated Note Indenture relating to waivers of past Defaults or the rights of Holders of Subordinated Notes to receive payments of principal of or premium, interest or Liquidated Damages on the Subordinated Notes, (vii) waive a redemption payment with respect to any Subordinated Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders") or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the Subordinated Note Indenture (which relate to subordination) requires the consent of the Holders of at least 75% in aggregate principal amount of the Subordinated Notes then outstanding if such amendment would adversely affect the rights of Holders of the Subordinated Notes.

       Notwithstanding the foregoing, without the consent of any Holder of Subordinated Notes, the Company and the Subordinated Note Trustee may amend or supplement the Subordinated Note Indenture or the Subordinated Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated
Subordinated Notes in addition to or in place of certificated Subordinated Notes, to provide for the assumption of the Company's obligations to Holders of Subordinated Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of Subordinated Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Subordinated Note Indenture under the Trust Indenture Act.

       Concerning the Subordinated Note Trustee

       The Subordinated Note Indenture contains certain limitations on the rights of the Subordinated
Note Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The
Subordinated Note Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

       The Holders of a majority in principal amount of the then outstanding Subordinated Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Subordinated Note Trustee, subject to certain exceptions. The Subordinated Note Indenture provides that in case an Event of Default shall occur
(which shall not be cured), the Subordinated Note
Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Subordinated Note Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Note Indenture at the request of any Holder of Subordinated Notes, unless such Holder shall have offered to the Subordinated Note Trustee security and indemnity satisfactory to it against any loss, liability or expense.

       Book-Entry, Delivery and Form

       Except as set forth in the next paragraph, the Subordinated Notes were initially issued in the form of one Global Subordinated Note (the "Global Subordinated
Note"). The Global Subordinated Note was deposited on the date of the closing of the sale of the Old
Subordinated Notes (the "Closing Date") with, or on behalf of, The Depository Trust Company (the
"Depositary") and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Subordinated Note
Holder").

       Subordinated Notes that are issued as described below under "--Certificated Securities" will be issued in the form of registered definitive certificates (the
"Certificated Securities"). Upon the transfer of Certificated Securities, such Certificated Securities may, unless the Global Subordinated Note has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Subordinated
Note representing the principal amount of Notes being transferred.

       The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the
"Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including Bear
Stearns), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect
Participants.

       The Company expects that pursuant to procedures established by the Depositary ownership of the Subordinated Notes evidenced by the Global Subordinated
Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect
Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer
Subordinated Notes evidenced by the Global Subordinated
Note will be limited to such extent.

       So long as the Global Subordinated Note Holder is the registered owner of any Subordinated Notes, the Global Subordinated Note Holder will be considered the sole Holder under the Subordinated Note Indenture of any Subordinated Notes evidenced by the Global
Subordinated Note. Beneficial owners of Subordinated
Notes evidenced by the Global Subordinated Note will not be considered the owners or Holders thereof under the Subordinated Note Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Subordinated Note
Trustee thereunder. Neither the Company nor the Subordinated Note Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Subordinated Notes.

       Payments in respect of the principal of and premium, interest and Liquidated Damages, if any, on any Subordinated Notes registered in the name of the Global Subordinated Note Holder on the applicable record date will be payable by the Subordinated Note
Trustee to or at the direction of the Global
Subordinated Note Holder in its capacity as the registered Holder under the Subordinated Note
Indenture. Under the terms of the Subordinated Note
Indenture, the Company and the Subordinated Note
Trustee may treat the persons in whose names
Subordinated Notes, including the Global Subordinated
Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Subordinated Note Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Subordinated Notes. The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant
Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect
Participants to the beneficial owners of Subordinated
Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's
Indirect Participants.

       Certificated Securities

       Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Subordinated Note Trustee, exchange such beneficial interest for Subordinated Notes in the form of Certificated Securities. Upon any such issuance, the Subordinated Note Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such certificated Subordinated Notes would be subject to the legend requirements described herein under "Notice to Investors." In addition, if (i) the Company notifies the Subordinated Note Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Subordinated Note Trustee in writing that it elects to cause the issuance of Subordinated Notes in the form of Certificated
Securities under the Subordinated Note Indenture, then, upon surrender by the Global Subordinated Note Holder of its Global Subordinated Note, Subordinated Notes in such form will be issued to each person that the Global
Subordinated Note Holder and the Depositary identify as being the beneficial owner of the related Subordinated
Notes.

       Neither the Company nor the Subordinated Note
Trustee will be liable for any delay by the Global
Subordinated Note Holder or the Depositary in identifying the beneficial owners of Subordinated Notes and the Company and the Subordinated Note Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Subordinated Note
Holder or the Depositary for all purposes.

       Same-Day Settlement and Payment

       The Subordinated Note Indenture requires that payments in respect of the Subordinated Notes represented by the Global Subordinated Note (including principal, premium, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global
Subordinated Note Holder. With respect to Certificated
Securities, the Company will make all payments of principal, premium, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Subordinated
Notes represented by the Global Subordinated Note are expected to be eligible to trade in the Depositary's
Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Subordinated
Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expect that secondary trading in the Certificated
Securities will also be settled in immediately available funds.

       Certain Definitions

       Set forth below are certain defined terms used in the Subordinated Note Indenture. Reference is made to the Subordinated Note Indenture for a full disclosure of all such terms. Capitalized terms not defined below have the respective meanings assigned to them under "Description of Senior Subordinated Notes --
Certain Definitions."

       "Accreted Value" means, as of any date of determination, the sum of (a) the initial offering price of each Unit and (b) the portion of the excess of the principal amount of each Subordinated Note over such initial offering price which shall have been accreted thereon through such date of determination, such amount to be so accreted daily on a semi-annual bond equivalent basis on January 15 and July 15 of each year, at the rate of 13 3/4 % per annum.

       "Designated Subordinated Note Senior Debt" means (i) Subordinated Note Senior Debt incurred under the Bank Credit Agreements and (ii) any other
Subordinated Note Senior Debt designated by the Company as "Designated Subordinated Note Senior Debt" as permitted under the Bank Credit Agreement by written notice to the Trustee signed by both the Company and the Subordinated Note Senior Agent.

       "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Subordinated Notes mature.

       "Permitted Refinancing Debt" means any
Indebtedness of the Company or any of its Restricted
Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any such Restricted Subsidiary; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded
(plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing
Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average
Life to Maturity equal to or greater than the Weighted
Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Subordinated
Notes, such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and is subordinated in right of payment to, the Subordinated Notes on terms at least as favorable to the Holders of Subordinated Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred only by the Company or the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

       "Subordinated Note Senior Agent" means (i) until all Indebtedness under the Bank Credit Agreements is paid in full, the agent (or the institution performing similar functions) under the Bank Credit
Agreement under which the greatest aggregate principal amount of Indebtedness is outstanding and (ii) if all Indebtedness under the Bank Credit Agreements has been paid in full, the Person (or representative thereof) holding the greatest amount of Subordinated Note Senior
Debt.

       "Subordinated Note Senior Debt" of any Person means and includes all principal of, premium and interest on and other Obligations with respect to (i) the Bank Credit Agreements, (ii) the Notes and (iii) any other Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date of issuance of the Subordinated
Notes or thereafter incurred; provided, however, that Subordinated Note Senior Debt shall not include (a) any
Indebtedness which by the terms of the instrument creating or evidencing the same is pari passu with or subordinated or junior in right of payment to the Subordinated Notes or the Subordinated Note Subsidiary
Guarantees or (b) that portion of any Indebtedness incurred in violation of the Subordinated Note
Indenture. Notwithstanding the foregoing, Subordinated
Note Senior Debt shall not include (1) Indebtedness evidenced by the Subordinated Notes, (2) Indebtedness which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy
Code is without recourse to such Person, (3) any liability for foreign, federal, state, local or other taxes owed or owing by such Person, (4) Indebtedness of such Person to the extent such liability constitutes
Indebtedness to a Subsidiary or any other Affiliate of such Person or any of such Affiliate's subsidiaries,
(5) Indebtedness for the purchase of goods or materials in the ordinary course of business except purchase-money Indebtedness secured by a security interest in or Lien upon the goods or materials purchased or (6) Indebtedness owed by such Person for compensation to employees or for services.

DESCRIPTION OF THE COMPANY'S CAPITAL STOCK

       The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock of which 978,300 shares of Common Stock are outstanding, 939,168 shares of which are owned by Leslie B. Otten and 39,132 shares of which are owned by purchasers of the Units.
The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of a liquidation, dissolution or winding up of the Company, the holders of the Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. The Common Stock has no preemptive or conversion rights or other subscription rights. All outstanding shares of Common Stock are fully paid and nonassessable. Neither the Articles of Incorporation nor the Bylaws of the Company provide for cumulative voting in the election of directors. The
Articles of Incorporation and the Bylaws of the Company may be amended by the vote of the holders of a majority of the outstanding Common Stock.

DESCRIPTION OF OTHER INDEBTEDNESS

       In addition to the Notes and the Subordinated
Notes, the Company and its subsidiaries, after giving effect to the acquisition of the 49% interest in Sugarloaf and the divestitures of the Waterville Valley and Mt. Cranmore resorts, pursuant to the Consent, at July 28, 1996 would have outstanding indebtedness totaling approximately $68.4 million. This indebtedness includes (i) $34.4 million in borrowings under the Senior Credit Facility (under which approximately $30.6 million would have been available for future borrowing),
(ii) an estimated $15.7 million of pre-existing indebtedness of SKI and its subsidiaries, and (iii)
$13.1 million of pre-existing indebtedness of the Company. See Note 3 to Consolidated Financial Statements of SKI and Note 8 to Financial Statements of the Company. In addition to such senior indebtedness, Sunday
River has outstanding a demand note in an original principal amount of $5.2 million payable to Mr. Otten.
This obligation is more fully described under "Management -- Certain Transactions with Management."

       The Senior Credit Facility

       The following is a summary of the Senior Credit
Facility, which does not purport to be complete and is qualified in its entirety by reference to such Senior
Credit Facility, which document has been filed as an exhibit to the Registration Statement and is incorporated hereby by reference.

       On the closing of the Acquisition, the Company entered into the Senior Credit Facility with financial institutions for whom Fleet National Bank ("Fleet") is acting as agent. The Senior Credit Facility provides for a $65.0 million revolving credit facility (which includes a $3.5 million sub-facility for letters of credit) under which approximately $42.8 million was drawn in connection with the Acquisition and $24.7 million remained available for future borrowing at July
28, 1996.

       The initial advances under the Senior Credit
Facility, proceeds from the issuance of the Notes and available cash were used to pay the cash purchase price payable in the Acquisition, to retire existing indebtedness of the Company and SKI, to acquire the minority interest in Sugarloaf, to fund the Pledge
Account and to pay fees and expenses in connection with the Acquisition. See "The Acquisition; Antitrust
Matters; Use of Proceeds." Subsequent advances may be applied to fund capital expenditures and the Company's seasonal working capital needs. Amounts available for borrowing under the Senior Credit Facility will incrementally decline to $50.0 million over the period ending July 1, 2000. The Senior Credit Facility will mature on or about December 31, 2001.

       The Company's obligations under the Senior
Credit Facility are guaranteed by the Guarantors, and substantially all of the assets of the Guarantors have been pledged to secure such guarantee obligations.

       Borrowings under the Senior Credit Facility will bear interest at a rate equal to Fleet's LIBOR Rate (as defined) plus a margin of 1.5% to 2.5% per annum
(dependent upon the Company's Applicable Leverage Ratio) or Fleet's Base Rate (as defined) plus a margin of up to 1.5% per annum (dependent upon the Company's Applicable
Leverage Ratio (as defined)), in each case as selected by the Company. Applicable interest rates will be increased by 2.0% per annum during the continuance of any specified event of default under the Senior Credit
Facility. In addition to customary fronting and other fees, the Company will pay a commitment fee of 0.5% per annum on unused availability under the Senior Credit
Facility.

       The Company is required to pay down the amounts outstanding under the Revolving Credit Facility each year, commencing in 1997, for a 45-day period which must include March 31, to an amount declining from $25 million in 1997 to $10 million in 2000 and 2001. The
Company also may make optional prepayments, in full or in part, on the Senior Credit Facility, upon up to three business days' notice.

       The obligation of the lenders under the Senior
Credit Facility to advance funds is subject to the satisfaction of certain conditions customary in agreements of this type. In addition, the Company is subject to certain customary affirmative and negative covenants contained in the Senior Credit Facility, including, without limitation, covenants that restrict, subject to specified exceptions, (i) incurrence of additional indebtedness and other obligations; (ii) a merger or consolidation with any other person (other than pursuant to the Acquisition Agreement); (iii) asset sales; (iv) granting of liens to secure any other indebtedness (including the Notes); (v) prepayment or modification of the terms of other indebtedness
(including the Notes); (vi) engaging in transactions with affiliates; (vii) giving a negative pledge in favor of any person other than the lenders; (viii) engaging in sale and leaseback transactions; (ix) amending leases, licenses and similar agreements or instruments; (x) investing funds of the Company; and (xi) making capital expenditures. Many of these covenants are more restrictive than those in favor of holders of the Notes as described herein and as set forth in the Indenture and those in favor of holders of Subordinated Notes as described herein and as set forth in the Subordinated
Note Indenture. In addition, the Senior Credit Facility requires that the Company adhere to certain specified financial covenants, including minimum interest and fixed charge coverage ratios, maximum leverage ratio, minimum net worth levels and ceilings tied to the Company's Leverage Ratio (as defined) on real estate investments and real estate financing guarantees, expenditures on ski resort acquisitions and capital expenditures.

       The Senior Credit Facility also provides for customary events of default. Occurrence of any of such events of default could result in acceleration of the Company's obligations under the Senior Credit Facility and foreclosure on the collateral securing such obligations, with material adverse results to holders of the Notes. See "Risk Factors--Subordination of the Notes and the Subordinated Notes."

       The Senior Credit Facility provides for the DOJ
Divestiture by requiring that all or a specified portion of the cash proceeds of the sale, including cash realized from any non-cash consideration received from the sale, be applied to permanently reduce the availability under the Senior Credit Facility. In the event the proceeds from the sale do not total an amount specified in the Senior Credit Facility, Mr. Otten will be required to contribute up to a specified amount of cash equity to the Company to be applied to reduce the amounts outstanding and available under the Senior
Credit Facility. The purchase price in the existing agreement to sell both resorts exceeds this requirement.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

       The following discussion is a summary of the material federal income tax considerations relevant to the purchase, ownership and disposition of the Notes and the Subordinated Notes (collectively, the "Offered
Notes") by holders acquiring Offered Notes on original issue for cash, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended
(the "Code"), Treasury regulations, Internal Revenue
Service ("IRS") rulings and pronouncements and judicial decisions all in effect as of the date hereof, all of which are subject to change at any time, and any such change may be applied retroactively in a manner that could adversely affect a holder of the Offered Notes.
The discussion does not address all of the federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, such as certain financial institutions, insurance companies, dealers in securities, foreign corporations, nonresident alien individuals and persons holding the Offered Notes as part of a "straddle," "hedge" or "conversion transaction." Moreover, the effect of any applicable state, local or foreign tax laws is not discussed. The discussion deals only with Offered Notes held as "capital assets" within the meaning of section 1221 of the Code.

       The Company has not sought and will not seek any rulings from the IRS with respect to the positions of the Company discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Offered Notes or that any such position would not be sustained.

       PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN
TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX
CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR
SITUATIONS AS WELL AS THE APPLICATION OF ANY STATE,
LOCAL, FOREIGN OR OTHER TAX LAWS.

Stated Interest on the Offered Notes

       Stated interest on the Notes will be taxable to a holder as ordinary interest income at the time it accrues or is received in accordance with the holder's method of accounting for federal income tax purposes. As discussed below, stated interest on the Subordinated
Notes will be treated as original issue discount and will be included in income as such.

Original Issue Discount

       The Offered Notes will be issued with original issue discount for federal income tax purposes. A holder generally is required to include original issue discount, if any, in gross income as it accrues, regardless of the holder's method of accounting for federal income tax purposes. Accordingly, each holder will be required to include amounts in gross income in advance of the receipt of the cash to which such income is attributable.

       The amount of original issue discount with respect to each Offered Note is equal to the excess of the "stated redemption price at maturity" of such Offered Note over the "issue price" of the Offered Note.
The stated redemption price at maturity of each Offered
Note will include all cash payments required to be made thereunder until maturity, other than payments of "qualified stated interest," which is defined generally as interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. Because there will be no periodic payments of cash interest on the Subordinated Notes prior to January 15, 2002, none of the interest paid on the Subordinated Notes will constitute qualified stated interest. The issue price of a Note will be equal to the first price at which a substantial amount of Notes is sold to the public for money (excluding sales to underwriters, placement agents or wholesalers, etc.). The issue price of a Subordinated
Note will be equal to that portion of the issue price of the Unit of which such Subordinated Note is a part that is allocable to the Subordinated Note as described in the next paragraph. Accordingly, each Subordinated Note will be issued subject to a substantial amount of original issue discount.

       Because the original purchasers of the
Subordinated Notes also acquired Unit Shares, each
Subordinated Note is likely to be treated for federal income tax purposes as having been issued as part of an "investment unit" consisting of the Subordinated Note and associated Unit Share. The issue price of an investment unit consisting of the Subordinated Note and associated Unit Share will be the first price at which a substantial amount of Units are sold to the public for money (excluding sales to underwriters, placement agents or wholesalers, etc.). The "issue price" of an investment unit is allocated between its component parts based on their relative fair market values. The Company will allocate the issue price of the Units between the Subordinated Notes and the Unit Shares in accordance with their relative fair market values on the issue date; that allocation is not, however, binding on the IRS. A holder of a Unit must use the Company's allocation unless the holder discloses on its federal income tax return that it plans to use an allocation that is inconsistent with the issuer's allocation.

       Taxation of Original Issue Discount

       Each holder of an Offered Note will be required to include in gross income an amount equal to the sum of the "daily portions" of the original issue discount of the Offered Note for all days during each taxable year in which the holder holds the Offered Note. The daily portions of original issue discount will be determined on a constant interest rate basis by allocating to each day during the taxable year in which the holder holds the Offered Note a pro rata portion of the original issue discount thereon that is attributable to the "accrual period" in which such day is included. The amount of the original issue discount attributable to each full accrual period will be the product of the "adjusted issue price" of the Offered Note at the beginning of such accrual period and the "yield to maturity" of the Offered Note (adjusted to reflect the length of the accrual period), less the amount of any qualified stated interest allocable to the accrual period. The adjusted issue price of an Offered Note at the beginning of an accrual period is the original issue price of the Offered Note plus the aggregate amount of original issue discount that has accrued in all prior accrual periods, less any cash payments on the Offered
Note on or before the first day of such accrual period
(other than payments of qualified stated interest). The yield to maturity is the discount rate that, when used in computing the present value of all principal and interest payments to be made on the Offered Note, produces an amount equal to its issue price.

       The accrual period generally is the six-month period ending on the day in each calendar year corresponding to the day before the maturity date of the Offered Note or the date six months before such date.
The initial accrual period of an Offered Note is the short period beginning on the issue date and ending on the day before the first day of the first full accrual period. The amount of original issue discount attributable to an initial short accrual period may be computed under any reasonable method.

       Sale or Retirement of an Offered Note

       In general, a holder of an Offered Note will recognize gain or loss upon the sale, retirement or other taxable disposition of such Offered Note in an amount equal to the difference between (a) the amount of cash and the fair market value of property received in exchange therefor (except to the extent attributable to the payment of accrued interest or original issue discount, which generally will be taxable to a holder as ordinary income) and (b) the holder's adjusted tax basis in such Offered Note.

       A holder's tax basis in an Offered Note
generally will be equal to the price paid for such Offered Note, increased by the amount of original issue discount included in gross income prior to the date of disposition, and decreased by the amount of any payments on such Offered Note (other than payments of qualified stated interest) prior to disposition.

       Any gain or loss recognized on the sale, retirement, or other taxable disposition of an Offered
Note generally will be capital gain or loss. Such capital gain or loss generally will be long-term capital gain or loss if the Offered Note had been held for more than one year.

       Holders should be aware that the resale of an Offered Note may be affected by the "market discount" rules of the Code under which a subsequent purchaser of an Offered Note acquiring the Offered Note at a market discount generally would be required to include as ordinary income a portion of the gain realized upon the disposition or retirement of such Offered Note to the extent of the market discount that has accrued while the debt instrument was held by such subsequent purchaser.

Backup Withholding and Information Reporting

       A holder of an Offered Note may be subject to backup withholding at a rate of 31% with respect to interest and original issue discount on and gross proceeds upon sale or retirement of an Offered Note unless such holder (i) is a corporation or other exempt recipient and, when required, demonstrates that fact, or
(ii) provides, when required, a correct taxpayer identification number, certifies that backup withholding is not in effect and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax; any amounts so withheld are creditable against the holder's federal income tax, provided the required information is provided to the IRS.

       The Company is required to furnish certain information to the IRS, and will furnish annually to record holders of Offered Notes, information with respect to interest and original issue discount accruing during the calendar year. That information will be based upon the adjusted issue price of the Offered Note as if the holder were the original holder of the Offered Note.
Holders who purchase Offered Notes for an amount other than the adjusted issue price and/or on a date other than the end of an accrual period will be required to determine for themselves the amount of original issue discount, if any, they are required to include in gross income for federal income tax purposes.

Deductibility of Original Issue Discount

       The deduction by the Company in respect of original issue discount accrued with respect to the Subordinated Notes will be limited in part and deferred in part because the Subordinated Notes will be "applicable high yield discount obligations." The
Subordinated Notes are applicable high yield discount obligations because, among other things, the yield to maturity of the Subordinated Notes exceeds the sum of the applicable federal long-term rate (a rate published by the IRS each month for application during the following calendar month) in effect at the time of issuance of the Subordinated Notes (the "AFR") plus five percentage points. Accordingly, (i) if the yield to maturity of the Subordinated Notes exceeds the sum of the AFR plus six percentage points (such excess referred to below as the "Disqualified Yield"), the deduction for interest (including original issue discount) accrued on the Subordinated Notes will be permanently disallowed to the extent such interest or original issue discount is attributable to the Disqualified Yield, and such interest (including original issue discount) will be treated as dividends to corporate holders of the Subordinated Notes for purposes of the dividends-received deduction (to the extent that such amounts would have been treated as dividends had they been distributions made by the Company with respect to its stock) and (ii) the remainder of the original issue discount on the Subordinated Notes will not be deductible by the Company until paid.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE
OFFERS

       In the opinion of Pierce Atwood, counsel to the Company ("Counsel"), the following sets forth the material anticipated federal income tax consequences of the Exchange Offers. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the final, temporary and proposed regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations.
Holders should note that Counsel's opinion is not binding on the Internal Revenue Service (the "Service") and there can be no assurance that the Service will take a similar view with respect to the tax-consequences described below. No ruling has been or will be requested by the Company from the Service on any tax matters relating to the New Notes or the New
Subordinated Notes. This summary is not intended to be applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies, tax-exempt organizations and foreign persons, may be subject to special rules. ALL HOLDERS OF NOTES
AND/OR SUBORDINATED NOTES ARE ADVISED TO CONSULT THEIR
OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND
FOREIGN TAX CONSEQUENCES OF EXCHANGING OLD NOTES FOR NEW
NOTES AND/OR OLD SUBORDINATED NOTES FOR NEW SUBORDINATED
NOTES.

       The exchange of the New Notes for the Old Notes and the exchange of the New Subordinated Notes for the Old Subordinated Notes pursuant to the Exchange Offers should not give rise to taxable income to the respective
Holders thereof for federal income tax purposes.

       For a summary of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Notes and the Subordinated Notes, see "Certain Federal Income Tax
Considerations."

PLAN OF DISTRIBUTION

       Each broker-deal that receives New Notes or New
Subordinated Notes for its own account in connection with either of the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes or New Subordinated Notes.
This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-
Dealers during the period referred to below in connection with resales of New Notes or New Subordinated
Notes received in exchange for Old Notes or Old
Subordinated Notes, as applicable, if such Old Notes or Old Subordinated Notes were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-
Dealer in connection with resales of such New Notes or New Subordinated Notes for the lesser of (i) a period of 180 days from the date on which the Registration
Statement of which this Prospectus is a part is declared effective or (ii) such period of time as such Participating Broker-Dealers must comply with the prospectus delivery requirements of the Securities Act in order to resell such New Notes or New Subordinated
Notes received in exchange for Old Notes or Old
Subordinated Notes acquired for their own accounts as a result of such market-making or other trading activities
(subject to extension under certain limited exceptions described herein). See "The Exchange Offers - Resales of New Notes and New Subordinated Notes."

       The Company will not receive any cash proceeds from the issuance of the New Notes and New Subordinated
Notes offered hereby.  New Notes and New Subordinated
Notes received by broker-dealers for their own accounts in connection with either of the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or New
Subordinated Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes or New
Subordinated Notes.  Any broker-dealer that resells New
Notes or New Subordinated Notes that were received by it for its own account in connection with either of the Exchange Offers and any broker or dealer that participates in a distribution of such New Notes or New
Subordinated Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Noes or New Subordinated Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Each of the Notes Letter of Transmittal and the Subordinated Notes Letter of
Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

LEGAL MATTERS

       The legality under state law of the New Notes and the New Subordinated Notes (if and when issued) will be passed upon for the Company by Pierce Atwood, Portland, Maine. The legality of the Guarantees being issued in connection with the Exchange Offers will be passed upon for the Guarantors as follows: as to matters of Maine law and Delaware law, by Pierce Atwood, Portland, Maine; as to matters of New Hampshire law, by Wadleigh, Starr, Peters, Dunn & Chiesa, and as to matters of Vermont law, by Reiber, Kenlan, Schwiebert, Hall & Facey.

EXPERTS

       The consolidated balance sheet of the Company as of July 30, 1995 and July 28, 1996 and the consolidated statements of income, of changes in stockholders' equity and of cash flows of the Company for the two years ended
July 28, 1996 included herein have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

       The combined statements of income, stockholder's equity and cash flows of the Company for the year ended
July 31, 1994 included herein have been so included in reliance on the report of Berry, Dunn, McNeil & Parker, independent accountants, given on the authority of said firm as experts in auditing and accounting.

       The consolidated balance sheet of SKI as of July
31, 1994 and 1995, and the consolidated statements of income, stockholders' equity and cash flows of SKI for each of the three years in the period ended July 31, 1995 included herein have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

       The consolidated statements of operations, stockholder's equity and cash flows of Sugarbush Resort
Corporation for the period from June 1, 1994 through May
15, 1995 and for the years ended May 31, 1994 and May 31, 1993 included herein have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

       As of September 1, 1995, the Company and its independent accountants, Berry, Dunn, McNeil & Parker, mutually agreed that the engagement of such accounting firm would be terminated, based on their shared views as to the Company's rapidly expanding needs for accounting, tax and related services. Such firm's reports on the Company's financial statements for the two years preceding such decision did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years of the Company immediately preceding such decision and during the subsequent interim period prior to such decision, there were no disagreements with such firm on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. Price
Waterhouse LLP was engaged as the Company's independent accountants on September 1, 1995.

INDEMNIFICATION

       The Company is a Maine corporation. Section 719 of the Maine Business Corporation Act (13-A M.R.S.A.
 101, et seq.) authorizes the indemnification by a Maine corporation of any person who is a party or is threatened to be made a party to any action, suit or proceeding by reason of that person's status as a director, officer, employee or agent of the corporation;
provided that no such indemnification may be provided for any person if he or she shall have been finally adjudicated (i) not to have acted honestly or in the reasonable belief that his or her action was in or not opposed to the best interests of the corporation or its shareholders, or (ii) in any criminal proceeding, to have had reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or on behalf of the corporation, indemnification may only be provided if the court determines that such person is fairly and reasonably entitled to the requested indemnification. Indemnification must be provided to the extent that a director, officer, employee or agent has been successful, on the merits or otherwise, in defense of an action of the type described in the second sentence of this paragraph.

       The Bylaws of the Company provide that it shall indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company, and may indemnify any employee or agent of the Company in such circumstances, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. No indemnification may be provided for any person who shall have been finally adjudicated not to have acted honestly or in the reasonable belief that his or her action was in or not opposed to the best interests of the Company or who had reasonable cause to believe that his or her conduct was unlawful. Indemnification must be provided to any director, officer, employee or agent of the Company to the extent such person has been successful, on the merits or otherwise, in defense of any action or claim described above. Any indemnification under this provision of the Bylaws, unless required under the Bylaws or ordered by a court, can be made only as authorized in each specific case upon a determination by a majority of disinterested directors or by independent legal counsel or by the shareholders that such indemnification is appropriate under the standard set forth in the preceding sentence.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

OTHER MATTERS

       No person has been authorized to give any information or to make any representations, other than those contained in this Prospectus. If given or made, such information or representation may not be relied upon as having been authorized by the Company. The
Company is not aware of any jurisdiction in which the making of the Exchange Offers is not in compliance with applicable law. If the Company becomes aware of any jurisdiction in which the making of the Exchange Offers would not be in compliance with applicable law, the Company will make a good faith effort to comply with such law. If, after such good faith effort, the Company cannot comply with any such law, the Notes Exchange
Offer or the Subordinated Notes Exchange Offer, as applicable, will not be made to (nor will tenders be accepted from or on behalf of) holders of the Old Notes or Old Subordinated Notes, as applicable, residing in such jurisdictions. Neither the delivery of this Prospectus nor any distribution of securities hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent not the date hereof or that there has been no change in the information set forth herein or in the affairs of the Company since the date hereof.

EXCHANGE AGENT

       Holders of Old Notes or Old Subordinated Notes who qualify to participate in the Exchange Offers and who wish to accept the applicable Exchange Offer should either (a) request their broker, dealer, commercial bank, trust company or nominee to effect the transaction for them or (b) complete and sign the applicable Letter of Transmittal, having their signatures guaranteed if required by the applicable Letter of Transmittal, and forward such Letter of Transmittal together with such Old Notes or Old Subordinated Notes, as the case may be, and all other documents required by the applicable
Letter of Transmittal to the Exchange Agent at the following address:

                   BY MAIL:
      (insured or registered recommended)
    United States Trust Company of New York
                 P.O. Box 843
             Peter Cooper Station
           New York, New York  10276
         Attention:  Corporation Trust


               BY OVERNIGHT EXPRESS:
      United States Trust Company of New York
             770 Broadway, 13th Floor
             New York, New York  10003
    Attention:  Corporate Trust Services Window

              TO CONFIRM BY TELEPHONE OR FOR INFORMATION:
                            (800) 548-6565

                        FACSIMILE TRANSMISSION:
                   (for eligible institutions only)
                            (212) 420-6152

[THIS PAGE INTENTIONALLY LEFT BLANK]

INDEX TO FINANCIAL STATEMENTS

                                                            Page
American Skiing Company
Report of Independent Accountants -- July 30, 1995 and       F-2
July 28, 1996 and for the years then ended
Report of Independent Accountants -- For the year ended      F-3
July 31, 1994
Consolidated Balance Sheet -- July 30, 1995 and July 28,     F-4
1996
Consolidated Statement of Operations -- For the years        F-5
ended July 31, 1994, July 30, 1995, and July 28, 1996
Consolidated Statement of Changes in Stockholders' Equity
-- For the years ended July 31, 1994, July 30, 1995, and     F-6
July 28, 1996
Consolidated Statement of Cash Flows -- For the years
ended July 31, 1994, July 30, 1995, and July 28,             F-7
1996
Notes to Consolidated Financial Statements                   F-8

S-K-I Ltd.
Report of Independent Accountants                           F-27
Consolidated Balance Sheet -- July 31, 1994 and 1995        F-28
Consolidated Statement of Income -- For the years ended     F-29
July 31, 1993, 1994, and 1995
Consolidated Statement of Changes in Stockholders' Equity
--                                                          F-30
   For the three years ended July 31, 1995,
Consolidated Statement of Cash Flows -- For the years       F-31
ended July 31, 1993, 1994, and 1995
Notes to Consolidated Financial Statements                  F-32
Consolidated Balance Sheet -- April 28, 1996 (unaudited)    F-39
Consolidated Statement of Income -- For the nine months
ended April 30, 1995                                        F-40
   and April 28, 1996 (unaudited)
Consolidated Statement of Cash Flows -- For the nine
months ended April 30, 1995                                 F-41
   and April 28, 1996 (unaudited)
Notes to (Unaudited) Condensed Consolidated Financial       F-42
Statements

Sugarbush Resort Corporation
Report of Independent Accountants                           F-44
Consolidated Statement of Operations - For the two years
ended May 31, 1994                                          F-45
   and the period from June 1, 1994 through May 15, 1995
Consolidated Statement of Stockholder's Equity - For the
two years ended May 31, 1994 and the period from June 1,    F-46
1994 through May 15, 1995
Consolidated Statement of Cash Flows - For the two years
ended May 31, 1994                                          F-47
   and the period from June 1, 1994 through May 15, 1995
Notes to Consolidated Financial Statements                  F-48

                   Report of Independent Accountants

To The Stockholders of American Skiing Company

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of American Skiing Company and its subsidiaries at July 28, 1996 and July 30, 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Boston, MA
October 28, 1996

REPORT OF INDEPENDENT ACCOUNTANTS

To The Stockholders of American Skiing Company

We have audited the accompanying combined statements of income, stockholder's equity and cash flows of American
Skiing Company for the year ended July 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits of the combined statements of income, stockholder's equity and cash flows provide a reasonable basis for our opinion.

In our opinion the combined statements of income, stockholder's equity and cash flows referred to above present fairly, in all material respects, the results of operations and cash flows of American Skiing Company for the year ended July 31, 1994 in conformity with generally accepted accounting principles.


BERRY, DUNN, McNEIL & PARKER
Portland, Maine
December 22, 1995

                        American Skiing Company
                      Consolidated Balance Sheet

                                         July 30, 1995     July 28, 1996
Assets
Current assets
Cash                                         $1,362,000       $3,185,000
Restricted cash                                 309,000          902,000
Investments held in escrow                           --       14,497,000
Accounts receivable, net                      1,314,000        2,458,000
Inventory                                     1,381,000        5,025,000
Prepaid expenses                                570,000        3,371,000
Prepaid loan fees                                    --        1,056,000
Property developed for sale                   3,854,000        1,331,000
Assets held for sale                                 --       14,921,000
Deferred tax assets                              95,000          588,000
Total current assets                          8,885,000       47,334,000
Property and equipment, net                  62,213,000      227,470,000
Goodwill                                             --        6,540,000
Prepaid loan fees                                    --        7,911,000
Long-term investments                                --        4,343,000
Other assets                                         --        2,934,000
Assets held for sale                                 --        1,756,000
Note receivable, affiliate                      387,000          444,000
Deferred tax assets                             949,000               --
Total assets                              $  72,434,000    $ 298,732,000
Liabilities and Stockholders' Equity
Current liabilities
Line of credit and current portion of     $   7,887,000    $  22,893,000
long-term debt
Accounts payable and accrued expenses         4,010,000       13,406,000
Accrued leasehold                               490,000        1,660,000
Accrued interest on subordinated                     --        1,491,000
notes and debentures
Other liabilities                             1,350,000               --
Due to Stockholder                              186,000          175,000
Deposits and deferred revenue                   537,000        3,541,000
Income taxes payable                            303,000          671,000
Demand note, stockholder                             --        5,200,000
   Total current liabilities                 14,763,000       49,037,000
   Deferred income taxes                             --       30,695,000
   Long-term debt, excluding current         27,169,000       41,035,000
portion
   Subordinated notes and debentures                 --      146,792,000
   Other long-term liabilities                       --        6,778,000
   Minority interest                                 --        2,492,000
    Total liabilities                        41,932,000      276,829,000
Stockholders' Equity
Common stock (See Note 2).                      116,000           10,000
Additional paid-in capital                    1,660,000        3,762,000
Retained earnings                            28,726,000       18,131,000
   Total stockholders' equity                30,502,000       21,903,000
    Total liabilities and                 $  72,434,000    $ 298,732,000
stockholders'equity                                   Total liabilities and
stockholders' equity

The accompanying notes are an integral part of these financial statements.

                        American Skiing Company
                 Consolidated Statement of Operations


                                                   Year Ended
                                 July 31, 1994    July 30, 1995    July 28, 1996
Revenues:
   Ski and lodging                 $  26,544,000   $  46,794,000     $63,489,000
   Real estate                         6,682,000       7,953,000       9,933,000
       Total revenues                 33,226,000      54,747,000      73,422,000

Expenses:
   Cost of operations
including                             11,505,000      21,730,000      31,137,000
   wages, maintenance and
supplies
   Cost of real estate sold            3,179,000       3,994,000       5,844,000
   Real estate and payroll             1,265,000       1,736,000       2,544,000
taxes
   Utilities                           1,854,000       4,132,000       5,819,000
   Insurance                           1,163,000       2,127,000       2,299,000
   Selling, general and                5,940,000       9,394,000      11,289,000
administrative
   Depreciation and                    2,421,000       3,910,000       6,783,000
amortization
       Total operating                27,327,000      47,023,000      65,715,000
expenses

Income from operations                 5,899,000       7,724,000       7,707,000

Other Expenses:
   Commitment fee                             --              --       1,447,000
   Interest expense                    1,026,000       2,205,000       4,699,000

Income before provision for
income taxes and                       4,873,000       5,519,000       1,561,000
   minority interest in loss
of subsidiary

   Provision for income taxes                 --       (400,000)     (3,906,000)
   Minority interest in loss
   of subsidiary                              --              --         108,000

Net income (loss)                  $   4,873,000   $   5,119,000     $(2,237,000
                                                                   )

Net loss per weighted average
share outstanding (942,200
shares).  (See Note 3).                                              $    (2.37)

The accompanying notes are an integral part of these
              financial statements.
                        American Skiing Company
Consolidated Statement of Changes in Stockholders'
Equity




                                              Additional
                      Common stock  Paid-in   Retained         Total
                                              capital          earnings
Balance at July 25,   $ 116,000     $722,000  $22,316,000      $  23,154,000
1993
  Net income                 --        --      4,873,000          4,873,000
  Distributions to           --        --     (2,728,000)         (2,728,000)
stockholder
   Contributions             --      913,000          --         913,000

Balance at July 31, 1994  116,000  1,635,000   24,461,000       26,212,000
   Net income                 --        --      5,119,000       5,119,000
   Distributions to           --        --       (854,000)      (854,000)
stockholder
   Contributions              --     25,000            --         25,000

Balance at July 30, 1995  116,000   1,660,000   28,726,000       30,502,000
   Net loss                  --       --        (2,237,000)      (2,237,000)
   Distributions to          --       --        (8,358,000)      (8,358,000)
stockholder
   Contributions             --     1,020,000            --      1,020,000
   Conversion of affiliate
     companies common stock
     to American Skiing
     Company common stock (106,000)  106,000             --             --

      Issuance of shares of
common stock (See Note 10).  --       976,000            --        976,000

Balance at July 28, 1996   $  10,000  $3,762,000    $18,131,000  $  21,903,000

            The accompanying notes are an integral part of these
                       financial statements.


                                             American Skiing Company
                                      Consolidated Statement of Cash Flows

                                                           Year ended
                                        July 31, 1994    July 30, 1995    July 28, 1996
Cash flows from operating activities
 Net income (loss)                      $ 4,873,000       $5,119,000      $(2,237,000)
 Adjustments to reconcile net income
(loss) to net cash provided
  by operating activities:
   Minority interest in net loss of              --               --         (108,000)
subsidiary
   Depreciation and amortization          2,543,000        3,910,000         6,783,000
   Amortization of debt discount                 --               --           435,000
   Income tax expense on conversion
of S corporations to C corporations                    C corporations          --               --         5,552,000
   Deferred income taxes, net                    --        (488,000)       (1,940,000)
   Decrease (increase) in assets:
       Accounts receivable                (202,000)        (684,000)           481,000
       Inventory                          (226,000)        (876,000)         (373,000)
       Prepaid expenses                      65,000        (324,000)         (648,000)
       Properties developed for           (662,000)        3,377,000         2,523,000
resale
       Note receivable and other              2,000           54,000         (836,000)
assets
   Increase (decrease) in
liabilities:
       Accounts payable and accrued       (847,000)        2,157,000       (3,606,000)
expenses
       Other liabilities                         --               --           490,000
       Deposits and deferred revenue      (108,000)           45,000           944,000
       Income taxes payable                      --          303,000             5,000
   Net cash provided by operating         5,438,000       12,593,000         7,465,000
activities
Cash flows from investing activities
 Payments for purchases of              (3,060,000)       (1,819,000)     (97,079,000)
businesses, net of cash acquired
 Proceeds from insurance settlement       1,817,000               --                --
 Long-term investments                           --               --         (450,000)
 Capital expenditures                   (7,798,000)       (12,024,000)    (25,054,000)
   Net cash used by investing           (9,041,000)       (13,843,000)    (122,583,000)
activities
Cash flows from financing activities
 Net proceeds from senior credit                 --               --        40,301,000
facility
 Net proceeds from (payments of) line   (6,961,000)        2,820,000       (5,776,000)
of credit
 Net proceeds from (payments of)         15,915,000        1,150,000      (17,101,000)
revolving credit line
 Proceeds from subordinated notes and
debentures, net of                               --               --       121,126,000
   investments held in escrow
 Prepaid loan fees                               --               --       (8,485,000)
 Proceeds from long-term debt               671,000           84,000         1,819,000
 Payments of long-term debt             (3,758,000)        (765,000)      (13,625,000)
 Payments to former stockholders           (57,000)         (61,000)         (156,000)
 Distributions to stockholder           (2,277,000)        (854,000)       (3,158,000)
 Capital contribution                       231,000           25,000         1,020,000
 Issuance of shares of common stock              --               --           976,000
   Net cash provided by financing         3,764,000        2,399,000       116,941,000
activities
   Net increase in cash                     161,000        1,149,000         1,823,000
Cash, beginning of year                      52,000          213,000         1,362,000
Cash, end of year                       $   213,000       $1,362,000      $  3,185,000
Cash paid for interest                  $ 1,192,000       $1,056,000         2,408,000
Cash paid for income taxes              $        --       $       --            15,000
Supplemental Disclosure of Noncash
Activities:
 Property acquired under capitalized    $   646,000       $1,050,000      $    435,000
leases
 Liabilities assumed associated with    $ 2,616,000       $9,254,000      $ 58,497,000
purchased companies
 Deferred tax liability associated      $        --       $       --      $ 28,372,000
with purchased companies
 Land contributed by stockholder        $   682,000       $       --      $         --
 Note payable issued for distribution   $        --       $       --      $  5,200,000
to stockholder

    The accompanying notes are an integral part of these
                       financial statements.

                     1.     Basis of Presentation

             American Skiing Company (the "Company") is a
            group of companies whose primary function is to
              develop and operate ski areas.  The Company
              operates predominantly in a single industry
            segment, which is the development and operation
            of ski areas.  American Skiing Company provides
           ski recreation and related services to skiers, a
            single customer group. Prior to the acquisition
             of S-K-I Limited, Inc. on June 28, 1996 (See
            Note 3), the Company was a combined group which
                   included the following companies:

             Sunday River Skiway Corporation ("SRSC", a Maine C corporation), operates the Sunday River Ski Resort in Newry, Maine. SRSC also engages in real estate development at the ski resort as a means of establishing the necessary lodging amenities required in a destination resort, as well as to generate supplemental income.

       Sunday River Ltd. ("SRL", a Maine C corporation), operates the
                     Summit Hotel at Sunday River.
       Perfect Turn, Inc. ("PT", a Maine C corporation), operates the skier development programs at each of the Company's ski resorts and franchises the program to other nonaffiliated resorts.
             Sunday River Transportation Co. ("SRTC", a Maine C
            corporation), operates the Silver Bullet train.
           Sugarbush Resorts Holdings, Inc. ("SRHI", a Vermont C corporation), operates the ski resort, golf course and inn at the
                 Sugarbush Resort in Warren, Vermont.
       Club Sugarbush, Inc. ("CS", a Vermont C corporation), operates a health club at the Sugarbush Resort. CS is a wholly owned subsidiary of SRHI.
         Sugarbush Leasing Company (a Vermont C corporation), is an inactive wholly owned subsidiary of SRHI.
        Sugarbush Restaurants, Inc. (a Vermont C corporation), owns various operating licenses for Sugarbush operations and is a wholly owned subsidiary of SRHI.
      Mountain Water Co. ("MWC", a Vermont C corporation), operates a water utility at the Sugarbush Resort. MWC is a wholly owned subsidiary of SRHI.
        Mountain Waste Water Co. ("MWWC", a Vermont C corporation), operates a sewage treatment plant at the Sugarbush Resort. MWWC is a wholly owned subsidiary of SRHI.
       LBO Holding, Inc. ("LBO", a Maine C corporation), operates the Attitash/Bear Peak Ski Resort in Bartlett, New Hampshire.
        Cranmore, Inc. ("Cranmore", a Maine C corporation), operates the Mt. Cranmore Ski Resort in North Conway, New Hampshire. Cranmore
        is a wholly owned subsidiary of LBO. See Notes 3 and 4.
              On June 28, 1996, the Company consummated a
            transaction with S-K-I Limited, Inc. ("S-K-I")
            in which the Company purchased from the former
           shareholders all of the shares of outstanding S-
                K-I common stock for $18.00 per share.
            Simultaneous with the acquisition of S-K-I and
              the contribution of all of the outstanding
             capital stock of the corporations comprising
            Sunday River, Sugarbush, Attitash/Bear Peak and
            Mt. Cranmore to the Company, the Company became
                  a consolidated entity.  See Note 3.

                   1.     Basis of Presentation (continued)

            The acquired S-K-I companies which are included
                in the Company's consolidated financial
                statements as of July 28, 1996 include:

          S-K-I Limited ("S-K-I", a Delaware C corporation) is the corporate holding company for the former S-K-I entities.

          Killington, Ltd. ("Killington", a Vermont C corporation) operates the ski resort, golf course, and lodging facilities of
               Killington Resort in Killington, Vermont.
       Mount Snow Ltd. ("Mt. Snow", a Vermont C corporation) operates the ski resort, golf course, and lodging facilities of the Mt.
             Snow/Haystack Resort in Brattleboro, Vermont.
      Waterville Valley Ski Area, Ltd. ("Waterville", a New Hampshire C corporation) operates the Waterville Valley Ski resort and lodging facilities in Waterville Valley, NH. See Note 3. Sugarloaf Mountain Corporation ("Sugarloaf", a Maine C
    corporation) operates the ski resort, golf course, and lodging facilities of Sugarloaf Resort in Carrabassett Valley, Maine.
             Killington, Mt. Snow, and Waterville are each
            wholly-owned subsidiaries of S-K-I at July 28,
           1996, and Sugarloaf is a 51% owned subsidiary at
            that date.  The Company purchased the remaining
           49% minority interest in Sugarloaf on August 30,
                          1996.  See Note 3.


           2.     Summary of Significant Accounting Policies

                         Principles of Consolidation
                The accompanying consolidated financial
              statements include the accounts of American
             Skiing Company (see Note 1).  All significant
           intercompany accounts and transactions have been
             eliminated.  Significant accounting policies
               followed in preparing these consolidated
               financial statements are presented below.

                                 Fiscal Year
           The Company's fiscal year is a fifty-two week or
             fifty-three week period ending on the Sunday
            nearest the end of July.  The periods for 1994,
            1995 and 1996 consisted of fifty-three, fifty-
                two and fifty-two weeks, respectively.

                               Restricted Cash
              Restricted cash represents amounts held in
             escrow for the buyers of properties developed
            for resale.  The cash will be available to the
                 Company when the properties are sold.

                            Marketable Securities
           Included in other assets are U.S. Government and
             Agency obligations and corporate obligations.
                It is management's intent to hold these
           securities until maturity.  These securities are
             carried at amortized cost, which approximates
                quoted market values at July 28, 1996.

           2.     Summary of Significant Accounting Policies
                              (continued)

                          Investments Held in Escrow
              Investments held in escrow consist of U.S.
            Treasury Notes maturing on January 15, and July
           15, 1997 for payment of interest on Subordinated
            Notes.  These T-Notes are classified as held to
           maturity and are carried at amortized cost which
             approximates quoted market values at July 28,
                          1996.  See Note 10.

                              Inventories
              Inventories are stated at the lower of cost
             (first-in, first-out) or market, and consist
             primarily of retail goods, food and beverage
               products and mountain operating supplies.

                        Property and Equipment
            Property and equipment are recorded at cost and
           are depreciated by the straight-line method over
               the assets' estimated useful lives which
                generally range from 9 to 40 years for
              buildings, 3 to 12 years for machinery and
              equipment and 10 to 50 years for leasehold
              improvements, lifts, lift lines and trails.
            Assets under capital lease are depreciated over
               the shorter of their useful lives or the
                        respective lease lives.

           Intangibles Resulting from Business Acquisitions
            The Company has classified as goodwill the cost
               in excess of fair value of the net assets
           (including tax attributes) of companies acquired
             in purchase transactions.  Goodwill is being
           amortized using the straight-line method over 40
              years.  Amortization of goodwill charged to
             continuing operations amounted to $14,000 for
              1996.  Prepaid loan fees are amortized on a
               straight-line basis over their loan terms
             ranging from five to ten years.  Amortization
           expense of prepaid loan fees amounted to $81,000
                               for 1996.

                          Revenue Recognition
            The Company recognizes revenue at the point of
             service, except for real property sales (see
               Note 5).  Revenue includes sales of lift
             tickets, tuition from ski schools, sales from
             restaurants, bars and retail shops, and real
              estate rentals and sales of real property.

                                   Interest
            Interest is expensed as incurred except when it
           is capitalized in conjunction with major capital
              additions and development of properties for
           resale.  The amounts of interest capitalized are
           determined by applying current interest rates to the funds required to finance the construction.

                              Employee Benefits
              SRSC has a profit sharing plan pursuant to
             Section 401(k) of the Internal Revenue Code,
           whereby participants may contribute a percentage
           of compensation.  SRSC will match ten percent of
            participant contributions up to one percent of
              participant compensation and may also make
            profit-sharing contributions to the plan at the
               discretion of the Board of Directors. LBO
            temporarily assumed a defined contribution plan
             of the former Mt. Attitash Lift Corporation.
               Subsequent to July 31, 1995 the plan was
            terminated.  Former employees were paid out and
             existing employee benefits were rolled into a
           separate savings plan pursuant to Section 401(k)
           of the Internal Revenue Code which the employees
             of SRHI were already able to participate in.
               Pursuant to this plan, which LBO and SRHI
            employees are now both eligible to participate
            in, the employer will match twenty-five percent
             of employee contributions up to 4% of annual
                salary.  The plans' 1994, 1995 and 1996
            contribution expenses of $16,000, $107,000 and
            $87,000, respectively, are included in "cost of
             operations including wages, maintenance, and
                              supplies".

           2.     Summary of Significant Accounting Policies
                              (continued)

              S-K-I has a trusteed noncontributory profit
            sharing retirement plan covering substantially
           all of its full-time employees.  There have been
           no contributions made to the plan and charged to
                         operations for 1996.

           S-K-I has a savings plan under Section 401(k) of the Internal Revenue Code. The plan allows all full-time employees to defer up to 15% of their
             income in an amount up to $9,240 on a pretax
                                basis.

                           Advertising Costs
             Advertising costs are expensed the first time
           the advertising takes place.  The amount charged
            to advertising expense for the years ended July
             31, 1994, July 30, 1995 and July 28, 1996 was
                $1,042,000, $4,518,000 and $5,693,000,
                             respectively.

                               Use of Estimates
           The preparation of financial statements requires management to make estimates and assumptions that affect the financial statements. Actual results could differ from those estimates.

                              Seasonality
             The occurrence of adverse weather conditions
              during key periods of the ski season could
               adversely affect the Company's operating
             results.  In addition, the Company's revenues
           are highly seasonal in nature, with the majority
            of its revenues historically being generated in
               the second and third quarters, of which a
            significant portion is produced in two weeks -
              the Christmas and Presidents' Day vacation
                                weeks.

                          Earnings Per Share
            At July 28, 1996 there are 10,000,000 shares of
               common stock ($.01 par value) authorized,
                978,300 shares issued and outstanding.

                 For the year ended July 28, 1996, the
              computation of net loss per common share is
                based on the weighted average of shares
             outstanding during the year (942,200 for the
             year ended July 28, 1996).  Prior to June 28,
             1996, all of the Company's outstanding common
              stock was owned by the same individual (the
             "Stockholder"), and accordingly earnings per
             share has not been presented for fiscal years
                         ended 1994 and 1995.

                             Income Taxes
             The Company utilizes the asset and liability
             method of accounting for income taxes, as set
              forth in Statement of Financial Accounting
           Standards No. 109, "Accounting for Income Taxes"
           ("SFAS 109").  SFAS 109 requires the recognition
            of deferred tax assets and liabilities for the
             expected future tax consequences of temporary
            differences between the financial statement and
            tax bases of assets and liabilities, utilizing currently enacted tax rates. The effect of any future change in tax rates is recognized in the period in which the change occurs.

                As described in Note 13, certain of the
           Company's subsidiaries had previously elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code of 1986, as amended, with income or loss and credits passed through to the stockholder. Concurrent with the acquisition of S-K-I, these subsidiaries'
               election to be treated as S corporations
             terminated (see Note 13).  The companies will
                continue to file separate tax returns.

                   Recent Accounting Pronouncements
        Statement of Financial Accounting Standards (SFAS) No.
        121 "Accounting for the Impairment of Long-Lived Assets
           and for Long-Lived Assets to be Disposed Of" was
        recently issued and its adoption is required for fiscal
        years beginning after December 15, 1995.  SFAS No. 121
            mandates specific methodologies to be used for
        identifying and measuring the impairment of long-lived
         assets.  Adoption of SFAS No. 121 is not expected to
         materially impact the Company's financial statements.

                      3.     Acquisition of S-K-I

             On June 28, 1996, the Company acquired S-K-I
            (the "Acquisition") for a total purchase price, including direct costs, of $104.6 million plus liabilities assumed (excluding deferred taxes)
                of $58.5 million for all of the shares
            outstanding of S-K-I common stock.  Pursuant to
             the transaction, S-K-I became a wholly-owned
            subsidiary of the Company.  The acquisition was
              accounted for using the purchase accounting
            method.  The consolidated financial statements
                contained herein reflect the results of
               operations of the acquired S-K-I entities
              subsequent to June 28, 1996 and include the
             balance sheet accounts of the acquired S-K-I
                      entities at July 28, 1996.

             The purchase price was allocated to the fair
            values of S-K-I's assets and liabilities at the
                    date of acquisition as follows:



                                      Fair Value of
                                   Net Assets Acquired
Cash                                    $     7,540,000
Accounts receivable, net                      1,625,000
Inventory                                     3,271,000
Prepaid expenses                              2,153,000
Property and equipment, net                 163,745,000
Long-term investments                         3,893,000
Goodwill                                      6,554,000
Other assets                                  2,156,000

       Total assets                     $   190,937,000

Accounts payable and accrued            $  (16,567,000)
expenses
Other liabilities                           (5,301,000)
Minority interest                           (2,600,000)
Debt acquired                              (34,029,000)
Deferred income taxes                      (27,820,000)

       Total liabilities                $  (86,317,000)

       Total                            $   104,620,000


           Concurrent with the Acquisition, the stockholder
           contributed all of his outstanding capital stock
             of the corporations comprising Sunday River,
            Sugarbush, Attitash/Bear Peak and Mt. Cranmore
                            to the Company.

              Pursuant to a consent decree with the U.S.
             Department of Justice in connection with the
           Merger, the Company has signed a sales agreement
           to divest the assets constituting the Waterville
               Valley and Mt. Cranmore resorts for $17.5
             million.  The divestitures are expected to be
           consummated no later than December 1, 1996.  The
            assets held for sale of the Mt. Cranmore resort
               included in the accompanying consolidated
                 balance sheet as of July 28, 1996 are
             approximately $4.4 million and the net income
              for the year ended July 28, 1996 of the Mt.
             Cranmore resort included in the accompanying
                consolidated statement of operations is
             approximately $251,000.  The assets held for
             sale of the Waterville resort included in the accompanying consolidated balance sheet as of July 28, 1996 are approximately $12.3 million and the net loss for the period June 28 through
            July 28, 1996 of the Waterville resort included
             in the accompanying consolidated statement of
                 operations is approximately $269,000.

                3.     Acquisition of S-K-I (continued)

             On August 30, 1996, the Company purchased the
           remaining 49% minority interest in Sugarloaf for
              $2.0 million cash and payment of a $600,000
                 prepayment penalty related to certain
             indebtedness of Sugarloaf.  Up to $1 million
            additional purchase price may be paid pursuant
           to an earnings based formula covering the period
            from August 31, 1996 through November 30, 2002.

               The following unaudited pro forma summary
            presents the consolidated results of operations
           as if the acquisition of S-K-I, the divestitures
              of Waterville Valley and Mt. Cranmore, the
            purchase of the minority interest of Sugarloaf,
            and the termination of the S corporation status
               of the S corporations (which reflects the
           estimated results of operations as if SRSC, SRL,
           PT and SRTC had been subject to corporate income
            taxes) had occurred on July 31, 1995 and August
                               1, 1994:

                    Year Ended      Year Ended
                    July 30,         July 28,
                    1995               1996
        Revenues    $149,031,000             $171,996,000
        Expenses      157,164,000               175,779,000

        Net Loss    $  (8,133,000)            $
                    (3,783,000)


             The unaudited pro forma summary for the year
             ended July 30, 1995 presents the consolidated
            results of operations as if the acquisitions of
             SRHI and LBO had occurred on August 1, 1994.
                              See Note 4.

              The pro forma financial information is not intended to be indicative of the results of operations that actually would have occurred had
           the transactions taken place at the beginning of
              the years presented or of future results of
                              operations.

          4.     Other Business Developments and Acquisitions

              In July of 1994, LBO Holding, Inc. acquired
              substantially all of the outstanding common
                stock of Mt. Attitash Lift Corporation.
            Subsequent to this transaction, LBO merged Mt.
           Attitash Lift Corporation into itself, resulting
             in LBO's assumption of all of the assets and
                liabilities at the ski resort known as
            Attitash/Bear Peak.  The purchase price of the
             stock was approximately $6,139,000, including
                   direct costs of the acquisition.

            In May of 1995, Sugarbush Resort Holding, Inc.
            acquired the operating assets of the Sugarbush
                 Resort from its former owner, Claneil
                Enterprises Incorporated (Claneil).  In
              connection with this transaction, SRHI also
             acquired the issued and outstanding shares of
            stock of MWC, MWWC and CS.  The purchase price
            of the assets acquired and liabilities assumed
            was approximately $8,670,000, including direct
           costs of the acquisition.  From November of 1994
              through the closing date, SRHI operated the
              resort and the related supporting functions
            pursuant to an operating lease with the seller.
               In connection with the SRHI acquisition,
            Sugarbush Land Corp. (an affiliate of American
            Skiing Company) acquired certain developmental
           land parcels adjacent to the resort from Claneil
              for $2,973,000.  No development or sales of
                     these parcels have occurred.

          4.     Other Business Developments and Acquisitions
                              (continued)

           On June 30, 1995, LBO acquired the assets of Mt.
            Cranmore from Cranmore Country Corp. (a wholly
             owned subsidiary of BayBank (a Massachusetts
              Trust Company)).  The purchase price of the
              assets acquired and liabilities assumed was approximately $2,403,000, including direct costs of the acquisition. The purchase price included an amount of $1,350,000 which was not paid as of
                July 30, 1995, and is included in other
               liabilities in the accompanying financial
             statements.  This amount was paid during the
                       year ended July 28, 1996.

         Each acquisition was accounted for using the purchase accounting method, and in each case virtually all of the purchase price was allocated to property and equipment.  The combined financial statements contained herein reflect the operations of each acquired business subsequent to its
                     respective acquisition date.

    The following unaudited pro forma summary presents the combined results of operations as if the acquisitions of SRHI and LBO occurred on July 26, 1993:

        Revenues      $ 56,177,000
        Expenses        53,036,000
        Net income    $  3,141,000


                     5.     Real Estate Operations

         Incidental to its ski operations, the Company engages
          in various real estate activities including rental
         services and the development of property for resale.
           During development, real estate taxes, insurance,
              interest, planning and permitting costs are
        capitalized.  Such costs were determined based upon an
         allocation methodology and are relieved on a specific
         identification methodology as sales occur. Profit is recognized from the sale of such property at the time of closing, at which time the Company has no ongoing
        involvement in the specific property sold, and at least
          10% (of the sales value) cash down payment has been
        received.  The carrying value of the property developed
         for resale is reduced to net realizable value, if the
             asset carrying value is determined not to be
         recoverable through expected undiscounted future cash
                                flows.

            Properties developed for resale consist of the
                              following:


                                 July 30, 1995       July 28,1996
Summit hotel units             $2,848,000                $36,000
Locke mountain                         -                 603,000
Other condominiums              1,006,000                692,000
                               $3,854,000             $1,331,000

                     6.     Property and Equipment



         The following reflects the combination of both owned
           property and equipment as well as assets acquired
                      pursuant to capital leases.

                                 July 30, 1995      July 28, 1996
Buildings and grounds           $  16,904,000        $ 62,301,000
Machinery and equipment            21,749,000          53,422,000
Lifts and lift lines               16,858,000          56,370,000
Trails                              7,441,000          11,064,000
Land improvements                   2,427,000          10,819,000
                                   65,379,000         193,976,000
Less - accumulated
depreciation         and
amortization                       14,756,000          20,737,000
                                   50,623,000         173,239,000

Land                                6,729,000          50,685,000
Construction-in-process             4,861,000           3,546,000

Net property and equipment      $  62,213,000        $227,470,000



             Property and equipment includes approximately
              $2,422,000 and $3,518,000 of machinery and
            equipment held under capital leases at July 30,
            1995 and July 28, 1996, respectively.   Related
          accumulated amortization at July 30, 1995 and July
           28, 1996 on property and equipment under capital
           leases was approximately $599,000 and $1,026,000,
            respectively. Amortization expense for property
          and equipment under capital leases and included in
            depreciation expense was approximately $82,000,
            $406,000 and $493,000 for 1994, 1995 and 1996,
                respectively.  Depreciation expense was
            $2,421,000, $3,805,000 and $6,688,000 for 1994,
                     1995 and 1996, respectively.

                   7.     Note Receivable, Affiliate

           The note receivable in the amount of $250,000 at
            July 30, 1995 and $265,000 at July 28, 1996 is
               from Ski Dorms, Inc., a company which is
              principally owned by the Stockholder of the
             Company, and is secured by a mortgage on land
           and building.  Interest is charged at the bank's
           prime rate plus 1 1/2% and principal and any unpaid interest are due in December, 1999. Accrued interest receivable on this note at July 30,
                1995 and July 28, 1996 was $137,000 and
                        $179,000, respectively.


                   8.      Demand Note, Stockholder

                In June 1996, prior to the Merger, SRSC
             delivered to the Stockholder a demand note in
             the principal amount of $5.2 million for the
               amount expected to become payable  by the
             Stockholder in 1996 and 1997 for income taxes
           with respect to SRSC's pre-Merger income as an S
            corporation.  The demand note is unsecured and
           bears interest at 5.4% per annum, the applicable
            federal rate in effect at the time of issuance.

                         9.     Long-Term Debt

                         Long-term debt consists of:

                                                 July 30,1995       July 28, 1996
American Skiing Company

Senior Credit Facility (See Note 11)            $            --      $40,301,000

Sunday River Corporation
Note payable to bank with interest at bank's
base rate plus 1/2%, 9.25% at July 30, 1995;
the loan is a charge revolving credit loan
with a maximum amount available of
$17,250,000.  In connection with the Merger,
this note payable was paid in full with             17,101,000          --
certain proceeds from the Senior Credit
Facility.

Promissory note in the amount of $576,000
issued to KeyCorp Leasing Ltd. by SRTC.
Principal and interest at 8.73% are payable
monthly, and the final payment is due in the
year 2003.  The note is collateralized by an                 -          547,000
airplane.

LBO Holding, Inc.

Subordinated debentures issued to the former
shareholders in Mt. Attitash Lift Corporation
by LBO, with an original face value of
$2,151,000 (a discount has been reflected
based on the Company's incremental borrowing
rate at the time).  The initial coupon rate
is 6% per annum, to be adjusted annually
based on the revenues of LBO, as defined in
the agreement.  Interest is payable annually
on May 1st, beginning in 1995.  LBO may
prepay the outstanding principal balance from
time to time. Any prepayment prior to April
30, 1999 is subject to a discount, as
described in the agreement. Holders of the
debentures have certain redemption rights
prior to May 1 of each year, subject to              1,636,000          1,709,000
limitation and discount as described in the
agreement.

Coupons redeemable for single day ski passes
at Attitash and Sunday River issued to former
shareholders of Mt. Attitash Lift Corporation
by LBO, with a face value of $777,000 (a
discount has been reflected based upon the
coupons' cash equivalent basis at the date of
issuance).  The coupons expire at various
dates, beginning July 31, 1996 through July            567,000          440,000
31, 2001.


                                                 July 30,1995       July 28, 1996
Sugarbush Resorts Holdings, Inc.

Promissory note issued to Snowridge, Inc. by
SRHI, with a face value of $6,120,000 (a
discount has been reflected based on an
imputed interest rate of 9.5%) and an
interest rate of 6.25%.  Interest is payable
quarterly beginning June 30, 1995.  A
principal payment of $620,000 is due November
1, 1995 and the remaining principal and all
accrued  interest outstanding are due on
December 31, 1999. The note is collateralized
by certain assets (as defined in the loan           $5,482,000          $4,984,000
agreement) of Sugarbush.

Promissory note in the amount of $2,311,000
issued to LHC Corporation (an affiliate of
Snowridge, Inc.) by MWWC, which is secured by
the stock of MWC and MWWC as well as letters
of credit in the amount of  $100,000.  The
note bears interest at 9% or prime plus 1%,
which is due June 1 of each year beginning in
1995.  Principal payments of $154,000 are due
each June 1, beginning in 1997, with the
balance due on June 1, 2003.                         2,311,000          2,311,000

A bank mortgage payable to Chittenden Bank by
MWC in the amount of $135,000.  Principal and
interest at 6.25% are payable monthly, and
the final payment is due in the year 2000.
The loan is collateralized by equipment.
                                                       105,000          86,000
A bank mortgage payable to the Howard Bank by
SRHI in the amount of $96,000.  Principal and
adjustable rate interest are payable monthly
for thirty years, with the balance due in
December of
2024.  The loan is collateralized by a                  83,000          81,000
residential condominium in Warren, Vermont.


                   9.     Long-Term Debt (continued)

                                                 July 30,1995       July 28, 1996
S-K-I, Inc.

Vermont Industrial Development Bonds,
fluctuating interest rates, 1995 -3.89% -
4.66%; 1996 -3.56% to 4.83%; due in varying
installments through 1999, secured by certain
machinery and equipment and real estate.                   $--          $2,695,000

Town of Carrabassett Valley, Maine,
$3,700,000 term loan due 8/27/13 in serial
maturities, interest at rates ranging from
5.0% to 8.5%, secured by first mortgages on                 --          3,515,000
property, plant and equipment.

First National Bank of Boston, $1,600,000
revolving loan due 8/31/96 interest at prime
plus .5% (8.75%) at 7/28/96.                                --          1,600,000

Fleet Bank of Maine, 10% unsecured promissory
note due in varying installments through
7/31/02, interest and principal payments
commencing                                                  --          450,000
7/31/96.

Boston Concessions Group, Inc. 10 % unsecured
promissory note due in varying installments
through 7/31/02, interest and principal
payments commencing on 7/31/96.                             --          208,000

Boston Concessions Group, Inc. 10% note due
7/31/01, secured by assignment of concession
revenues                                                    --          161,000

Peoples Heritage Bank, 10% note due 8/13/01
secured by a mortgage on commercial property.               --          171,000


Other



Obligations under capital leases                     1,431,000          1,301,000

Other notes payable                                    336,000          3,368,000

                                                    29,052,000          63,928,000

                   9.     Long-Term Debt (continued)

                                                 July 30,1995       July 28, 1996
Less:  current portion                              $1,883,000
                                                                 $22,893,000

Long-term debt, excluding current  portion         $27,169,000
                                                                 $41,035,000

The non-current portion of long-term debt matures as follows:

1998                                                $3,332,000          $7,189,000
1999                                                 2,926,000          12,185,000
2000                                                 2,732,000          5,884,000
2001                                                 8,161,000          10,575,000
2002 and thereafter                                 11,231,000          6,322,000
Interest related to capitalized leases               (103,000)          (77,000)
Debt discount                                     $(1,110,000)
                                                                 $(1,043,000)

                                                   $27,169,000
                                                                 $41,035,000

     The carrying values of the above debt instruments approximate their respective fair values in all material respects, determined by discounting future cash flows at current market interest rates as of July 28, 1996.

      Subordinated debentures (included in subordinated notes and debentures on the accompanying consolidated balance sheet) of
    Killington of $10,950,000 at July 28, 1996 are due as follows:


        Year            Interest               Amount
        1999               6%                   $455,000
        2000               6%                    673,000
        2001               8%                    525,000
        2002               8%                    549,000
        2003               8%                  1,074,000
        2004               8%                  1,466,000
        2010               8%                  1,292,000
        2012               6%                  1,155,000
        2013               6%                  1,065,000
        2015               6%                  1,500,000
        2016               6%                  1,196,000
                                             $10,950,000

     During 1994, 1995 and 1996, American Skiing Company incurred total interest cost of $1,208,000, $2,429,000 and $5,143,000, respectively of which $182,000, $224,000 and $444,000,
     respectively, has been capitalized to property and equipment and properties held for sale.

                   9.     Long-Term Debt (continued)

             At July 28, 1996, SRSC had letters of credit
           outstanding totaling $2,607,000, while S-K-I had
                letters of credit outstanding totaling
                              $1,000,000.


                       10.    Subordinated Notes

               On June 25, 1996, in connection with the
            Acquisition, the Company issued $120,000,000 of
            12% senior subordinated notes (the "Notes") and
           39,132 units consisting of $39,132,000 of 13.75%
            subordinated discount notes (the "Subordinated
            Notes") and 39,132 shares of common stock in a private placement. The Notes and Subordinated
            Notes are general unsecured obligations of the
           Company, subordinated in right of payment to all
               existing and future debt of the Company,
             including all borrowings of the Company under
            the Senior Credit Facility (see Note 11).  The
             Notes and Subordinated Notes mature July 15,
             2006 and January 15, 2007, respectively, and
           will be redeemable at the option of the Company,
            in whole or in part, at any time after July 15,
              2001.  In issuing these notes, the Company
             incurred approximately $7,536,000 of prepaid
              loan fees which are being amortized over 10
             years, the terms of the Notes.  Pursuant to a
            registration rights agreement, the Company has
            filed a registration statement with respect to an offer to exchange the Notes for a new issue of notes of the Company registered under the
             Securities Act of 1933, with identical terms.
                This registration statement is not yet
                              effective.

             The Notes were issued with an original issue
              discount of $3,402,000, and as a result the
              effective interest rate exceeds the stated
           interest rate.  Interest on the Notes is payable
            semiannually on January 15 and July 15 of each
            year, commencing on January 15, 1997. Interest expense on the Notes amounted to $1,121,000 in
                                 1996.

              The Subordinated Notes were issued with an
                original issue discount of $19,025,000.
              Interest on the Subordinated Notes will not
              accrue prior to July 15, 2001; thereafter,
            interest will accrue at the rate of 13.75% per
              annum and will be payable semi-annually on
            January 15 and July 15 of each year, commencing
             on January 15, 2002.  Interest expense on the
           Subordinated Notes amounted to $206,000 in 1996.
              The shares, which represent 4% of the total
               common stock outstanding, were valued at
                     $976,000 as of June 28, 1996.

            At the time of issuance of the Notes, a portion of the proceeds were invested into a segregated pledge account (the "Pledge Account") to secure the payment of the first year's interest on the
             Notes.  At July 28, 1996, the balance of the
            Pledge Account was $14,497,000 and was invested
             in U.S. Treasury obligations.  Following the
              July 15, 1997 interest payment, any amounts
           remaining in the Pledge Account will be released
                            to the Company.

                     11.    Senior Credit Facility

            On June 25, 1996, the Company entered into the
            Senior Credit Facility with Fleet National Bank
            ("Fleet").  The Senior Credit Facility provides
              for a $65 million revolving credit facility
            (which includes a $3.5 million sub-facility for
            letters of credit).  The Company's obligations
            under the Senior Credit Facility are guaranteed
               by substantially all of the assets of the
           Company and its subsidiaries.  The Senior Credit
            Facility will bear interest at a rate equal to
            Fleet's LIBOR rate plus 1.5% to 2.5% per annum
            or Fleet's Base rate plus up to 1.5% per annum.
             The Company will pay a commitment fee of 0.5%
              per annum on unused availability under the
                credit facility.  Amounts available for
            borrowing under the Senior Credit Facility will
             incrementally decline to $50 million over the
              period ending July 1, 2000, and the Senior
           Credit Facility will mature on or about December
            31, 2001.  The Company is required to pay down
           the amounts outstanding each year, commencing in
             1997, for a 45-day period which must include
               March 31, to an amount declining from $25
           million in 1997 to $10 million in 2000 and 2001.
            As of July 28, 1996, the outstanding balance of
                the Senior Credit Facility amounted to
            $40,301,000.  In establishing the Senior Credit
             Facility, the Company incurred approximately
            $1,512,000 of prepaid loan fees which are being
            amortized over 5 years, the term of the credit
                               facility.

               11.    Senior Credit Facility (continued)

               The credit facility contains a number of
           covenants, representations and events of default
             typical of a credit facility of this size and
           nature, including financial covenants related to
            the level and nature of total debt outstanding.

           The Senior Credit Facility requires that certain
           of the cash proceeds from the sale of Waterville
                 Valley and Mt. Cranmore be applied to
             permanently reduce the availability under the
                     credit facility.  See Note 3.

           Prior to June 28, 1996, the Company maintained a
              $6 million Seasonal Line of Credit and $35
             million Revolving Note which were paid off by
            the Senior Credit Facility.  The Seasonal Line
           of Credit and Revolving Note were collateralized
              by a first mortgage on virtually all of the
               corporate assets of the Company, with the
              exception of certain "non-skiing" assets of
              SRHI, assignment of various land leases and
             assignment of $7.5 million in life insurance policies on the life of the Stockholder. The outstanding balance of the Line of Credit at
            July 30, 1995 was $6,004,000, including accrued
                               interest.

                       12.    Guarantors of Debt

            The Notes and Subordinated Notes are fully and
           unconditionally guaranteed by ASC and all of its
                subsidiaries with the exception of LBO
              Development Company, Ski Insurance Company,
             Killington West Ltd,  Mountain Water Company,
           and Club Sugarbush, Inc., (the "NonGuarantors").
             Prior to the Acquisition and issuance of the
              notes on June 28, 1996, the American Skiing
           Company bank loan agreements were collateralized
            by virtually all of the assets of the companies
               comprising American Skiing Company.  The
                Guarantor Subsidiaries are wholly-owned
           subsidiaries of ASC and the guarantees are full,
                 unconditional, and joint and several.

            The Non-Guarantors are individually and in the
              aggregate not significant to the financial
               position and results of operations of the
              Company.  Following is summarized combined
              information regarding such Non-Guarantors:

                                           As of            As of
                                       July 30, 1995    July 28, 1996
         Current assets                  $    106,000   $   1,380,000
         Non-current assets                   382,000       7,200,000

         Total assets                    $    488,000   $   8,580,000

         Current liabilities             $     93,000   $   1,226,000
         Non-current liabilities               86,000       4,847,000

         Total liabilities               $    179,000   $   6,073,000

                                          For the          For the
                                           Year             Year
                                           Ended            Ended
                                         July 30,         July 28,
                                           1995             1996

         Revenues                        $    215,000   $     280,000
         Cost of Sales                        123,000         147,000

         Operating Income                $     92,000   $     133,000
         Net Income                      $     29,000   $      67,000

                 12.    Guarantors of Debt (continued)

              There were no non-guarantor subsidiaries of
            American Skiing Company for the year ended July
              31, 1994.  The summarized information shown
           above for the Non-Guarantors as of July 28, 1996
            and for the year then ended gives effect to the
              acquisition of the Non-Guarantors of S-K-I,
            which were acquired by the Company on June 28,
            1996 (See Note 3).  Following is the summarized
             historical information for the Non-Guarantors for the two years and the eleven month period preceding their acquisition by the Company:



                              As of             As of
                          July 31, 1994     July 31, 1995
Current assets             $   2,756,000   $   3,256,000
Non-current assets               760,000       1,962,000

Total assets               $   3,516,000   $   5,218,000

Current liabilities        $          --   $          --
Non-current liabilities        3,280,000       4,859,000

Total liabilities          $   3,280,000   $   4,859,000




                                        For the Year     For the Period
                     For the Year          Ended        Ended August 1,
                         Ended         July 31, 1995        1995 to
                     July 31, 1994                       June 28, 1996
Revenues              $  2,432,000     $   2,644,000       $  3,005,000
Cost of sales            1,991,000         2,268,000          2,191,000
Operating income      $    441,000     $     376,000       $    814,000
Net income            $    247,000     $     124,000       $(1,072,000)


                          13.    Income Taxes

               Prior to June 28, 1996, certain companies
            comprising American Skiing Company (SRSC, SRL,
            PT and SRTC) had elected to be taxed under the
              provisions of Subchapter S of the Internal
            Revenue Code of 1986, as amended.  Accordingly,
             no income tax provision or liability has been
           made for these companies for the year ended July
            30, 1995 and the period from August 1, 1995 to
           June 28, 1996.  For federal and state income tax
           purposes, taxable income, losses and tax credits
             are passed through to the Stockholder, who is
           individually responsible for reporting his share
            of such items.  The Company distributed to the
               Stockholder amounts sufficient to pay his
                 personal income taxes based on the S
                        corporations' earnings.

             In conjunction with the acquisition of all of the common stock of S-K-I (see Note 3), the S corporations (SRSC, SRL, PT and SRTC) changed from S corporation status to C corporation status. As a result, the income or loss of
             SRSC, SRL, PT and SRTC subsequent to June 28,
             1996 will be subject to corporate income tax.
           The income tax provision described below for the
             year ended July 28, 1996 includes the income
             taxes related to SRSC, SRL, PT and SRTC since
                            June 28, 1996.

            At the time of conversion of the S corporations
            to C corporations, a net deferred tax liability
             of $5,552,000 was recorded through the income
            tax provision.  This deferred tax liability was
             primarily comprised of the tax effect of the
             cumulative book and tax basis differences of
                        property and equipment.

                       13.    Income Taxes (continued)

               The provision for income taxes charged to
                 continuing operations was as follows:

                                       Year ended
                                July 30,       July 28,
                                  1995           1996
Current tax expense
   Federal                    $  248,000     $          --
   State                          55,000                --
                                 303,000                --

Deferred tax expense
   Federal                        77,000       (1,330,000)
   State                          20,000         (316,000)
                                  97,000       (1,646,000)

Change in tax status from S           --         5,552,000
corp. to C corp.

Total provision               $  400,000     $   3,906,000

            Deferred income taxes reflect the tax impact of
             temporary differences between the amounts of
            assets and liabilities for financial reporting
             purposes and such amounts as measured by tax
              laws and regulations.  Under SFAS 109, the
               benefit associated with future deductible
              temporary differences and operating loss or
           credit carryforwards is recognized if it is more
           likely than not that a benefit will be realized.
             Deferred tax expense (benefit) represents the
                change in the net deferred tax asset or
                          liability balance.

            Deferred tax liabilities (assets) are comprised of the following at July 30, 1995 and July 28,
                                 1996:

                                                           Year ended
                                                July 30, 1995     July 28, 1996
         Property, plant and equipment basis     $     623,000         $
         differential                                           36,917,000
         Other                                          23,000
                                                                753,000
         Gross deferred tax liabilities                646,000
                                                                37,670,000

         Tax loss and credit carryforwards         (1,572,000)
                                                                (11,414,000)
         Capitalized costs                                  --
                                                                (1,473,000)
         Other                                       (118,000)
                                                                (1,764,000)
         Gross deferred tax assets                 (1,690,000)
                                                                (14,651,000)

         Valuation allowance                                --
                                                                7,369,000
                                                   (1,044,000)
                                                                30,388,000
         Less:  Net deferred tax liability
         related to assets held for sale                    --
         (see Note 3)                                           281,000
                                                 $ (1,044,000)         $
                                                                30,107,000

            The provision for income taxes differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax
             rate of 35% to pretax income from continuing
                operations as a result of the following
                             differences:

                    13.    Income Taxes (continued)

                                               Year ended
                                 July 30, 1995    July 28, 1996
Income tax provision at the       $ 1,932,000      $     546,000
statutory U.S. tax rates
Increase (decrease) in rates
resulting from:
  Change in tax status from S              --          5,552,000
corp. to C corp.
  Income from S corporations
not taxable for                   (1,679,000)        (2,371,000)
      corporate income tax
purposes
  State taxes, net                    115,000                 --
  Nondeductible items                  32,000             41,000
Other                                      --            138,000

Income tax provision at the       $   400,000      $   3,906,000
effective tax rates

            The Company currently contemplates that it will
             file a consolidated Federal income tax return
             adopting a January year end for tax purposes.
              The Company incurred a consolidated Federal
             income tax loss of approximately $4.7 million
             for the one-month period ended July 28, 1996.
             Management believes the tax benefits of such
               interim tax loss will be realized in the
            Company's first consolidated return for the tax
                       year ended January 1997.

            At July 28, 1996, the Company has net operating
            loss carryforwards for Federal tax purposes of
              approximately $6 million from the separate
             return years of LBO ($5 million) and SRSC ($1
            million) that expire in varying amounts through
           the year 2011 and may only offset each company's
            contribution to consolidated taxable income in
            future years.  In addition, due to an ownership
              change that occurred when LBO acquired the
                Attitash/Bear Peak resort in July 1994,
               approximately $3.3 million of the LBO net
             operating loss carryforward is subject to an
             annual limitation ($185,000) of the amount of
            LBO's separate company taxable income that may be reduced by such carryforward. Approximately
            $213,000 of investment tax credit carryforwards that expire in varying amounts through the year
              2001 and that are also subject to an annual
              limitation of the amount of LBO's separate
                company tax that may be reduced by such
            carryforward.  Subsequent changes in ownership
             could further affect the limitation in future
                                years.

            At July 28, 1996, Sugarloaf was not a member of
              the Company's affiliated group that files a
           consolidated Federal income tax return.  At July
              28, 1996, Sugarloaf has net operating loss
               carryforwards for Federal tax purposes of
           approximately $17 million that expire in varying
               amounts through the year 2009.  Due to an
                ownership change that occurred in 1992,
             approximately $16 million of Sugarloaf's net
             operating loss carryforward is subject to an annual limitation ($110,000) of its separate company taxable income that may be reduced by such carryforward.  Approximately $209,000 of
            investment tax credit carryforwards that expire
             in varying amounts through the year 2000 are
              also subject to an annual limitation of the
             amount of its tax that may be reduced by such
             carryforward. Subsequent changes in ownership could further offset the limitation in future years.

             A valuation allowance is provided when it is
           more likely than not that some portion of all of
             the deferred tax assets will not be realized.
           Management believes that the valuation allowance
                 of $7.4 million is appropriate as the
            realization of the majority of the tax benefits
              of the Sugarloaf net operating loss, (some
               portion of the LBO net operating loss and
           investment tax carryforwards) and all investment
           tax credit carryforwards is not more likely than
                                 not.

                   14.    Related Party Transactions

            Sunday River Skiway Corporation has guaranteed
                amounts outstanding under subordinated
            debentures due in 2002 that were issued by LBO
             Holdings, Inc., as part of the acquisition of
            Mt. Attitash Lift Corporation.  Payments under
             the guarantee are subordinated to all secured
               indebtedness of SRSC to any bank, thrift
              institution or other institutional lender.

                American Skiing Company collects receipts and advances amounts on behalf of its subsidiaries during its normal operations.

             During 1994, 1995 and 1996, SRSC paid Western
            Maine Leasing, Inc., (a Maine Corporation owned
               by the Stockholder) $43,000, $34,000 and
                 $37,000, respectively, for the use of
                        construction equipment.

        15.    Commitments, Lease Contingencies and Contingent
                              Liabilities

               SRSC leases substantially all of the land
              presently used for skiing terrain at Sunday
            River under a lease expiring in 2030.  Charges
              to operations for this lease were $486,000,
             $490,000 and $539,000 in 1994, 1995 and 1996,
            respectively.  Lease payments are computed as a
            percentage of gross profits from property sales
                and as a percentage of other revenues.

            LBO leases 264.5 acres of the approximately 600 acres it uses to operate the Attitash/Bear Peak
            Ski Resort area from the U. S. Forest Service.
             A Term Special Use Permit covering 44.5 acres
             expires in 2010 and may be renewed by mutual
               agreement.  A revocable permit, covering
             approximately 220 acres, is terminable at any
               time at the discretion of the U.S. Forest
            Service.  LBO does not feel this permit will be
           revoked in the near future.  The leases call for
            annual rental payments based on a percentage of
            gross revenue.  Total rent expense under these
           operating leases was $20,000 and $15,000 in 1995
                        and 1996, respectively.

            LBO also leases a water slide for use under an
              operating lease during the summer months at
              Attitash/Bear Peak.  The rental payment, a
             percentage of gross receipts, was $51,000 and
                $52,000 in 1995 and 1996, respectively.

                 SRHI leases approximately 262 of the
              approximately 413 skiable acres it uses to
            operate the Sugarbush Ski Resort area from the
             U.S. Forest Service.  The Special Use Permit
             expires in 2035 and may be renewed by mutual
            agreement.  Annual rental payments are based on
              a percentage of gross revenue.  Total rent
               expense under this lease was $58,000 and
               $138,000 in 1995 and 1996, respectively.

           Killington Ltd. leases from the State of Vermont
            certain portions of land and facilities it uses
             known as the Killington section of the Calvin
           Coolidge State Forest.  The leases together with
                 extensions run to the year 2060.  All
              installments affixed to the land become the
                        property of the State.

             Mount Snow Ltd. and Waterville Valley operate
             certain portions of the skiing terrain under
            special use permits granted by the U.S. Forest
                               Service.

            Amounts payable under these leases and permits
           are measured in terms of percentages of revenues
              from certain activities.  Charges for these
              leases and permits are included in cost of
                              operations.

            In addition to the leases described above, the
           companies comprising the American Skiing Company
               are committed under several operating and
              capital leases for various equipment.  Rent
           expense under all operating leases was $803,000,
              $1,007,000 and $994,000 for the years ended
                  1994, 1995 and 1996, respectively.

        15.    Commitments, Lease Contingencies and Contingent
                        Liabilities (continued)

                Future minimum lease payments for lease
             obligations at July 28, 1996 are as follows:


                                       Capital         Operating
                                        Leases           Leases
1997                                 $   781,000           $
                                                    3,638,000
1998                                     552,000
                                                    3,347,000
1999                                     101,000
                                                    2,955,000
2000                                      31,000
                                                    579,000
2001                                       1,000
                                                    403,000

       Total payments                $ 1,466,000           $
                                                    10,922,000

       Less interest                     165,000

       Present value of net            1,301,000
        minimum payments

       Less current portion              694,000

       Long-term obligations         $   607,000


            Certain claims, suits and complaints associated
           with the ordinary course of business are pending
             or may arise against the companies comprising
            the American Skiing Company.  In the opinion of
            management, all matters are adequately covered
             by insurance or, if not covered, are without
              merit or are of such kind, or involve such
            amounts as would not have a material effect on
             the financial position, results of operations
             and cash flows of the Company if disposed of
                             unfavorably.

                 16.    Proceeds from Insurance Claim

           In February 1993, the Company experienced a fire
           which destroyed compressors and other snowmaking
             equipment at Sunday River Skiway Corporation
           with a net book value of $975,000.  These assets
           were insured for replacement cost which amounted
           to $2,567,000. The Company received proceeds for
             the replacement cost of $750,000 in 1993 and
           $1,817,000 in 1994.  The Company recorded a gain
           in 1993 of $1,592,000 for the difference between the insurance proceeds and the net book value of the destroyed equipment.

                  17.    Subsequent Event (Unaudited)

             The Company entered into a Purchase and Sale
                 Agreement in October 1996 to purchase
              substantially all of the assets of the Pico
               Mountain Ski Resort located in Sherburne,
           Vermont.  The purchase price is divided into two
             components (1) $3,350,000 of cash payable at
               closing and (2) $3,350,000 in contingent
             purchase price payable upon the occurrence of
           certain future events.  Results of operations of
              Pico are not expected to be material to the
               consolidated financial statements of the
                               Company.


 REPORT OF INDEPENDENT ACCOUNTANTS

To The Board of Directors of S-K-I Ltd.

        In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of S-K-I Ltd. and its subsidiaries at July 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended July 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP
Hartford, Connecticut
August 31, 1995


                                                   S-K-I LTD.
                                           CONSOLIDATED BALANCE SHEET
                                                                    July 31,          July 31,
                                                                      1994              1995
                            Assets
Current assets:
   Cash and short-term investments
      (at cost, which approximates market value)                   $2,704,302        $2,790,645
   Accounts receivable, net (Note 1)                                1,423,430         2,677,434
   Notes receivable                                                   371,739           244,775
   Inventories                                                      3,472,492         3,955,722
   Prepaid expenses                                                 1,456,222         1,360,460
      Total Current Assets                                          9,428,185        11,029,036
Property and equipment, at cost:
   Buildings and grounds                                           32,730,561        41,557,838
   Machinery and equipment                                         71,690,813        73,123,058
   Leasehold improvements                                          39,066,623        48,082,570
   Lifts, liftlines and trails on corporate property               16,162,939        33,787,212
                                                                  159,650,936       196,550,678
Less--accumulated depreciation and amortization                    86,638,454        89,929,914
                                                                   73,012,482       106,620,764
Construction in progress                                            8,996,570         1,684,442
Land and development costs                                         12,762,352        13,469,642
      Net Property and Equipment                                   94,771,404       121,774,848
Long-term investments (Note 1)                                        464,663         1,628,477
Other assets (Note 1)                                               2,125,756         2,289,152
      Total Assets                                               $106,790,008      $136,721,513
             Liabilities and Stockholders' Equity
Current liabilities:
   Current portion of long-term debt and subordinated
debentures                                                           $955,746        $3,858,184
      (Note 3)
   Accounts payable                                                 1,741,131         1,617,621
   Income taxes payable (Note 5)                                      257,684           272,252
   Accrued lease payments--Vermont (Note 4)                         1,171,865         1,039,366
   Accrued wages, profit sharing and incentive compensation           464,907           529,874
(Note 8)
   Deposits and other unearned revenue                                695,328         1,706,017
   Other accrued expenses (Note 1)                                  4,184,664         5,157,743
      Total Current Liabilities                                     9,471,325        14,181,057
Long-term debt (Note 3)                                            17,766,857        38,790,032
Subordinated debentures (Note 3)                                   11,400,000        11,400,000
Deferred income taxes (Note 5)                                      7,478,492         8,479,956
Other long-term liabilities (Note 1)                                3,487,042         4,432,027
Minority interest                                                          --         1,876,188
      Total Liabilities                                            49,603,716        79,159,260
Commitments (Notes 3 and 4)
Stockholders' equity (Notes 3, 6 and 7):
   Common stock $.10 par value (12,500,000 shares authorized,
      5,785,932 shares in 1995, 5,781,432 shares in 1994)             578,144           578,594
Paid-in capital                                                     6,577,440         6,617,551
Retained earnings                                                  50,030,708        50,366,108
      Total Stockholders' Equity                                   57,186,292        57,562,253
      Total Liabilities and Stockholders' Equity                 $106,790,008      $136,721,513
                          See accompanying notes to consolidated financial statements.

                               S-K-I LTD
                   CONSOLIDATED STATEMENT OF INCOME


                                              Year Ended July 31
                                       1993          1994           1995
Revenues (Note 1):

Resort services                    $60,441,799
                                                 $62,532,813    $74,252,723
Sale of goods                       19,832,479
                                                 21,008,869     23,648,797
Rental and other income             16,434,113
                                                 15,365,537     16,058,192
                                    96,708,391
                                                 98,907,219     113,959,712
Expenses:
   Cost of operations including
wages, maintenance
   and supplies:

   Resort services                  21,070,994
                                                 22,483,982     29,611,497
   Sale of goods                    11,658,737
                                                 12,729,442     15,146,037
   Rental and other expense          7,173,101
                                                 7,346,163      6,799,809
   Other taxes                       7,632,343
                                                 8,015,487      8,599,706
   Utilities                         6,655,016
                                                 6,044,889      8,070,911
   Insurance                         5,115,333
                                                 5,518,243      6,634,837
   Selling, general and             16,871,496
administrative expenses                          15,298,138     19,494,655
   Interest                          2,228,385
                                                 2,214,309      3,818,893
   Depreciation and amortization    10,941,869
(Note 1)                                         11,440,122     14,055,796
                                    89,347,274
                                                 91,090,775     112,232,141
Income before income taxes and       7,361,117
minority interest                                7,816,444      1,727,571
Income taxes (Note 5)                2,952,310
                                                 3,169,956      997,123
Net income before minority           4,408,807
interest                                         4,646,488      730,448
Minority interest in loss of                --          --
subsidiary                                                      298,949
Net Income                          $4,408,807
                                                 $4,646,488     $1,029,397
Net income per common and common
equivalent
   share: 5,783,480 in 1995,             $0.77          $0.81
5,764,663 in 1994,                                              $0.18
   5,728,908 in 1993 (Note 6)

See accompanying notes to consolidated financial statements.

                              S-K-I LTD.
       CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and
Stockholder
of Sugarbush Resort Corporation

In our opinion, the accompanying
consolidated statements of
operations, of stockholder's equity
and of cash flows present fairly, in
all material respects, the results of
Sugarbush Resort Corporation's
operations and its cash flows for the
period from June 1, 1994 through May
15, 1995 and for the years ended May
31, 1994 and 1993 in conformity with
generally accepted accounting
principles.  These financial
statements are the responsibility of
the Company's management; our
responsibility is to express an
opinion on these financial statements
based on our audits.  We conducted
our audits of these statements in
accordance with generally accepted
auditing standards which require that
we plan and perform the audit to
obtain reasonable assurance about
whether the financial statements are
free of material misstatement.  An
audit includes examining, on a test
basis, evidence supporting the
amounts and disclosures in the
financial statements, assessing the
accounting principles used and
significant estimates made by
management, and evaluating the
overall financial statement
presentation.  We believe that our
audits provide a reasonable basis for
the opinion expressed above.



PRICE WATERHOUSE LLP
Boston, MA
June 11, 1996
Sugarbush Resort Corporation
Consolidated Statement of Operations






                    Period      Year ended
                   from June
                    1, 1994
                    through  May 31,  May 31,
                    May 15,    1994    1993
                     1995
Revenues:
 Ski related   $82,000  $8,688,000 $7,685,000
 Property
management and 1,779,000 4,524,000  4,180,000
  lodging
 Utility fees
and            265,000   751,000   783,000
services
 Other         412,000   942,000   870,000
 Total
 revenues    2,538,000   14,905,000 13,518,000
Expenses:
 Cost of
operations
including    2,015,000   10,210,000 8,956,000
  wages,
maintenance and
  supplies
 Selling, general
and           2,550,000   5,635,000 6,121,000
administrative
Interest      128,000      356,000   281,000
Depreciation   822,000   764,000   522,000
Total expenses 5,515,000   16,965,000 15,880,000
Net loss       $(2,997,000) $(2,060,000) $(2,362,000)


The accompanying notes are an
integral part of these financial
statements.
         Sugarbush Resort Corporation
           Consolidated Statement of
             Stockholder's Equity





                                  Additiona
                                    l    Accumulat
                                 Paid in     ed
                 Shares  Amount  Capital  Deficit    Total


Balance May 31,   100    $  --    $60,000,0 $(56,635,  $                             3,365,000
1992                            00        000)

Advances from                     3,350,000                                          3,350,000
Parent

Net loss for
the year ended                              (2,362,00                               (2,362,000)
May 31, 1993                             0)
Balance May 31,   100       --    63,350,00 (58,997,0                                4,353,000
1993                            0         00)

Advances from                     4,050,000                                          4,050,000
Parent

Net loss for
the year ended                              (2,060,00                               (2,060,000)
May 15, 1994                             0)
Balance May 31,   100       --    67,400,00 (61,057,0                                6,343,000
1994                            0         00)

Advances from                     2,025,000                                          2,025,000
Parent

Net loss for
the period                                  (2,977,00                               (2,977,000)
ended May 15,                            0)
1995
Balance May 15,   100    $  --    $69,425,0 $(64,034,  $                             5,391,000
1995                            00        000)

The accompanying notes are an
integral part of these financial
statements.
         Sugarbush Resort Corporation
     Consolidated Statement of Cash Flows




                              Period
                             from June
                              1, 1994
                              through  May 31,   May 31,
                              May 15,    1994      1993
                               1995
Cash flows from operating
activities:
 Net loss                    $(2,977,  $(2,060,0  $  (2,362,000)
                            000)      00)
 Adjustments to reconcile
net loss to net
   cash provided by
 operating activities:
 Depreciation and            844,000    816,000    723,000
amortization
 Gain on disposal of assets,      --    (8,000)   (71,000)
net
 (Increase) decrease in      713,000   (45,000)     26,000
accounts receivable
 (Increase) decrease in      152,000   (14,000)   (23,000)
inventory
 (Increase) decrease in      901,000   (167,000)   418,000
prepaid expenses
 Increase (decrease) in
accounts payable and accrued (961,900)  101,000   (526,000)
  expenses
 Increase (decrease) in      (174,000)   45,000     54,000
deferred income
 Net cash used in operating  (1,502,9  (1,332,00  (1,761,00
activities                   00)       0)         0)
Cash flows from investing
activities:
 Capital expenditures        (893,000) (3,265,00  (1,555,00
                                     0)         0)
 Proceeds from disposal of        --    101,000    139,000
assets
 Purchase of other assets         --   (18,000)         --
 Net cash used in investing  (893,000) (3,182,00  (1,416,00
activities                            0)         0)
Cash provided by financing
activities:
 Increase in notes payable        --    754,000         --
and long-term debt
 Repayment of long-term debt (17,100)  (365,000)  (245,000)
 Advances from parent        2,025,000 4,050,000  3,350,000
 Net cash provided by        2,007,900 4,439,000  3,105,000
financing activities
Net decrease in cash         (388,000) (75,000)   (72,000)
Cash at beginning of year    388,000    463,000          535,000
Cash at end of year          $    --   $388,000   $      463,000


      Cash paid for interest amounted to
      $139,100, $300,000 and $289,000 in
      1995, 1994 and 1993, respectively.

         The accompanying notes are an
       integral part of these financial
                  statements.
Sugarbush Resort Corporation
Notes to Consolidated Financial
   Statements

1. Summary of Significant Accounting
   Policies

  Basis of Consolidation
  The accompanying consolidated
  financial statements include the
  accounts of Sugarbush Resort
  Corporation (a Delaware
  corporation) and its wholly-owned
  subsidiaries, Snowridge, Inc.,
  Sugar Ridge, Inc., The Sugarbush
  Inn Corporation, and their
  respective subsidiaries, all of
  which are Vermont corporations
  (collectively referred to as the
  "Company").  The Company was a
  wholly owned subsidiary of Claneil
  Enterprises, Inc. (the "Parent").
  The Company operates predominantly
  in a single industry segment, which
  is the development and operation of
  the Sugarbush Ski Resort in Warren,
  Vermont providing ski recreation
  and related services to skiers, a
  single customer group.  All
  significant intercompany balances
  and transactions have been
  eliminated.

  Fiscal Year
  The accompanying consolidated
  financial statements are presented
  based on the Company's fiscal year
  ended May 31, which differs from
  the Company's tax year-end of
  February 28.

  Property and Equipment
  Property and equipment is recorded
  at cost and is depreciated by the
  straight-line method over the
  assets' estimated useful lives
  which generally range from 9 to 40
  years for buildings, 3 to 12 years
  for machinery and equipment and 10
  to 50 years for leasehold
  improvements, lifts, lift lines and
  trails.  Expenditures for
  maintenance and repairs are
  expensed as incurred.  Depreciation
  expense for 1995, 1994 and 1993
  amounted to $822,000, $764,000 and
  $522,000, respectively.

  Intangible Assets
  Intangible assets relate to
  organizational fees and are
  amortized by the straight-line
  method over sixty months.
  Amortization expense related to
  these assets was approximately
  $22,000, $52,000 and $201,000
  during 1995, 1994 and 1993,
  respectively.

  Revenue Recognition
  The Company recognizes revenue at
  the point of service, except for
  brokerage commissions which are
  recognized as income upon the
  consummation of the sale. Revenue
  includes sales of lift tickets,
  tuition from ski schools, sales
  from restaurants, bars and retail
  shops, real estate rentals and
  sales of real property.

  Interest
  Interest is expensed as incurred
  except when it is capitalized in
  conjunction with major capital
  additions.  The amount of interest
  capitalized is determined by
  applying current interest rates to
  the funds required to finance the
  construction.

  Employee Benefits
  The Company participates in a
  savings plan (the "Plan")
  administered by an affiliate.  To
  qualify for the Plan, employees
  must work for one year and have
  attained the age of twenty-one.
  Company contributions to the Plan
  are based on employee contributions
  and compensation.  The Company
  contributed  $17,200, $34,000 and
  $31,000 for 1995, 1994 and 1993,
  respectively.

  Advertising Costs
  Advertising costs are expensed the
  first time the advertising takes
  place.  The amount charged to
  advertising expense during 1995,
  1994, and 1993 was $656,000,
  $1,019,000 and $520,000,
  respectively.

  Use of Estimates
  The preparation of financial
  statements requires management to
  make estimates and assumptions that
  affect the financial statements.
  Actual results could differ from
  those estimates.

Sugarbush Resort Corporation
Notes to Consolidated Financial
   Statements (continued)

1. Summary of Significant Accounting
   Policies (continued)

  Income Taxes
  The operations of the Company were
  included in the consolidated income
  tax return of its ultimate parent
  (Claneil Enterprises, Inc.).  It is
  the parent's policy not to allocate
  income tax amounts to the Company.
  Accordingly, no provision or
  benefit for income taxes has been
  recorded in the accompanying
  consolidated financial statements.

  Recent Accounting Pronouncements
  Statement of Financial Accounting
  Standards (SFAS) No. 121,
  "Accounting for the Impairment of
  Long-Lived Assets and for Long-
  Lived Assets to be Disposed Of,"
  was recently issued and its
  adoption is required for fiscal
  years beginning after December 15,
  1995.  SFAS No. 121 mandates
  specific methodologies to be used
  for identifying and measuring the
  impairment of long-lived assets.
  Adoption of SFAS No. 121 is not
  expected to materially impact the
  Company's consolidated financial
  statements.

2.   Related Party Transactions

  The Company received cash advances
  in the form of contributions of
  capital of $2,025,000, $4,050,000
  and $3,350,000 during 1995, 1994
  and 1993, respectively, from its
  Parent to meet its operating and
  capital needs.  Such advances are
  non-interest bearing.

3.Commitments, Lease Contingencies
  and Contingent Liabilities

  The Company leases air compression,
  automotive and other equipment and
  certain office facilities under
  operating leases with terms ranging
  from less than one year to five
  years.  Future minimum lease
  payments for lease obligations at
  May 15, 1995 are as follows:

     1996                     $163,000
     1997                     123,000
     1998                      74,000
     1999                      29,000

                              $389,000

  Total rent expense for all
  operating leases was $82,700,
  $263,000 and $173,000 during 1995,
  1994 and 1993, respectively.

  Certain portions of the skiing
  terrain are operated under a ten
  year Special Use Permit granted by
  the U.S. Forest Service which
  expires in 1998.  Annual rental
  payments are based on a percentage
  of gross revenue from certain
  activities.  Total rent expense
  under this permit was $10,000,
  $66,000 and $48,000 during 1995,
  1994 and 1993, respectively.

  The Company maintains employment
  agreements with three officers.
  The employment agreements contain
  change in control provisions that
  would entitle each of the officers
  to receive an amount equal to their
  annual salary if there is a change
  in control of the Company as
  defined in the agreement.  In
  addition, there is a termination
  provision which provides for one
  times the annual salary if an
  officer is terminated without
  cause.  During 1993, the Company
  paid $150,000 upon termination of
  employment of two such officers.

  During fiscal year 1994, litigation
  against the Company relating to
  respective parties rights on
  utility improvements resulted in
  charges to operations of $703,000,
  which includes legal fees, payments
  to customers and interest.

Sugarbush Resort Corporation
Notes to Consolidated Financial
   Statements (continued)

3.Commitments, Lease Contingencies
  and Contingent Liabilities
  (continued)

  The Company is a co-defendant in a
  $3 million civil suit alleging
  violations of the anti-trust and
  trademark laws of the United
  States, and Vermont statutory and
  common law.  Management believes
  the allegations are without merit
  and that the outcome of this matter
  will not have a material effect on
  its financial position, results of
  operations or cash flows.

  Certain claims, suits and
  complaints associated with the
  ordinary course of business are
  pending or may arise against the
  companies comprising Sugarbush
  Resort Corporation.  In the opinion
  of management, all matters are
  adequately covered by insurance or,
  if not covered, are without merit
  or are of such kind, or involve
  such amounts as would not have a
  material effect on the financial
  position, results of operations or
  cash flows of the Company if
  disposed of unfavorably.


4. Subsequent Event

  On May 16, 1995, the Company's
  Parent sold substantially all of
  the assets of the Company.
  Effective October 15, 1994 through
  May 15, 1995, the buyer of the
  Company operated the ski resort
  under a lease agreement with the
  Company's ultimate parent.  The
  accompanying financial statements
  do not reflect any adjustments that
  might arise as a result of this
  transaction.




No person has been authorized to
give any information or make any
representations not contained in
this Prospectus and, if given or
made, such information or
representations must not be
relied upon as having been
authorized by the Company. The
Exchange Offers are not being
made to, nor will the Company
accept surrenders for exchange
from, Holders of Old Notes or Old
Subordinated Notes in any
jurisdiction in which the
relevant Exchange Offer or the
acceptance thereof would not be
in compliance with the securities
or blue sky laws of such
jurisdiction.  Neither the
delivery of this Prospectus nor
any sale made hereunder shall,
under any circumstances, create
an implication that there has not
been any change in the facts set
forth in this Prospectus or in
the affairs of the Company since
the Date hereof.

    ________________________


Summary
The Acquisition; Antitrust
Matters; Use of Proceeds
Recent Developments
Risk Factors
The Exchange Offers
Pro Forma Capitalization
Pro Forma Financial Data
Selected Historical
Financial Data
Management's Discussion and
Analysis of Financial
Condition and Results of
Operations
Industry Overview
Business
Management
Description of Senior
Subordinated Notes
Description of Subordinated
Notes
Description of the Company's
Capital Stock
Description of Other
Indebtedness
Certain Federal Income Tax
Considerations
Certain Federal Income Tax
Consequences of the Exchange
Offers
Plan of Distribution
Legal Matters
Experts
Indemnification
Other Matters
Exchange Agent
Index to Financial
Statements

AMERICAN SKIING COMPANY



Offer to Exchange its 12% Series
B Subordinated Notes due 2006
which have been registered under
the Securities Act (Guaranteed by
substantally all of its
subsidiaries) for any and all of
its 12% Series A Subordinated
Notes due 2006 (Guaranteed by
substantially all of its
subsidiaries)

Offer to Exchange its 13 3/4%
Series B Subordinated Discount
Notes due 2007 which have been
registered under the Securities
Act (Guaranteed by substantially
all of its subsidiaries) for any
and all of its 13 3/4% Series A
Subordinated Discount Notes due
2007 (Guaranteed by substantially
all of its subsidiaries)

________________________

PROSPECTUS

________________________




















November 12, 1996


                    PART II

          INFORMATION NOT REQUIRED IN
                  PROSPECTUS

Item 20.  Indemnification of
Directors and Officers

The Company is a Maine corporation.
Section 719 of the Maine Business
Corporation Act (13-A M.R.S.A.  101,
et seq.) authorizes the
indemnification by a Maine
corporation of any person who is a
party or is threatened to be made a
party to any action, suit or
proceeding by reason of that person's
status as a director, officer,
employee or agent of the corporation;
provided that no such indemnification
may be provided for any person if he
or she shall have been finally
adjudicated (i) not to have acted
honestly or in the reasonable belief
that his or her action was in or not
opposed to the best interests of the
corporation or its shareholders, or
(ii) in any criminal proceeding, to
have had reasonable cause to believe
his or her conduct was unlawful.  In
the case of actions brought by or on
behalf of the corporation,
indemnification may only be provided
if the court determines that such
person is fairly and reasonably
entitled to the requested
indemnification.  Indemnification
must be provided to the extent that a
director, officer, employee or agent
has been successful, on the merits or
otherwise, in defense of an action of
the type described in the second
sentence of this paragraph.

     The Bylaws of the Company
provide that it shall indemnify any
person who is made a party to any
threatened, pending or completed
action, suit or proceeding by reason
of the fact that he or she is or was
a director or officer of the Company,
and may indemnify any employee or
agent of the Company in such
circumstances, against expenses,
including attorneys fees, judgments,
fines and amounts paid in settlement
actually and reasonably incurred by
him or her in connection with such
action, suit or proceeding.  No
indemnification may be provided for
any person who shall have been
finally adjudicated not to have acted
honestly or in the reasonable belief
that his or her action was in or not
opposed to the best interests of the
Company or who had reasonable cause
to believe that his or her conduct
was unlawful.  Indemnification must
be provided to any director, officer,
employee or agent of the Company to
the extent such person has been
successful, on the merits or
otherwise, in defense of any action
or claim described above.  Any
indemnification under this provision
of the Bylaws, unless required under
the Bylaws or ordered by a court, can
be made only as authorized in each
specific case upon a determination by
a majority of disinterested directors
or by independent legal counsel or by
the shareholders that such
indemnification is appropriate under
the standard set forth in the
preceding sentence.

Item 21.  Exhibits and Financial
Statement Schedules
(a)  Exhibits

Exhibit No.         Description
2.1       Agreement and Plan of
          Merger, dated as of
          February 13, 1996, by and
          among LBO Resort
          Enterprises (the
          predecessor of the
          Company), LBO Acquisition
          Co. and S-K-I Limited*

3.1       Articles of Incorporation
          of the Company*
3.2       Bylaws of the Company*
3.3       Articles of Incorporation
          of Sunday River Skiway
          Corporation*
3.4       Bylaws of Sunday River
          Skiway Corporation*
3.5       Articles of Incorporation
          of Sunday River Ltd.*
3.6       Bylaws of Sunday River
          Ltd.*
3.7       Articles of Incorporation
          of Perfect Turn, Inc.*
3.8       Bylaws of Perfect Turn,
          Inc.*
3.9       Articles of Incorporation
          of LBO Holding, Inc.*
3.10      Bylaws of LBO Holding,
          Inc.*
3.11      Articles of Incorporation
          of Sunday River
          Transportation, Inc.*
3.12      Bylaws of Sunday River
          Transportation, Inc.*
3.13      Articles of Incorporation
          of Sugarbush Resort
          Holdings, Inc.*
3.14      Bylaws of Sugarbush Resort
          Holdings, Inc.*
3.15      Articles of Incorporation
          of Sugarbush Leasing
          Company*
3.16      Bylaws of Sugarbush Leasing
          Company*
3.17      Articles of Incorporation
          of Sugarbush Restaurants,
          Inc.*
3.18      Bylaws of Sugarbush
          Restaurants, Inc.*
3.19      Articles of Incorporation
          of Cranmore, Inc.*
3.20      Bylaws of Cranmore, Inc.*
3.21      Certificate of
          Incorporation of S-K-I
          Ltd.*
3.22      Bylaws of S-K-I Ltd.*
3.23      Articles of Association of
          Killington Ltd.*
3.24      Bylaws of Killington Ltd.*
3.25      Articles of Association of
          Mount Snow Ltd.*
3.26      Bylaws of Mount Snow Ltd.*
3.27      Articles of Incorporation
          of Waterville Valley Ski
          Area, Ltd.*
3.28      Bylaws of Waterville Valley
          Ski Area, Ltd.*
3.29      Articles of Incorporation
          of Sugarloaf Mountain
          Corporation*
3.30      Bylaws of Sugarloaf
          Mountain Corporation*
3.31      Articles of Association of
          Killington Restaurants,
          Inc.*
3.32      Bylaws of Killington
          Restaurants, Inc.*
3.33      Articles of Association of
          Dover Restaurants, Inc.*
3.34      Bylaws of Dover
          Restaurants, Inc.*
3.35      Articles of Association of
          Resort Technologies, Inc.*
3.36      Bylaws of Resort
          Technologies, Inc.*
3.37      Articles of Association of
          Resort Software Services,
          Inc.*
3.38      Bylaws of Resort Software
          Services, Inc.*
3.39      Articles of Incorporatoin
          of LBO Hotel Co.*
3.40      Bylaws of LBO Hotel Co.*
3.41      Articles of Association of
          Mountain Wastewater
          Treatment, Inc.*
3.42      Bylaws of Mountain
          Wastewater Treatment, Inc.*
3.43      Articles of Incorporation
          of Mountainside*
3.44      Bylaws of Mountainside*
3.45      Articles of Incorporation
          of Sugartech*
3.46      Bylaws of Sugartech*
3.47      Articles of Incorporation
          of Deerfield Operating
          Company*
3.48      Bylaws of Deerfield
          Operating Company*
3.49      Articles of Association of
          Pico Ski Area Management
          Company*
3.50      Bylaws of Pico Ski Area
          Management Company*

4.1       Indenture among the
          Company, the Guarantors and
          United States Trust Company
          of New York, relating to
          the Old Notes and the New
          Notes, dated as of June 28,
          1996.*

4.2       Indenture among the
          Company, the Guarantors and
          United States Trust Company
          of New York, relating to
          the Old Subordinated Notes
          and the New Subordinated
          Notes, dated as of June 28,
          1996.*

4.3       Registration Rights
          Agreement dated June 28,
          1996 among the Company, the
          Guarantors and the Initial
          Purchasers.*

4.4       Purchase Agreement dated
          June 25, 1996 among the
          Company, certain of the
          Guarantors and the Initial
          Purchasers.*

4.5       Registration Rights
          Agreement dated June 28,
          1996 among the Company, the
          Guarantors and Bear
          Stearns.*

4.6       Pledge and Disbursement
          Agreement, dated as of June
          28, 1996, by and among the
          Company, the Guarantors and
          United States Trust Company
          of New York, as collateral
          agent.*

4.7       Shareholders' Agreement
          dated June 28, 1996, among
          Leslie B. Otten, the
          Company and Bear Stearns*

5.1       Opinion of Pierce Atwood,
          including consent

5.2       Opinion of Reiber, Kenlan,
          Schwiebert, Hall & Facey,
          including consent

5.3       Opinion of Wadleigh, Starr,
          Peters, Dunn & Chiesa,
          including consent

8.1       Opinion of Pierce Atwood
          with regard to federal
          income tax consequences of
          the Exchange Offers.

10.1      Credit Agreement dated as
          of June 28, 1996, among the
          Company, its Subsidiaries,
          parties thereto and Fleet.*

10.2      Security Agreement dated
          June 28, 1996, among the
          Company, its Subsidiaries,
          parties thereto and Fleet.*

10.3      Revolving Credit Notes
          dated June 28, 1996, issued
          by the Company and certain
          Subsidiaries to Fleet in
          the aggregate principal
          amount of $65,000,000.*

10.4      Swing Line Note dated June
          28, 1996, issued by the
          Company and certain
          Subsidiaries to Fleet in
          the aggregate principal
          amount of $5,000,000.*

10.5      Fee and Leasehold Mortgage,
          Assignment of Leases and
          Rents and Security
          Agreement, each dated as of
          June 28, 1996, by and
          between each of Sunday
          River Skiway Corporation,
          Sunday River, Ltd., LBO
          Holding, Inc., Cranmore,
          Inc., Sugarbush Resort
          Holdings, Inc., Mountain
          Water Company, Mountain
          Wastewater Treatment, Inc.,
          Killington, Ltd., Mount
          Snow Ltd. and Waterville
          Valley Ski Area Ltd. and
          Fleet.*

10.6      Collateral Assignments of
          Leases and Rents, each
          dated as of June 28, 1996,
          by and between each of
          Sunday River Skiway
          Corporation, Sunday River,
          Ltd., LBO Holding, Inc.,
          Cranmore, Inc., Sugarbush
          Resort Holdings, Inc.,
          Mountain Water Company,
          Mountain Wastewater
          Treatment, Inc.,
          Killington, Ltd., Mount
          Snow Ltd. and Waterville
          Valley Ski Area Ltd. and
          Fleet.*

10.7      Assignment in Trust, dated
          as of June 28, 1996,
          between Waterville Valley
          Ski Area, Ltd. and Fleet*

10.8      Assignment in Trust, dated
          as of June 28, 1996,
          between LBO Holding, Inc.
          and Fleet.*

10.9      Assignment of Agreements,
          Permits and Contracts,
          among the Company, certain
          Subsidiaries and Fleet*

10.10     Assignment of Trademarks
          and Service Marks (U.S.),
          dated June 28, 1996, among
          the Company, certain
          Subsidiaries and Fleet.*

10.11     Hazardous Materials
          Indemnification Agreement,
          dated June 28, 1996, among
          the Company, certain
          Subsidiaries and Fleet.*

10.12     Guaranty Agreement dated
          June 28, 1996, by LBO Hotel
          Co., in favor of Fleet.*

10.13     Guaranty Agreement dated
          June 28, 1996, by Sugarloaf
          Mountain Corporation in
          favor of Fleet.*

10.14     Intercreditor Agreement
          dated as of June 20, 1996,
          among the Company, certain
          Subsidiaries, Doppelmayr
          USA, Inc. and Fleet.*

10.15     Intercreditor Agreement,
          dated as of June 28, 1996,
          among the Company, certain
          Subsidiaries, Snowridge,
          Inc. (for itself and as
          agent for Innacq
          Corporation) and Fleet.*

10.16     Loan and Security
          Agreement, dated as of
          October 1, 1984, among the
          State of Vermont, acting by
          and through the Vermont
          Industrial Development
          Authority, Sherburne
          Corporation (predecessor to
          Killington, Ltd.), Proctor
          Bank and The First National
          Bank of Boston*

10.17     Loan and Security
          Agreement, dated as of
          October 1, 1984, among the
          State of Vermont, acting by
          and through the Vermont
          Industrial Development
          Authority, Mt. Snow,
          Proctor Bank and The First
          National Bank of Boston*

10.18     Form of Subordinated Note,
          dated as of June 30, 1992,
          from Sugarloaf Mountain
          Corporation to certain note
          holders*

10.19     Indenture, dated October
          24, 1990, among Killington,
          Ltd. and The Howard Bank,
          as trustee (representative
          of indentures with respect
          to similar indebtedness
          aggregating approximately
          $2,995,000, in original
          principal amount and
          maturing at various times
          from 2015 to 2016)*

10.20     Indenture, dated September
          25, 1986, among Killington,
          Ltd. and The Howard Bank,
          as trustee (representative
          of indentures with respect
          to similar indebtedness
          aggregating approximately
          $10,873,500, in original
          principal amount and
          maturing at various times
          from 1997 to 2013)*

10.21     Restated Concession
          Agreement, dated April 30,
          1992, between Sugarloaf
          Mountain Corporation and
          Boston Concessions Group,
          Inc., together with
          Amendment thereto, Loan
          Agreement, and $150,000
          Promissory Notes, each
          dated July 31, 1995*

10.22     $500,000 Note, dated August
          27, 1993, from Sugarloaf
          Mountain Corporation and
          Warren Cook to Fleet Bank
          of Maine*

10.23     Doppelmayr Ski Lift Supply
          and Installation Agreement,
          dated July 7, 1995, by and
          between Doppelmayr USA,
          Inc., and Sunday River
          Skiway Corporation*

10.24     Doppelmayr Ski Lift Supply
          and Installation Agreement,
          dated September 4, 1995, by
          and between Doppelmayr USA,
          Inc., and Sugarbush
          Holdings, Inc. (Gate House
          Chair)*

10.25     Doppelmayr Ski Lift Supply
          and Installation Agreement,
          dated September 26, 1995,
          by and between Doppelmayr
          USA, Inc., and Sugarbush
          Holdings, Inc.*

10.26     Doppelmayr Ski Lift Supply
          and Installation Agreement,
          dated September 4, 1995, by
          and between Doppelmayr USA,
          Inc., and Sugarbush Resort
          Holdings, Inc. (Sugar Bravo
          Lift)*

10.27     Lift Relocation Agreement,
          dated September 4, 1995, by
          and between Doppelmayr USA,
          Inc., and Sugarbush Resort
          Holdings, Inc. (North Link
          Chair)*

10.28     Lift Relocation Agreement,
          dated September 4, 1995, by
          and between Doppelmayr USA,
          Inc., and Sugarbush Resort
          Holdings, Inc. (North Ridge
          Chair)*

10.29     Doppelmayr Ski Lift Supply
          and Installation Agreement,
          dated September 4, 1995, by
          and between Doppelmayr USA,
          Inc., and Sugarbush Resort
          Holdings, Inc. (Green
          Mountain Chair)*

10.30     Doppelmayr Ski Lift Supply
          and Installation Agreement,
          dated July 14, 1995, by and
          between Doppelmayr USA,
          Inc., and LBO Holding,
          Inc., d/b/a Attitash/Bear
          Peak.*

10.31     Doppelmayr Ski Lift Supply
          and Installation Agreement,
          dated July 14, 1995, by and
          between Doppelmayr USA,
          Inc., and LBO Holding,
          Inc., d/b/a Cranmore, Inc.*

10.32     $2,311,838 Promissory Note
          from Mountain Wastewater
          Treatment, Inc. to LHC
          Corporation dated May 16,
          1995.*

10.33     $6,120,000 Promissory Note,
          Senior Mortgage, and Junior
          Mortgage from Sugarbush
          Resort Holdings, Inc. to
          Snowridge, Inc. and
          Sugarbush, Inc. dated May
          16, 1995*

10.34     Form of Subordinated
          Debenture due 2002 from LBO
          Holding, Inc. to former
          shareholders of Mt.
          Attitash Lift Corporation*

10.35     Purchase and Sale
          Agreement, dated April 13,
          1994, among Mt. Attitash
          Lift Corporation and LBO
          Holding, Inc. for purchase
          of Attitash/Bear Peak Ski
          Resort*

10.36     Stock Purchase Agreement,
          dated August 16, 1994, for
          purchase of 51% interest in
          Sugarloaf Ski Resort, among
          Sugarloaf Mountain
          Corporation and S-K-I,
          Ltd.*

10.37     Purchase and Sale
          Agreement, dated August 30,
          1994, among Waterville
          Company, Inc., and S-K-I,
          Ltd. for purchase of
          Waterville Valley Ski
          Resort*

10.38     Purchase and Sale
          Agreement, dated May 16,
          1995, among Sugarbush
          Resort Holdings, Inc.,
          Sugarbush Resort
          Corporation, Snowridge,
          Inc., Sugar Ridge, Inc.,
          Sugarbush Inn Corporation
          and Bev Ridge, Inc. for
          purchase of Sugarbush Ski
          Resort*

10.39     Purchase and Sale Agreement
          among Cranmore Country
          Corp. and Sunday River
          Skiway Corporation for
          purchase of Cranmore Ski
          Resort*

10.40     Lease, dated October 15,
          1980, among H. Donald
          Penley, Joseph Penley,
          Albert Penley and Sunday
          River Skiway Corporation*

10.41     Lease, dated July 19, 1984,
          between John Blake and LBO
          Holding, Inc.*

10.42     Lease, dated July 1, 1993,
          between Snowridge, Inc. and
          Mountain Water Company*

10.43     Lease, dated March 1, 1988,
          between Snowridge, Inc. and
          Mountain Wastewater
          Treatment, Inc.*

10.44     Lease, dated November 10,
          1960, between the State of
          Vermont and Sherburne
          Corporation (predecessor to
          Killington, Ltd.)*

10.45     Lease, dated February 20,
          1990, between Pico Pond
          Associates and Killington,
          Ltd.*

10.46     Lease, dated June 21, 1994,
          between the Town of
          Wilmington and Mt. Snow,
          Ltd.*

10.47     Lease, dated April 24,
          1995, between Sargent, Inc.
          and Mt. Snow, Ltd.*

10.48     United States Forest
          Service Special Use Permit
          No. 4040/01 issued November
          29, 1989, to Mt. Snow,
          Ltd.*

10.49     United States Forest
          Service Special Use Permit
          No. 4059/01 issued July 19,
          1994, to LBO Holding, Inc.*

10.50     United States Forest
          Service Special Use Permit
          No. 4002/01 issued October
          31, 1994, to Waterville
          Valley Ski Area, Ltd.*

10.51     United States Forest
          Service Special Use Permit
          No. 4041 issued May 15,
          1995, to Sugarbush Resort
          Holdings, Inc.*

10.52     Lease, dated September 10,
          1984, between the
          Inhabitants of the Town of
          Carrabassett Valley and
          Mountain Greenery*

10.53     Turnkey Sales Agreement,
          dated June 5, 1992, between
          POMA of America and
          Killington, Ltd.*

10.54     Agreement between S-K-I,
          Ltd., and Henry B. Lunde*

10.55     Agreement, dated July 26,
          1995, between Bombardier
          Corporation, Killington,
          Ltd., Mt. Snow, Ltd.,
          Waterville Valley Ski Area,
          Ltd., Bear Mountain, Ltd.,
          and Sugarloaf Mountain
          Corporation*

10.56     Agreement dated June 3,
          1996, between the Company
          and Eastern Resorts
          Company, LLC*

10.57     Warren Cook Employment
          Agreement*

10.58     Partnership Agreement,
          dated March 1993 relating
          to Sugarloaf Land Partners
          I*

10.59     Partnership Agreement,
          dated March 1993 relating
          to Sugarloaf Land Partners
          II*

10.60     Limited Guaranty of Payment
          and Performance from the
          Company to Key Bank of
          Maine dated October 3, 1996
10.61     Purchase and Sale Agreement
          between Waterville Valley
          Ski Area, Ltd., Cranmore,
          Inc., American Skiing
          Company and Booth Creek Ski
          Acquisition Corp., dated as
          of August 30, 1996
10.62     Purchase and Sale Agreement
          between Sherburne Pass
          Mountain Properties, LLC,
          Pico Mountain Sports
          Center, LLC, Pico Mountain
          Operating Company, LLC,
          Harold L. and Edith
          Herbert, and Pico Ski Area
          Management Company dated
          October 16, 1996
10.63     Letter Agreement between S-
          K-I Limited and Sugarloaf
          Minority Shareholders dated
          August 22, 1996

12.1      Statement re Computation of
          Ratio of Earnings to Fixed
          Charges

16.1      Letter from Berry, Dunn,
          McNeil & Parker re change
          in certifying accountants*

21.1      Subsidiaries of the
          Company*

23.1      Consent of Price Waterhouse
          LLP
23.2      Consent of Berry, Dunn,
          McNeil & Parker
23.3      Consents of Pierce Atwood
          (included in Exhibits 5.1
          and 8.1)
23.4      Consent of Reiber, Kenlan,
          Schwiebert, Hall & Facey
          (included in Exhibit 5.2)
23.5      Consent of Wadleigh, Starr,
          Peters, Dunn & Chiesa
          (included in Exhibit 5.3)

24.1      Powers of Attorney (see
          pages II-9 through II-34 of
          this Registration
          Statement)*

25.1      Statement of Eligibility of
          United States Trust Company
          of New York, as trustee
          under the Indenture filed
          as Exhibits 4.1 and 4.2, on
          Form T-1 (filed under
          separate cover).

99.1      Form of Notes Letter of
          Transmittal to be used in
          connection with the Notes
          Exchange Offer.
99.2      Form of Subordinated Notes
          Letter of Transmittal to be
          used in connection with the
          Subordinated Notes Exchange
          Offer.
99.3      Notice of Guaranteed
          Delivery regarding Old
          Notes
99.4      Notice of Guaranteed
          Delivery regarding Old
          Subordinated Notes

*  Previously filed

Item 22.  Undertakings

     The undersigned registrants
hereby undertake with respect to the
securities offered by them:

     1.  Insofar as indemnification
for liabilities arising under the
Securities Act of 1933, as amended
(the "Act") may be permitted as to
directors, officers and controlling
persons of any Registrant pursuant to
the provisions described in Item 20
or otherwise, the Registrants have
been advised that in the opinion of
the Commission such indemnification
is against public policy as expressed
in the Act and is, therefore
unenforceable.  In the event a claim
for indemnification against such
liabilities (other than the payment
by any Registrant of expenses
incurred or paid by a director,
officer or controlling person of such
Registrant in the successful defense
of any action, suit, or proceeding)
is asserted by such director, officer
or controlling person in connection
with the securities being registered,
such Registrant will, unless in the
opinion of its counsel the matter has
been settled by controlling
precedent, submit to a court of
appropriate jurisdiction the question
whether such indemnification by it is
against public policy as expressed in
the Act and will be governed by the
final adjudication of such issue.

     2.  The Registrants hereby
undertake to respond to requests for
information that is incorporated by
reference into the prospectus
pursuant to Items 4, 10(b), 11 or 13
of this Form, within one business day
of receipt of such request, and to
send the incorporated documents by
first class mail or other equally
prompt means.  This includes
information contained in documents
filed subsequent to the effective
date of the registration statement
through the date of responding to the
request.

     3.  The undersigned Registrants
hereby undertake to supply by means
of a post-effective amendment all
information concerning a transaction,
and the company being acquired
involved therein, that was not the
subject of and included in the
registration statement when it became
effective.

     The undersigned registrants
hereby undertake:

     (1)  To file, during any period
in which offers or sales are being
made, a post-effective amendment to
this registration statement:

     (i)  To include any prospectus
required by section 10(a)(3) of the
Securities Act of 1933;

     (ii) To reflect in the
prospectus any facts or events
arising after the effective date of
the registration statement (or the
most recent post-effective amendment
thereof) which, individually or in
the aggregate, represent a
fundamental change in the information
set forth in the registration
statement.  Notwithstanding the
foregoing, any increase or decrease
in volume of securities offered (if
the total dollar value of securities
offered would not exceed that which
was registered) and any deviation
from the low or high end of the
estimated maximum offering range may
be reflected in the form of
prospectus filed with the Commission
pursuant to Rule 424(b) promulgated
under the Securities Act of 1933 if,
in the aggregate, the changes in
volume and price represent no more
than a 20% change in the maximum
aggregate offering price set forth in
the "Calculation of Registration Fee"
table in the effective registration
statement.

     (iii)     To include any
material information with respect to
the plan of distribution not
previously disclosed in the
registration statement or any
material change to such information
in the registration statement.

     (2)  That, for the purpose of
determining any liability under the
Securities Act of 1933, each such
post-effective amendment shall be
deemed to be a new registration
statement relating to the securities
offered therein, and the offering of
such securities at that time shall be
deemed to be the initial bona fide
offering thereof.

     (3)  To remove from registration
by means of a post-effective
amendment any of the securities being
registered which remain unsold at the
termination of the offering.

                  SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Registrant
has duly caused this Amendment No. 1 to
this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 12th day of November, 1996.

               AMERICAN SKIING COMPANY,
               a Maine corporation

               By: /s/ Leslie B. Otten
                    Leslie B. Otten
                    Chief Executive
                    Officer and
                    President

     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the dates indicated.

Signature         Title            Date


/s/ Leslie B. Otten    Director,
November 12, 1996
Leslie B. Otten        Chief Executive
                  Officer and
                  President


/s/ Thomas M. Richardson  Chief
Financial  November 12, 1996
Thomas M. Richardson        Officer
                  and Treasurer
                  (Principal Financial
                  and Accounting
                  Officer)

                  SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Registrant
has duly caused this Amendment No. 1 to
this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 12th day of November, 1996.

               SUNDAY RIVER SKIWAY
               CORPORATION, a Maine
               corporation

               By: /s/ Leslie B. Otten
                    Leslie B. Otten
                    Chief Executive
                    Officer and
                    President

     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the dates indicated.

Signature         Title            Date


/s/ Leslie B. Otten    Director,
November 12, 1996
Leslie B. Otten        Chief Executive
                  Officer and
                  President


/s/ Thomas M. Richardson  Chief
Financial  November 12, 1996
Thomas M. Richardson        Officer
                  and Treasurer
                  (Principal Financial
                  and Accounting
                  Officer)

                  SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Registrant
has duly caused this Amendment No. 1 to
this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 12th day of November, 1996.

               SUNDAY RIVER LTD., a
               Maine corporation

               By:`/s/ Leslie B. Otten
                    Leslie B. Otten
                    Chief Executive
                    Officer and
                    President

     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the dates indicated.

Signature         Title            Date


/s/ Leslie B. Otten    Director,
November 12, 1996
Leslie B. Otten        Chief Executive
                  Officer and
                  President


/s/ Thomas M. Richardson  Chief
Financial  November 12, 1996
Thomas M. Richardson        Officer
                  and Treasurer
                  (Principal Financial
                  and Accounting
                  Officer)

                  SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Registrant
has duly caused this Amendment No. 1 to
this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 12th day of November, 1996.

               PERFECT TURN INC., a
               Maine corporation

               By: /s/ Leslie B. Otten
                    Leslie B. Otten
                    Chief Executive
                    Officer and
                    President

     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the dates indicated.

Signature         Title            Date


/s/ Leslie B. Otten    Director,
November 12, 1996
Leslie B. Otten        Chief Executive
                  Officer and
                  President


/s/ Thomas M. Richardson  Chief
Financial  November 12, 1996
Thomas M. Richardson        Officer
                  and Treasurer
                  (Principal Financial
                  and Accounting
                  Officer)

                  SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Registrant
has duly caused this Amendment No. 1 to
this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 12th day of November, 1996.

               LBO HOLDING, INC., a
               Maine corporation

               By: /s/ Leslie B. Otten
                    Leslie B. Otten
                    Chief Executive
                    Officer and
                    President

     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the dates indicated.

Signature         Title            Date


/s/ Leslie B. Otten    Director,
November 12, 1996
Leslie B. Otten        Chief Executive
                  Officer and
                  President


/s/ Thomas M. Richardson  Chief
Financial  November 12, 1996
Thomas M. Richardson        Officer
                  and Treasurer
                  (Principal Financial
                  and Accounting
                  Officer)

                  SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Registrant
has duly caused this Amendment No. 1 to
this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 12th day of November, 1996.

               SUNDAY RIVER
               TRANSPORTATION, INC., a
               Maine corporation

               By: /s/ Leslie B. Otten
                    Leslie B. Otten
                    Chief Executive
                    Officer and
                    President

     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the dates indicated.

Signature         Title            Date


/s/ Leslie B. Otten    Director,
November 12, 1996
Leslie B. Otten        Chief Executive
                  Officer and
                  President


/s/ Thomas M. Richardson  Chief
Financial  November 12, 1996
Thomas M. Richardson        Officer
                  and Treasurer
                  (Principal Financial
                  and Accounting
                  Officer)

                   SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Registrant
has duly caused this Amendment No. 1 to
this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 12th day of November, 1996.

               SUGARBUSH RESTAURANTS,
               INC., a Vermont
               corporation

               By: /s/ Leslie B. Otten
                    Leslie B. Otten
                    Chief Executive
                    Officer and
                    President

     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the dates indicated.

Signature         Title            Date


/s/ Leslie B. Otten    Director,
November 12, 1996
Leslie B. Otten        Chief Executive
                  Officer and
                  President


/s/ Thomas M. Richardson  Chief
Financial  November 12, 1996
Thomas M. Richardson        Officer
                  and Treasurer
                  (Principal Financial
                  and Accounting
                  Officer)

Roger Amidon

By: /s/ Thomas M. Richardson  Director
November 12, 1996
Thomas M. Richardson
Acting under Power of
Attorney Dated August 6, 1996

Allen Wilson

By: /s/ Thomas M. Richardson  Director
November 12, 1996
Thomas M. Richardson
Acting under Power of
Attorney Dated August 6, 1996

                  SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Registrant
has duly caused this Amendment No. 1 to
this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 12th day of November, 1996.


               SUGARBUSH LEASING COMANY,
               a Vermont corporation

               By: /s/ Leslie B. Otten
                    Leslie B. Otten
                    Chief Executive
                    Officer and
                    President

     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the dates indicated.

Signature         Title            Date


/s/ Leslie B. Otten    Director,
November 12, 1996
Leslie B. Otten        Chief Executive
                  Officer and
                  President


/s/ Thomas M. Richardson  Chief
Financial  November 12, 1996
Thomas M. Richardson        Officer
                  and Treasurer
                  (Principal Financial
                  and Accounting
                  Officer)

                  SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Registrant
has duly caused this Amendment No. 1 to
this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 12th day of November, 1996.

               SUGARBUSH RESORT
               HOLDINGS, INC., a Vermont
               corporation

               By: /s/ Leslie B. Otten
                    Leslie B. Otten
                    Chief Executive
                    Officer and
                    President

     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the dates indicated.

Signature         Title            Date


/s/ Leslie B. Otten    Director,
November 12, 1996
Leslie B. Otten        Chief Executive
                  Officer and
                  President


/s/ Thomas M. Richardson  Chief
Financial  November 12, 1996
Thomas M. Richardson        Officer
                  and Treasurer
                  (Principal Financial
                  and Accounting
                  Officer)

                  SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Registrant
has duly caused this Amendment No. 1 to
this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 12th day of November, 1996.

               CRANMORE, INC., a Maine
               corporation

               By: /s/ Leslie B. Otten
                    Leslie B. Otten
                    Chief Executive
                    Officer and
                    President

     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the dates indicated.

Signature         Title            Date


/s/ Leslie B. Otten    Director,
November 12, 1996
Leslie B. Otten        Chief Executive
                  Officer and
                  President


/s/ Thomas M. Richardson  Chief
Financial  November 12, 1996
Thomas M. Richardson        Officer
                  and Treasurer
                  (Principal Financial
                  and Accounting
                  Officer)

                  SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Registrant
has duly caused this Amendment No. 1 to
this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 12th day of November, 1996.

               S-K-I LIMITED, a Delaware
               corporation

               By: /s/ Leslie B. Otten
                    Leslie B. Otten
                    Chief Executive
                    Officer and
                    President

     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the dates indicated.

Signature         Title            Date


/s/ Leslie B. Otten    Director,
November 12, 1996
Leslie B. Otten        Chief Executive
                  Officer and
                  President


/s/ Thomas M. Richardson  Chief
Financial  November 12, 1996
Thomas M. Richardson        Officer
                  and Treasurer
                  (Principal Financial
                  and Accounting
                  Officer)

                  SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Registrant
has duly caused this Amendment No. 1 to
this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 12th day of November, 1996.

               KILLINGTON LTD., a
               Vermont corporation

               By: /s/ Leslie B. Otten
                    Leslie B. Otten
                    Chief Executive
                    Officer and
                    President

     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the dates indicated.

Signature         Title            Date


/s/ Leslie B. Otten    Director,
November 12, 1996
Leslie B. Otten        Chief Executive
                  Officer and
                  President


/s/ Thomas M. Richardson  Chief
Financial  November 12, 1996
Thomas M. Richardson        Officer
                  and Treasurer
                  (Principal Financial
                  and Accounting
                  Officer)

                  SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Registrant
has duly caused this Amendment No. 1 to
this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 12th day of November, 1996.

               MOUNT SNOW LTD., a
               Vermont corporation

               By: /s/ Leslie B. Otten
                    Leslie B. Otten
                    Chief Executive
                    Officer and
                    President

     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the dates indicated.

Signature         Title            Date


/s/ Leslie B. Otten    Director,
November 12, 1996
Leslie B. Otten        Chief Executive
                  Officer and
                  President


/s/ Thomas M. Richardson  Chief
Financial  November 12, 1996
Thomas M. Richardson        Officer
                  and Treasurer
                  (Principal Financial
                  and Accounting
                  Officer)

                     SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Registrant
has duly caused this Amendment No. 1 to
this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 12th day of November, 1996.

               WATERVILLE VALLEY SKI
               AREA, LTD., a New
               Hampshire corporation

               By: /s/ Leslie B. Otten
                    Leslie B. Otten
                    Chief Executive
                    Officer and
                    President

     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the dates indicated.

Signature         Title            Date


/s/ Leslie B. Otten    Director,
November 12, 1996
Leslie B. Otten        Chief Executive
                  Officer and
                  President


/s/ Thomas M. Richardson  Chief
Financial  November 12, 1996
Thomas M. Richardson        Officer
                  and Treasurer
                  (Principal Financial
                  and Accounting
                  Officer)

                  SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Registrant
has duly caused this Amendment No. 1 to
this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 12th day of November, 1996.

               SUGARLOAF MOUNTAIN
CORPORATION,
               a Maine corporation


               By: /s/ Leslie B. Otten
                    Leslie B. Otten
                    Chief Executive
                    Officer and
                    President


     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the dates indicated.

Signature         Title            Date


/s/ Leslie B. Otten    Director,
November 12, 1996
Leslie B. Otten        Chief Executive
                  Officer and
                  President


/s/ Thomas M. Richardson  Chief
Financial  November 12, 1996
Thomas M. Richardson        Officer
                  and Treasurer
                  (Principal Financial
                  and Accounting
                  Officer)

Burton Mills

By: /s/ Thomas M. Richardson  Director
November 12, 1996
Thomas M. Richardson
Acting under Power of
Attorney Dated August 6, 1996

Christopher Brink

By: /s/ Thomas M. Richardson  Director
November 12, 1996
Thomas M. Richardson
Acting under Power of
Attorney Dated August 6, 1996

Warren C. Cook

By: /s/ Thomas M. Richardson  Director
November 12, 1996
Thomas M. Richardson
Acting under Power of
Attorney Dated August 6, 1996

William Haggett

By: /s/ Thomas M. Richardson  Director
November 12, 1996
Thomas M. Richardson
Acting under Power of
Attorney Dated August 6, 1996

Joseph O'Donnell

By: /s/ Thomas M. Richardson  Director
November 12, 1996
Thomas M. Richardson
Acting under Power of
Attorney Dated August 6, 1996

                  SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Registrant
has duly caused this Amendment No. 1 to
this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 12th day of November, 1996.


               KILLINGTON RESTAURANTS,
               INC., a Vermont
               corporation

               By: /s/ Leslie B. Otten
                    Leslie B. Otten
                    Chief Executive
                    Officer and
                    President

     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the dates indicated.

Signature         Title            Date


/s/ Leslie B. Otten    Director,
November 12, 1996
Leslie B. Otten        Chief Executive
                  Officer and
                  President


/s/ Thomas M. Richardson  Chief
Financial  November 12, 1996
Thomas M. Richardson        Officer
                  and Treasurer
                  (Principal Financial
                  and Accounting
                  Officer)

Roger Amidon

By: /s/ Thomas M. Richardson  Director
November 12, 1996
Thomas M. Richardson
Acting under Power of
Attorney Dated August 6, 1996


Allen Wilson

By: /s/ Thomas M. Richardson  Director
November 12, 1996
Thomas M. Richardson
Acting under Power of
Attorney Dated August 6, 1996

                  SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Registrant
has duly caused this Amendment No. 1 to
this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 12th day of November, 1996.

               DOVER RESTAURANTS, INC.,
               a Vermont corporation

               By: /s/ Leslie B. Otten
               Leslie B. Otten
               Chief Executive Officer
               and President

     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the dates indicated.

Signature         Title            Date


/s/ Leslie B. Otten    Director,
November 12, 1996
Leslie B. Otten        Chief Executive
                  Officer and
                  President


/s/ Thomas M. Richardson  Chief
Financial  November 12, 1996
Thomas M. Richardson        Officer
                  and Treasurer
                  (Principal Financial
                  and Accounting
                  Officer)

Roger Amidon

By: /s/ Thomas M. Richardson  Director
November 12, 1996
Thomas M. Richardson
Acting under Power of
Attorney Dated August 6, 1996

Allen Wilson

By: /s/ Thomas M. Richardson  Director
November 12, 1996
Thomas M. Richardson
Acting under Power of
Attorney Dated August 6, 1996

                  SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Registrant
has duly caused this Amendment No. 1 to
this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 12th day of November, 1996.

               RESORT TECHNOLOGIES,
               INC., a Vermont
               corporation

               By: /s/ Leslie B. Otten
                    Leslie B. Otten
                    Chief Executive
                    Officer and
                    President

     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the dates indicated.

Signature         Title            Date


/s/ Leslie B. Otten    Director,
November 12, 1996
Leslie B. Otten        Chief Executive
                  Officer and
                  President


/s/ Thomas M. Richardson  Chief
Financial  November 12, 1996
Thomas M. Richardson        Officer
                  and Treasurer
                  (Principal Financial
                  and Accounting
                  Officer)

                  SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Registrant
has duly caused this Amendment No. 1 to
this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 12th day of November, 1996.

               PICO SKI AREA MANAGEMENT
               COMPANY, a Vermont
               corporation

               By: /s/ Leslie B. Otten
                    Leslie B. Otten
                    Chief Executive
                    Officer and
                    President

     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the dates indicated.

Signature         Title            Date


/s/ Leslie B. Otten    Director,
November 12, 1996
Leslie B. Otten        Chief Executive
                  Officer and
                  President


/s/ Thomas M. Richardson  Chief
Financial  November 12, 1996
Thomas M. Richardson        Officer
                  and Treasurer
                  (Principal Financial
                  and Accounting
                  Officer)

                  SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Registrant
has duly caused this Amendment No. 1 to
this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 12th day of November, 1996.

               MOUNTAIN WASTEWATER
               TREATMENT, INC., a
               Vermont corporation

               By: /s/ Leslie B. Otten
                    Leslie B. Otten
                    Chief Executive
                    Officer and
                    President

     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the dates indicated.

Signature         Title            Date


/s/ Leslie B. Otten    Director,
November 12, 1996
Leslie B. Otten        Chief Executive
                  Officer and
                  President


/s/ Thomas M. Richardson  Chief
Financial  November 12, 1996
Thomas M. Richardson        Officer
                  and Treasurer
                  (Principal Financial
                  and Accounting
                  Officer)

                  SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Registrant
has duly caused this Amendment No. 1 to
this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 12th day of November, 1996.

               DEERFIELD OPERATING
               COMPANY, a Vermont
               corporation

               By: /s/ Leslie B. Otten
                    Leslie B. Otten
                    Chief Executive
                    Officer and
                    President

     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the dates indicated.

Signature         Title            Date


/s/ Leslie B. Otten    Director,
November 12, 1996
Leslie B. Otten        Chief Executive
                  Officer and
                  President


/s/ Thomas M. Richardson  Chief
Financial  November 12, 1996
Thomas M. Richardson        Officer
                  and Treasurer
                  (Principal Financial
                  and Accounting
                  Officer)

                  SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Registrant
has duly caused this Amendment No. 1 to
this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 12th day of November, 1996.

               RESORT SOFTWARE SERVICES,
               INC., a Vermont
               corporation

               By: /s/ Leslie B. Otten
                    Leslie B. Otten
                    Chief Executive
                    Officer and
                    President

     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the dates indicated.

Signature         Title            Date


/s/ Leslie B. Otten    Director,
November 12, 1996
Leslie B. Otten        Chief Executive
                  Officer and
                  President


/s/ Thomas M. Richardson  Chief
Financial  November 12, 1996
Thomas M. Richardson        Officer
                  and Treasurer
                  (Principal Financial
                  and Accounting
                  Officer)

                  SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Registrant
has duly caused this Amendment No. 1 to
this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 12th day of November, 1996.

               LBO HOTEL CO., a Maine
               corporation

               By: /s/ Leslie B. Otten
                    Leslie B. Otten
                    Chief Executive
                    Officer and
                    President

     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the dates indicated.

Signature         Title            Date


/s/ Leslie B. Otten    Director,
November 12, 1996
Leslie B. Otten        Chief Executive
                  Officer and
                  President


/s/ Thomas M. Richardson  Chief
Financial  November 12, 1996
Thomas M. Richardson        Officer
                  and Treasurer
                  (Principal Financial
                  and Accounting
                  Officer)

                  SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Registrant
has duly caused this Amendment No. 1 to
this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 12th day of November, 1996.

               MOUNTAINSIDE, a Maine
               corporation

               By: /s/ Leslie B. Otten
                    Leslie B. Otten
                    Chief Executive
                    Officer and
                    President

     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the dates indicated.

Signature         Title            Date


/s/ Leslie B. Otten    Director,
November 12, 1996
Leslie B. Otten        Chief Executive
                  Officer and
                  President


/s/ Thomas M. Richardson  Chief
Financial  November 12, 1996
Thomas M. Richardson        Officer
                  and Treasurer
                  (Principal Financial
                  and Accounting
                  Officer)

                  SIGNATURES

     Pursuant to the requirements of the
Securities Act of 1933, the Registrant
has duly caused this Amendment No. 1 to
this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethel, State of Maine on the 12th day of November, 1996.

               SUGARTECH, a Maine
               corporation

               By: /s/ Leslie B. Otten
                    Leslie B. Otten
                    Chief Executive
                    Officer and
                    President

     Pursuant to the requirements of the
Securities Act of 1933, this
Registration Statement has been signed
by the following persons in the
capacities and on the dates indicated.

Signature         Title            Date


/s/ Leslie B. Otten    Director,
November 12, 1996
Leslie B. Otten        Chief Executive
                  Officer and
                  President


/s/ Thomas M. Richardson  Chief
Financial  November 12, 1996
Thomas M. Richardson        Officer
                  and Treasurer
                  (Principal Financial
                  and Accounting
                  Officer)




Registration No. 33-9763

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549





_________________________





EXHIBITS

TO

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933



_________________________





American Skiing Company





   EXHIBIT INDEX

Exhibit Description                      Page
No.                                      No.
2.1     Agreement and Plan of Merger,
       dated as of February 13, 1996,
       by and among LBO Resort
       Enterprises (the predecessor of
       the Company), LBO Acquisition
       Co. and S-K-I Limited*
3.1     Articles of Incorporation of the
       Company*
3.2     Bylaws of the Company*
3.3     Articles of Incorporation of
       Sunday River Skiway Corporation*
3.4     Bylaws of Sunday River Skiway
       Corporation*
3.5     Articles of Incorporation of
       Sunday River Ltd. *
3.6     Bylaws of Sunday River Ltd. *
3.7     Articles of Incorporation of
       Perfect Turn, Inc. *
3.8     Bylaws of Perfect Turn, Inc. *
3.9     Articles of Incorporation of LBO
       Holding, Inc. *
3.10    Bylaws of LBO Holding, Inc. *
3.11    Articles of Incorporation of
       Sunday River Transportation,
       Inc. *
3.12    Bylaws of Sunday River
       Transportation, Inc. *
3.13    Articles of Incorporation of
       Sugarbush Resort Holdings, Inc.
       *
3.14    Bylaws of Sugarbush Resort
       Holdings, Inc. *
3.15    Articles of Incorporation of
       Sugarbush Leasing Company*
3.16    Bylaws of Sugarbush Leasing
       Company*
3.17    Articles of Incorporation of
       Sugarbush Restaurants, Inc. *
3.18    Bylaws of Sugarbush Restaurants,
       Inc. *
3.19    Articles of Incorporation of
       Cranmore, Inc. *
3.20    Bylaws of Cranmore, Inc. *
3.21    Certificate of Incorporation of
       S-K-I Ltd. *
3.22    Bylaws of S-K-I Ltd. *
3.23    Articles of Association of
       Killington Ltd. *
3.24    Bylaws of Killington Ltd. *
3.25    Articles of Association of Mount
       Snow Ltd. *
3.26    Bylaws of Mount Snow Ltd. *
3.27    Articles of Incorporation of
       Waterville Valley Ski Area, Ltd.
       *
3.28    Bylaws of Waterville Valley Ski
       Area, Ltd. *
3.29    Articles of Incorporation of
       Sugarloaf Mountain Corporation*
3.30    Bylaws of Sugarloaf Mountain
       Corporation*
3.31    Articles of Association of
       Killington Restaurants, Inc. *
3.32    Bylaws of Killington
       Restaurants, Inc. *
3.33    Articles of Association of Dover
       Restaurants, Inc. *
3.34    Bylaws of Dover Restaurants,
       Inc. *
3.35    Articles of Association of
       Resort Technologies, Inc. *
3.36    Bylaws of Resort Technologies,
       Inc. *
3.37    Articles of Association of
       Resort Software Services, Inc. *
3.38    Bylaws of Resort Software
       Services, Inc. *
3.39    Articles of Incorporatoin of LBO
       Hotel Co. *
3.40    Bylaws of LBO Hotel Co. *
3.41    Articles of Association of
       Mountain Wastewater Treatment,
       Inc. *
3.42    Bylaws of Mountain Wastewater
       Treatment, Inc. *
3.43    Articles of Incorporation of
       Mountainside*
3.44    Bylaws of Mountainside*
3.45    Articles of Incorporation of
       Sugartech*
3.46    Bylaws of Sugartech*
3.47    Articles of Incorporation of
       Deerfield Operating Company*
3.48    Bylaws of Deerfield Operating
       Company*
3.49    Articles of Association of Pico
       Ski Area Management Company*
                                         Page
                                         No.
3.50    Bylaws of Pico Ski Area
       Management Company*
4.1     Indenture among the Company, the
       Guarantors and United States
       Trust Company of New York,
       relating to the Old Notes and
       the New Notes, dated as of June
       28, 1996. *
4.2     Indenture among the Company, the
       Guarantors and United States
       Trust Company of New York,
       relating to the Old Subordinated
       Notes and the New Subordinated
       Notes, dated as of June 28,
       1996. *
4.3     Registration Rights Agreement
       dated June 28, 1996 among the
       Company, the Guarantors and the
       Initial Purchasers. *
4.4     Purchase Agreement dated June
       25, 1996 among the Company,
       certain of the Guarantors and
       the Initial Purchasers. *
4.5     Registration Rights Agreement
       dated June 28, 1996 among the
       Company, the Guarantors and Bear
       Stearns. *
4.6     Pledge and Disbursement
       Agreement, dated as of June 28,
       1996, by and among the Company,
       the Guarantors and United States
       Trust Company of New York, as
       collateral agent. *
4.7     Shareholders' Agreement dated
       June 28, 1996, among Leslie B.
       Otten, the Company and Bear
       Stearns*
5.1     Opinion of Pierce Atwood,
       including consent
5.2     Opinion of Reiber, Kenlan,
       Schwiebert, Hall & Facey,
       including consent
5.3     Opinion of Wadleigh, Starr,
       Peters, Dunn & Chiesa, including
       consent
8.1     Opinion of Pierce Atwood with
       regard to federal income tax
       consequences of the Exchange
       Offers.
10.1    Credit Agreement dated as of
       June 28, 1996, among the
       Company, its Subsidiaries,
       parties thereto and Fleet. *
10.2    Security Agreement dated June
       28, 1996, among the Company, its
       Subsidiaries, parties thereto
       and Fleet. *
10.3    Revolving Credit Notes dated
       June 28, 1996, issued by the
       Company and certain Subsidiaries
       to Fleet in the aggregate
       principal amount of $65,000,000.
       *
10.4    Swing Line Note dated June 28,
       1996, issued by the Company and
       certain Subsidiaries to Fleet in
       the aggregate principal amount
       of $5,000,000. *
10.5    Fee and Leasehold Mortgage,
       Assignment of Leases and Rents
       and Security Agreement, each
       dated as of June 28, 1996, by
       and between each of Sunday River
       Skiway Corporation, Sunday
       River, Ltd., LBO Holding, Inc.,
       Cranmore, Inc., Sugarbush Resort
       Holdings, Inc., Mountain Water
       Company, Mountain Wastewater
       Treatment, Inc., Killington,
       Ltd., Mount Snow Ltd. and
       Waterville Valley Ski Area Ltd.
       and Fleet. *
10.6    Collateral Assignments of Leases
       and Rents, each dated as of June
       28, 1996, by and between each of
       Sunday River Skiway Corporation,
       Sunday River, Ltd., LBO Holding,
       Inc., Cranmore, Inc., Sugarbush
       Resort Holdings, Inc., Mountain
       Water Company, Mountain
       Wastewater Treatment, Inc.,
       Killington, Ltd., Mount Snow
       Ltd. and Waterville Valley Ski
       Area Ltd. and Fleet. *
10.7    Assignment in Trust, dated as of
       June 28, 1996, between
       Waterville Valley Ski Area, Ltd.
       and Fleet*
10.8    Assignment in Trust, dated as of
       June 28, 1996, between LBO
       Holding, Inc. and Fleet. *
10.9    Assignment of Agreements,
       Permits and Contracts, among the
       Company, certain Subsidiaries
       and Fleet*
10.10   Assignment of Trademarks and
       Service Marks (U.S.), dated June
       28, 1996, among the Company,
       certain Subsidiaries and Fleet.
       *
10.11   Hazardous Materials
       Indemnification Agreement, dated
       June 28, 1996, among the
       Company, certain Subsidiaries
       and Fleet. *
                                         Page
                                         No.
10.12   Guaranty Agreement dated June
       28, 1996, by LBO Hotel Co., in
       favor of Fleet. *
10.13   Guaranty Agreement dated June
       28, 1996, by Sugarloaf Mountain
       Corporation in favor of Fleet. *
10.14   Intercreditor Agreement dated as
       of June 20, 1996, among the
       Company, certain Subsidiaries,
       Doppelmayr USA, Inc. and Fleet.
       *
10.15   Intercreditor Agreement, dated
       as of June 28, 1996, among the
       Company, certain Subsidiaries,
       Snowridge, Inc. (for itself and
       as agent for Innacq Corporation)
       and Fleet. *
10.16   Loan and Security Agreement,
       dated as of October 1, 1984,
       among the State of Vermont,
       acting by and through the
       Vermont Industrial Development
       Authority, Sherburne Corporation
       (predecessor to Killington,
       Ltd.), Proctor Bank and The
       First National Bank of Boston*
10.17   Loan and Security Agreement,
       dated as of October 1, 1984,
       among the State of Vermont,
       acting by and through the
       Vermont Industrial Development
       Authority, Mt. Snow, Proctor
       Bank and The First National Bank
       of Boston*
10.18   Form of Subordinated Note, dated
       as of June 30, 1992, from
       Sugarloaf Mountain Corporation
       to certain note holders*
10.19   Indenture, dated October 24,
       1990, among Killington, Ltd. and
       The Howard Bank, as trustee
       (representative of indentures
       with respect to similar
       indebtedness aggregating
       approximately $2,995,000, in
       original principal amount and
       maturing at various times from
       2015 to 2016) *
10.20   Indenture, dated September 25,
       1986, among Killington, Ltd. and
       The Howard Bank, as trustee
       (representative of indentures
       with respect to similar
       indebtedness aggregating
       approximately $10,873,500, in
       original principal amount and
       maturing at various times from
       1997 to 2013) *
10.21   Restated Concession Agreement,
       dated April 30, 1992, between
       Sugarloaf Mountain Corporation
       and Boston Concessions Group,
       Inc., together with Amendment
       thereto, Loan Agreement, and
       $150,000 Promissory Notes, each
       dated July 31, 1995*
10.22   $500,000 Note, dated August 27,
       1993, from Sugarloaf Mountain
       Corporation and Warren Cook to
       Fleet Bank of Maine*
10.23   Doppelmayr Ski Lift Supply and
       Installation Agreement, dated
       July 7, 1995, by and between
       Doppelmayr USA, Inc., and Sunday
       River Skiway Corporation*
10.24   Doppelmayr Ski Lift Supply and
       Installation Agreement, dated
       September 4, 1995, by and
       between Doppelmayr USA, Inc.,
       and Sugarbush Holdings, Inc.
       (Gate House Chair) *
10.25   Doppelmayr Ski Lift Supply and
       Installation Agreement, dated
       September 26, 1995, by and
       between Doppelmayr USA, Inc.,
       and Sugarbush Holdings, Inc. *
10.26   Doppelmayr Ski Lift Supply and
       Installation Agreement, dated
       September 4, 1995, by and
       between Doppelmayr USA, Inc.,
       and Sugarbush Resort Holdings,
       Inc. (Sugar Bravo Lift) *
10.27   Lift Relocation Agreement, dated
       September 4, 1995, by and
       between Doppelmayr USA, Inc.,
       and Sugarbush Resort Holdings,
       Inc. (North Link Chair) *
10.28   Lift Relocation Agreement, dated
       September 4, 1995, by and
       between Doppelmayr USA, Inc.,
       and Sugarbush Resort Holdings,
       Inc. (North Ridge Chair) *
                                         Page
                                         No.
10.29   Doppelmayr Ski Lift Supply and
       Installation Agreement, dated
       September 4, 1995, by and
       between Doppelmayr USA, Inc.,
       and Sugarbush Resort Holdings,
       Inc. (Green Mountain Chair)*
10.30   Doppelmayr Ski Lift Supply and
       Installation Agreement, dated
       July 14, 1995, by and between
       Doppelmayr USA, Inc., and LBO
       Holding, Inc., d/b/a
       Attitash/Bear Peak. *
10.31   Doppelmayr Ski Lift Supply and
       Installation Agreement, dated
       July 14, 1995, by and between
       Doppelmayr USA, Inc., and LBO
       Holding, Inc., d/b/a Cranmore,
       Inc. *
10.32   $2,311,838 Promissory Note from
       Mountain Wastewater Treatment,
       Inc. to LHC Corporation dated
       May 16, 1995. *
10.33   $6,120,000 Promissory Note,
       Senior Mortgage, and Junior
       Mortgage from Sugarbush Resort
       Holdings, Inc. to Snowridge,
       Inc. and Sugarbush, Inc. dated
       May 16, 1995*
10.34   Form of Subordinated Debenture
       due 2002 from LBO Holding, Inc.
       to former shareholders of Mt.
       Attitash Lift Corporation*
10.35   Purchase and Sale Agreement,
       dated April 13, 1994, among Mt.
       Attitash Lift Corporation and
       LBO Holding, Inc. for purchase
       of Attitash/Bear Peak Ski
       Resort*
10.36   Stock Purchase Agreement, dated
       August 16, 1994, for purchase of
       51% interest in Sugarloaf Ski
       Resort, among Sugarloaf Mountain
       Corporation and S-K-I, Ltd. *
10.37   Purchase and Sale Agreement,
       dated August 30, 1994, among
       Waterville Company, Inc., and
       S-K-I, Ltd. for purchase of
       Waterville Valley Ski Resort*
10.38   Purchase and Sale Agreement,
       dated May 16, 1995, among
       Sugarbush Resort Holdings, Inc.,
       Sugarbush Resort Corporation,
       Snowridge, Inc., Sugar Ridge,
       Inc., Sugarbush Inn Corporation
       and Bev Ridge, Inc. for purchase
       of Sugarbush Ski Resort*
10.39   Purchase and Sale Agreement
       among Cranmore Country Corp. and
       Sunday River Skiway Corporation
       for purchase of Cranmore Ski
       Resort*
10.40   Lease, dated October 15, 1980,
       among H. Donald Penley, Joseph
       Penley, Albert Penley and Sunday
       River Skiway Corporation*
10.41   Lease, dated July 19, 1984,
       between John Blake and LBO
       Holding, Inc. *
10.42   Lease, dated July 1, 1993,
       between Snowridge, Inc. and
       Mountain Water Company*
10.43   Lease, dated March 1, 1988,
       between Snowridge, Inc. and
       Mountain Wastewater Treatment,
       Inc. *
10.44   Lease, dated November 10, 1960,
       between the State of Vermont and
       Sherburne Corporation
       (predecessor to Killington,
       Ltd.) *
10.45   Lease, dated February 20, 1990,
       between Pico Pond Associates and
       Killington, Ltd. *
10.46   Lease, dated June 21, 1994,
       between the Town of Wilmington
       and Mt. Snow, Ltd. *
10.47   Lease, dated April 24, 1995,
       between Sargent, Inc. and Mt.
       Snow, Ltd. *
10.48   United States Forest Service
       Special Use Permit No. 4040/01
       issued November 29, 1989, to Mt.
       Snow, Ltd. *
10.49   United States Forest Service
       Special Use Permit No. 4059/01
       issued July 19, 1994, to LBO
       Holding, Inc. *
10.50   United States Forest Service
       Special Use Permit No. 4002/01
       issued October 31, 1994, to
       Waterville Valley Ski Area, Ltd.
       *
                                         Page
                                         No.
10.51   United States Forest Service
       Special Use Permit No. 4041
       issued May 15, 1995, to
       Sugarbush Resort Holdings, Inc.
       *
10.52   Lease, dated September 10, 1984,
       between the Inhabitants of the
       Town of Carrabassett Valley and
       Mountain Greenery*
10.53   Turnkey Sales Agreement, dated
       June 5, 1992, between POMA of
       America and Killington, Ltd. *
10.54   Agreement between S-K-I, Ltd.,
       and Henry B. Lunde*
10.55   Agreement, dated July 26, 1995,
       between Bombardier Corporation,
       Killington, Ltd., Mt. Snow,
       Ltd., Waterville Valley Ski
       Area, Ltd., Bear Mountain, Ltd.,
       and Sugarloaf Mountain
       Corporation*
10.56   Agreement dated June 3, 1996,
       between the Company and Eastern
       Resorts Company, LLC*
10.57   Warren Cook Employment
       Agreement*
10.58   Partnership Agreement, dated
       March 1993 relating to Sugarloaf
       Land Partners I*
10.59   Partnership Agreement, dated
       March 1993 relating to Sugarloaf
       Land Partners II*
10.60   Limited Guaranty of Payment and
       Performance from the Company to
       Key Bank of Maine dated October
       3, 1996
10.61   Purchase and Sale Agreement
       between Waterville Valley Ski
       Area, Ltd., Cranmore, Inc.,
       American Skiing Company and
       Booth Creek Ski Acquisition
       Corp., dated as of August 30,
       1993
10.62   Purchase and Sale Agreement
       between Sherburne Pass Mountain
       Properties, LLC, Pico Mountain
       Sports Center, LLC, Pico
       Mountain Operating Company, LLC,
       Harold L. and Edith Herbert, and
       Pico Ski Area Management Company
       dated October 16, 1996
10.63   Letter Agreement between S-K-I
       Limited and Sugarloaf Minority
       Shareholders dated August 22,
       1996
12.1    Statement re Computation of
       Ratio of Earnings to Fixed
       Charges
16.1    Letter from Berry, Dunn, McNeil
       & Parker re change in certifying
       accountants*
21.1    Subsidiaries of the Company*
23.1    Consent of Price Waterhouse LLP
23.2    Consent of Berry, Dunn, McNeil &
       Parker
23.3    Consents of Pierce Atwood
       (included in Exhibits 5.1 and
       8.1)
23.4    Consent of Reiber, Kenlan,
       Schwiebert, Hall & Facey
       (included in Exhibit 5.2)
23.5    Consent of Wadleigh, Starr,
       Peters, Dunn & Chiesa (included
       in Exhibit 5.3)
24.1    Powers of Attorney (see pages II-
       9 through II-34 of this
       Registration Statement) *
25.1    Statement of Eligibility of
       United States Trust Company of
       New York, as trustee under the
       Indenture filed as Exhibits 4.1
       and 4.2, on Form T-1 (filed
       under separate cover).

99.1    Form of Notes Letter of
       Transmittal to be used in
       connection with the Notes
       Exchange Offer.
99.2    Form of Subordinated Notes
       Letter of Transmittal to be used
       in connection with the
       Subordinated Notes Exchange
       Offer.
99.3    Notice of Guaranteed Delivery
       regarding Old Notes
99.4    Notice of Guaranteed Delivery
       regarding Old Subordinated Notes

_______________________________________
*  Previously filed